Exhibit 99.1

Information Statement dated October 30, 2025

PROMPT ACTION IS REQUIRED BY ALL BROKERS AND SHAREHOLDERS

PLEASE COMPLETE YOUR CERTIFICATION FORM AS SOON AS POSSIBLE—IF MALLINCKRODT HAS NOT RECEIVED SUFFICIENT VALID CERTIFICATION FORMS FROM QUALIFIED SHAREHOLDERS BY NOVEMBER 7, 2025, AT 5:30 P.M. (EASTERN TIME IN THE UNITED STATES) (OR SUCH OTHER DATE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION), THE MALLINCKRODT BOARD MAY DETERMINE NOT TO PROCEED WITH THE SPIN-OFF

FAILURE TO PROPERLY AND TIMELY COMPLETE THE CERTIFICATION FORM IN ACCORDANCE WITH THE INSTRUCTIONS IN THIS INFORMATION STATEMENT WILL RESULT IN YOUR ENTITLEMENT TO PAR HEALTH COMMON STOCK OR CASH IN THE SPIN OFF LAPSING AND EXPIRING

This Information Statement relates to the allocation by Mallinckrodt plc, a public limited company incorporated in Ireland (and that is in the process of changing its name to Keenova Therapeutics plc) (“Mallinckrodt”), of all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Par Health Common Stock”), of Par Health, Inc., a Delaware corporation (“we,” “us,” “our,” “Par Health” or the “Company”), to Mallinckrodt shareholders (the “Spin-off”). The Spin-off is being implemented by way of a redemption (as defined herein, the “Redemption”) of all of Mallinckrodt’s issued and outstanding 2025 preferred shares, par value $0.001 per share, issued on or around October 10, 2025 and governed by the Mallinckrodt Preferred Share Terms (the “Mallinckrodt Preferred Shares”) comprising 1,796,196,578,472 Mallinckrodt Preferred Shares, upon which the Mallinckrodt Preferred Shares shall automatically be cancelled and no longer be outstanding. In connection with the Redemption and pursuant to Irish law, Mallinckrodt will allocate the right to receive 39,421,398 shares of Par Health Common Stock, being one hundred percent (100%) of the outstanding shares of Par Health Common Stock as of the Redemption Date (as defined below), to certain holders of record of Mallinckrodt Preferred Shares as of 5:30 p.m. (Eastern Time in the United States) on October 27, 2025 (the “Record Date”), as further described herein. This Information Statement is being furnished to you as a holder of Mallinckrodt Preferred Shares.

At the time of the Spin-off, Par Health will hold Mallinckrodt’s generic pharmaceuticals (including active pharmaceutical ingredients (“APIs”)) and sterile injectables businesses. Par Health will operate as an independent, private company following the Spin-off and will not be listed on a securities exchange.

At the closing of the Redemption (the date of such closing, the “Redemption Date”), the Mallinckrodt Preferred Shares will be redeemed in exchange for the following, subject to compliance with the Certification Procedures (as defined in the section of this Information Statement entitled “Terms and Definitions” and described briefly below) and the terms of the Redemption: (i) in the case of Qualified Shareholders (as defined below) only, the right to receive a certain number of shares of Par Health Common Stock for each Mallinckrodt Preferred Share, or (ii) in the case of Non-Qualified Shareholders (as defined below) only, the right to receive a certain amount of cash for each Mallinckrodt Preferred Share, in each case, as described in greater detail in this Information Statement and sometimes referred to as the “Redemption Consideration.” Please refer to the section of this Information Statement entitled “Information About the Transaction” for a detailed description of the Redemption and the Redemption Consideration.

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Only holders of record of Mallinckrodt Preferred Shares as of the Record Date, as reflected in the Mallinckrodt Register of Members (“Record Holders”) (and/or Persons identified by a Record Holder that is a broker, bank or similar organization as the beneficial holders of Mallinckrodt Preferred Shares held by such Record Holder in such capacity on the Record Date (“Street Name Holders”)), that properly and timely complete the Certification Procedures, including the following documents, will be entitled to receive the Redemption Consideration:

1.	A Certification Form to be made available by the Redemption Agent (as defined in the section of this Information Statement entitled “Terms and Definitions”), that requires each Record Holder (and/or Street Name Holder, as applicable) to certify, among other things, whether such person is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”)), an institutional accredited investor (an “accredited investor” as defined in clauses (1), (2), (3), (7), (8), (9), (12) or (13) of Rule 501(a) under the Securities Act) or a director or officer of Mallinckrodt or Par Health as of the Redemption Date who is also an accredited investor (as defined in Rule 501(a) under the Securities Act); and

2.	Such other documents as may reasonably be required by Mallinckrodt or the Redemption Agent, including a validly executed appropriate Internal Revenue Service (“IRS”) Form W-8 or IRS Form W-9, as applicable, and any other documentation and attachments as may be required to establish that any payment made to such Qualified Shareholder or Non-Qualified Shareholder (and any Record Holder that is a bank, broker or similar organization receiving such payment for the benefit of such Qualified Shareholder or Non-Qualified Shareholder, if applicable) is not subject to U.S. backup withholding tax.

Certification Forms are available electronically through an online portal (the “Certification Portal”) maintained by the Redemption Agent. Record Holders have direct access to the Certification Portal by visiting www.ComputershareCAS.com/Mallinckrodt. Record Holders who are unable to access the Certification Portal may request and return a paper Certification Form as described in this Information Statement. A watermarked sample Certification Form is attached as Annex 1 to this Information Statement in order to facilitate the prompt completion of the Certification Procedures. Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal.

Shareholders must certify truthfully as to their status as a Qualified Shareholder or a Non-Qualified Shareholder—the Certification Form is not an “election” form and shareholders do not have a choice between the right to receive Par Health Common Stock or cash in the Redemption. A shareholder’s entitlement to the Redemption Consideration will lapse and expire if such shareholder does not accurately and timely complete a Certification Form and otherwise comply with the Certification Procedures in accordance with the instructions set forth in this Information Statement. Mallinckrodt or the Redemption Agent may reject, question or modify any Certification Form for any reason. Whether the Certification Procedures have been complied with in any specific case, or generally, will be determined by Mallinckrodt in its sole and absolute discretion. Mallinckrodt or the Redemption Agent may reject, question or modify any Certification Form for any reason.

SHAREHOLDERS ARE URGED TO COMPLETE THEIR CERTIFICATION FORMS AS SOON AS POSSIBLE. IF MALLINCKRODT HAS NOT RECEIVED VALID CERTIFICATION FORMS FROM QUALIFIED SHAREHOLDERS (OR PERSONS THAT ARE EXPECTED TO BE QUALIFIED SHAREHOLDERS UPON THE SATISFACTION OF THE REMAINING CERTIFICATION PROCEDURES OTHER THAN THE SUBMISSION OF A CERTIFICATION FORM) HOLDING AT LEAST A SPECIFIED PERCENTAGE (EXPECTED TO BE APPROXIMATELY 75%) (OR SUCH GREATER OR LESSER PERCENTAGE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION) OF MALLINCKRODT PREFERRED SHARES OUTSTANDING ON THE RECORD DATE (THE “RESPONSE THRESHOLD”) BY 5:30 P.M. (EASTERN TIME IN THE UNITED STATES) ON NOVEMBER 7, 2025 (OR SUCH OTHER DATE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION), THE MALLINCKRODT BOARD MAY DETERMINE NOT TO PROCEED WITH THE SPIN-OFF.

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The Par Health Common Stock to be allocated in connection with the Spin-off has not been and will not be registered under the Securities Act, or the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”).

MALLINCKRODT IS NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND MALLINCKRODT A PROXY.

Mallinckrodt is furnishing this Information Statement solely to provide information to shareholders of Mallinckrodt about the transactions described herein. This Information Statement does not constitute a public offering of the securities described herein and Mallinckrodt is not soliciting offers to buy these securities. In the event of any conflict, inconsistency, or difference in interpretation between this Information Statement and the Notice of Intention to Redeem (as defined herein), the terms and provisions of the Notice of Intention to Redeem shall prevail.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Spin-off or passed upon the accuracy of adequacy of this Information Statement or any document referred to herein. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

PAGE

ADDITIONAL INFORMATION	1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
SHAREHOLDER INQUIRIES	3
QUESTIONS AND ANSWERS	4
INDICATIVE TIMELINE	14
TERMS AND DEFINITIONS	15
EXECUTIVE SUMMARY	22
INFORMATION ABOUT THE TRANSACTION	26
DESCRIPTION OF THE BUSINESS	37
VALUATION BY MALLINCKRODT’S FINANCIAL ADVISOR	60
REASONS FOR THE SPIN-OFF	68
RISK FACTORS	69
FORWARD-LOOKING STATEMENTS	113
DESCRIPTION OF THE PRIOR REORGANIZATION TRANSACTIONS	116
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	117
IRISH TAX CONSIDERATIONS	123
DESCRIPTION OF MATERIAL INDEBTEDNESS	125
LEGAL PROCEEDINGS	126
CAPITALIZATION	130
DIVIDENDS	131
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	132
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	139
MANAGEMENT’S DISCUSSION AND ANALYSIS OF MALLINCKRODT’S SPECIALTY GENERICS BUSINESS’ FINANCIAL CONDITION AND RESULTS OF OPERATIONS	152
MANAGEMENT’S DISCUSSION AND ANALYSIS OF ENDO’S STERILE INJECTABLES AND GENERIC PHARMACEUTICALS BUSINESS’ FINANCIAL CONDITION AND RESULTS OF OPERATIONS	169
EXECUTIVE COMPENSATION	197
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	199
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	201
BOARD OF DIRECTORS AND MANAGEMENT	209
DESCRIPTION OF PAR HEALTH CAPITAL STOCK	214

ADDITIONAL INFORMATION

The shares of Par Health to be allocated in connection with the Spin-off have not been and will not be registered under the Securities Act.

This Information Statement incorporates by reference important business and financial information about Mallinckrodt from documents that are not included in or delivered with this Information Statement. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this Information Statement by requesting them in writing or by telephone from Mallinckrodt at the following address or telephone number:

Mallinckrodt plc
College Business & Technology Park,
Cruiserath, Blanchardstown,
Dublin 15, D15 TX2V, Ireland
+353 1 696 0000
ir.mallinckrodt.com

The information contained in this Information Statement is provided as of October 30, 2025, unless otherwise indicated. We make no representation as to the accuracy or completeness of the information after October 30, 2025, and undertake no obligation to update information to reflect the occurrence of events or circumstances after October 30, 2025, except as required by applicable law.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This Information Statement “incorporates by reference” certain documents that Mallinckrodt files or furnishes with the SEC, which means that important information is disclosed to you by referring you to those documents. The information incorporated by reference is considered to be part of this Information Statement, and certain later information that Mallinckrodt files or furnishes with the SEC will automatically update and supersede earlier information filed with the SEC or included in this Information Statement. The following documents are incorporated by reference:

•	Mallinckrodt’s current reports on Form 8-K filed with or furnished to the SEC on June 9, 2025, August 1, 2025, October 6, 2025 and October 24, 2025; and

•	any future filings by Mallinckrodt on Form 8-K after the date of this Information Statement and before the Redemption Date that state that they are incorporated by reference into this Information Statement.

SHAREHOLDER INQUIRIES

Shareholders of Mallinckrodt who have questions or require additional information are encouraged to use the following resources:

•	For assistance with the Certification Procedures (including completion of the Certification Form), please contact Mallinckrodt’s shareholder liaison:

Innisfree M&A Incorporated

(888) 750-9498

Innisfree will advise all Street Name Holders to contact their bank, broker or similar organization immediately to ensure they are able to obtain access to the Certification Portal.

•	For assistance with share transfer procedures, verifying holdings of Mallinckrodt Preferred Shares in Computershare US, and other inquiries, please contact Mallinckrodt’s information agent:

Georgeson

Toll Free: (866) 585-7241

Outside the US: (310) 853-6676

MallExchange@Georgeson.com.

Only Record Holders have an account with Computershare US. Street Name Holders should contact their bank, broker or similar organization for assistance.

•	For Computershare US account assistance, shareholders should contact:

Computershare US

Toll Free: (866) 644-4127

Outside US & Canada: (781) 575-2906

Only Record Holders have an account with Computershare US. Street Name Holders should contact their bank, broker or similar organization for assistance.

•	For other inquiries, please contact Mallinckrodt’s Corporate Secretary’s Office at corporate.secretary@mnk.com.

For more information regarding Mallinckrodt and Par Health, shareholders should visit the following website: ir.mallinckrodt.com. This URL, and all other URLs in this Information Statement, are intended to be inactive textual references only. They are not intended to be active hyperlinks to any website. Information presented on any website located at any URL in this Information Statement is not and shall not be deemed to be incorporated into this Information Statement, unless such information is explicitly stated as being so incorporated in “Incorporation of Certain Documents by Reference.”

Shareholders may obtain a free copy of the Information Statement by sending a written request addressed to Mallinckrodt’s Investor Relations department at Mallinckrodt’s offices at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, D15 TX2V, Ireland, or on its website: ir.mallinckrodt.com.

QUESTIONS AND ANSWERS

What is Par Health, and why is Mallinckrodt spinning off its generic pharmaceuticals (including APIs) and sterile injectables businesses?	At the time of the Spin-off, Par Health will hold Mallinckrodt’s generic pharmaceuticals (including APIs) and sterile injectables businesses. The Spin-off of Par Health from Mallinckrodt is intended, among other things, to enable the management of Mallinckrodt and Par Health to pursue opportunities for long-term growth and profitability unique to each company’s business and to allow each company to more effectively implement a distinct capital structure and individual capital allocation and capital return strategies. Mallinckrodt expects that the Spin-off will create significant value, as discussed further in the section of this Information Statement entitled “Reasons for the Spin-Off.”

How will the Spin-off work?	The Spin-off is being implemented by way of the Redemption of all Mallinckrodt Preferred Shares. In connection with the Redemption and pursuant to Irish law, Mallinckrodt will allocate the right to receive 39,421,398 shares of Par Health Common Stock, being one hundred percent (100%) of the outstanding shares of Par Health Common Stock as of the Redemption Date, to certain holders of record of Mallinckrodt Preferred Shares as of the Record Date (5:30 p.m. Eastern Time in the United States) on October 27, 2025, as further described herein.

Why am I receiving this document?

You are receiving this document because you are a holder of Mallinckrodt Preferred Shares as of the Record Date. At the closing of the Redemption, the Mallinckrodt Preferred Shares will be redeemed in exchange for the following, subject to compliance with the Certification Procedures (as defined in the section of this Information Statement entitled “Terms and Definitions”) and the terms of the Redemption:

•       in the case of Qualified Shareholders (as defined in the section of this Information Statement entitled “Terms and Definitions”) only, the right to receive a certain number of shares of Par Health Common Stock for each Mallinckrodt Preferred Share, or

•      in the case of Non-Qualified Shareholders (as defined in the section of this Information Statement entitled “Terms and Definitions”) only, the right to receive a certain amount of cash for each Mallinckrodt Preferred Share that the Mallinckrodt Board determines is equal in value to the Par Health Common Stock allocated to Qualified Shareholders for each Mallinckrodt Preferred Share, in each case, as described in greater detail in this Information Statement.

What is a “Qualified Shareholder” and a “Non-Qualified Shareholder”?

A Qualified Shareholder is a Record Holder or Street Name Holder that has complied with the Certification Procedures and that has submitted a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto, certifying (among other things) that such Record Holder or Street Name Holder (as the case may be) is:

•        a qualified institutional buyer (as defined in Rule 144A under the Securities Act),

 •        an institutional accredited investor (an “accredited investor”, as defined in clauses (1), (2),    (3),   (7), (8), (9), (12) or (13) of Rule 501(a) under the Securities Act), or

 •        a director or officer of Mallinckrodt or Par Health as of the Redemption Date who is also an    accredited investor (as defined in Rule 501(a) under the Securities Act).

A Non-Qualified Shareholder is a Record Holder or Street Name Holder as of the Record Date that has complied with the Certification Procedures and that has submitted a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto, certifying (among other things) that such Record Holder or Street Name Holder (as the case may be) is not a Qualified Shareholder.

What are the “Certification Procedures”?

Record Holders (and/or Street Name Holders, where applicable) (each described below) must comply with certain “Certification Procedures” to be entitled to the right to receive the Par Health Common Stock or cash in the Redemption. The Certification Procedures are set out in the section of this Information Statement entitled “Information about the Transaction—Certification Process; Response Threshold.”

YOU ARE URGED TO READ THE CERTIFICATION PROCEDURES AND TO COMPLETE YOUR CERTIFICATION FORM AS SOON AS POSSIBLE. IF MALLINCKRODT HAS NOT RECEIVED VALID CERTIFICATION FORMS MEETING THE RESPONSE THRESHOLD BY 5:30 P.M. (EASTERN TIME IN THE UNITED STATES) ON NOVEMBER 7, 2025 (OR SUCH OTHER DATE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION), THE MALLINCKRODT BOARD MAY DETERMINE NOT TO PROCEED WITH THE SPIN-OFF.

What is a Certification Form?

A Certification Form (as defined in the section of this Information Statement entitled “Terms and Definitions”) is a certification form that requires each Record Holder (and/or Street Name Holder, as applicable) to certify, among other things, whether such Person is (a) a Qualified Shareholder or (b) a Non-Qualified Shareholder. The Certification Form is available electronically through the Certification Portal maintained by the Redemption Agent. Record Holders have direct access to the Certification Portal by visiting www.ComputershareCAS.com/Mallinckrodt. Record Holders who are unable to access the Certification Portal may request a paper Certification Form by contacting Innisfree M&A Incorporated at (888) 750-9498. A watermarked sample Certification Form is attached as Annex 1 to this Information Statement in order to facilitate the prompt completion of the Certification Procedures. Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal.

The Certification Form is not an “election” form, and shareholders do not have a “choice” between the right to receive Par Health Common Stock or cash in the Redemption.

MALLINCKRODT SHAREHOLDERS SHOULD READ THIS INFORMATION STATEMENT CAREFULLY, AS CERTIFICATION PROCEDURES DIFFER FOR THE TWO CATEGORIES OF MALLINCKRODT SHAREHOLDERS ON THE RECORD DATE: (1) RECORD HOLDERS AND (2) STREET NAME HOLDERS.

What is a Record Holder?

A Record Holder is a holder of record of Mallinckrodt Preferred Shares as of the Record Date, as reflected in the Mallinckrodt Register of Members (i.e., the shareholder whose name appears in the Mallinckrodt Register of Members). Record Holders can directly exercise rights in respect of Mallinckrodt Preferred Shares.

As a Record Holder’s name appears in the Mallinckrodt Register of Members, Record Holders have direct access to the Certification Portal by visiting www.ComputershareCAS.com/Mallinckrodt. Record Holders who are unable to access the Certification Portal may request a paper Certification Form by contacting Innisfree M&A Incorporated at (888) 750-9498.

What is a Street Name Holder?

A Street Name Holder is a person identified by a Record Holder (which Record Holder is a broker, bank or similar organization) as the beneficial holder of Mallinckrodt Preferred Shares held by such Record Holder in such capacity on the Record Date. In other words, it is the holder of shares that are held in an account at a bank, brokerage firm or other similar organization.

Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal.

In addition to the Certification Form, what other documents do I need to complete to comply with the Certification Procedures?

In addition to the Certification Form, you must timely complete other documents as may reasonably be required by Mallinckrodt or the Redemption Agent, including a validly executed appropriate IRS Form W-8 or IRS Form W-9, as applicable, and any other documentation and attachments as may be required to establish that any payment made to such Qualified Shareholder or Non-Qualified Shareholder (and any Record Holder that is a bank, brokerage firm or similar organization receiving such payment for the benefit of such Qualified Shareholder or Non-Qualified Shareholder, if applicable) is not subject to U.S. backup withholding tax.

MALLINCKRODT SHAREHOLDERS SHOULD READ THIS INFORMATION STATEMENT CAREFULLY, AS CERTIFICATION PROCEDURES DIFFER FOR THE TWO CATEGORIES OF MALLINCKRODT SHAREHOLDERS ON THE RECORD DATE: (1) RECORD HOLDERS AND (2) STREET NAME HOLDERS.

How do I submit my Certification Form and other required documents?

How to complete a Certification Form or submit your other required documents depends on whether you are: (1) a Record Holder or (2) a Street Name Holder:

Record Holders will have direct access to the Certification Form on the Certification Portal available at www.ComputershareCAS.com/Mallinckrodt. Record Holders (other than banks, brokers and similar organizations) should complete the Certification Form on the Certification Portal in accordance with the instructions therein. Record Holders who are unable to access the Certification Portal may request a paper Certification Form by contacting Innisfree M&A Incorporated at (888) 750-9498. Record Holders that obtain a paper Certification Form should return completed and validly executed Certification Forms by FedEx, DHL or overnight mail to the address indicated on the Certification Form.

Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization, which is the shareholder of record. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal. Once received, Street Name Holders should complete the Certification Form through the Certification Portal in accordance with the instructions provided by the shareholder of record.

If you are a Street Name Holder, please contact your bank, brokerage firm or other similar organization as soon as possible to ensure you receive access to the Certification Portal. If you do not promptly follow the instructions provided by your bank, brokerage firm or other similar organization and otherwise comply with the Certification Procedures before the expiration of the Escrow Period (as defined in the section of this Information Statement entitled “Terms and Definitions”), your right to receive the Base Proceeds and Excess Proceeds (as defined in the section of this Information Statement entitled “Terms and Definitions”) will LAPSE and EXPIRE.

WE URGE YOU TO SUBMIT YOUR CERTIFICATION FORM AS SOON AS POSSIBLE – do not wait for the Escrow Period. If you do not complete your Certification Form by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025, the risk of not reaching the Response Threshold increases. The Redemption will only be completed if the Response Threshold is reached by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025 (or such other date as may be determined by the Mallinckrodt

Board in its sole and absolute discretion).

Does Mallinckrodt have discretion to question or reject my Certification Form?

Yes. Where Mallinckrodt and/or the Redemption Agent is not satisfied for any reason:

i.      as to the completeness, accuracy or truthfulness of a Certification Form, or

ii.     as to the completeness, accuracy or truthfulness of any certification, representation, warranty or statement made in a Certification Form, or

iii.    that a completed Certification Form accurately or fully verified the status of the applicable Record Holder or Street Name Holder for the purpose of determining whether the Record Holder or Street Name is a Qualified Shareholder or a Non-Qualified Shareholder, as applicable,

Mallinckrodt or the Redemption Agent may reject, question or modify such Certification Form.

Whether the Certification Procedures have been complied with in any specific case, or generally, will be determined in Mallinckrodt’s sole and absolute discretion.

When should I complete the Certification Form?

You are urged to complete your Certification Form as soon as possible. If Mallinckrodt has not received valid Certification Forms from Qualified Shareholders (or Persons that are expected to be Qualified Shareholders upon the satisfaction of the remaining Certification Procedures other than the submission of a Certification Form) holding at least a specified percentage (expected to be approximately 75%) (or such greater or lesser percentage as may be determined by the Mallinckrodt Board in its sole and absolute discretion) of Mallinckrodt Preferred Shares outstanding on the Record Date by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025 (or such other date as may be determined by the Mallinckrodt Board in its sole and absolute discretion), the Mallinckrodt Board may determine not to proceed with the Spin-off.

Please contact Innisfree M&A Incorporated at (888) 750-9498 for assistance with completing your Certification Form. If you are a Street Name Holder, please contact your bank, broker or similar organization to obtain access to the Certification Portal.

Can Mallinckrodt determine not to proceed with Redemption?

Yes. The Mallinckrodt Board can modify the terms of, or abandon altogether, the Redemption at any time and for any reason until it has been consummated. Consummation of the Redemption will be subject to approval by the Mallinckrodt Board no later than thirty (30) days from the Record Date.

For more information on the Mallinckrodt Board’s ability to abandon the Redemption, see the section of this Information Statement entitled “Information About the Transaction—Board Authority to Abandon Redemption.”

Can I trade my Mallinckrodt Ordinary Shares after the Record Date?

The Mallinckrodt Board closed the Mallinckrodt Register of Members with effect from 5:00 p.m. (Eastern Time in the United States) on October 23, 2025 until the earlier of (i) 5:00 p.m. (Eastern Time in the United States) on November 22, 2025 or (ii) such earlier date as may be notified by Mallinckrodt (the “Closed Share Register Period”).

Transfers of shares in the capital of Mallinckrodt will not be registered while the Mallinckrodt Register of Members is closed, regardless of when any such transfer may have occurred. Mallinckrodt Preferred Shares are stapled to the corresponding Mallinckrodt Ordinary Shares, meaning they cannot be traded separately from such Mallinckrodt Ordinary Shares.

Only Record Holders (or Street Name Holders) as of the Record Date will receive the Redemption Consideration (if the Redemption occurs). Therefore:

•      If the Spin-off closes, you—as the legal owner of the Mallinckrodt Preferred Shares stapled to Mallinckrodt Ordinary Shares on the Record Date—will be entitled to the right to receive the Par Health Common Stock or cash, as applicable, in the Redemption. A buyer of Mallinckrodt Ordinary Shares whose purchase is registered in the Mallinckrodt Register of Members after the Record Date will only receive Mallinckrodt Ordinary Shares reflective of the value of Mallinckrodt’s other businesses once the share transfer is registered after the Closed Share Register Period.

•       If the Spin-off is abandoned, a buyer of Mallinckrodt Ordinary Shares whose purchase is registered in the Mallinckrodt Register of Members after the Record Date will receive Mallinckrodt Ordinary Shares that reflect the value of Mallinckrodt’s entire business (including Par Health and Mallinckrodt’s other businesses).

If the Redemption occurs, what will happen?

At the consummation of the Redemption, Mallinckrodt will redeem 100% of the outstanding Mallinckrodt Preferred Shares. In exchange, holders of Mallinckrodt Preferred Shares will receive the right to receive Par Health Common Stock or cash, as applicable, subject to compliance with the Certification Procedures and the terms of the Redemption.

To receive the right to receive Par Health Common Stock or cash, as applicable, promptly following the Redemption, Qualified Shareholders and Non-Qualified Shareholders (and, as applicable, Record Holders receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder) must have complied with and satisfied the Certification Procedures, no later than 5.30pm (Eastern Time in the United States) on the business day (by reference to business days in the United States) before the Redemption Date.

After the Redemption is consummated, Par Health will operate as an independent, private company and will not be listed on a securities exchange.

What is the expected date of completion of the Redemption?	November 10, 2025 (or such other date as may be determined by the Mallinckrodt Board in its sole and absolute discretion).

Can I still receive the Par Health Common Stock or cash, as applicable, to which I am entitled even after the Redemption?	Yes, for the Escrow Period, Qualified Shareholders and Non-Qualified Shareholders that satisfy the Certification Procedures will receive the Redemption Consideration to which they are entitled. For more information on the Escrow Period see the section of this Information Statement entitled “Information about the Transaction—Escrow Period.”

Why should I submit my Certification Form early?

WE URGE YOU TO SUBMIT YOUR CERTIFICATION FORM AS SOON AS POSSIBLE – do not wait for the Escrow Period. If you do not complete your Certification Form by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025, the risk of not reaching the Response Threshold increases. If the Response Threshold is not reached by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025 (or such other date as may be determined by the Mallinckrodt Board in its sole and absolute discretion) the Mallinckrodt Board may determine not to proceed with the Spin-off.

Please contact Innisfree M&A Incorporated at (888) 750-9498 for assistance with completing your Certification Form. If you are a Street Name Holder, please contact your bank, broker or similar organization to obtain access to the Certification Portal.

What happens when the Escrow Period expires?

The right to receive Par Health Common Stock or cash, as applicable, will irrevocably expire and lapse for Record Holders (and/or any Street Name Holders, as applicable) that have not complied with the Certification Procedures before the expiration of the Escrow Period.

Promptly after the expiration of the Escrow Period, the Redemption Agent will:

•      allocate any Par Health Common Stock remaining in the Escrow Account among the Qualified Shareholders as of immediately before the expiration of the Escrow Period, and

•      make an additional cash payment to all Non-Qualified Shareholders as of immediately before the expiration of the Escrow Period.

For more information on the end of the Escrow Period, please see the section of this Information Statement entitled “Information About the Transaction—Escrow Closing.”

Will Mallinckrodt allocate or credit fractional shares of Par Health Common Stock in connection with the Redemption?	No fractional shares of Par Health Common Stock will be allocated or credited to book-entry accounts in connection with the Redemption, nor will any cash payments be made in lieu of any such fractional share interests. The Record Holder is not entitled to vote or to any other rights as a stockholder of Par Health for such fractional share interest. If, at the end of the Escrow Period, there are shares of Par Health Common Stock that cannot be allocated due to the prohibition on allocating fractional shares, then Par Health will cancel such shares.

Following the Redemption, can I trade my shares of Par Health Common Stock?

Par Health Common Stock is not and will not be listed on any securities exchange. As a private company, there will continue to be no active trading market in Par Health’s capital stock. As a result, you may experience limited liquidity.

Moreover, shares of Par Health Common Stock are “restricted securities” as defined in Rule 144 under the Securities Act, and may not be resold unless such sale is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws, as applicable.Additionally, Par Health Common Stock will be subject to certain additional restrictions set forth in the governing documents of Par Health. For more information on such, please see the section of this Information Statement entitled “Description of Par Health Capital Stock.”

Will the number of shares of Mallinckrodt Ordinary Shares that I own change as a result of the Redemption?	No. The number of shares of Mallinckrodt Ordinary Shares that you own will not change as a result of the Redemption.

What are the material U.S. federal income tax consequences of the Spin-off and the Redemption?

The treatment of the Redemption generally for U.S. federal income tax purposes is subject to some uncertainty. However, it is expected that the Redemption will be treated as a distribution with respect to the Mallinckrodt Ordinary Shares to which the Mallinckrodt Preferred Shares are stapled, and the remainder of this Information Statement assumes that such treatment will be respected.

The treatment of the Share Redemption (as defined in the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences”) to U.S. Qualified Shareholders (as defined in the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences”) for U.S. federal income tax purposes (including the qualification of the Share Redemption, together with certain related transactions, as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Code) is uncertain.

The Cash Redemption (as defined in the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences”) is expected to be taxable to U.S. Non-Qualified Shareholders (as defined in the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences”) as a dividend for U.S. federal income tax purposes.

All U.S. Holders (as defined in the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences”) are urged to read the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences” and to consult their tax advisors as to the particular tax consequences of the Redemption to them, including the applicability and effect of U.S. federal, state, local, non-U.S. and other tax laws.

What will Par Health’s relationship be with Mallinckrodt following the Spin-off?	After the Redemption, Mallinckrodt and Par Health will be separate companies with separate management teams and separate boards of directors, except that it is expected that one individual will serve on both boards of directors. Mallinckrodt and Par Health will enter into a Separation Agreement to effect the Spin-off and to provide a framework for Par Health’s relationship with Mallinckrodt after the Spin-off. Par Health and Mallinckrodt will also enter into certain other agreements, including a transition services agreement, a tax matters agreement, an employee matters agreement and other transaction agreements. These agreements will provide for the allocation between Par Health and Mallinckrodt of the assets, employees, liabilities and obligations (including, among others, property, employee benefits and tax-related assets and liabilities) of Mallinckrodt and its subsidiaries attributable to periods before, at and after the Spin-off and will govern the relationship between Par Health and Mallinckrodt subsequent to the completion of the Spin-off. For additional information regarding the Separation Agreement and other transaction agreements, see the section of this Information Statement entitled “Certain Relationships and Related-Party Transactions.”

Who will manage Par Health after the separation?	Par Health’s management team will be led by Stephen Welch, who will be Par Health’s Chief Executive Officer. For more information regarding Par Health’s management and directors, see the section of this Information Statement entitled “Board of Directors and Management.”

Are there risks associated with owning Par Health Common Stock?	Yes. Ownership of Par Health Common Stock is subject to both general and specific risks relating to its business, the industry in which it operates, its ongoing contractual relationships with Mallinckrodt and its status as a separate, private company. Ownership of Par Health Common Stock is also subject to risks relating to the Separation. Certain of these risks are described in the “Risk Factors” section of this Information Statement. We encourage you to read that section carefully.

Where can I find more information?

Mallinckrodt shareholders with questions are directed to contact the appropriate resource below.

•      For assistance with the Certification Procedures (including completion of the Certification Form), shareholders should contact Mallinckrodt’s shareholder liaison, Innisfree M&A Incorporated, at (888) 750-9498. Innisfree will advise all Street Name Holders to contact their bank, broker or similar organization immediately to ensure they are able to obtain access to the Certification Portal.

•      For assistance with share transfer procedures, verifying holdings of Mallinckrodt Preferred Shares in Computershare US and other inquiries, shareholders should contact Mallinckrodt’s information agent, Georgeson, at (866) 585-7241 (toll free), (310) 853-6676 (outside the U.S.) or MallExchange@Georgeson.com. Only Record Holders have an account with Computershare US. Street Name Holders should contact their bank, broker or similar organization for assistance.

•      For Computershare US account assistance, shareholders should contact Computershare US at (866) 644-4127 (toll free) or (781) 575-2906 (outside the U.S. or Canada). Only Record Holders have an account with Computershare US. Street Name Holders should contact their bank, broker or similar organization for assistance.

•      For other inquiries, shareholders should contact Mallinckrodt’s Corporate Secretary’s Office at corporate.secretary@mnk.com.

INDICATIVE TIMELINE

Date

Mallinckrodt Board Approved the Redemption in Principle	October 21, 2025

Mallinckrodt Share Register Closed	October 23, 2025

Mallinckrodt Board Issued Notice of Intention to Redeem	October 24, 2025

Record Date	October 27, 2025

Publication of this Information Statement	October 30, 2025

Certification Portal Opens; Mallinckrodt Shareholders Begin Submitting Certification Forms	October 30, 2025

Mallinckrodt Board Approves the Redemption (if applicable)	Estimated November 7, 2025

Redemption of Mallinckrodt Preferred Shares (if applicable)	Estimated November 10, 2025

TERMS AND DEFINITIONS

Unless the context indicates otherwise, references to the following terms shall have the meanings below, both in singular and plural forms:

Term	Definition

Action	Any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, subpoena, proceeding or investigation of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

Articles of Association	The articles of association of Mallinckrodt in effect as of the date of the Separation Agreement, as may be amended from time to time.

Certification Form

The certification form to be made available by the Redemption Agent (as may be amended from time to time) that requires each Record Holder (and/or Street Name Holder, as applicable) to certify, among other things, whether such Person is a Qualified Shareholder or a Non-Qualified Shareholder as of the Record Date.

The Certification Form is available electronically through the Certification Portal maintained by the Redemption Agent. Record Holders have direct access to the Certification Portal by visiting www.ComputershareCAS.com/Mallinckrodt. Record Holders who are unable to access the Certification Portal may request a paper Certification Form by contacting Innisfree M&A Incorporated at (888) 750-9498. A watermarked sample Certification Form is attached as Annex 1 to this Information Statement in order to facilitate the prompt completion of the Certification Procedures. Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal.

Certification Procedures

(i)         the submission by a Qualified Shareholder or a Non-Qualified Shareholder (and by a Record Holder that is a bank, broker or similar organization in the case of clauses (b) and (c)), and the receipt thereof by Mallinckrodt, of:

 (a)       a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto;

            (b)        a validly executed appropriate IRS Form W-8 or IRS Form W-9, as applicable, and any other documentation and attachments as may be required to establish that any payment made to such Qualified Shareholder or Non-Qualified Shareholder (and any Record Holder that is a bank, broker or similar organization receiving such payment for the benefit of such Qualified Shareholder or Non-Qualified Shareholder, if applicable) is not subject to U. S. backup withholding tax; and

(c)        such other documents or confirmations as may be reasonably required by the Redemption Agent or Mallinckrodt to facilitate the allotment or payment of the Redemption Consideration, in each case, before the expiration of the Escrow Period;

(ii)        the procedures of the Redemption Agent as approved by Mallinckrodt from time to time relating to the verification of the satisfaction of the requirements described in clause (i) and the authenticity or veracity of a Certification Form or its contents; and

(iii)       such other procedures as may be approved by Mallinckrodt from time to time for the purposes of facilitating or securing compliance with applicable Law in connection with the Redemption.

Companies Act 2014	The Companies Act 2014 of Ireland, as amended.

Distributable Reserves	Mallinckrodt’s profits available for distribution (within the meaning of the Companies Act 2014) to effect the Redemption.

Effective Time	5:30 p.m., United States Eastern Time, on the Redemption Date.

Encumbrances	Liens, claims, charges, mortgages, pledges, options, licenses, sublicenses, security interests, restrictions or other encumbrances of any kind.

Endo	Endo, Inc., a Delaware corporation (which has been converted into Endo LP, a Delaware limited partnership) and a wholly-owned subsidiary of Mallinckrodt.

Endo Historical Financial Statements	The historical annual audited and interim unaudited combined financial statements of Endo’s Sterile Injectables and Generic Pharmaceuticals businesses, and the notes thereto.

Escrow Account	The escrow account established by Mallinckrodt with the Redemption Agent to receive any shares of Par Health Common Stock that have not been allocated to Qualified Shareholders at the Effective Time, and any such replacement account as may be approved by Mallinckrodt for such purposes from time to time.

Endo GxSI	Endo’s Sterile Injectables and Generic Pharmaceuticals business.

Escrow Period	The period of time beginning immediately after the Effective Time and ending at 11:59 p.m., United States Eastern Time on the twelve month anniversary of the Redemption Date.

Excess Par Health Common Stock	The Par Health Common Stock in the Escrow Account not allocated to Qualified Shareholders before the expiration of the Escrow Period, being the Par Health Common Stock as of the Redemption Date that (a) would otherwise have been allocated to Non-Qualified Shareholders had they been Qualified Shareholders; or (b) would otherwise have been allocated to other Record Holders that have not satisfied the applicable Certification Procedures as Qualified Shareholders before the expiration of the Escrow Period.

Form 8-K	The Form 8-K furnished to the SEC on October 30, 2025, which includes this Information Statement as Exhibit 99.1 and the Historical Financial Statements as Exhibit 99.2.

Governmental Authority	Any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

Historical Financial Statements	Exhibit 99.2 to the Form 8-K, which includes the Mallinckrodt Historical Financial Statements and the Endo Historical Financial Statements and which is incorporated into this Information Statement by reference.

Law	Any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, Permit, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority.

Mallinckrodt Board	The Board of Directors of Mallinckrodt.

Mallinckrodt Business	All businesses, operations and activities (whether or not such businesses, operations or activities are or have been terminated, divested or discontinued) conducted at any time before the Effective Time by Mallinckrodt, Par Health or any member of its respective group, other than the Par Health Business.

Mallinckrodt Historical Financial Statements	The historical annual audited and interim unaudited combined financial statements of Mallinckrodt’s Specialty Generics business, and the notes thereto.

Mallinckrodt Ordinary Shares	The ordinary shares, nominal value $0.01 per share, of Mallinckrodt.

Mallinckrodt Preferred Shares Terms	The terms governing the Mallinckrodt Preferred Shares adopted pursuant to the approval of resolutions of the Mallinckrodt Board on September 10, 2025.

Mallinckrodt Register of Members	The relevant statutory register of members of Mallinckrodt under applicable Laws, denoting the registered shareholders of Mallinckrodt.

Mallinckrodt SGx	Mallinckrodt’s Specialty Generics business.

Non-Qualified Shareholder	A Record Holder or Street Name Holder as of the Record Date that has complied with the Certification Procedures and that has submitted a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto, certifying (among other things) that such Record Holder or Street Name Holder (as the case may be) is not a Qualified Shareholder.

Notice of Intention to Redeem	The relevant notice of intention to redeem issued by Mallinckrodt on October 24, 2025 (attached at Annex 2) reflecting its non-binding intention to acquire, by way of share redemption pursuant to the provisions of Section 105 of the Companies Act 2014 and pursuant to Article 3(d) of the Articles of Association, some or all redeemable of the Mallinckrodt Preferred Shares in the issued share capital of Mallinckrodt.

Par Health Board	The Board of Directors of Par Health.

Par Health Business	(a) The business, operations and activities of the generic pharmaceuticals (including APIs) and sterile injectables businesses of Mallinckrodt as conducted as of immediately prior to the Effective Time by Mallinckrodt, Par Health or any of their subsidiaries, which includes the development, manufacturing and distribution of (i) generic medicinal products and APIs and (ii) sterile injectables medicinal products, including supply chain planning and oversight, quality assurance and procurement functions in respect of such products; and (b) any terminated, divested or discontinued businesses, operations and activities that, at the time of termination, divestiture or discontinuation, primarily related to the business, operations or activities described in clause (a) as then conducted; provided that the Par Health Business shall not include the business, operations and activities of the research, development, manufacture, use, marketing or distribution of specified products set forth on a schedule.

Par Health Value	The value ascribed by the Mallinckrodt Board to Par Health before the Effective Time for the purposes of determining the Per Share Cash Amount and the Per Share Excess Cash Amount (if any) to which Non-Qualified Shareholders are entitled pursuant to the Redemption.

Parent	Mallinckrodt

Per Share Cash Amount	An amount in cash that the Mallinckrodt Board determines is equal to the value of the Per Share Stock Amount as of the Redemption Date, being the Par Health Value divided by the total number of Mallinckrodt Preferred Shares at the Record Date.

Per Share Excess Cash Amount	An amount in cash that the Mallinckrodt Board determines is equal to the value of the Per Share Excess Stock Amount as of the Redemption Date, being (a) (i) the Par Health Value divided by (ii) the total number of Mallinckrodt Preferred Shares on the Record Date held by Qualified Shareholders that have satisfied the applicable Certification Procedures before the expiration of the Escrow Period less (b) the Per Share Cash Amount.

Per Share Excess Stock Amount

The number (“A”) of shares of Par Health Common Stock derived from the following formula:

A = B/C

where:

“B” is the total number of shares of Excess Par Health Common Stock; and

“C” is the total number of Mallinckrodt Preferred Shares on the Record Date held by Qualified Shareholders that have satisfied the applicable Certification Procedures before the expiration of the Escrow Period.

Per Share Stock Amount	0.0000219471513 shares of Par Health Common Stock, it being understood that the Per Share Stock Amount is intended to provide each Qualified Shareholder with proportionate ownership in Par Health that is equal to such Qualified Shareholder’s proportionate ownership of all Mallinckrodt Preferred Shares on the Record Date (including, for the purpose of such calculation, all Mallinckrodt Preferred Shares held on the Record Date, whether held by Qualified Shareholders or Non-Qualified Shareholders, or in respect of which the Certification Procedures are or are not satisfied before the expiration of the Escrow Period).

Permit	Permits, approvals, authorizations, consents, licenses or certificates issued by any Governmental Authority.

Person	An individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

Qualified Shareholder	A Record Holder or Street Name Holder as of the Record Date that has complied with the Certification Procedures and that has submitted a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto, certifying (among other things) that such Record Holder or Street Name Holder (as the case may be) is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), an institutional accredited investor (an “accredited investor” as defined in clauses (1), (2), (3), (7), (8), (9), (12) and (13) of Rule 501(a) under the Securities Act) or director or officer of Mallinckrodt or Par Health as of the Redemption Date who is also an accredited investor (as defined in Rule 501(a) under the Securities Act).

Record Date	5:30 p.m. (Eastern Time in the United States) on October 27, 2025, or such other time as may be determined by the Mallinckrodt Board as the record date for determining holders of Mallinckrodt Preferred Shares entitled to receive the Redemption Consideration.

Record Holder	A holder of record of Mallinckrodt Preferred Shares as of the Record Date, as reflected in the Mallinckrodt Register of Members.

Redemption	The redemption by Mallinckrodt at the Effective Time of the Mallinckrodt Preferred Shares, free and clear of all Encumbrances, other than Encumbrances arising under applicable securities laws, upon which the Mallinckrodt Preferred Shares shall automatically be canceled and no longer outstanding.

Redemption Agent	Computershare Trust Company, N.A., or such other trust company or bank duly appointed by Mallinckrodt to act as distribution agent, transfer agent, escrow agent and/or registrar for the Par Health Common Stock in connection with the Redemption.

Redemption Consideration	The right to receive (i) the Base Proceeds, plus (ii) the Excess Proceeds (if any), in each case, subject to the satisfaction of the terms of the Separation Agreement.

Redemption Date	The date of the consummation of the Redemption, which shall be determined by the Mallinckrodt Board in its sole and absolute discretion in accordance with the Articles of Association and the Mallinckrodt Preferred Shares Terms.

Response Threshold	The receipt by the Mallinckrodt Board of valid Certification Forms from Qualified Shareholders (or Persons that are expected to be Qualified Shareholders upon the satisfaction of the remaining Certification Procedures other than the submission of a Certification Form) holding at least a specified percentage (expected to be approximately 75%) (or such greater or lesser percentage as may be determined by the Mallinckrodt Board in its sole and absolute discretion) of Mallinckrodt Preferred Shares outstanding on the Record Date.

SEC	The U.S. Securities and Exchange Commission.

Separation	The separation of the Par Health Business from the Mallinckrodt Business to be effected by the Spin-off, inclusive of the Internal Reorganization that was substantially completed on or before July 31, 2025.

Separation Agreement	The Separation Agreement, by and between Mallinckrodt and Par Health, to be executed if the Mallinckrodt Board proceeds with the Spin-off.

Street Name Holder	A Person identified by a Record Holder (which Record Holder is a broker, bank or similar organization) as the beneficial holder of Mallinckrodt Preferred Shares held by such Record Holder in such capacity on the Record Date.

EXECUTIVE SUMMARY

The following summary provides a brief description of the Spin-off, and is not intended to contain all of the information that may be relevant to the Spin-off. The information provided below should be read together with the information and financial information included in other sections of this Information Statement. You should read carefully the entirety of this Information Statement, including the sections of this Information Statement entitled “Risk Factors,” “Description of the Business,” “Management’s Discussion and Analysis of Mallinckrodt’s Specialty Generics Business’ Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Endo’s Sterile Injectable and Generic Pharmaceuticals Business’ Financial Condition and Results of Operations” as well as the Unaudited Pro Forma Condensed Combined Financial Statements and the notes thereto, which are included in this Information Statement.

The Spin-Off

On October 21, 2025, the Mallinckrodt Board approved resolutions (a) granting the authority to set the Record Date, being as of 5:30 p.m. (Eastern Time in the United States) on October 27, 2025, and (b) authorizing, in principle, the Spin-off by means of the Redemption of the Mallinckrodt Preferred Shares in exchange for the right of shareholders as of the Record Date to receive, subject to compliance with the Certification Procedures and the terms of the Redemption, the Redemption Consideration. The Redemption Consideration consists of two components: the right to receive (1) the Base Proceeds and (2) the Excess Proceeds, in each case, as described in the section of this Information Statement entitled “Information About the Transaction.”

For Qualified Shareholders only, both the Base Proceeds and the Excess Proceeds will be delivered in shares of Par Health Common Stock. For Non-Qualified Shareholders only, the Base Proceeds and the Excess Proceeds will be paid in cash.

Only Record Holders (and/or Street Name Holders, as applicable) that properly comply with the Certification Procedures, including the timely completion of the Certification Form certifying, among other things, their status as a Qualified Shareholder or a Non-Qualified Shareholder, will be entitled to receive the Redemption Consideration.

Certification Forms are available electronically through the Certification Portal. Record Holders have direct access to the Certification Portal by visiting www.ComputershareCAS.com/Mallinckrodt, Record Holders who are unable to access the Certification Portal may request and return a paper Certification Form as described in this Information Statement. A watermarked sample Certification Form is attached as Annex 1 to this Information Statement in order to facilitate the prompt completion of the Certification Procedures. Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal.

The Mallinckrodt Board retains the authority to modify the terms of, or to abandon, the Redemption at any time and for any reason until it has been consummated, including by accelerating or delaying the timing of the consummation of all or part of the Redemption. Consummation of the Redemption will be subject to a separate approval by the Mallinckrodt Board.

SHAREHOLDERS ARE URGED TO COMPLETE THEIR CERTIFICATION FORMS AS SOON AS POSSIBLE. IF MALLINCKRODT HAS NOT RECEIVED VALID CERTIFICATION FORMS FROM QUALIFIED SHAREHOLDERS (OR PERSONS THAT ARE EXPECTED TO BE QUALIFIED SHAREHOLDERS UPON THE SATISFACTION OF THE REMAINING CERTIFICATION PROCEDURES OTHER THAN THE SUBMISSION OF A CERTIFICATION FORM) HOLDING AT LEAST A SPECIFIED PERCENTAGE (EXPECTED TO BE APPROXIMATELY 75%) (OR SUCH GREATER OR LESSER PERCENTAGE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION) OF MALLINCKRODT PREFERRED SHARES OUTSTANDING ON THE RECORD DATE BY 5:30 P.M. (EASTERN TIME IN THE UNITED STATES) ON NOVEMBER 7, 2025 (OR SUCH OTHER DATE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION), THE MALLINCKRODT BOARD MAY DETERMINE NOT TO PROCEED WITH THE SPIN-OFF.

PLEASE CONTACT INNISFREE M&A INCORPORATED AT (888) 750-9498 FOR ASSISTANCE WITH COMPLETING YOUR CERTIFICATION FORM. IF YOU ARE A STREET NAME HOLDER, PLEASE CONTACT YOUR BANK, BROKER OR SIMILAR ORGANIZATION TO OBTAIN ACCESS TO THE CERTIFICATION PORTAL.

The main objectives of the Spin-off are as follows:

•	The Spin-off will permit the management team of each company to better focus on strengthening its core business and operations and on its own strategic priorities with financial targets that best fit its own market and opportunities, to more effectively pursue its distinct operating priorities and strategies with increased flexibility, and to enable its respective boards and management to focus exclusively on its unique opportunities for long-term growth and profitability, better positioning each for long-term success.

•	The Spin-off will give each business the ability to create its own optimal capital structure and allow it to manage capital allocation and capital return strategies with greater focus and agility in response to changes in the operating environment and industry landscape.

•	The Spin-off will permit each company to more effectively attract, retain, and motivate team members.

•	The Spin-off will create the opportunity for both Mallinckrodt and Par Health to forge a new reputation in the marketplace, positioning each company to improve its financial performance, allowing for simplified investor communications and a streamlined and compelling investment profile.

•	The Spin-off will allow investors to value the two companies based on the distinct business models, financial characteristics and investment identities of each of Mallinckrodt’s branded business and Par Health’s generic pharmaceuticals (including APIs) and sterile injectables businesses and make investment decisions based on those characteristics. This will provide each company with better and more efficient access to the capital markets.

Par Health’s Business

Par Health is a private company incorporated under the laws of Delaware and focused on generic pharmaceuticals (including APIs) and sterile injectables businesses. We are well positioned to be a leading pharmaceutical company, with a robust product portfolio spanning multiple disease areas, dosage forms, and delivery techniques.

Par Health is headquartered in Hazelwood, Missouri and we have operating locations in the United States, Ireland, the United Kingdom and India.

Information regarding the product portfolios and business strategies of Par Health is included in the following discussion.

Generics and APIs

Our generic pharmaceutical operations are focused on providing our customers generic drugs and APIs. We have a portfolio of approximately 83 different finished-dose generic drug product families, across a variety of therapeutic areas. Our finished-dose generic products feature a broad range of dosage forms, including transdermal patches, solid oral extended-release products, solid oral immediate-release products, liquids, semi-solids, and powders designed to address an array of therapeutic areas.

Within the generic pharmaceuticals business, we also provide bulk API products, including acetaminophen, stimulants, analgesics, and stearates (an excipient) to a wide variety of pharmaceutical companies. We are among the world’s largest manufacturers of bulk acetaminophen and the only producer of acetaminophen API in the North American region with manufacturing facilities in the United States. Our APIs and excipients are supplied directly to over 350 customers in approximately 70 countries. We also use our APIs for internal manufacturing of our finished-dose products.

Additionally, Par Health is one of the only generic manufacturers with its own controlled-substances API manufacturing capability. We offer a variety of product formulations, such as hydrocodone-containing tablets, oxycodone-containing tablets and several other controlled substances indicated for the treatment of pain. Other controlled-substances products include medicines used to treat attention-deficit/hyperactivity disorder and addiction treatment medicines.

We manufacture controlled substances under the U.S. Drug Enforcement Administration (“DEA”) quota restrictions, and in fiscal 2024, we estimated that we received greater than one-third of the total DEA quota provided to the U.S. market for the controlled substances we manufacture. We believe that our vertical integration and allocation of quota-governed, controlled-substances materials from the DEA are competitive advantages for our API business and, in turn, for our generic pharmaceutical business. The strategy for our API business is based on at-scale manufacturing of proven products and customized product offerings, responsive technical services and timely delivery to our customers.

Sterile Injectables

Our sterile injectables business includes a portfolio of approximately 40 products, including both vial and ready-to-use (“RTU”) formats. Our sterile injectables products are manufactured in dedicated facilities in various dosage forms and are administered at hospitals, clinics, and long-term care facilities. For products we develop for the U.S. market, after the completion of required clinical trials and testing, we seek approvals from regulatory bodies such as through the submission of 505(b)(2) New Drug Applications (“NDAs”), Abbreviated New Drug Applications (“ANDAs”), or Biologics License Applications (“BLAs”) to the U.S. Food and Drug Administration (“FDA”). We believe that our patents, the protection of discoveries in connection with our development activities, our proprietary products, technologies, processes, trade secrets, know-how, innovations, and all of our intellectual property are important to our business and achieving a competitive position. However, there can be no assurance that any of our patents, licenses or other intellectual property rights will afford us any protection from competition. Additional information is included in “Risk Factors—Par Health’s competitors or other third parties may allege that it is infringing their intellectual property, forcing it to expend substantial resources in litigation, the outcome of which is uncertain. Any unfavorable outcome of such litigation, including losses related to ‘at-risk’ product launches, could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.” and in “Risk Factors—Par Health may be unable to protect its intellectual property rights successfully, intellectual property rights may be limited or Par Health may be subject to claims that it infringes on the intellectual property rights of others.”

Key product offerings in this business include the following, among others:

•	ADRENALIN®, which is a non-selective alpha and beta adrenergic agonist indicated for emergency treatment of certain allergic reactions, including anaphylaxis. We offer ADRENALIN® in multiple formulations, including the RTU premixed bag, which launched in an initial strength in October 2024, with four additional strengths launched into the market in 2025.

•	VASOSTRICT®, which is indicated to increase blood pressure in adults with vasodilatory shock who remain hypotensive despite fluids and catecholamines. We offer VASOSTRICT® in multiple formulations, including the RTU premixed bottle, which launched in February 2022.

•	APLISOL®, which is a sterile aqueous solution of a purified protein derivative for intradermal administration as an aid in the diagnosis of tuberculosis.

Further information about Par Health’s business, including research and development, intellectual property, manufacturing and distribution, raw materials, sales, marketing, customers, regulatory matters, environmental matters and human capital is included in the section of this Information Statement entitled “Description of the Business.”

INFORMATION ABOUT THE TRANSACTION

A.            Approval of the Redemption in Principle

On October 21, 2025 (such meeting, the “October 21 Meeting”), the Mallinckrodt Board approved resolutions authorizing, in principle, the Spin-off by means of the Redemption of the Mallinckrodt Preferred Shares in exchange for the right of shareholders as of the Record Date to receive, subject to compliance with the Certification Procedures and the terms of the Redemption, the Redemption Consideration (as defined in the section of this Information Statement entitled “Terms and Definitions”), being the right to receive:

•	the “Base Proceeds,” being (i) in the case of Qualified Shareholders, the number of shares of Par Health Common Stock equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable, by the relevant Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Stock Amount, rounded down to the nearest whole number; and (ii) in the case of Non-Qualified Shareholders, a cash amount equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable, by the relevant Non-Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Cash Amount; and

•	the “Excess Proceeds,” being (i) in the case of Qualified Shareholders, the number of shares of Par Health Common Stock equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable, by the relevant Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Excess Stock Amount, rounded down to the nearest whole number; and (ii) in the case of Non-Qualified Shareholders, a cash amount equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable, by the relevant Non-Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Excess Cash Amount.

Entitlements to cash payments in respect of Base Proceeds and Excess Proceeds with entitlements to fractions of a cent will be rounded up or down to the nearest cent.

On October 24, 2025, Mallinckrodt filed a Current Report on Form 8-K announcing that the Spin-off had been approved in principle and that the Record Date had been set as 5:30 p.m. (Eastern Time in the United States) on October 27, 2025.

Following the closing of the Redemption, Par Health will be an independent company owned by Qualified Shareholders. The Par Health Common Stock to be allocated in connection with the Spin-off has not been and will not be registered under the Securities Act or the Exchange Act. Par Health will operate as a private company following the Spin-off and will not be listed on a securities exchange.

B.            Board Authority to Abandon Redemption

The Mallinckrodt Board retains the authority to modify the terms of, or to abandon, the Redemption at any time and for any reason until it has been consummated. Consummation of the Redemption will be subject to a separate approval by the Mallinckrodt Board no later than thirty (30) days from the Record Date (the “November Meeting”). In determining whether to finally approve the Redemption, the Mallinckrodt Board will consider a number of factors, including:

•	Cash Requirements: Mallinckrodt will fund the cash payable to Non-Qualified Shareholders as part of the Redemption Consideration (for the avoidance of doubt, including the cash portions of the Base Proceeds and Excess Proceeds). At several meetings of the Mallinckrodt Board prior to the furnishing of this Information Statement, the Mallinckrodt Board considered that there could be a limit to the amount of cash that the Mallinckrodt Board would authorize Mallinckrodt to spend in satisfaction of such obligations; and

•	Distributable Reserves: Under Irish law, Mallinckrodt can only proceed with the Redemption if the total value to be allocated to Qualified Shareholders and Non-Qualified Shareholders pursuant to the Redemption Consideration (for the avoidance of doubt, including in respect of Base Proceeds and Excess Proceeds) does not exceed Mallinckrodt’s profits available for distribution (within the meaning of the Companies Act 2014) at the time of the Redemption and does not otherwise cause Mallinckrodt to breach section 1082 of the Companies Act 2014. As of September 26, 2025, Mallinckrodt’s Distributable Reserves are equal to approximately $1.7625 billion.

The Mallinckrodt Board’s analysis of these factors at the November Meeting will be informed by, among other things, (a) the net asset value of Par Health on the balance sheet of Mallinckrodt as of the last practicable date before the Redemption Date and (b) the evaluation of the Certification Forms submitted by the Record Holders (and any Street Name Holders identified by such Record Holders) and the percentage of outstanding Mallinckrodt Preferred Shares represented by Qualified Shareholders that have properly and timely completed a Certification Form as of the date of the Mallinckrodt Board’s determination. Because the right to receive 100% of the outstanding shares of Par Health Common Stock as of the Redemption Date will be allocated in the Redemption, a higher equity value necessarily results in the use of more Distributable Reserves. As discussed in the section entitled “Escrow Closing,” the effect is compounded as the percentage of Mallinckrodt Preferred Shares held by Qualified Shareholders decreases. This results in the allocation of Par Health Common Stock among a smaller pool of Mallinckrodt Preferred Shares, which increases the value allocated to Qualified Shareholders in respect of each Mallinckrodt Preferred Share. Because the Mallinckrodt Board has determined that Qualified Shareholders and Non-Qualified Shareholders should receive equivalent value per Mallinckrodt Preferred Share in the Redemption, Mallinckrodt will, in turn, pay more cash per Mallinckrodt Ordinary Share to Non-Qualified Shareholders as the number of Non-Qualified Shareholders increases in order to maintain equivalence under the terms of the Redemption.

1.            Equity Value of Par Health

The Mallinckrodt Board engaged Evercore Inc. (“Evercore”) to prepare a fair market value-based analysis of the equity of Par Health for consideration by the Mallinckrodt Board at the November Meeting (the “Evercore Valuation”). At the meeting held on October 27, 2025 (the “October 27 Meeting”), Evercore discussed with the Mallinckrodt Board certain preliminary views regarding the Evercore Valuation (the “Preliminary Evercore Valuation”). The Preliminary Evercore Valuation is described in the section of this Information Statement entitled “Valuation by Mallinckrodt’s Financial Advisor.”

The Preliminary Evercore Valuation indicated, based on a discounted cash flow analysis, a range of equity values of Par Health between $614 million and $967 million. This discounted cash flow analysis also indicated an equity value of Par Health of $763 million based on the midpoints of the weighted average cost of capital range and the perpetuity growth rate range utilized in the discounted cash flow analysis. Mallinckrodt used the equity value of $763 million to calculate a Per Share Cash Amount of approximately $0.000424786467775745 per Mallinckrodt Preferred Share (or $19.35497062 per Mallinckrodt Ordinary Share) and the cash portions of the Base Proceeds, subject to the addition of any Excess Proceeds. Because the valuation of Par Health is a matter for the Mallinckrodt Board to determine at its November Meeting, and may therefore differ from the Preliminary Evercore Valuation (including as a result of the Mallinckrodt Board’s consideration of the final Evercore Valuation, intervening events since the October 27 Meeting and other factors), the Per Share Cash Amount may be higher or lower than this estimate. If the Mallinckrodt Board determines to proceed with the Spin-off, Mallinckrodt will file a Current Report on Form 8-K reporting the closing of the Redemption and the final Per Share Cash Amount.

2.            Solvency of Mallinckrodt and Par Health

Mallinckrodt engaged a nationally recognized valuation firm to provide the Mallinckrodt Board with an opinion as to whether (a) the fair value of Mallinckrodt’s assets exceeds (i) the sum of its liabilities (including contingent liabilities), and (ii) its called-up share capital and undistributable reserves under Irish law before and after giving effect to the consummation of the Redemption and (b) Mallinckrodt and Par Health will be solvent, after giving effect to consummation of the Redemption, in each case as of the November Meeting. The Mallinckrodt Board will consider the solvency of the Company and Par Health at its November Meeting, including having regard to the opinion from the valuation firm, and the consummation of the Redemption will not occur unless the Mallinckrodt Board is satisfied as to the matters set out in (a) and (b) in this paragraph.

3.            Certification Process; Response Threshold

Only Record Holders (and/or Street Name Holders, where applicable) of Mallinckrodt Preferred Shares as of the Record Date that properly comply with the Certification Procedures, including completing the following documents, will be entitled to receive the Base Proceeds and the Excess Proceeds (as described in greater detail in this Information Statement and the definition of Certification Procedures included in the section of this Information Statement entitled “Terms and Definitions”):

1.	A Certification Form to be made available by the Redemption Agent (as defined in the section of this Information Statement entitled “Terms and Definitions”) that requires each Record Holder (and/or Street Name Holder, as applicable) to certify, among other things, whether or not such person is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), an institutional accredited investor (an “accredited investor” as defined in clauses (1), (2), (3), (7), (8), (9), (12) or (13) of Rule 501(a) under the Securities Act) or a director or officer of Mallinckrodt or Par Health as of the Redemption Date who is also an accredited investor as defined in Rule 501(a) under the Securities Act; and

2.	Such other documents as may reasonably be required by Mallinckrodt or the Redemption Agent, including: a validly executed appropriate IRS Form W-8 or IRS Form W-9, as applicable, and any other documentation and attachments as may be required to establish that any payment made to such Qualified Shareholder or Non-Qualified Shareholder (and any Record Holder that is a bank, broker or similar organization receiving such payment for the benefit of such Qualified Shareholder or Non-Qualified Shareholder, if applicable) is not subject to U.S. backup withholding tax.

Shareholders must certify truthfully as to their status as a Qualified Shareholder or a Non-Qualified Shareholder—the Certification Form is not an “election” form and shareholders do not have a choice between receiving the right to receive the Per Share Stock Amount or the Per Share Cash Amount.

Given the constraints posed by the Distributable Reserves, the Mallinckrodt Board concluded at the October 21 Meeting that it will defer the closing of the Redemption until it has received, or believes that it will receive, Certification Forms from Qualified Shareholders (or Persons that are expected to be Qualified Shareholders upon the satisfaction of the remaining Certification Procedures other than the submission of a Certification Form) holding at least a specified percentage (expected to be approximately 75%) of the outstanding Mallinckrodt Preferred Shares as of 5:30 p.m. (Eastern Time in the United States) on November 7, 2025 (or such greater or lesser percentage as may be determined by the Mallinckrodt Board in its sole and absolute discretion) (as defined herein, the Response Threshold). In accordance with section 174 of the Companies Act 2014 and the form of Separation Agreement, the Mallinckrodt Board closed the Mallinckrodt Register of Members with effect from 5:00 p.m. (Eastern Time in the United States) on October 23, 2025 until the earlier of (i) 5:00 p.m. (Eastern Time in the United States) on November 22, 2025 or (ii) such earlier date as may be notified by Mallinckrodt. If Mallinckrodt has not received valid Certification Forms from Qualified Shareholders representing the Response Threshold by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025 (or such other date as may be determined by the Mallinckrodt Board in its sole and absolute discretion), the Mallinckrodt Board may determine not to proceed with the Spin-off.

MALLINCKRODT SHAREHOLDERS ARE URGED TO COMPLETE THE CERTIFICATION FORM AS SOON AS POSSIBLE. THE REDEMPTION WILL ONLY BE COMPLETED IF THE RESPONSE THRESHOLD IS REACHED BY 5:30 P.M. (EASTERN TIME IN THE UNITED STATES) ON NOVEMBER 7, 2025 (OR SUCH OTHER DATE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION). PLEASE CONTACT INNISFREE M&A INCORPORATED AT (888) 750-9498 FOR ASSISTANCE WITH COMPLETING YOUR CERTIFICATION FORM.

Certification Forms are available electronically through the online Certification Portal maintained by the Redemption Agent. Mallinckrodt shareholders should read the Certification Form carefully. Instructions on the Certification Form will differ for the two categories of Mallinckrodt shareholders on the Record Date:

•	Shareholders of Record (referred to as “Record Holders” in this Information Statement): Under Irish law, rights in respect of Mallinckrodt Preferred Shares are directly exercisable by the shareholder of record as of the Record Date (i.e., the holder whose name appears in the Mallinckrodt Register of Members). These “registered” holders have direct access to the Certification Portal by visiting www.ComputershareCAS.com/Mallinckrodt. Record Holders (other than banks, brokers and similar organizations) should complete the Certification Form on the Certification Portal in accordance with the instructions therein. Record Holders who are unable to access the Certification Portal may request a paper Certification Form by contacting Innisfree M&A Incorporated at (888) 750-9498. Record Holders that obtain a paper Certification Form should return completed and validly executed Certification Forms by FedEx, DHL or overnight mail to the address indicated on the Certification Form.

•	Beneficial Owners with Shares Held in “Street Name” (referred to as “Street Name Holders” in this Information Statement): A “beneficial owner” of shares held in “street name” refers to a holder of shares that are held in an account at a bank, brokerage firm or other similar organization. Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization, which is the shareholder of record. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal. Street Name Holders should then complete the Certification Form through the Certification Portal in accordance with the instructions provided by the shareholder of record.

If you are a Street Name Holder, please contact your bank, brokerage firm or other similar organization as soon as possible to ensure you receive access to the Certification Portal. If you do not promptly follow the instructions provided by your bank, brokerage firm or other similar organization and otherwise comply with the Certification Procedures before the expiration of the Escrow Period, your right to receive the Base Proceeds and Excess Proceeds will LAPSE and EXPIRE.

IN THE CASE OF ANY MALLINCKRODT SHAREHOLDER WHO DOES NOT COMPLY WITH THE CERTIFICATION PROCEDURES BEFORE THE EXPIRATION OF THE ESCROW PERIOD, SUCH SHAREHOLDER’S RIGHT TO RECEIVE THE REDEMPTION CONSIDERATION WILL LAPSE AND EXPIRE AT THE END OF THE ESCROW PERIOD AND SUCH SHAREHOLDER WILL NOT HAVE ANY RESIDUAL RIGHT OR CLAIM IN RESPECT OF THE REDEMPTION, THE MALLINCKRODT PREFERRED SHARES OR THE PAR HEALTH COMMON STOCK.

4.            Conditions to the Redemption

The consummation of the Redemption remains subject to the satisfaction, or waiver by Mallinckrodt in its sole and absolute discretion, of the following conditions (among others):

•	The SEC has not notified Mallinckrodt that registration under the Securities Act or the Exchange Act is or may be required in connection with the Redemption or related transactions and, to Mallinckrodt’s knowledge, no investigations or Actions for such purposes shall have been instituted or threatened by the SEC or any other Person;

•	This Information Statement (including a watermarked sample Certification Form and the Notice of Intention to Redeem) has been made available to Mallinckrodt shareholders;

•	The Response Threshold has been met by 5:30 p.m. on November 7, 2025 (or such other date as may be determined by the Mallinckrodt Board in its sole and absolute discretion) and the Mallinckrodt Board is satisfied in its sole and absolute discretion, based on factors it determines relevant, that (a) the cash payable to Non-Qualified Shareholders pursuant to the Redemption Consideration (for the avoidance of doubt, including in respect of the cash portions of the Base Proceeds and Excess Proceeds) will not exceed any maximum amount of cash that the Mallinckrodt Board may determine that Mallinckrodt will be required to pay in connection with the Redemption; (b) the total value to be allocated to Qualified Shareholders and Non-Qualified Shareholders pursuant to the Redemption Consideration (for the avoidance of doubt, including in respect of Base Proceeds and Excess Proceeds) will not exceed Mallinckrodt’s profits available for distribution (within the meaning of the Companies Act 2014) at the time of the Redemption and will not otherwise cause Mallinckrodt to breach section 1082 of the Companies Act 2014; and (c) the total value received by any Qualified Shareholder or Non-Qualified Shareholder pursuant to the Redemption Consideration per Mallinckrodt Preferred Share will not exceed the nominal value of a Mallinckrodt Preferred Share (for the avoidance of doubt, including in respect of Base Proceeds and Excess Proceeds);

•	The internal reorganization of Mallinckrodt as described in the section of this Information Statement entitled “Description of the Prior Reorganization Transactions” has been completed;

•	No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation, the Redemption or any of the transactions related thereto shall be pending or in effect;

•	Mallinckrodt is satisfied in its sole and absolute discretion that, as of the Effective Time, the Parent Group shall have no liability whatsoever under the Credit Agreement or any other SpinCo Group financing arrangements;

•	No other events or developments exist or have occurred that, in the judgment of the Mallinckrodt Board, in its sole and absolute discretion, make it inadvisable to effect the Separation, the Redemption or the transactions contemplated by this Information Statement;

•	Mallinckrodt has received a fair market value-based analysis of the equity of Par Health from a financial advisor satisfactory to the Mallinckrodt Board; and

•	Mallinckrodt has received required solvency opinions from an independent appraisal firm satisfactory to the Mallinckrodt Board.

C.            Share Register Closure

In accordance with section 174 of the Companies Act 2014, the Mallinckrodt Board closed the Mallinckrodt Register of Members with effect from 5:00 p.m. (Eastern Time in the United States) on October 23, 2025 until the earlier of (i) 5:00 p.m. (Eastern Time in the United States) on November 22, 2025 or (ii) such earlier date as may be notified by Mallinckrodt (the “Closed Share Register Period”). Transfers of shares in the capital of Mallinckrodt will not be registered while the Mallinckrodt Register of Members is closed, regardless of when any such transfer may have occurred. Mallinckrodt published notice of the closing of the Mallinckrodt Register of Members in The Irish Times and The Wall Street Journal on October 22, 2025.

Purported sellers and purchasers of Mallinckrodt Ordinary Shares during the Closed Share Register Period should carefully consider the implications of such closure:

•	Mallinckrodt Preferred Shares are stapled to the corresponding Mallinckrodt Ordinary Shares and therefore cannot be traded separately from such Mallinckrodt Ordinary Shares.

•	Only Record Holders (or Street Name Holders) as of the Record Date will receive the Redemption Consideration (if the Redemption occurs). Therefore:

o	If the Spin-off closes, (a) the seller of Mallinckrodt Ordinary Shares—as the legal owner of the Mallinckrodt Preferred Shares stapled to Mallinckrodt Ordinary Shares on the Record Date— will be entitled to receive the Redemption Consideration in exchange for the redemption of such Mallinckrodt Preferred Shares in the Redemption, and (b) the buyer of Mallinckrodt Ordinary Shares will receive shares reflective of the value of Mallinckrodt’s other businesses only on registration of the share transfer following the Closed Share Register Period.

o	If the Spin-off does not close, the buyer of Mallinckrodt Ordinary Shares will receive shares reflective of the value of Mallinckrodt’s entire business (including Par Health and Mallinckrodt’s other businesses).

D.            Closing of Redemption

On the Redemption Date, subject to the approval of the Redemption by the Mallinckrodt Board at the November Meeting, the Redemption will close and Mallinckrodt will redeem all outstanding Mallinckrodt Preferred Shares as of the Record Date in exchange for the right to receive the Redemption Consideration, subject to compliance with the Certification Procedures and the terms of the Redemption, as follows:

•	the “Base Proceeds,” being:

•	in the case of Qualified Shareholders, the number of shares of Par Health Common Stock equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable, by the relevant Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Stock Amount, rounded down to the nearest whole number; and

•	in the case of Non-Qualified Shareholders, a cash amount equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable, by the relevant Non-Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Cash Amount; and

•	the “Excess Proceeds” (including the Interim Excess Proceeds, if any, as defined below), being:

•	in the case of Qualified Shareholders, the number of shares of Par Health Common Stock equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable as of the Record Date and certified on the Certification Form multiplied by the Per Share Excess Stock Amount, rounded down to the nearest whole number; and

•	in the case of Non-Qualified Shareholders, a cash amount equal to the number of Mallinckrodt Preferred Shares held of record or beneficially, as applicable, by the relevant Non-Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Excess Cash Amount.

Entitlements to cash payments in respect of Base Proceeds and Excess Proceeds with entitlements to fractions of a cent will be rounded up or down to the nearest cent.

For the avoidance of doubt, the Redemption Consideration is the right to receive the Base Proceeds or the Excess Proceeds (as distinct from the receipt of the Base Proceeds or the Excess Proceeds themselves), which is subject in all respects to the satisfaction of the Certification Procedures and the terms of the Redemption.

The Redemption Consideration accrues and is paid and discharged in full at the Effective Time (regardless of when or if the Base Proceeds and/or Excess Proceeds are allocated or paid), and shall constitute good and valuable consideration for the Redemption at the Effective Time, regardless of whether or not the relevant recipient complies with the Certification Procedures, or when they do so, including if complied with after the Pre-Redemption Notification Deadline or after the Effective Time.

Any subsequent lapse or expiration of such right due to non-compliance with the Certification Procedures, will not, in any way, affect the effectiveness of the Redemption at the Effective Time or that the right is good and valuable consideration for the Redemption, regardless of whether the person entitled to the right to receive the Base Proceeds or Excess Proceeds actually receives it.

Whether the Certification Procedures have been complied with in any specific case, or generally, shall be determined in Mallinckrodt’s sole and absolute discretion. Where Mallinckrodt and/or the Redemption Agent is not satisfied for any reason:

i.	as to the completeness, accuracy or truthfulness of a Certification Form, or

ii.	as to the completeness, accuracy or truthfulness of any certification, representation, warranty or statement made in a Certification Form (including concerning whether a relevant Person is a qualified institutional buyer (as defined in Rule 144A under the Securities Act), an institutional accredited investor (an “accredited investor” as defined in clauses (a)(1), (2), (3), (7), (8), (9), (12) or (13) of Rule 501(a) under the Securities Act) or a director or officer of Mallinckrodt or Par Health as of the Redemption Date who is also an accredited investor (as defined in Rule 501(a) under the Securities Act)), or

iii.	that a completed Certification Form accurately or fully verified the status of the applicable Record Holder or Street Name Holder for the purpose of determining whether the Record Holder is a Qualified Shareholder or a Non-Qualified Shareholder, as applicable,

Mallinckrodt or the Redemption Agent may reject, question or modify such Certification Form.

Mallinckrodt may amend the Certification Procedures at any time, including after the Effective Time, but no such amendment shall affect the validity of any allocation of shares of Par Health Common Stock before such amendment to Qualified Shareholders satisfying the Certification Procedures at the time of allocation.

To receive the aggregate Base Proceeds to which they are entitled at or promptly following the Effective Time, Qualified Shareholders and Non-Qualified Shareholders (and, as applicable, Record Holders receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder) must have complied with and satisfied the Certification Procedures, no later than 5:30 P.M. (Eastern Time in the United States) on the business day (by reference to business days in the United States) before the Redemption Date (the “Pre-Redemption Notification Deadline”).

Before the Effective Time, (1) Mallinckrodt will, and will cause Par Health to, (i) issue and deliver to the Redemption Agent, for the benefit of the Qualified Shareholders, 39,421,398 shares of Par Health Common Stock, being 100% of the outstanding shares of Par Health Common Stock as of the Redemption Date following the cancellation of the Mallinckrodt SpinCo Share described below, (ii) instruct the Redemption Agent to allocate the appropriate number of shares of Par Health Common Stock to each Qualified Shareholder as of 5:30 P.M. (Eastern Time in the United States) on the business day (by reference to business days in the United States) before the Redemption Date (the “Pre-Redemption Notification Deadline”) by way of direct registration in book-entry form and (iii) take such other necessary actions such that the one (1) share of Par Health Common Stock held by Mallinckrodt as of immediately before the Effective Time (the “Mallinckrodt SpinCo Share”) shall be canceled and retired and shall cease to exist as of the Effective Time; and (2) Mallinckrodt shall deliver to the Redemption Agent, for the benefit of Non-Qualified Shareholders, the cash required to effect the Redemption with respect to Non-Qualified Shareholders as of the Pre-Redemption Notification Deadline, and will instruct the Redemption Agent to allocate the appropriate amount of cash to each such Non-Qualified Shareholder at the Effective Time.

E.            Escrow Period

Par Health Common Stock not allocated to Qualified Shareholders at the Effective Time will be promptly delivered to and (to the extent not otherwise allocated pursuant to an Interim Excess Determination) held in the Escrow Account for the duration of the Escrow Period. Throughout the Escrow Period, Qualified Shareholders and Non-Qualified Shareholders who did not comply with the applicable Certification Procedures by the Pre-Redemption Notification Deadline will be able to receive the aggregate Base Proceeds upon compliance with and satisfaction of the applicable Certification Procedures (including, where applicable, the satisfaction of the applicable Certification Procedures by any Record Holder receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder). The Redemption Agent will promptly make allocations from the Escrow Account to Qualified Shareholders and Non-Qualified Shareholders that have complied with and satisfied the applicable Certification Procedures during the Escrow Period (or that completed a Certification Form after the Pre-Redemption Notification Deadline and before the Effective Time) (and, in each case, where an applicable Record Holder receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder has complied with and satisfied the applicable Certification Procedures), and Mallinckrodt will deliver cash to the Redemption Agent from time to time to enable the Redemption Agent to make any such required cash payments to such Non-Qualified Shareholders that have complied with and satisfied the applicable Certification Procedures during the Escrow Period (or that completed a Certification Form after the Pre-Redemption Notification Deadline and before the Effective Time) (and, in each case, where an applicable Record Holder receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder has complied with and satisfied the applicable Certification Procedures).

At any time following the Pre-Redemption Notification Deadline (including before the Effective Time) but before the expiration of the Escrow Period, the Mallinckrodt Board may review the number of Qualified Shareholders and Non-Qualified Shareholders (and, where applicable, Record Holders receiving Interim Excess Proceeds (as defined below) for the benefit of Qualified Shareholders) and determine that a specified amount of Excess Proceeds has been established with certainty and is due as part (or full) discharge of the entitlements under the Separation Agreement, notwithstanding that the Escrow Period has not expired, and in such circumstances Mallinckrodt’s management, acting under authority delegated by the Mallinckrodt Board may direct an interim discharge of part or all (as the case may be) of the Excess Proceeds in the amount specified in its determination (the “Interim Excess Proceeds” and the “Interim Excess Determination,” respectively). Where such a determination is made, the Separation Agreement’s terms apply to the allocation and payment of the Interim Excess Proceeds as if references to Excess Proceeds in the Separation Agreement meant Interim Excess Proceeds and as if the time for allocation or payment is the time as set out in the Interim Excess Determination or as otherwise agreed by Mallinckrodt and the Redemption Agent. The decision as to whether to issue any (or no) Interim Excess Determinations shall be at the sole and absolute discretion of the Mallinckrodt Board. Mallinckrodt may elect to issue more than one Interim Excess Determination and may issue an Interim Excess Determination simultaneously with the allocation of the relevant Interim Excess Proceeds at the Effective Time (by reference to the Qualified Shareholders and Non-Qualified Shareholders (and, where applicable, Record Holders receiving Interim Excess Proceeds for the benefit of Qualified Shareholders or Non-Qualified Shareholders) that have complied with and satisfied the Certification Procedures before the Pre-Redemption Notification Deadline). Then, the Interim Excess Proceeds shall be allocated and/or paid to the relevant Qualified Shareholders and Non-Qualified Shareholders at the same time as the Base Proceeds are allocated and/or paid under the terms of the Separation Agreement. For the avoidance of doubt, any allocation or payment of Excess Proceeds pursuant to an Interim Excess Determination constitutes a discharge of the obligations to allocate or pay Excess Proceeds to the extent of Excess Proceeds so allocated or paid, and no amount shall be double counted in any entitlement to Excess Proceeds where discharged in whole or in part by an Interim Excess Determination.

Par Health will not be permitted to distribute cash or non-cash dividends until the expiration of the Escrow Period.

WE URGE YOU TO COMPLETE YOUR CERTIFICATION FORM AS SOON AS POSSIBLE – DO NOT WAIT FOR THE ESCROW PERIOD. IF YOU DO NOT PROPERLY COMPLETE YOUR CERTIFICATION FORM BY 5:30 P.M. (EASTERN TIME IN THE UNITED STATES) ON NOVEMBER 7, 2025, THE RISK OF NOT REACHING THE RESPONSE THRESHOLD INCREASES. THE REDEMPTION WILL ONLY BE COMPLETED IF THE RESPONSE THRESHOLD IS REACHED BY 5:30 P.M. (EASTERN TIME IN THE UNITED STATES) ON NOVEMBER 7, 2025 (OR SUCH OTHER DATE AS MAY BE DETERMINED BY THE MALLINCKRODT BOARD IN ITS SOLE AND ABSOLUTE DISCRETION). PLEASE CONTACT INNISFREE M&A INCORPORATED AT (888) 750-9498 FOR ASSISTANCE WITH COMPLETING YOUR CERTIFICATION FORM.

F.            Escrow Closing

The right to receive Base Proceeds and/or Excess Proceeds, or any other consideration, shall irrevocably expire and lapse in the case of Record Holders (and/or any Street Name Holders identified by such Record Holders and confirmed by such Record Holder to be the beneficial owner of the Mallinckrodt Preferred Shares on the Record Date) that have not complied with or satisfied the applicable Certification Procedures before the expiration of the Escrow Period. Any such right to receive the Base Proceeds and/or Excess Proceeds, or any other consideration, will irrevocably lapse and expire at such time, and such expiration, lapse and forfeiture shall not affect the validity of the Redemption or result in the Redemption Consideration not constituting good and valuable consideration for the Redemption of the Mallinckrodt Preferred Shares of such Persons. NEITHER MALLINCKRODT NOR PAR HEALTH, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES, WILL HAVE ANY LIABILITY WITH RESPECT TO ANY SUCH LAPSE AND EXPIRATION.

Promptly after the expiration of the Escrow Period:

•	the Redemption Agent will allocate any shares of Excess Par Health Common Stock remaining in the Escrow Account among Qualified Shareholders as of immediately before the expiration of the Escrow Period, in accordance with their entitlement to receive the Excess Proceeds as provided for in the Separation Agreement to the extent not previously so allocated (including pursuant to any Interim Excess Determination); and

•	the Redemption Agent will promptly make a cash payment to all Non-Qualified Shareholders as of immediately before the expiration of the Escrow Period in accordance with their entitlement to receive the Excess Proceeds as provided for in the Separation Agreement to the extent not previously so paid (including pursuant to any Interim Excess Determination), and Mallinckrodt will deliver cash to the Redemption Agent to enable the Redemption Agent to make such cash payment.

FUTURE PAR HEALTH STOCKHOLDERS ARE REMINDED THAT ONLY THE RECORD HOLDER (AND/OR ANY STREET NAME HOLDER IDENTIFIED BY SUCH RECORD HOLDER AND CONFIRMED BY SUCH RECORD HOLDER TO BE THE BENEFICIAL OR ECONOMIC OWNER OF THE MALLINCKRODT PREFERRED SHARES ON THE RECORD DATE) IS ENTITLED TO ANY BASE PROCEEDS AND EXCESS PROCEEDS ALLOCATION THAT MAY BE ALLOCATED AT THE EXPIRATION OF THE ESCROW PERIOD. IF YOU TRADE YOUR SHARES OF PAR HEALTH COMMON STOCK AFTER THE REDEMPTION DATE, THE PURCHASER OF YOUR SHARES WILL NOT RECEIVE ANY SUCH ALLOCATIONS FROM MALLINCKRODT OR THE REDEMPTION AGENT.

G.            Fractional Shares

No fractional shares of Par Health Common Stock will be allocated or credited to book-entry accounts in connection with the Redemption, nor will any cash payments be made in lieu of any such fractional share interests. The Record Holder is not entitled to vote or to any other rights as a stockholder of Par Health for such fractional share interest.

If there are shares of Excess Par Health Common Stock in the Escrow Account that cannot be allocated after the expiration of the Escrow Period due to the prohibition on allocating fractional shares, then Par Health will cancel such shares.

H.            Post-Closing Transfers of Par Health Common Stock

The Par Health Common Stock is not and will not be listed on any securities exchange. In addition, the Par Health Common Stock is not registered under the Exchange Act, and Par Health does not intend to register the Par Health Common Stock under the Exchange Act after the Spin-off. As a private company, there will continue to be no active trading market in Par Health’s capital stock and, accordingly, investors may experience, among other things, limited liquidity.

The Par Health Common Stock will be issued in the Redemption pursuant to applicable exemptions from the registration requirements of the Securities Act, and will not be registered or qualified under any state securities laws. Such shares of Par Health Common Stock will be “restricted securities” as defined in Rule 144 under the Securities Act, and may not be resold unless a sale thereof is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws, as applicable. Par Health has no obligation, and does not intend, to register any Par Health Common Stock under the Securities Act or any state securities laws.

The amended and restated certificate of incorporation of Par Health will provide that no shareholder will be permitted to sell, exchange, assign, pledge, encumber or otherwise transfer any of its Par Health Common Stock, whether in one transaction or a series of related transactions (by such shareholder and/or any other shareholder), without the consent of the Par Health Board, (i) to any person that is not a qualified institutional buyer (as defined in Rule 144A under the Securities Act), an institutional accredited investor (an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) or a director or officer of Par Health who is also an accredited investor (as defined in Rule 501(a) under the Securities Act), (ii) if, as a result of such transaction or series of related transactions, Par Health or any of its subsidiaries would be subject to reporting obligations under any applicable securities laws, (iii) to a direct or indirect competitor of Par Health identified by the Board in good faith from time to time (a “Competitor”), or to any of such Competitor’s affiliates (but not including financial sponsors that do not hold a majority of the equity of such Competitor or other portfolio companies of such sponsors), or (iv) other than in accordance with the Tag-Along Rights (as described below) to the extent applicable. Par Health will make available a list of any such Competitors following the Spin-off.

Furthermore, any transfers of Par Health Common Stock will be subject to procedures required by Par Health’s transfer agent, including the delivery of applicable share transfer forms, details of which will be made available by Par Health following the Spin-off. Consequently, Qualified Shareholders may be unable to liquidate their shares of Par Health Common Stock.

DESCRIPTION OF THE BUSINESS

Par Health is a private company incorporated under the laws of Delaware and focused on generic pharmaceuticals (including APIs) and sterile injectables businesses. We are well positioned to be a leading pharmaceutical company, with a robust product portfolio spanning multiple disease areas, dosage forms, and delivery techniques.

Par Health is headquartered in Hazelwood, Missouri and we have operating locations in the United States, Ireland, the United Kingdom and India.

Our Business and Products

Information regarding the product portfolios and business strategies of Par Health is included in the following discussion.

Generics and APIs

Our generic pharmaceutical operations are focused on providing our customers generic drugs and APIs. We have a portfolio of approximately 83 different finished-dose generic drug product families, across a variety of therapeutic areas. Our finished-dose generic products feature a broad range of dosage forms, including transdermal patches, solid oral extended-release products, solid oral immediate-release products, liquids, semi-solids and powders, designed to address an array of therapeutic areas.

Within our generic pharmaceutical operations, we also provide bulk API products, including acetaminophen, stimulants, analgesics, and stearates (an excipient), to a wide variety of pharmaceutical companies. We are among the world’s largest manufacturers of bulk acetaminophen and the only producer of acetaminophen API in the North American region with manufacturing facilities in the United States. Our APIs and excipients are supplied directly to over 350 customers in approximately 70 countries. We also use our APIs for internal manufacturing of our finished-dose products.

Additionally, Par Health is one of the only generic manufacturers with its own controlled-substances API manufacturing capability. We offer a variety of product formulations, such as hydrocodone-containing tablets, oxycodone-containing tablets and several other controlled substances indicated for the treatment of pain. Other controlled-substances products include medicines used to treat attention-deficit/hyperactivity disorder and addiction treatment medicines.

We manufacture controlled substances under the DEA quota restrictions, and in fiscal 2024, we estimated that we received greater than one-third of the total DEA quota provided to the U.S. market for the controlled substances we manufacture. We believe that our vertical integration and allocation of quota-governed, controlled-substances materials from the DEA are competitive advantages for our API business and, in turn, for our generics business. The strategy for our API business is based on at-scale manufacturing of proven products and customized product offerings, responsive technical services, and timely delivery to our customers.

Sterile Injectables

Our sterile injectables business includes a portfolio of approximately 40 products, including both vial and ready-to-use RTU formats. Our sterile injectables products are manufactured in sterile facilities in various dosage forms and are administered at hospitals, clinics, and long-term care facilities. For products we develop for the U.S. market, after the completion of required clinical trials and testing, we seek approvals from regulatory bodies such as through the submission of 505(b)(2) New Drug Applications NDAs, Abbreviated New Drug Applications ANDAs, or Biologics License Applications BLAs to the U.S. Food and Drugs Administration FDA. We believe that our patents, the protection of discoveries in connection with our development activities, our proprietary products, technologies, processes, trade secrets, know-how, innovations, and all of our intellectual property are important to our business and achieving a competitive position. However, there can be no assurance that any of our patents, licenses or other intellectual property rights will afford us any protection from competition. Additional information is included in “Risk Factors—Par Health may be unable to protect its intellectual property rights successfully, intellectual property rights may be limited or Par Health may be subject to claims that it infringes on the intellectual property rights of others.”

Key product offerings in this business include the following, among others:

•	ADRENALIN®, which is a non-selective alpha and beta adrenergic agonist indicated for emergency treatment of certain allergic reactions, including anaphylaxis. We offer ADRENALIN® in multiple formulations, including the RTU premixed bag, which launched in an initial strength in October 2024, with four additional strengths launched into the market in 2025.

•	VASOSTRICT®, which is indicated to increase blood pressure in adults with vasodilatory shock who remain hypotensive despite fluids and catecholamines. We offer VASOSTRICT® in multiple formulations, including the RTU premixed bottle, which launched in February 2022.

•	APLISOL®, which is a sterile aqueous solution of a purified protein derivative for intradermal administration as an aid in the diagnosis of tuberculosis.

Research and Development

Generics. The research and development (“R&D”) efforts in this business are primarily focused on pharmaceutical products that would benefit from our vertically integrated manufacturing capabilities. Our pipeline seeks to apply our proven capabilities to formulate around competitor patents, utilizing our expertise in both our API and drug product development opportunities. We perform most of our finished-dose development work at our technical development center in Webster Groves, Missouri and at our facilities in India. Our API development work is conducted at our API manufacturing facility in St. Louis, Missouri, the nation’s largest API manufacturing facility by volume capacity.

Sterile Injectables. The R&D efforts in this business are focused on complex sterile injectable products that meet the needs of hospitals and health systems. Oftentimes, these are difficult to manufacture and commercially differentiating RTU and ready-to-administer products. We perform most of our sterile injectable development work at our Rochester, Michigan plant and facilities in India.

Intellectual Property

We rely on patents, trademarks, copyrights, trade secrets, and other proprietary and confidential information as part of a comprehensive strategy to protect our intangible and intellectual property. This strategy is complemented by our entry into licensing and contractual arrangements to further safeguard intellectual property rights associated with researching, developing, manufacturing, and distributing generic and sterile injectable pharmaceuticals.

The sterile injectables business includes products that are currently protected by certain patent rights and have inherent scientific, regulatory, legal and technical complexities, including being difficult to formulate or manufacture.

For our generic products, which we sell through our sterile injectables and generics businesses, we continue our focus on high-barrier-to-entry products, including an ongoing emphasis on complex sterile injectable products, including RTU products, and first-to-file/first-to-market opportunities, opportunities that often are difficult to formulate or difficult to manufacture, or face complex legal, regulatory, or other technical challenges. In the United States, first-to-file products refer to generic or sterile injectable products for which ANDAs containing challenges to the patents listed against the referenced brand that would normally prevent marketing of the generic ahead of the expiry (or Paragraph IV certifications (as defined below)) were the first to be filed with the FDA. In the United States, manufacturers that eventually have approved and launch first-to-file products, after success in litigating or otherwise resolving the aforementioned patent challenges, have an opportunity to receive 180 days of generic marketing activity vis-à-vis other Paragraph IV-filing ANDA holders. First-to-market products refer to products that are the first marketed generic equivalents of the referenced branded products for reasons apart from statutory marketing exclusivity. These first-to-market products allow manufacturers to mitigate risks from competitive pressures commonly associated with generic products that have already been commoditized. Our generics portfolio currently contains, and from time to time in the future may contain, various authorized generics, which are generic versions of branded products licensed to a generic distributor by brand drug companies under their NDA and marketed by the generic distributor without the brand’s typical branding. These authorized generics do not face the same regulatory barriers to launch and introduction and are not prohibited from sale during a third-party’s 180-day exclusivity period. From time to time, our authorized generics have included and may include generic versions of our own branded products. We also aim to be a partner of choice to large companies seeking authorized generic distributors for their branded products.

As of October 27, 2025, our patent portfolio is comprised of approximately 792 issued patents and approximately 44 patent applications worldwide, while our trademark portfolio includes approximately 137 registered marks and approximately 107 applications for registration. Our registered trademarks are renewable indefinitely, subject to meeting the legal requirements germane to the jurisdiction of their registration. In addition, we have put in place administrative, compliance, policing and technical measures to protect the confidentiality of our confidential and proprietary information, inclusive of our know-how, show-how, and trade secrets.

For additional information regarding our intellectual property portfolio, see the section of this Information Statement entitled “Risk Factors—Par Health may be unable to protect its intellectual property rights successfully, intellectual property rights may be limited or Par Health may be subject to claims that it infringes on the intellectual property rights of others.”

Manufacturing and Distribution

Manufacturing

We believe we have a robust manufacturing infrastructure, which provides us with flexibility across geography, cost structures and production scale. As of October 27, 2025, we have nine operational production facilities in the United States and India, with an additional site planned to be operational by early 2027 in Fenton, Missouri.

A significant portion of our generics product portfolio is vertically integrated, meaning we manufacture the API as well as the finished dose. We believe this allows us to manage key processes efficiently, cost-effectively, and with a high standard of quality. This capability is strengthened with the integration of legacy facilities and presents the opportunity for further vertical integration and growth.

Distribution

As of October 27, 2025, we maintained a global network of internal and third-party distribution centers for our products. Products generally are delivered to these distribution centers from our manufacturing facilities and then subsequently delivered to the customer. We leverage a wide range of transport and distribution partners to convey our products to market by road, rail, sea, and air.

Raw Materials

We contract with various third-party manufacturers and suppliers to provide us with raw materials, components, finished goods, and certain services. If, for any reason, we are unable to obtain sufficient quantities of any of the raw materials, components, finished goods, or services required for the operation of our business, it could have a material adverse effect on our competitive position, business, financial condition, results of operations and cash flows.

A number of our current generic-finished dose and API products, including oxycodone, oxymorphone, morphine, and hydrocodone, are listed by the DEA as Schedule II substances under the federal Controlled Substances Act of 1970. Consequently, their manufacture, shipment, storage, sale, and use are subject to a high degree of regulation, and the DEA limits the availability of controlled-substances raw materials, and the production of APIs and generic Schedule II substances, through manufacturing and procurement quotas that we must apply for periodically in order to obtain and produce these substances. For additional information regarding the risks associated with the regulation of certain of our products by the DEA, see the section of this Information Statement entitled “Risk Factors—The DEA regulates the availability of controlled substances, including API, drug products under development and finished dose products.”

Sales, Marketing and Customers

We distribute our sterile and generic finished dose products through independent channels, including wholesale drug distributors, specialty pharmaceutical distributors, retail pharmacy chains, hospital networks, ambulatory surgical centers, and governmental agencies. In addition, we contract with group purchasing organizations (“GPOs”) and managed care organizations to improve access to our products. We sell and distribute API products directly or through distributors to other pharmaceutical companies.

Par Health competes with several companies in each of the businesses in which it operates.

Generic Pharmaceuticals

Generic products generally face intense competition from branded equivalents, other generic equivalents (including authorized generics) and therapeutically similar branded or generic products. Our major competitors, including Rhodes Pharmaceuticals LP, Amneal Pharmaceutical Ltd., Noramco, Inc., Veranova LP, Teva Pharmaceutical Industries Limited, Viatris, Sandoz, Granules Pharmaceuticals, and Aurobindo Pharma Limited, among others, vary by product category and dosage strength. We believe our reliable sources of starting materials, vertically integrated manufacturing capabilities, broad offerings of API controlled substances and acetaminophen, comprehensive generic controlled substances product line, and established relationships with national and regional distributors of generic drugs in the United States enable us to compete with other generic manufacturers. In addition, we believe that our experience with the FDA, the DEA and Risk Evaluation and Mitigation Strategies (“REMS”) provides us the knowledge to operate efficiently and effectively in this highly regulated, competitive environment. Among the large generic controlled substances providers, we are one of the only generic manufacturers that has its own controlled substance API manufacturing capability, and we believe that we offer more vertically integrated generic controlled substance products than any other U.S. manufacturer. New drugs and future developments in improved or advanced drug delivery technologies or other therapeutic techniques may provide therapeutic or cost advantages when compared to the products we sell. For some of our generics products, we compete with foreign manufacturers that operate in lower-cost geographies. Therefore, ability to successfully manage costs is key to our financial success. The maintenance of profitable operations in generic pharmaceuticals also depends, in part, on our ability to select, develop, and timely launch new generic products, as well as our ability to manufacture such new products in a cost-efficient, high-quality manner and implement and drive market volume.

Consolidations of our customer base have resulted in increased pricing and other competitive pressures on pharmaceutical companies, including us. Additionally, the emergence of large buying groups representing national retail pharmacies and other distributors and the prevalence and influence of managed care organizations and similar institutions have increased the negotiating power of these groups, enabling them to attempt to extract various demands, including, without limitation, price discounts, rebates, and other restrictive pricing terms. These competitive trends could continue in the future and could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Newly introduced generic products with limited or no other generic competition typically garner higher prices relative to commoditized generic products. Even if we are successful in launching generic products with statutory generic exclusivity, competitors may enter the market when such exclusivity periods expire, resulting in significant price declines. Consequently, the success of our generics efforts depends on our continuing ability to select, develop, procure regulatory approvals of, overcome legal challenges to, launch and commercialize new generic products in a timely and cost-efficient manner and to maintain efficient, high quality manufacturing capabilities.

Our scale in controlled substance API manufacturing and flexibility within our St. Louis site enables our customers to have better access to cost-competitive, quality products to meet this market need. Additionally, we believe we offer customers reliability of supply and broad-based technical customer service.

The competitive landscape in the acquisition and in-licensing of pharmaceutical products has intensified in recent years, reflecting an increase in the number of companies and collective resources bidding on available assets. The ability to effectively compete in business development, acquisitions and in-licensing is important to our long-term growth strategy. In addition, other competitive factors in the pharmaceutical industry include product efficacy, safety, ease of use, price, demonstrated cost-effectiveness, third-party reimbursement, marketing effectiveness, customer service, reliability of supply, reputation, and technical capabilities.

Sterile Injectables

This business’s major competitors, including Pfizer Hospital US, Fresenius Kabi USA, LLC, Viatris, Amphastar Pharmaceuticals, Inc., Amneal Pharmaceuticals, Inc., Hikma Pharmaceuticals PLC and Sandoz Group AG, among others, vary by product. A significant portion of our sales, including sales to hospitals, clinics and long-term care facilities in the United States, is controlled by a relatively small number of group purchasing organizations GPOs, including HealthTrust Purchasing Group, L.P., Premier Inc., and Vizient, Inc. Accordingly, it is important for us to have strong relationships with these GPOs and achieve on-time product launches in order to secure new bid opportunities. We aim to have a portfolio and pipeline that is tailored to the needs of our key markets, with complex and differentiated products with high barrier to entry. Further investment, expansion and modernization of our sterile injectables manufacturing capabilities will depend on our strategic goals and performance of these products.

Regulatory Matters – United States

The pharmaceutical industry in the United States is subject to extensive and rigorous government regulation. The U.S. Federal Food, Drug, and Cosmetic Act (“FFDCA”), the U.S. Controlled Substances Act (“CSA”) and other federal and state statutes and regulations govern or affect the testing, manufacturing, packaging, labeling, storage, recordkeeping, approval, advertising, promotion, sale, and distribution of pharmaceutical products. Noncompliance with applicable requirements can result in criminal prosecution, fines, civil penalties, recall and/or seizure of products, total or partial suspension of production and/or distribution, injunctions, and/or refusal of the government to enter into supply contracts or to approve applications.

FDA Regulation

In the United States, the FDA regulates drug and biological products (collectively referred to as “pharmaceutical products,” “drug products,” or “products”) under the FFDCA. In addition, biological products are regulated under the Public Health Service Act (“PHSA”).

FDA approval is typically required before any new pharmaceutical or biological product can be marketed. The FFDCA provides several distinct pathways for the approval of new drugs. An NDA under Section 505(b)(1) of the FFDCA is a comprehensive application to support approval of a product candidate that includes, among other things, data and information to demonstrate that the proposed drug is safe and effective for its proposed uses, that production methods are adequate to ensure the identity, strength, quality, and purity of the drug, and that proposed labeling is appropriate and contains all necessary information. A 505(b)(1) NDA generally contains results of the full set of preclinical studies and clinical trials conducted by or on behalf of the applicant to characterize and evaluate the product candidate. Section 505(b)(2) of the FFDCA provides an alternate regulatory pathway to obtain FDA approval: it permits the filing of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. This may include relying to some extent upon the FDA’s findings of safety and effectiveness for an approved product that acts as the reference drug, and submitting additional, product-specific data—which may include data from pre-clinical studies or clinical trials conducted by or on behalf of the applicant—to address differences between the product candidate and the reference drug.

Drug manufacturers may also submit an ANDA under Section 505(j) of the FFDCA to market a generic version of an approved branded drug product. The ANDA must show that the generic version is “therapeutically equivalent” to the approved drug (“RLD”), which means that it has the same active ingredient, in the same strength, dosage form and route of administration, is bioequivalent, and is labeled the same. As a result, the generic product can be expected to have the same clinical effect and safety profile as the RLD when administered under the conditions specified in the labeling. Generally, demonstrating bioequivalence requires showing that the rate and extent of absorption of the active moiety is within parameters of similarity, although this requirement may be waived in some circumstances. Additionally, there are instances in which, via a petition to the FDA, a proposed generic product may be permitted to differ from the RLD in certain characteristics, such as in strength, dosage form, and route of administration. If approved, such a “suitability petition” ANDA (i) would not be considered therapeutically equivalent to the RLD (and therefore would not be substituted at the pharmacy in most states), and (ii) may be required to include data from pediatric testing (which generally is not required of ANDAs).

As a general proposition, FDA approval of an ANDA is required before a generic equivalent of an existing or reference-listed drug can be marketed, but there are circumstances under which the FDA exercises enforcement discretion to allow unapproved products to be marketed. Unlike NDAs or BLAs, ANDAs do not include data to establish safety and effectiveness, instead relying on demonstrating sameness to the RLD, which the FDA has already found to be safe and effective. The timing of final FDA approval of an ANDA depends on a variety of factors, including the quality of the application, whether the RLD is protected by patents that would be infringed by the generic product, whether the applicant challenges any Orange (as defined herein) Book- listed patents for the RLD or does and is sued by the RLD sponsor on those patents (see the discussion of patents in the section of this Information Statement titled “Description of the Business—Intellectual Property”), and whether the RLD is covered by one or more statutory exclusivity periods during which the FDA is prohibited from reviewing or granting final approval to generic products. In certain circumstances, a regulatory exclusivity period can extend beyond the life of a patent, thus blocking ANDAs from being approved even after the patent expiration date.

Currently, one of our products is regulated and marketed as a biological product pursuant to a BLA. Consistent with the PHSA, our current BLA product was licensed based on an FDA determination regarding the product’s safety, purity, and potency. Although the ANDA framework referenced above is not available with regard to BLA-licensed biologics, the Biologics Price Competition and Innovation Act of 2009 created an abbreviated licensure pathway for products that are biosimilar to a biologic that is licensed under a BLA (the “reference product”). Biosimilarity to a reference product means the proposed product is “highly similar” to the reference product, and there are no clinically meaningful differences in terms of safety, purity, and potency. The proposed biosimilar product must have the same route of administration, dosage form, strength, and mechanism of action (if known) as the reference product, and must be proposed only for uses for which the reference product is approved. As with an ANDA, an abbreviated biologics application (a “biosimilar application” or “351(k) application”) generally can be expected to require less data than the reference product BLA did, relying to some degree on extrapolation from FDA’s findings on the reference product’s safety, purity, and potency, but the FDA has significant discretion regarding the nature and amount of data required in a 351(k) application. Generally, a biosimilar application may not be submitted to the FDA until four years after the reference product was first licensed and cannot be approved until 12 years after the date of first licensure.

Although prescription drugs generally require FDA approval (NDA or ANDA) or licensing (BLA or biosimilars application), there are circumstances in which the FDA exercises enforcement discretion to allow unapproved prescription products to be marketed in the U.S. FDA policy in this regard has undergone change and the current status is somewhat unclear. Previously, the FDA had allowed some unapproved products used to treat serious medical conditions to remain on the market, as long as there weren’t other issues (such as drug safety or manufacturing compliance) regarding the drug, but encouraged companies to obtain approval by requiring unapproved products to come off the market once a similar product obtained approval. The timing of market removal was subject to a grace period at the FDA’s discretion, in order to allow an orderly transition of supply to the market and mitigate potential product shortages. The U.S. Department of Health and Human Services (“HHS”) announced in November 2020 that it was withdrawing this policy, but in May 2021 withdrew the November 2020 termination notice, saying that the FDA would issue new guidance on its enforcement priorities for unapproved marketed products. The FDA has not issued any such guidance in the intervening years, and there is nothing to suggest a fundamental change in the works. Nonetheless, because the current state of affairs is based on enforcement discretion, a change in course is possible.

Where necessary to help ensure that a drug’s benefits outweigh its risks, the FDA may require adoption of a REMS as a condition of approval. A REMS can include various components, including a medication guide, a communication plan for healthcare professionals, and other elements to assure safe use (“ETASU”). ETASU can include special training or certification for those who would prescribe or dispense the product, restricting the circumstances under which the product is dispensed, special monitoring, and required patient registries. The requirements and restrictions of a REMS can materially affect the market and profitability of a drug.

On October 31, 2024, the FDA approved a modification to the Opioid Analgesic REMS (“OA REMS”) to require manufacturers of opioid analgesics dispensed in outpatient settings to make prepaid mail-back envelopes available to dispensing pharmacies as a new drug disposal option for patients. Manufacturers participating in the OA REMS are required to comply with this measure as of March 31, 2025. To date, the initial compliance costs have not been material. However, the compliance costs could increase depending on the extent to which pharmacies and other dispensers elect to utilize these prepaid mail-back envelopes. Increased compliance costs could negatively impact our results of operations if we are unable to pass such costs to our customers. At this time, we are unable to estimate the potential impact of this measure.

After obtaining regulatory approval of a drug, a sponsor must comply with a number of post-approval requirements. Among other things, for example, the FDA may require post-marketing testing as a condition of approval, such as Phase 4 clinical trials, or surveillance to further assess and monitor the product’s safety and effectiveness. In addition, the holder of an approved NDA or BLA is required to report certain adverse events and manufacturing issues to the FDA, provide updated safety and efficacy information, submit annual reports covering a range of topics, and comply with regulatory requirements and restrictions in a number of areas, notably including advertising and promotion, product manufacturing, and tracing prescription drug products distributed in the United States.

Newly discovered or developed safety or effectiveness data may require changes to a product’s approved labeling, including the addition of new warnings, contraindications or limitations of use, or implementation of other risk management measures. Once granted, product approvals may be withdrawn if compliance with regulatory requirements is not maintained or problems are identified following initial marketing.

In addition, sponsors that submit applications for marketing approval are required to pay user fees, which can be substantial, although there are instances in which the user fee is waived. The fees collected help the FDA fund the drug approval process and regulatory activities related to the product subject to the user fee program. Each type of application is subject to a different user fee; for the federal fiscal year 2026, for example, submission of an ANDA requires payment of a fee of $358,247. Companies that hold ANDAs must also pay an annual program fee, based on the number of ANDAs held by the company; for the federal fiscal year 2026, the annual program fee ranges from $191,838 to $1,918,377. For fiscal year 2025, Par Health paid a program fee of $1,918,377. These fees are expensed as incurred. The FDA has set a target of approving 90% of standard ANDA submissions within 10 months of submission, and 90% of priority ANDA submissions within eight months of submission.

U.S. Drug Enforcement Administration

We or certain of our subsidiaries sell products that are “controlled substances” as defined in the CSA and implementing regulations, which establish certain security and recordkeeping requirements administered by the DEA, and similar state and foreign laws. The DEA regulates drug substances as Schedule I, II, III, IV or V substances, with Schedule I substances considered to present the highest risk of abuse, and Schedule V substances, the lowest risk. The active ingredients in some of our products are listed by the DEA as Schedule II, III or IV substances under the CSA. Consequently, their manufacture, shipment, storage, prescription, sale, dispensing, administration, and use are subject to a high degree of regulation.

The CSA limits the availability of certain of the active ingredients that are subject to Schedule I and II of the CSA. Some of these active ingredients are used in our products. We or our contract manufacturing organizations must periodically apply to the DEA for procurement and production quotas in order to obtain and produce these substances. As a result, our quotas may not be sufficient to meet commercial demand or complete clinical trials. Moreover, the DEA may adjust these quotas from time to time during the year, although the DEA has substantial discretion in whether to make such adjustments. In recent years, the DEA has reduced the quotas for certain Schedule II opioids that may be manufactured in the United States, including oxycodone, hydrocodone, codeine, oxymorphone, morphine, and hydromorphone.

To meet its responsibilities, the DEA conducts periodic inspections of registered establishments that handle controlled substances. Annual registration is required for any facility that manufactures, tests, distributes, dispenses, imports or exports any controlled substance. The facilities must have the security, control, accounting mechanisms and monitoring systems required by the DEA to prevent loss and diversion of controlled substances and to comply with reporting obligations. Failure to maintain compliance can result in enforcement action. The DEA may seek civil penalties, refuse to renew necessary registrations or initiate proceedings to revoke or restrict those registrations or, with the DOJ, seek to impose civil penalties. In certain circumstances, violations could result in criminal proceedings.

DEA regulations include certain restrictions for a manufacturer in the United States to import finished dosage forms of controlled substances manufactured outside the United States. These rules reflect a broader enforcement approach by the DEA to regulate the manufacture, distribution, and dispensing of legally produced controlled substances. Accordingly, drug manufacturers that market and sell finished dosage forms of controlled substances in the United States typically manufacture them or have them manufactured in the United States.

The DEA also requires drug manufacturers to design and implement a system that identifies suspicious orders of controlled substances, such as those of unusual size, those that deviate substantially from a normal pattern, and those of unusual frequency, before distribution of the controlled substance order. A compliant suspicious order monitoring (“SOM”) system includes well-defined due diligence, “know your customer” efforts and order monitoring. We utilize all available transaction information to identify suspicious orders of any controlled substance product and will report such suspicious orders to the DEA if we conclude that chargeback data or other information indicate that a downstream registrant poses a risk of diversion.

Individual states also regulate controlled substances, and we, as well as our third-party API suppliers and manufacturers, are subject to such regulation by several states with respect to the manufacture and distribution of these products.

We and, to our knowledge, our third-party API suppliers, dosage form manufacturers, distributors and researchers, have all necessary registrations, and we believe all registrants operate in conformity with applicable registration requirements, under controlled substance laws.

Interplay Between Regulation and Intellectual Property

An NDA is required to identify all patents that claim the drug substance, drug product or method of using the drug that is the subject of the application, and for which a patent suit could reasonably be brought against a potential infringer. Upon NDA approval, these patents are listed with other information about the product in the FDA publication, Approved Drug Products With Therapeutic Equivalence Evaluations (the “Orange Book”). An ANDA or NDA under FFDCA Section 505(b)(2) referencing an approved drug must make one of several possible certifications regarding each patent listed with the reference drug. An applicant that challenges the validity or enforceability of a patent or asserts that the proposed product does not infringe the patent (a “Paragraph IV certification”) must notify the reference product sponsor within 20 days of filing by the FDA; if the reference product sponsor timely sues on the patent(s) (within 45 days of the notice having been received), the FDA may not approve the application until the earliest of: (i) 30 months after the sponsor’s receipt of the notice; (ii) entry of an unappealed trial court judgment or an appellate court judgment holding the patent invalid, unenforceable or not infringed; (iii) such time as a court may order; or (iv) expiration of the patent. If the applicant does not challenge the patent, the FDA may not approve the ANDA or 505(b)(2) NDA until expiration of the patents.

A key incentive for an ANDA sponsor to move quickly to submit an ANDA challenging RLD patents (and thus to bring generic products to market sooner) is that the first submitted, substantially complete ANDA challenging a patent receives with approval a 180-day period of marketing exclusivity during which other ANDAs that filed a Paragraph IV certification may not receive final approval. There are circumstances under which such exclusivity is forfeited. This means the company may not be able to take advantage of an award of generic exclusivity; however, no other ANDA filer can “inherit” the forfeited exclusivity.

In addition, the holder of the NDA for a listed drug may be entitled to certain non-patent exclusivity during which, depending on the type of exclusivity, the FDA either cannot accept or approve an application for a competing ANDA generic product or a 505(b)(2) NDA product that references that NDA. Depending on the type of exclusivity, the protection may apply to all of the reference drug’s approved conditions of use, or may be limited to a certain condition of use, patient population, or other protected label information.

Additionally, the sponsor of an NDA may be entitled to restoration of some of the patent term that was “lost” during product development and FDA review of a first marketing approval application for the subject product. The patent term restoration period is generally one-half the time between the effective date of the IND or the date of patent grant (whichever is later) and the date of submission of the application, plus the time between the date of submission of the application and the date of FDA approval. The maximum period of restoration is five years, and the patent cannot be extended to more than 14 years from the date of FDA approval of the product. Only one patent claiming an approved product or a method of using or manufacturing it is eligible for restoration and the patent holder must apply to the U.S. Patent and Trademark Office (“USPTO”) for restoration within 60 days of FDA approval. The USPTO, in consultation with the FDA, reviews and approves the application for patent term restoration.

Quality Assurance and Current Good Manufacturing Practice Requirements

The FDA enforces regulations to ensure that the methods used in, and the facilities and controls used for, the manufacture, processing, packaging, and holding of drug and biological products conform to current good manufacturing practice (“cGMP”). The cGMP regulations are comprehensive and cover all aspects of manufacturing operations, from receipt of raw materials to finished product distribution, and are designed to ensure that the finished products meet all the required identity, strength, quality, and purity characteristics. Compliance with cGMP includes adhering to requirements relating to organization and training of personnel, buildings and facilities, equipment, control of components and pharmaceutical product containers and closures, production and process controls, quality control and quality assurance, packaging and labeling controls, holding and distribution, laboratory controls, and records and reports. The FDA conducts both preapproval and postmarketing periodic inspections to assess the cGMP status of facilities involved in the manufacture of pharmaceutical products. Failure to comply with applicable cGMP requirements or the conditions of the product’s approval may lead the FDA to take enforcement actions, such as issuing a warning letter, or to seek sanctions, including fines, civil penalties, injunctions, suspension of manufacturing operations, imposition of operating restrictions, withdrawal of approval, seizure or recall of products, and criminal prosecution. In September 2025, the FDA issued a Form FDA-483 with nine observations generally relating to cleaning, maintenance, and quality management at the conclusion of an inspection of Par Health’s manufacturing facility in Raleigh, North Carolina that manufactures API. Additionally, in late October 2025, the FDA issued (i) a Form FDA-483 with four observations relating to equipment design and quality management at the conclusion of an inspection of Par Health’s manufacturing facility in Rochester, Michigan that manufactures certain sterile injectables and (ii) a Form FDA-483 with two observations relating to protocols for certain manufacturing processes at the conclusion of an inspection of Par Health’s manufacturing facility in St. Louis, Missouri that manufactures API. Par Health is currently assessing the observations and their impacts, and is committed to resolving the FDA’s concerns. Par Health currently believes that it will be able to address the observations, the impacts of which are not expected to be material to its results of operations. However, there can be no assurance that the FDA will be satisfied with its responses, nor any assurance as to the timeframe that may be required for Par Health to adequately resolve the FDA’s concerns. For additional information on risks related to this matter, see the section of this Information Statement entitled “Risk Factors—The manufacture of Par Health’s products is highly exacting and complex, and its business could suffer if Par Health, its suppliers, manufacturers, distributors, or collaboration partners encounter manufacturing, supply, or other problems.” and for additional information on our corrective actions at the Raleigh facility, see “Management’s Discussion and Analysis of Mallinckrodt’s Specialty Generics Business’ Financial Condition and Results of Operations—Significant Events—Regulatory Developments.”

Although we periodically monitor FDA compliance of the third parties on which we rely for manufacturing of certain products, we cannot be certain that our present or future third-party manufacturers will consistently comply with cGMP or other applicable FDA regulatory requirements. Other foreign regulatory authorities have their own cGMP rules. Ensuring compliance requires a continuous commitment of time, money, and effort in all operational areas.

Pharmaceutical Pricing and Reimbursement

Statutory and regulatory requirements for Medicaid, Medicare, Tricare, and other government healthcare programs govern provider reimbursement levels, as well as require that each pharmaceutical manufacturer that participates in the Medicaid Drug Rebate Program pay rebates to individual states based on their Medicaid program-reimbursed products utilization. The federal and state governments may continue to enact measures in the future aimed at containing or reducing payment levels for, or increasing rebates on, prescription pharmaceuticals paid for in whole or in part with government funds. We cannot predict the nature of such measures, which could have material adverse consequences for the pharmaceutical industry as a whole and, consequently, for us.

The Centers for Medicare & Medicaid Services (“CMS”), the agency that administers the Medicare and Medicaid programs, may implement or revise reimbursement or coverage restrictions under those programs, and a state may do likewise under the Medicaid program. Any reduction in reimbursement or restriction of coverage under Medicare, Medicaid, or other government programs may result in a similar reduction in payments or restriction of coverage by private payors. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products.

From time to time, legislative changes are made to government healthcare programs that impact our business. For example, the Medicare Prescription Drug Improvement and Modernization Act of 2003 created a prescription drug coverage program for people with Medicare through a system of government-regulated private market drug benefit plans. This law provides a prescription drug benefit to seniors and individuals with disabilities in the Medicare program (“Medicare Part D”). Congress continues to examine various Medicare policy proposals that may result in pressure on the prices of prescription drugs in the Medicare program.

In addition, the Patient Protection and Affordable Care Act of 2010, as amended, provided for major changes to the U.S. healthcare system, which impacted the delivery and payment for healthcare services in the United States. Our business has been impacted by, among other things, changes to the rebates under the Medicaid Fee-For-Service Program and new rebates on Medicaid Managed Care utilization and the imposition of an annual fee on branded prescription pharmaceutical manufacturers.

The Inflation Reduction Act of 2022, among other things, requires the Secretary of HHS to negotiate, with respect to Medicare units and subject to a specified cap, the price of a set number of certain high-Medicare-spend drugs and biologicals per year starting in 2026, penalizes manufacturers of certain Medicare Parts B and D drugs for price increases above inflation, and makes several changes to the Medicare Part D benefit, including a limit on annual out-of-pocket costs and a change in manufacturer liability under the program, that could negatively affect our business and financial condition.

We anticipate that the U.S. Congress, state legislatures, and federal and state regulators may adopt or accelerate adoption of new healthcare policies and reforms intended to regulate drug pricing or the way in which such prices are made available on the market. This includes efforts by individual states in the United States to pass legislation and implement regulations designed to control pharmaceutical and biological product pricing, such as by passing laws that regulate how manufacturers make the 340B Drug Pricing Program (“340B program”) ceiling price (“340 ceiling price”) available on the market, and/or by establishing Prescription Drug Affordability Boards (or similar entities) that may review high-cost drugs, set upper payment limits, and implement marketing cost disclosure and transparency measures.

Certain of our affiliates that are manufacturers participate in the Medicaid Drug Rebate Program and other governmental programs. Each manufacturer that participates in the Medicaid Drug Rebate Program is required to pay a rebate to each state Medicaid program for its covered outpatient drugs that are dispensed to Medicaid beneficiaries and paid for by a state Medicaid program, as a condition of having federal funds available for that manufacturer’s drugs under Medicaid and Medicare Part B. Those rebates are based on pricing data the manufacturer reports on a monthly and quarterly basis to CMS, the federal agency that administers the Medicare and Medicaid programs. These data include the average manufacturer price and, in the case of innovator products, the best price for each drug, which best price, in general, represents the lowest price available from the manufacturer to any wholesaler, retailer, provider, health maintenance organization, nonprofit entity, or governmental entity in the United States in any pricing structure, calculated to include all sales and associated rebates, discounts, and other price concessions.

CMS periodically issues updates to its regulations under the Medicaid Drug Rebate Program that could impact our price reporting obligations in various ways. For example, in September 2024, CMS further modified the regulations governing the Medicaid Drug Rebate Program, which could increase manufacturer costs and the complexity of compliance, impact rebate liabilities, and be time-consuming to implement.

Congress also could enact additional changes that affect overall rebate liability and the information manufacturers report to the government as part of price reporting calculations, which could impact the market conditions for our products. We further expect continued scrutiny on government price reporting and pricing more generally from Congress, federal or state agencies, and other bodies, and are seeing an increase in state interest in price reporting, transparency, and other policies to address drug pricing concerns. For additional information about the risk associated with these programs, please see the section of this Information Statement entitled “Risk Factors—Par Health’s reporting and payment obligations under the Medicare and Medicaid rebate programs, and other governmental purchasing and rebate programs, are complex. Any determination of failure to comply with these obligations or those relating to healthcare fraud and abuse laws could have a material adverse effect on its business.”

Federal law requires that each manufacturer that participates in the Medicaid Drug Rebate Program also participates in the 340B program in order for federal funds to be available for the manufacturer’s drugs under Medicaid and Medicare Part B. The 340B program, which is administered by the Health Resources and Services Administration (“HRSA”), requires participating manufacturers to agree to charge statutorily defined covered entities no more than the 340B “ceiling price” for the manufacturer’s covered outpatient drugs. These 340B program-covered entities include a variety of community health clinics and other entities that receive health services grants from the Public Health Service, as well as hospitals that serve a disproportionate share of low-income patients, certain free-standing cancer hospitals, critical access hospitals, rural referral centers and sole community hospitals. The 340B ceiling price is calculated using a statutory formula, which is based on the average manufacturer price and rebate amount for the covered outpatient drug as calculated under the Medicaid Drug Rebate Program, and, in general, products subject to Medicaid price reporting and rebate liability are also subject to the 340B ceiling price calculation and discount requirement. Where a drug is subject to an additional rebate, as noted previously, or a low best price, the 340B ceiling price may calculate as low as, but not lower than, $0.01 per unit. Changes to the Medicaid Drug Rebate amount also could affect a manufacturer’s 340B ceiling price calculations and negatively impact results of operations.

HRSA issued a final regulation regarding the calculation of the 340B ceiling price and the imposition of civil monetary penalties on manufacturers that are found to have knowingly and intentionally overcharged covered entities, which became effective on January 1, 2019. It is unclear how the government will apply its enforcement authority under the regulation. Manufacturers also are required to report 340B ceiling prices to HRSA on a quarterly basis, and HRSA then publishes them to covered entities. Moreover, under a final regulation effective January 13, 2021, HRSA newly established an administrative dispute resolution (“ADR”) process for claims by covered entities that a manufacturer has engaged in overcharging, and by manufacturers that a covered entity violated the prohibitions against diversion or duplicate discounts. Such claims are to be resolved through an ADR panel of government officials rendering a decision that could be appealed in federal court. HRSA issued a final rule that, effective June 2024, modified aspects of the ADR process, which could impact the procedures that are used to determine whether a manufacturer owes additional 340B program discounts. An ADR proceeding could subject a manufacturer to onerous procedural requirements and result in additional liability.

Manufacturers are required to report the average sales price for certain Medicare Part B-covered products under the Medicare program. Manufacturers calculate the average sales price based on a statutorily defined formula, as well as regulations and interpretations of the statute by CMS. Medicare Part D generally provides coverage to enrolled Medicare patients for self-administered drugs (i.e., drugs that are not administered by a physician). Medicare Part D is administered by private prescription drug plans approved by the U.S. government and, subject to detailed program rules and government oversight, each drug plan establishes its own Medicare Part D formulary for prescription drug coverage and pricing, which the drug plan may modify from time to time. The prescription drug plans negotiate pricing with manufacturers and pharmacies, and may condition formulary placement on the availability of manufacturer discounts.

In order to be eligible to have our products paid for with federal funds under the Medicaid and Medicare Part B programs and purchased by the Department of Veterans Affairs (“VA”), the Department of Defense (“DoD”), Public Health Service, and Coast Guard (collectively, the “Big Four”) and certain federal grantees, we are required to participate in the VA Federal Supply Schedule pricing program, established under Section 603 of the Veterans Health Care Act of 1992. Under this program, we are obligated to make our “covered” drugs (i.e., innovator drugs and biologics) available for procurement on a Federal Supply Schedule (“FSS”) contract and charge a price to the Big Four agencies that is no higher than the Federal Ceiling Price (“FCP”), which is a price calculated pursuant to a statutory formula. The FSS program also allows us (but does not require us) to list certain non-covered drugs on an FSS contract at negotiated pricing, not capped at the FCP. The FCP is derived from a calculated price point called the “non-federal average manufacturer price” (“non-FAMP”), which we are required to calculate and report to the VA on a quarterly and annual basis. Pursuant to applicable law, knowing provision of false information in connection with a non-FAMP filing can subject a manufacturer to significant civil monetary penalties for each item of false information. The FSS contract also contains extensive disclosure and certification requirements. In addition, Section 703 of the National Defense Authorization Act for FY 2008 requires us to pay quarterly rebates to DoD on utilization of covered drugs that are dispensed through DoD’s Tricare network pharmacies to Tricare beneficiaries. The rebates are calculated as the difference between the annual non-FAMP and FCP for the calendar year that the product was dispensed. If we overcharge the government in connection with the FSS contract or Tricare Retail Pharmacy Rebate Program, whether due to a misstated FCP or otherwise, we will be required to refund the difference to the government. Failure to make necessary disclosures and/or to identify contract overcharges can result in allegations against us under the False Claims Act (“FCA”) and other laws and regulations. Unexpected refunds to the government, and any response to government investigation or enforcement action, would be expensive and time-consuming, and could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Healthcare Fraud and Abuse Laws

We are subject to various federal, state, and local laws and regulations targeting fraud and abuse in the healthcare industry, violations of which can lead to civil and criminal penalties, including fines, imprisonment, and exclusion from participation in federal healthcare programs. These laws are potentially applicable to us as both a manufacturer and a supplier of products reimbursed by federal healthcare programs, and they also apply to hospitals, physicians, and other potential purchasers of our products. If we fail to comply with those laws, we could face substantial penalties and our business, results of operations, financial condition, and prospects could be adversely affected. These laws include the following:

•	The U.S. federal Anti-Kickback Statute prohibits, among other things, any person or entity from knowingly and willfully offering, paying, soliciting, or receiving anything of value to induce (or in return for) the referral of business, including the purchase, recommendation, or prescription of a particular drug reimbursable under Medicare, Medicaid, or other federally financed healthcare programs. The statute has been interpreted to apply to arrangements between pharmaceutical companies on one hand and patients, prescribers, purchasers, and formulary managers on the other. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common manufacturer business arrangements and activities from prosecution and administrative sanctions, the exemptions and safe harbors are drawn narrowly and are subject to regulatory revision or changes in interpretation by the DOJ and OIG within the HHS. Practices or arrangements that involve remuneration may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Additionally, there are no safe harbors for common practices, such as educational and research grants, charitable donations, product support, and patient assistance. Violations of the federal Anti-Kickback Statute may be established without proving specific intent to violate the statute.

•	The federal civil FCA prohibits, among other things, any person or entity from knowingly presenting, or causing to be presented, a false or fraudulent claim for payment of federal funds, or knowingly making, or causing to be made, a false record or statement material to a false or fraudulent claim to the federal government, or avoiding, decreasing, or concealing an obligation to pay money to the federal government. A claim resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the statute and to share in any monetary recovery.

•	The healthcare fraud provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which extend to non-government health benefit programs and which impose criminal liability for, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any health care benefit program, including private third-party payors, or falsifying or covering up a material fact or making any materially false or fraudulent statement in connection with the delivery of or payment for health care benefits, items, or services. The government does not have to establish actual knowledge of the statute or specific intent in order to prove a violation.

Violations of these and/or other laws and regulations can lead to administrative, civil, and criminal penalties, fines (including mandatory penalties on a per claim or statement basis for violations of the FCA), damages, imprisonment, and exclusion from participation in federal healthcare programs. These laws apply to hospitals, physicians, and other potential purchasers of our products and are applicable to us as both a manufacturer and a supplier of products reimbursed by federal healthcare programs. In addition, some states in the United States have enacted compliance and reporting requirements aimed at drug manufacturers. Many states also have statutes or regulations similar to the federal anti-kickback law and the FCA and which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor. Other states restrict whether and when pharmaceutical companies may provide meals to health care professionals or engage in other marketing-related activities, and certain states and cities require identification or licensing of sales representatives.

We are also subject to the Foreign Corrupt Practices Act of 1977 (“FCPA”) and similar worldwide anti-bribery laws in non-U.S. jurisdictions, such as the United Kingdom (“U.K.”) Bribery Act of 2010, which generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. Because of the predominance of government-sponsored healthcare systems around the world, most of our customer relationships outside of the United States are with governmental entities and are therefore subject to such anti-bribery laws. Our policies mandate compliance with these anti-bribery laws; however, we operate in many parts of the world that have experienced governmental corruption to some degree and, in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. Despite our training and compliance programs, our internal control policies and procedures may not protect us from reckless or criminal acts committed by our employees or agents.

Sunshine Act and Transparency Laws

The U.S. Physician Payment Sunshine Act requires tracking of payments and transfers of value to physicians and teaching hospitals and ownership interests held by physicians and their families and reporting to the federal government and public disclosure of these data. Since 2022, manufacturers must also report transfers of value made to physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse midwives. Certain states also require pharmaceutical companies to report expenses relating to the marketing and promotion of pharmaceutical products and to report transfers of value made to healthcare providers in the applicable state.

Data Protection and Privacy

Par Health is subject to Section 5 of the Federal Trade Commission Act (“FTC Act”), HIPAA, the California Consumer Privacy Act (“CCPA”), as amended by the California Privacy Rights Act (“CPRA”), and other state comprehensive privacy laws.

The Federal Trade Commission (“FTC”) sets expectations for failing to take appropriate steps to keep consumers’ personal information secure, or failing to provide a level of security commensurate to promises made to individuals about the security of their personal information (such as in a privacy notice) may constitute unfair or deceptive acts or practices in violation of Section 5(a) of the FTC Act. The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Individually identifiable health information is considered sensitive data that merits stronger safeguards. With respect to privacy, the FTC also sets expectations that companies honor the privacy promises made to individuals about how the company handles consumers’ personal information; any failure to honor promises, such as the statements made in a privacy policy or on a website, may also constitute unfair or deceptive acts or practices in violation of the FTC Act. While we do not intend to engage in unfair or deceptive acts or practices, the FTC has the power to enforce promises as it interprets them, and events that we cannot fully control, such as data breaches, may result in FTC enforcement. Enforcement by the FTC under the FTC Act can result in civil penalties or enforcement actions.

HIPAA imposes privacy and security obligations on covered entity health care providers, health plans, and health care clearinghouses, as well as their “business associates”—certain persons or covered entities that create, receive, maintain, or transmit protected health information in connection with providing a specified service or performing a function on behalf of a covered entity. We could potentially be subject to criminal penalties if we, our affiliates, or our agents knowingly receive individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”), and their respective implementing regulations, imposes requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates that perform services for them that involve the use, or disclosure of, individually identifiable health information relating to the privacy, security, transmission, and breach reporting of individually identifiable health information. Although pharmaceutical companies generally are not considered to be a covered entities or businesses associate under HIPAA, we could be subject to penalties if we use or disclose individually identifiable health information in a manner not authorized or permitted by HIPAA. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions.

In California, the CCPA establishes certain requirements for data use and sharing transparency and grants certain rights for California consumers. The CPRA amendments to the CCPA went into effect on January 1, 2023 and introduced significant changes, such as establishing and funding a dedicated California privacy regulator, the California Privacy Protection Agency. Failure to comply with the CCPA may result in, among other things, significant civil penalties and injunctive relief, or statutory or actual damages. In addition, California residents have the right to bring a private right of action in connection with certain types of incidents. These claims may result in significant liability and damages. Other states, including for example, Virginia, Colorado, Utah, Indiana, Iowa, Tennessee, Montana, Texas, Delaware, New Jersey, Oregon, Nebraska, New Hampshire, and Connecticut, have enacted similar privacy laws that impose new obligations or limitations in areas affecting our business and we continue to assess the impact of this state legislation, on our business as additional information and guidance becomes available. These laws and regulations are evolving and subject to interpretation, and may impose limitations on our activities or otherwise adversely affect our business.

Other Regulation

The FDA also regulates pharmacies and outsourcing facilities that prepare “compounded” drugs pursuant to Section 503A and 503B of the FFDCA. For instance, under Section 503A of the FFDCA, pharmacies may compound drugs for an identified individual based on the receipt of a valid prescription order, or notation approved by the prescribing practitioner, that a compounded product is necessary for the identified patient. Similarly, under Section 503B of the FFDCA, outsourcing facilities may compound drugs and sell them to healthcare providers, but not wholesalers or distributors. Although Section 503A pharmacies and Section 503B outsourcing facilities are subject to many regulatory requirements, compounded drugs are not subject to premarket review by the FDA and, therefore, may not have the same level of safety and efficacy as products subject to premarket review and approval by the FDA. Because they are not subject to premarket review, compounded drugs are frequently lower-cost than the FDA-approved products that we make. Although FDA requires 503B compounders to stop compounding products that are substantially identical to FDA-approved products, the FDA has been reluctant to enforce against 503B compounders and thus compounded products may compete unlawfully with our FDA-approved products. For additional information about competitive risks associated with compounded products, see the section of this Information Statement entitled “Risk Factors—Par Health faces significant competition and may not be able to compete effectively.”

Imported API and other components needed to manufacture our products could be rejected by U.S. Customs and Border Protection. In respect to domestic establishments, the FDA could initiate product seizures or request, or in some instances require, product recalls and seek to enjoin or otherwise limit a product’s manufacture and distribution. In certain circumstances, violations could support civil penalties and criminal prosecutions. In addition, if the FDA concludes that a company is not in compliance with cGMP requirements, sanctions may be imposed that include preventing that company from receiving the necessary licenses to export its products and classifying that company as an unacceptable supplier, thereby disqualifying that company from selling products to federal agencies.

Evolving Legal and Regulatory Landscape

Laws and regulations impacting the pharmaceutical industry are constantly evolving. For example, in December 2019, the Further Consolidated Appropriations Act, 2020 became law. Section 610 of Division N Title I, titled “Actions for Delays of Generic Drugs and Biological Products,” provides generic (ANDA and 505(b)(2)) and biosimilar developers with a private right of action to obtain sufficient quantities of reference product from the brand manufacturer, or a generic or biosimilar manufacturer, necessary for approval of the developers’ generic or biosimilar product. If a generic or biosimilar developer is successful in its suit, the defendant manufacturer would be required to provide sufficient quantities of product on commercially reasonable, market-based terms and may be required to pay the developer’s reasonable attorney’s fees and costs as well as financial compensation under certain circumstances. The purpose of Section 610 is to promote competition by facilitating the timely entry of lower-cost generic and biosimilar products.

Moreover, the U.S. Supreme Court issued several decisions in 2024 that affect how courts analyze federal regulations, including the deference courts pay to federal agency decisions. The full impact of these decisions is not yet known, but they could lead to meaningful changes to the federal regulatory landscape, both generally and specifically with regard to the pharmaceutical industry. In addition, the presidential administration may implement significant changes in the federal regulation of our business and the pharmaceutical industry.

There has been increasing scrutiny of foreign-sourced drugs and foreign drug supply chains, resulting in legislative and executive actions, including imposition of tariffs and issuance of executive orders intended to incentivize moving drug manufacturing operations to the United States. There is significant uncertainty with respect to the current legal, regulatory, and policy environment, and we are unable to predict the impact of any future legislative, regulatory, third-party pay, or policy actions on Par Health. There may be changes that we, and any third-parties we might engage, are unable to adapt to, and we could face difficulties in maintaining (let alone increasing) profitability, or otherwise experience a material adverse impact on our business, financial condition and results of operations.

Compliance Programs

Compliance with these laws and regulations may require significant additional cost expenditures or changes in products or our business that increase competition or reduce revenue. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities, or withdrawal of noncompliant products from a market.

In order to systematically and comprehensively mitigate the risks of non-compliance with legal and regulatory requirements described herein, we have developed what we believe to be robust compliance programs based on the April 2003 OIG Compliance Program Guidance for Pharmaceutical Manufacturers, 2023 OIG General Compliance Program Guidance, the U.S. DOJ Guidance on the Evaluation of Corporate Compliance Programs, the U.S. Federal Sentencing Guidelines, the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals, the Code of Ethics of the Advanced Medical Technology Association, the U.K. Anti-Bribery guidance, FCPA guidance and other relevant guidance from government and national or regional industry codes of behavior. As further described below, we also operate under the Mallinckrodt OI (as defined herein). We conduct ongoing compliance training programs for all employees and maintain a 24-hour integrity and compliance reporting hotline with a strict policy of non-retaliation. Our compliance programs are implemented and facilitated by our Chief Administrative Officer, who reports to the Chief Executive Officer (“CEO”).

We have also implemented a controlled substances compliance program, including SOM and anti-diversion efforts and we regularly assist federal, state and local law enforcement and prosecutors in the United States by providing information and testimony on our products and placebos for use by the DEA and other law enforcement agencies in investigations and at trial.

Legacy Compliance Obligations

Following completion of the Spin-off, Par Health will be required to comply with certain legacy compliance obligations under the Mallinckrodt OI (as defined below) related to the manner in which it operates its opioid business. Other legacy obligations of Mallinckrodt, however, will remain with Mallinckrodt and will not apply to Par Health following completion of the Spin-off, namely the Mallinckrodt CIA and Endo VOI (each as defined below). These legacy compliance obligations are related to, or were reaffirmed by, the 2020 Bankruptcy Proceedings (as defined herein), the 2023 Bankruptcy Proceedings (as defined herein), or the Endo Bankruptcy Proceedings (as defined herein), as applicable.

Mallinckrodt OI

In connection with the 2020 Bankruptcy Proceedings, Mallinckrodt implemented steps to comply with an operating injunction (the “Mallinckrodt OI”) enjoining certain legacy entities from engaging in certain conduct related to the manner in which they operate their opioid business. Mallinckrodt reaffirmed these obligations in connection with the 2023 Bankruptcy Proceedings. The Mallinckrodt OI will apply to Par Health’s opioid business following completion of the Spin-off. Specifically, the Mallinckrodt OI prohibits, among other things, certain promotional activities related to opioids, opioid products, and pain treatment, financial and in-kind support for third-parties involved with opioids, opioid products, or pain treatment, and certain lobbying activities and communications related to opioids, opioid products, and pain treatment. The Mallinckrodt OI also contains requirements for controlled substances SOM and reporting. The Mallinckrodt OI further requires Mallinckrodt to make available certain clinical data through a third-party data archive and publicly disclose certain produced documents related to the opioid litigation.

The Mallinckrodt OI required Mallinckrodt to retain an independent monitor to evaluate and audit compliance with the Mallinckrodt OI for a term of five years from the 2020 Petition Date (as defined herein). The monitorship concluded with the issuance of the thirteenth (and final) report issued on October 10, 2025. The monitor’s reports have described his work and memorialized his recommendations regarding potential enhancements to Mallinckrodt’s processes. The Company has implemented a majority of these recommendations and continues to make progress on the others. For example, Mallinckrodt has retained a consulting firm with expertise in data analytics to consult regarding Mallinckrodt’s SOM program; enhanced Mallinckrodt’s internal system for customer inquiries and concerns to encourage further collaboration across business units; and implemented a plan to audit state and federal lobbying activity to review their compliance with the Mallinckrodt OI.

For additional information regarding the 2020 Bankruptcy Proceedings and 2023 Bankruptcy Proceedings, see the section of this Information Statement entitled “Risk Factors—Governmental investigations, inquiries, and regulatory actions and lawsuits brought against Par Health by government agencies and private parties, in addition to future legislative actions, with respect to Par Health’s manufacture or sale of opioids could adversely affect its reputation, business, financial condition, results of operations and cash flows.”

Inapplicable Legacy Compliance Matters

On March 2, 2022, the U.S. Bankruptcy Court for the District of Delaware (the “Delaware Bankruptcy Court”) entered into an order confirming a plan of reorganization (the “2020 Plan”) related to the 2020 Bankruptcy Proceedings. In concert with the 2020 Plan, Mallinckrodt entered into a five-year corporate integrity agreement (the “Mallinckrodt CIA”) with the OIG within the HHS in March 2022. The Mallinckrodt CIA will not apply to Par Health following completion of the Spin-off.

In connection with the proceedings initiated under Chapter 11 of Title 11 of the United States Code (“Chapter 11”) by Endo International plc in 2022 (the “Endo Bankruptcy Proceedings”), certain Endo entities (the “Endo Debtors”) have been subject to a voluntary operating injunction (the “Endo VOI”), which prevents the Endo Debtors and the relevant subsidiaries of Endo from engaging in certain conduct related to the manner in which they operate their opioid business. The Endo VOI will not apply to Par Health following completion of the Spin-off.

Regulatory Matters – Outside the United States

Outside the United States, we must comply with laws, guidelines and standards promulgated by other regulatory authorities that regulate the development, testing, manufacturing, distribution, marketing, and selling of medicinal products, including, but not limited to, Health Canada, the Medicines and Healthcare Products Regulatory Agency (“MHRA”) in the U.K., the European Medicines Agency (“EMA”), the European Commission and the Competent Authorities of European Union (“EU”) member states of the EU (such as the Irish Medicines Board), the Therapeutic Goods Administration in Australia, the Ministry of Health and Welfare in Japan, the European Pharmacopoeia of the Council of Europe and the International Conference on Harmonization. Although international harmonization efforts continue, many laws, guidelines, and standards differ by region or country. Certain governments have placed restrictions on physician prescription levels and patient reimbursements, emphasized greater use of generic products, and enacted across-the-board price cuts as methods of cost control. Whether or not FDA approval has been obtained for a product, approval of the product by comparable regulatory authorities of other governments must be obtained before marketing the product in those jurisdictions. The approval process may be more or less rigorous than the United States process and the time required for approval may be longer or shorter than in the United States.

Canada

In Canada, the Regulations Amending the Patented Medicines Regulations (Additional Factors and Information Reporting Requirements) (the “Amendments”) came into force on July 1, 2022. The Amendments made a number of changes to the regulation of Canadian drug prices by the Patented Medicine Prices Review Board (“PMPRB”). The PMPRB is an administrative board with a mandate to protect Canadians from excessive pricing of patented medicines. Pharmaceutical manufacturers that are patentees are required to report applicable patents and file sales information so the PMPRB can monitor for excessive pricing as long as the product is considered to be a patented medicine. If it is determined the average price for a patented medicine is too high based on pricing tests developed by the PMPRB, then a payment must be made to the PMPRB to offset the excessive revenues that were generated and/or the price of the medicine must be reduced. The PMPRB’s authority to regulate the price of a drug product is linked to patent protection, specifically when there is a patent to an invention that is intended or capable of being used for medicine or for the preparation or production of medicine.

European Union

EU Marketing Authorization Procedures of Medicinal Products.

Marketing authorizations for medicinal products are obtained pursuant to a centralized, decentralized, or mutual recognition procedure. Irrespective of the procedure, an authorization may only be granted to an applicant established in the EU.

The centralized procedure, which provides for a single marketing authorization valid for all EU member states as well as three of the four European Free Trade Association countries (Iceland, Liechtenstein, and Norway), is mandatory for the approval of certain medicinal products, including orphan medicinal products and biotechnology-derived medicinal products and is optional for others, such as novel drug products that are in the interest of patient health. Under the centralized procedure, a single marketing authorization application is submitted for review to the Committee for Medicinal Products for Human Use established at the EMA, which makes a recommendation on the application to the European Commission, which determines whether or not to approve the application. The decentralized procedure allows companies to file identical applications to several EU member states simultaneously for product candidates that have not yet been authorized in any EU member state. The maximum timeframe for completion of the procedure is in principle 210 days.

A mutual recognition procedure allows companies that have a product already authorized in one EU member state to apply for that authorization to be recognized by the Competent Authorities in other EU member states.

Biosimilars can only be authorized once the period of data exclusivity on our candidate, as “reference” biological medicinal product, has expired. In general, this means that the biological reference medicine must have been authorized for at least eight years before another company can apply for approval of a similar biological product and a further two years until the biosimilar can be marketed.

In April 2023, the European Commission proposed the “pharmaceutical package,” which aims to revise and replace existing pharmaceutical legislation to enhance the availability, accessibility, and affordability of medicinal products across the EU. This package includes a proposal for a new directive and a new regulation that would replace the current pharmaceutical legislation in the EU. Once an agreement is reached between the Council of Europe and the EU Parliament, the legislation will be formally adopted and published. Its adoption is expected to occur in 2026, with implementation following thereafter.

EU Promotion of Medicinal Products.

In the EU, promotional materials and advertising in relation to medicinal products must comply with the product’s Summary of Product Characteristics (“SmPC”) as approved by the Competent Authorities in connection with a marketing authorization approval. The SmPC is the document that provides information to physicians concerning the safe and effective use of the product. Promotional activity that does not comply with the SmPC is considered off-label and is prohibited in the EU. While physicians are free to prescribe approved products for unapproved uses, it is unlawful for drug manufacturers to market or promote a product for an unapproved use.

EU Pricing and Reimbursement.

Country-specific regulation of the EU member states remains essential regarding pricing and reimbursement. European governments also regulate medicinal product prices through the control of national healthcare systems that fund a large part of such costs to patients. Many regulate the pricing of a new medicinal product at launch through direct price controls or reference pricing and, recently, some have also imposed additional cost containment measures on drug products. Such differences in national pricing regimes may create price differentials between EU member states. Many European governments also advocate generic substitution by requiring or permitting prescribers or pharmacists to substitute a different company’s generic version of a branded medicinal product that was prescribed, and patients are unlikely to take a drug product that is not reimbursed by their government. Moreover, many EU member states periodically review the reimbursement of medicinal products, which could have an adverse impact on their reimbursement status. In addition, we expect that legislators, policymakers, and healthcare insurance funds in the EU member states will continue to propose and implement cost-containing measures, such as lower maximum prices, lower or no reimbursement coverage, and incentives to use cheaper, usually generic, products as an alternative to branded products, and/or branded products available through parallel import to keep healthcare costs down. Additionally, in order to obtain reimbursement for our products in some European countries, including some EU member states, we may be required to compile additional data comparing the cost-effectiveness of our products to other available therapies.

Health Technology Assessment (“HTA”) of medicinal products is becoming an increasingly common part of the pricing and reimbursement procedures in some EU member states, including those representing the larger markets. The HTA process, which is currently governed by national laws in each EU member state, assesses the therapeutic, economic, and societal impact of a given medicinal product in the national healthcare system of the individual country. The outcome of an HTA will often influence the pricing and reimbursement status granted to these medicinal products by the Competent Authorities of individual EU member states. The extent to which pricing and reimbursement decisions are influenced by the HTA of a specific medicinal product varies between EU member states. The EU HTA Regulation 2021/2282 aims to harmonize the clinical benefit assessment of HTA across the EU and applies as of January 12, 2025. It provides for common HTA tools, methodologies, and procedures and complements Directive 2011/24/EU on the application of patients’ rights in cross-border healthcare, under which a voluntary network of national authorities or bodies responsible for HTA in the individual EU member states was established.

EU Data Protection.

We are also subject to laws and regulations governing the privacy and security of health-related and other personal data we collect and maintain (e.g., European Union’s General Data Protection Regulation (“GDPR”) and the U.K. GDPR). In Europe, the GDPR governs the collection, use, disclosure, or other processing of personal data of individuals within the European Economic Area and the transfer of personal data out of the European Economic Area and/or the U.K. to other countries, including the United States. Among other things, the GDPR imposes requirements regarding the security of personal data and notification of data breaches to the competent national data processing authorities and requires having lawful bases for processing personal data. The GDPR imposes substantial fines for breaches and violations (up to the greater of €20 million or 4% of our annual global turnover for the most serious breaches) and confers the right for data subjects to lodge complaints with supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the GDPR.

United Kingdom

The regulatory regime for the U.K. is different, which may cause additional administrative burdens. The U.K., comprising Great Britain and Northern Ireland, left the EU on January 31, 2020, following which existing EU medicinal product legislation continued to apply in the U.K. during the transition period until December 31, 2020, under the terms of the EU-U.K. Withdrawal Agreement. During this period, the U.K. and the EU negotiated a Trade and Cooperation Agreement (“TCA”) for their future relationship that became effective on January 1, 2021.

Great Britain (England, Scotland and Wales) is now treated as a “third country,” a country that is not a member of the EU, whereas, as a result of the Northern Ireland Protocol, Northern Ireland continues to follow the EU regulatory regime. The MHRA is responsible for both Great Britain and Northern Ireland. Following the effectiveness of the Human Medicines (Amendment etc.) (EU Exit) Regulations 2019 on January 31, 2020, the U.K. regulatory regime for clinical trials, marketing authorizations, importing, exporting and pharmacovigilance largely mirrors that of the EU. As part of the TCA, the EU and the U.K. will recognize good manufacturing practice (“GMP”) inspections carried out by the other party and accept official GMP documents issued by the other party. The TCA also encourages, although it does not oblige, the parties to consult one another on proposals to introduce significant changes to technical regulations or inspection procedures. Among the areas of absence of mutual recognition are batch testing and batch release. The U.K. has unilaterally agreed to accept EU batch testing and batch release. However, the EU continues to apply EU laws that require batch testing and batch release to take place in the EU territory. This means that medicinal products that are tested and released in the U.K. must be retested and re-released when entering the EU market for commercial use. As it relates to marketing authorizations, Great Britain has introduced a separate regulatory submission process, approval process and a separate national marketing authorization. Northern Ireland, however, continues to be covered by the marketing authorizations granted by the European Commission.

Emerging Markets

Many emerging markets continue to evolve their regulatory review and oversight processes. At present, such countries typically require prior regulatory approval or marketing authorization from large, developed markets (such as the United States) before they will initiate or complete their review. Some countries also require the applicant to conduct local clinical trials as a condition of marketing authorization. Many emerging markets continue to implement measures to control drug product prices, such as implementing direct price controls or advocating the prescribing and use of generic drugs.

Environmental Matters

Our operations, like those of other pharmaceutical companies, involve the use of substances regulated under environmental laws, primarily in manufacturing processes and, as such, we are subject to numerous federal, state, local, and non-U.S. environmental protection and health and safety laws and regulations. We cannot provide assurance that we have been or will be in full compliance with environmental, health and safety laws and regulations at all times. Certain environmental laws assess strict (i.e., can be imposed regardless of fault) joint and several liability on current or previous owners of real property and current or previous owners or operators of facilities for the costs of investigation, removal, or remediation of hazardous substances or materials at such properties or at properties at which parties have disposed of hazardous substances. We have, from time to time, received notification from the EPA and from state environmental agencies in the United States that conditions at a number of sites where the disposal of hazardous substances has taken place require investigation, cleanup and other possible remedial actions. These agencies may require that we reimburse the government for costs incurred at these sites or otherwise pay for the cost of investigation and cleanup of these sites, including compensation for damage to natural resources. Primarily due to past operations, operations of predecessor companies, or past disposal practices, we have projects underway at a number of current and former manufacturing facilities, as well as former disposal sites, to investigate and remediate environmental contamination resulting from past operations.

We continue to be dedicated to environmental sustainability programs to minimize the use of natural resources and reduce the utilization and generation of hazardous materials from our manufacturing process and to remediate identified environmental concerns. Environmental laws are complex and generally have become more stringent over time. We believe that we have planned sufficiently for future capital and operating expenditures to comply with these laws and to address liabilities arising from past or future releases of, or exposures to, hazardous substances.

Human Capital

As of October 25, 2025, we employed a multinational workforce of approximately 4,100 people.

Our manufacturing and distribution sites located across the United States, India and Ireland made up 92% of our workforce and 2% were field-based, working across multiple countries engaging with healthcare professionals and facilities. The remaining 7% of our employees worked within our corporate services locations in Missouri, New Jersey, Pennsylvania and Dublin, Ireland. Of our total workforce, 99.7% were full-time.

VALUATION BY MALLINCKRODT’S FINANCIAL ADVISOR

The Mallinckrodt Board engaged Evercore to prepare a fair market value-based analysis of the equity of Par Health for consideration by the Mallinckrodt Board at the November Meeting (the “Evercore Valuation”). At the meeting of the Mallinckrodt Board held on October 27, 2025 (the “October 27 Meeting”), Evercore discussed with the Mallinckrodt Board certain preliminary views regarding the Evercore Valuation (the “Preliminary Evercore Valuation”). Among other things, Evercore indicated that the Evercore Valuation would be based on a discounted cash flow analysis and for reference purposes only, certain other valuation methodologies, and previewed a directional range of values, subject to further refinement in advance of the November Meeting. For the avoidance of doubt, as of the date of this Information Statement, Evercore has not presented its final views regarding the Evercore Valuation to the Mallinckrodt Board, and the summary presented herein relates solely to the Preliminary Evercore Valuation as of the date of the October 27 Meeting.

The Preliminary Evercore Valuation was provided for the information and benefit of the Mallinckrodt Board (solely in its capacity as such) in connection with its assessment of the value of Par Health. The Preliminary Evercore Valuation does not constitute a recommendation to the Mallinckrodt Board or to any other persons in respect of the Spin-off, nor does it constitute an opinion as to the fairness of the consideration to be received by Mallinckrodt shareholders pursuant to the Spin-off. The Preliminary Evercore Valuation does not address the relative merits of the Spin-off as compared to other business or financial strategies that might be available to Mallinckrodt, nor does it address the underlying business decision of Mallinckrodt to engage in the Spin-off.

In connection with performing the Preliminary Evercore Valuation, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to Mallinckrodt and Par Health that Evercore deemed to be relevant;

•	reviewed certain internal projected financial data relating to Par Health following the Spin-off prepared and furnished to Evercore by management of Mallinckrodt and Par Health, as approved for Evercore’s use by Mallinckrodt (collectively, the “Forecasts”);

•	discussed with management of Mallinckrodt and Par Health their assessment of the past and current operations of Mallinckrodt and Par Health, the current financial condition and prospects of Mallinckrodt and Par Health, and the Forecasts;

•	discussed with management of Mallinckrodt and Par Health that the shares of Par Health following the Spin-off will not be listed on any securities exchange, will be subject to limited transfer restrictions and could trade on a private basis;

•	compared the financial performance of Par Health with those of certain publicly traded companies that Evercore deemed relevant;

•	compared the financial performance of Par Health with the financial terms, to the extent publicly available, of certain transactions that Evercore deemed relevant; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of the Preliminary Evercore Valuation, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of Mallinckrodt and Par Health that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore assumed with the consent of Mallinckrodt that they had been reasonably prepared in good faith on bases which, in light of the circumstances under which they were made, were reasonable and reflected the best then-currently available estimates and judgments of management of Mallinckrodt and Par Health as to the future financial performance of Par Health following the Spin-off and the other matters covered thereby. Evercore expressed no view as to the Forecasts or the assumptions on which they were based.

For purposes of the Preliminary Evercore Valuation, Evercore assumed, in all respects material to the Preliminary Evercore Valuation, that all governmental, regulatory or other consents, approvals or releases necessary for the Spin-off would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on Par Health following consummation of the Spin-off. Evercore undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, or any settlements thereof, to which Mallinckrodt or Par Health was or might be a party or was or might be subject, and the Preliminary Evercore Valuation does not consider the potential effects of any such litigation, actions, claims, other contingent liabilities or settlements. In addition, Evercore relied, without independent verification, on the assessments of the management of Mallinckrodt and Par Health as to (i) the validity of, and risks associated with, Par Health’s intellectual property, technology, products and services, and (ii) the marketability, commercial viability and market adoption of Par Health’s current and future products and services.

Evercore did not conduct a physical inspection of the properties or facilities of Mallinckrodt or Par Health following the Spin-off and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of Mallinckrodt or Par Health following the Spin-off, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of Mallinckrodt or Par Health following the Spin-off under any state or federal laws relating to bankruptcy, insolvency or similar matters. The Preliminary Evercore Valuation is necessarily based upon information made available to Evercore as of October 27, 2025 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. It is understood that subsequent developments may affect the Evercore Valuation and that Evercore does not have any obligation to update, revise or reaffirm the Evercore Valuation after it is delivered to the Board at the November meeting.

Evercore was not asked to pass upon, and expressed no opinion or view with respect to, any matter other than the Preliminary Evercore Valuation. Evercore did not express any opinion or view on the fairness of the Spin-off or any other proposed transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors or other constituencies of Mallinckrodt or Par Health, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Mallinckrodt or Par Health, or any class of such persons. Evercore was not asked to, nor did Evercore express any view on, and the Preliminary Evercore Valuation does not address, any other term or aspect of the Spin-off or any other transaction or any agreement related to the Spin-off or any other transaction, including, without limitation, the structure or form of the Spin-off or any other transaction, or any term or aspect of any agreement or instrument entered into or amended in connection with the Spin-off or any other transaction. The Preliminary Evercore Valuation does not address the relative merits of the Spin-off or any other transaction as compared to other business or financial strategies that might be available to Mallinckrodt or Par Health, nor does it address the underlying business decision of Mallinckrodt or Par Health to engage in the Spin-off or any other transaction. The Preliminary Evercore Valuation does not constitute a recommendation to the Mallinckrodt Board or to any other persons in respect of the Spin-off or any other transaction, including as to how any holder of shares of Mallinckrodt or Par Health should vote or act in respect of the Spin-off or any other transaction. Evercore is not expressing any opinion as to the prices at which shares of Mallinckrodt or Par Health will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Mallinckrodt or Par Health or as to the impact of the Spin-off or any other transaction on the solvency or viability of Mallinckrodt or Par Health or the ability of Mallinckrodt or Par Health to pay their respective obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by Mallinckrodt and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Mallinckrodt Board at the October 27 Meeting in connection with the Preliminary Evercore Valuation. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore or to be performed by Evercore in connection with finalizing the Evercore Valuation. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before October 23, 2025 (the second to last trading date prior to the October 27 Meeting), and is not necessarily indicative of current market conditions or the market conditions at the time of the Spin-off.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of the Preliminary Evercore Valuation, many of which are beyond the control of Mallinckrodt. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discount for Lack of Marketability

Evercore applied a Discount for Lack of Marketability (“DLOM”) in producing the Preliminary Evercore Valuation. A DLOM is often applied in estimating the fair market value of ownership interests that cannot be sold quickly, easily, or with as much certainty as comparable publicly traded shares. Investors in illiquid securities forgo the “liquidity option” that marketable shareholders enjoy, which is the ability to quickly sell to realize gains, avoid losses, diversify, or redeploy capital. As a result, buyers demand a price concession to compensate for the opportunity cost, risks, and delays associated with converting the investment to cash. Mallinckrodt and its Irish legal advisor confirmed to Evercore the use of a DLOM is acceptable under applicable Irish law in fair market valuation analyses and noted that it had been used in prior fair value analyses for Mallinckrodt when valuing Mallinckrodt award plans.

In estimating the DLOM that is appropriate for Par Health, Evercore (i) reviewed various methods for determining DLOM, (ii) reviewed relevant court precedents that considered DLOM and (iii) assessed various company and industry specific factors that are relevant to the DLOM for Par Health. Evercore estimated a range of 10-20% DLOM for Par Health, and determined to apply a DLOM of 15% to the equity value of Par Health, the mid-point of the range.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Par Health to calculate the estimated present value of the standalone unlevered, after-tax free cash flows, defined as net operating profit after tax, plus depreciation and amortization, plus amortization relating to products and intellectual property, less changes in net working capital and capital expenditures, that Par Health was forecasted to generate during November 1, 2025 through December 31, 2025 and during calendar years 2026 through 2034 based on the Forecasts. Evercore calculated terminal values for Par Health by applying perpetuity growth rates of (4.0%) to (1.0%), which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that the Par Health was forecasted to generate based on the Forecasts, per Mallinckrodt’s and Par Health’s management. The cash flows and terminal values in each case were then discounted to present value as of November 1, 2025 using discount rates ranging from 10.5% to 12.5%, which were based on an estimate of Par Health’s weighted average cost of capital, and the mid-year cash flow discounting convention. Based on this range of implied enterprise values, the estimated net debt of Par Health (calculated as total debt less cash and cash equivalents) as of October 23, 2025 as provided by Mallinckrodt’s and Par Health’s management, Evercore calculated ranges of implied equity values of Par Health as shown below.

Discounted Cash Flow Analysis	Implied Equity Value of Par Health (in millions)
Assuming a DLOM of 15%	$614-$967
Assuming a DLOM of 0% (for informational purposes only)	$723-$1,137

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to the Preliminary Evercore Valuation, but were referenced for informational purposes only, including, among other things, the following:

Selected Public Company Trading Analysis

Evercore reviewed and compared certain financial information of Par Health to corresponding financial multiples and ratios for the following selected publicly traded diversified specialty pharmaceutical companies (the “selected companies”):

•	Teva Pharmaceutical Industries Ltd

•	Sandoz Group AG

•	Viatris Inc.

•	Organon & Co.

•	Amneal Pharmaceuticals, Inc

•	ANI Pharmaceuticals, Inc.

•	Amphastar Pharmaceuticals, Inc.

For each of the selected companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of earnings before interest, taxes, depreciation and amortization before stock-based compensation expense (“Adjusted EBITDA”) in fiscal year 2026, based on closing share prices as of October 23, 2025. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

This analysis indicated the following:

Benchmark	High	Low	Median
FY’2026E Adjusted EBITDA	11.7x	5.5x	6.9x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied an enterprise value / Adjusted EBITDA multiple reference range of 5.5x to 7.5x to Par Health’s estimated Adjusted EBITDA for fiscal year 2025 (“FY’25E Adj. EBITDA”) and 5.5x to 7.0x to Par Health’s estimated Adjusted EBITDA for fiscal year 2026 (“FY’26E Adj. EBITDA”), in each case, based on the Forecasts. Based on this range of implied enterprise values, the estimated net debt of Par Health (calculated as total debt less cash and cash equivalents) as of October 23, 2025 as provided by Mallinckrodt’s and Par Health’s management, this analysis indicated a range of implied equity values of Par Health as shown below.

Selected Public Company Trading Analysis	Implied Equity Value of Par Health (in millions)
Assuming a DLOM of 15%
FY’25E Adj. EBITDA	$620 to $1,145
FY’26E Adj. EBITDA	$691 to $1,104
Assuming a DLOM of 0%
FY’25E Adj. EBITDA	$729 to $1,347
FY’26E Adj. EBITDA	$813 to $1,299

Although none of the selected companies is directly comparable to Par Health, Evercore selected these companies because they are publicly traded diversified specialty pharmaceutical companies with established generic pharmaceutical portfolios that Evercore, in its professional judgment and experience, considered generally relevant to Par Health for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the median, is not in itself a meaningful method of using the data of the selected companies.

Selected Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target or separated diversified specialty pharmaceutical companies announced since the beginning of 2015 (the “selected transactions”). The selected transactions reviewed by Evercore, and year each was announced, were as follows:

Spin-offs / Separations
Year Announced	Predecessor	SpinCo
2020	Mylan N.V. The Upjohn Company	Viatris Inc.
2021	Merck & Co., Inc.	Organon & Co.
2023	Novartis AG	Sandoz Group AG

Change of Control Transactions
Year Announced	Acquiror	Target
2015	Lannett Company, Inc.	Kremers Urban Pharmaceuticals Inc.
2016	Aceto Corporation	Certain assets of Citron Pharma LLC and Lucid Pharma LLC
2017	Amneal Pharmaceuticals LLC	Impax Laboratories, Inc.
2018	Aurobindo Pharma USA Inc.	Sandoz US dermatology business and generic US oral solids portfolio
2021	Altaris Capital Partners, LLC	Generic Rx Pharmaceuticals business of Perrigo Company plc

For each selected transaction, Evercore calculated the implied enterprise value (defined as the target company’s or separated company’s implied equity value based on the market value of shares on the first day of trading multiplied by the fully diluted shares outstanding, plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as a multiple of the last twelve-month Adjusted EBITDA for the target company or separated company at the time of the announcement of the applicable transaction, which is referred to as “LTM EBITDA”. Estimated financial data of the selected transactions were based on available information at the time of announcement of the relevant transaction.

This analysis indicated the following:

Benchmark	High	Low	Median
LTM EBITDA for Spin-offs / Separations	7.0x	5.0x	6.6x
LTM EBITDA for Change of Control Transactions	14.0x	4.0x	8.6x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM EBITDA multiples of 5.5x to 7.0x for spin-offs and separations and 5.0x to 8.5x for change in control transactions and applied these ranges of multiples to Par Health’s FY’25E Adj. EBITDA per the Forecasts. Based on this range of implied enterprise values, the estimated net debt of Par Health (calculated as total debt less cash and cash equivalents) as of October 23, 2025 as provided by Mallinckrodt’s and Par Health’s management, this analysis indicated a range of implied equity values of Par Health as shown below.

Selected Transaction Analysis	Implied Equity Value of Par Health (in millions)
Assuming a DLOM of 15%
Spin-offs / Separations	$620 to $1,013
Change of Control Transactions	$488 to $1,407
Assuming a DLOM of 0%
Spin-offs / Separations	$729 to $1,192
Change of Control Transactions	$574 to $1,655

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to Par Health and none of the selected transactions is directly comparable to the Spin-off, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to Par Health for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Miscellaneous

The foregoing summary of the Preliminary Evercore Valuation does not purport to be a complete description of the analyses or data presented by Evercore to the Mallinckrodt Board. The preparation of the Preliminary Evercore Valuation is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Preliminary Evercore Valuation. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Mallinckrodt or its advisors. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing the Preliminary Evercore Valuation to the Mallinckrodt Board. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its analyses were provided for the information and benefit of the Mallinckrodt Board (in its capacity as such). The delivery of the Preliminary Evercore Valuation was approved by a Valuation Committee of Evercore.

Pursuant to the terms of Evercore’s engagement letter with Mallinckrodt, entered into on October 27, 2025, Mallinckrodt has agreed to pay Evercore a fee for its services, which included, among other services, the valuation services described herein, in the aggregate amount of approximately $1,750,000. Mallinckrodt has also agreed to reimburse Evercore for certain of its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two-year period prior to the date of the Preliminary Evercore Valuation, Evercore and its affiliates have provided investment banking advisory services to Mallinckrodt and received fees for the rendering of these services in the amount of between $5 million and $10 million. During the two-year period prior to the date of the Preliminary Evercore Valuation, Evercore and its affiliates have earned investment banking advisory fees of approximately $10 million and capital markets fees and commissions of approximately $10 million from Endo LP, an affiliate of Mallinckrodt, where Mallinckrodt was also an additional client of Evercore on the latter capital raise assignment. Evercore may provide financial advisory or other services to Mallinckrodt, Par Health and/or their respective affiliates in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to Mallinckrodt, Par Health and/or any of their respective affiliates or persons that are competitors, customers or suppliers of Mallinckrodt or Par Health.

Mallinckrodt engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides valuations for corporate and other purposes.

REASONS FOR THE SPIN-OFF

The Mallinckrodt Board believes the Spin-off presents a unique opportunity to create significant value and has concluded the Spin-off will provide Mallinckrodt and Par Health with a number of opportunities and benefits, including the following:

•	Strategic and Management Focus. The Spin-off will permit the management team of each company to better focus on strengthening its core business and operations and on its own strategic priorities with financial targets that best fit its own market and opportunities, to more effectively pursue its distinct operating priorities and strategies with increased flexibility, and to enable its respective boards and management to focus exclusively on its unique opportunities for long-term growth and profitability, better positioning each for long-term success. After the Spin-off, Mallinckrodt will possess a branded business with the scale, cash flow and balance sheet strength to invest in both internal and external growth opportunities, including pursuing commercial-stage assets and will be well-positioned to continue growing its brands portfolio across a wide range of therapeutic areas of significant unmet needs, including endocrinology, gastroenterology, hepatology, neonatal respiratory critical care, nephrology, neurology, pulmonology, ophthalmology, orthopedics, rheumatology, and urology. Par Health will feature a broad product portfolio, a leading-controlled substances franchise, robust commercial and manufacturing infrastructure in the United States and internationally, extensive supply chain capabilities, and expertise in complex, highly regulated products.

•	Separate Capital Structures and Tailored Capital Allocation Strategies. The Spin-off will give each business the ability to create its own optimal capital structure and allow it to manage capital allocation and capital return strategies with greater focus and agility in response to changes in the operating environment and industry landscape.

•	Enhanced Talent Management, Recruitment and Retention. The Spin-off will permit each company to more effectively attract, retain, and motivate team members.

•	Forging a New Reputation. The Spin-off will create the opportunity for both Mallinckrodt and Par Health to forge a new reputation in the marketplace, positioning each company to improve its financial performance, allowing for simplified investor communications and a streamlined and compelling investment profile.

•	Investor Choice. The Spin-off will allow investors to value the two companies based on the distinct business models, financial characteristics and investment identities of each of Mallinckrodt’s branded business and Par Health’s generic pharmaceuticals (including APIs) and sterile injectables businesses and make investment decisions based on those characteristics. This will provide each company with better and more efficient access to the capital markets.

The financial terms of the Spin-off have been determined by the Mallinckrodt Board based on a variety of factors, including establishing an appropriate pro forma capitalization for Par Health, as is explained more fully in the sections of this Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Mallinckrodt’s Specialty Generics Business’ Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Endo’s Sterile Injectables and Generic Pharmaceuticals Business’ Financial Condition and Results of Operations.”

RISK FACTORS

Investing in the Par Health Common Stock involves a high degree of risk. Before making any investment decision, investors should carefully consider the risks and uncertainties described in this section, as well as the other information contained in this Information Statement, including the annual audited and interim unaudited financial statements of Mallinckrodt’s historical generic pharmaceutical and API business and Endo’s historical generic pharmaceuticals and sterile injectables businesses, which have been prepared on a carve-out basis of accounting, and the Unaudited Pro Forma Condensed Combined Financial Statements. The risks described below are not the only risks Par Health faces. The occurrence of any of the following risks or additional risks and uncertainties not presently known to Mallinckrodt or that Mallinckrodt currently believes to be immaterial could cause a material adverse effect on Par Health’s business, financial condition, results of operations, cash flows, and/or prospects. In any such case, the value of the Par Health Common Stock could decline, and investors could lose all or a portion of their investment. In this section, expressions to the effect that a particular risk or uncertain factor may, could or will have a “material adverse effect” on Par Health, or could or will “materially and adversely affect” Par Health, mean that such risk or uncertain factor could have a material adverse effect on Par Health’s business, financial condition, results of operations, cash flows, and/or the value of the Par Health Common Stock. This Information Statement also contains forward-looking statements and estimates that involve risks and uncertainties. Par Health’s actual results could differ materially from those anticipated in the forward-looking statements as a result of many factors, including the risks and uncertainties described below. See the section of this Information Statement entitled “Forward-Looking Statements.”

Risks Related to the Spin-off and to Par Health

The Mallinckrodt Board may determine not to proceed with the Spin-off.

If Mallinckrodt has not received valid Certification Forms from Qualified Shareholders (or Persons that are expected to be Qualified Shareholders upon the satisfaction of the remaining Certification Procedures other than the submission of a Certification Form) holding at least a specified percentage (expected to be approximately 75%) (or such greater or lesser percentage as may be determined by the Mallinckrodt Board in its sole discretion) of the Mallinckrodt Preferred Shares outstanding on the Record Date by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025 (or such other date as may be determined by the Mallinckrodt Board in its sole and absolute discretion), the Mallinckrodt Board may determine not to proceed with the Spin-off.

Mallinckrodt shareholders are urged to complete the Certification Form as soon as possible. Please contact Innisfree M&A Incorporated at (888) 750-9498 for assistance with completing your Certification Form.

Mallinckrodt shareholders as of the Record Date will not receive the Base Proceeds or the Excess Proceeds, as applicable, in exchange for their Mallinckrodt Preferred Shares if they do not timely complete the Certification Form in accordance with the instructions set forth therein and comply with the Certification Procedures.

For Mallinckrodt shareholders as of the Record Date who do not complete the Certification Form or comply with the Certification Procedures, or who do not properly complete or provide all information required by the Certification Form or comply with the Certification Procedures, in each case before the expiration of the Escrow Period, such shareholders’ right to receive the Base Proceeds and the Excess Proceeds in the Redemption shall lapse and expire.

Certification Forms are available electronically through the online Certification Portal maintained by the Redemption Agent. Mallinckrodt shareholders should read the Certification Form carefully. Instructions on the Certification Form will differ for the two categories of Mallinckrodt shareholders on the Record Date:

•	Shareholders of Record (referred to as “Record Holders” in this Information Statement): Under Irish law, rights in respect of Mallinckrodt Preferred Shares are directly exercisable by the shareholder of record as of the Record Date (i.e., the holder whose name appears in the Mallinckrodt Register of Members). These “registered” holders have direct access to the Certification Portal by visiting www.ComputershareCAS.com/Mallinckrodt. Record Holders (other than banks, brokers and similar organizations) should complete the Certification Form on the Certification Portal in accordance with the instructions therein. Record Holders who are unable to access the Certification Portal may request a paper Certification Form by Innisfree M&A Incorporated at (888) 750-9498. Record Holders that obtain a paper Certification Form should return completed and validly executed Certification Forms by FedEx, DHL or overnight mail to the address indicated on the Certification Form.

•	Beneficial Owners with Shares Held in “Street Name” (referred to as “Street Name Holders” in this Information Statement): A “beneficial owner” of shares held in “street name” refers to a holder of shares that are held in an account at a bank, brokerage firm or other similar organization. Street Name Holders may only access the Certification Portal through a unique hyperlink provided by their bank, brokerage firm or similar organization, which is the shareholder of record. Street Name Holders should immediately contact their bank, brokerage firm or similar organization to ensure they are able to obtain access to the Certification Portal. Street Name Holders should then complete the Certification Form through the Certification Portal in accordance with the instructions provided by the shareholder of record.

If you are a Street Name Holder, please contact your bank, brokerage firm or other similar organization as soon as possible to ensure you receive access to the Certification Portal. If you do not promptly follow the instructions provided by your bank, brokerage firm or other similar organization and otherwise comply with the Certification Procedures before the expiration of the Escrow Period, your right to receive the Base Proceeds and Excess Proceeds will LAPSE and EXPIRE.

Mallinckrodt shareholders are urged to complete the Certification Form as soon as possible. Please contact Innisfree M&A Incorporated at (888) 750-9498 for assistance with completing your Certification Form.

Where a valid Certification Form has not been completed before the expiration of the Escrow Period, the relevant Mallinckrodt shareholders’ entitlement to the right to receive the Base Proceeds and Excess Proceeds will expire and lapse. Such shareholders will not have any residual right or claim in respect of the Redemption, the Mallinckrodt Preferred Shares or the Par Health Common Stock.

Mallinckrodt may not have sufficient Distributable Reserves or net assets to effect the Redemption.

If the Mallinckrodt Board determines, in its sole and absolute discretion, that, at the Record Date, it does not have sufficient distributable reserves or sufficient net assets to effect the Redemption, then the Mallinckrodt Board may determine not to proceed with the Spin-off.

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves. “Distributable reserves” broadly means the accumulated realized profits of Mallinckrodt less accumulated realized losses of Mallinckrodt and includes reserves created by way of capital reduction. In addition, no redemption or dividend may be made unless the net assets of Mallinckrodt are equal to, or in excess of, the aggregate of Mallinckrodt’s called-up share capital plus undistributable reserves and the redemption does not reduce Mallinckrodt’s net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Mallinckrodt’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Mallinckrodt’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. The determination as to whether or not Mallinckrodt has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant financial statements” of Mallinckrodt. The “relevant financial statements” are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Companies Act, which give a “true and fair view” of Mallinckrodt’s unconsolidated financial position and accord with accepted accounting practice.

The Spin-off of Par Health from the remainder of Mallinckrodt’s business is subject to various risks and uncertainties and may not be completed in accordance with the expected plans or anticipated timeline, or at all, and will involve significant time and expense, which could disrupt or adversely affect Par Health’s business.

On March 13, 2025, Mallinckrodt announced plans to separate Par Health from the remainder of the combined company’s business following completion of the Business Combination (defined below). The Spin-off is subject to final approval by the Mallinckrodt Board and certain other conditions, as described herein. For example, if Mallinckrodt has not received valid Certification Forms from Qualified Shareholders (or Persons that are expected to be Qualified Shareholders upon the satisfaction of the remaining Certification Procedures other than the submission of a Certification Form) holding at least a specified percentage (expected to be approximately 75%) (or such greater or lesser percentage as may be determined by the Mallinckrodt Board in its sole discretion) of Mallinckrodt Preferred Shares outstanding on the Record Date by 5:30 p.m. (Eastern Time in the United States) on November 7, 2025 (or such other date as may be determined by the Mallinckrodt Board in its sole and absolute discretion), or if Mallinckrodt does not have sufficient distributable reserves or net assets to complete the Redemption, the Mallinckrodt Board may determine not to proceed with the Spin-off. The Mallinckrodt Board must also be satisfied in its sole and absolute discretion, based on factors that it determines relevant, that (i) the cash payable to Non-Qualified Shareholders pursuant to the Redemption Consideration (for the avoidance of doubt, including in respect of Base Proceeds and Excess Proceeds) will not exceed any maximum amount of cash that the Mallinckrodt Board may determine that Mallinckrodt will be required to pay in connection with the Redemption; (ii) the total value to be allocated to Qualified Shareholders and Non-Qualified Shareholders pursuant to the Redemption Consideration (for the avoidance of doubt, including in respect of Base Proceeds and Excess Proceeds) shall not exceed Mallinckrodt’s profits available for distribution (within the meaning of the Companies Act 2014) at the time of the Redemption and will not otherwise cause Mallinckrodt to breach section 1082 of the Companies Act 2014; and (iii) the total value received by any Qualified Shareholder or Non-Qualified Shareholder in the Redemption per Mallinckrodt Preferred Share will not exceed the nominal value of the Mallinckrodt Preferred Share (for the avoidance of doubt, including in respect of Base Proceeds and Excess Proceeds).

Additionally, unanticipated developments, including changes in the competitive conditions of Par Health’s and Mallinckrodt’s regulatory approvals or clearances, the availability of any consents of third-parties on terms acceptable to Mallinckrodt or at all, the uncertainty of the financial markets and challenges in executing the Spin-off, could delay or prevent the completion of the Spin-off, or cause the Spin-off to occur on terms or conditions that are different or less favorable than expected. Mallinckrodt expects that the process of completing the Spin-off will continue to be time-consuming and involve significant costs and expenses, which may be significantly higher than currently anticipated and may not yield a discernible benefit if the Spin-off is not completed or is not well-executed. Executing the Spin-off will require significant time and attention from senior management and employees of Mallinckrodt and Par Health, which could adversely affect Mallinckrodt’s and Par Health’s respective businesses and results of operations. Mallinckrodt and Par Health may also experience increased difficulties in attracting, retaining, and motivating employees during the pendency of the Spin-off and following its completion.

After the Spin-off, certain of Par Health’s executive officers and other key employees may have actual or potential conflicts of interest because of their current or previous positions at Mallinckrodt.

The ownership by Par Health’s expected executive officers and other key employees of Mallinckrodt Ordinary Shares may create, or may create the appearance of, conflicts of interest. Because of their current positions with Mallinckrodt, certain of these expected executive officers and other key employees own Mallinckrodt Ordinary Shares, which may comprise a significant portion of some of these individuals’ total personal financial assets. Following the Spin-off, even though Par Health’s expected executive officers and other key employees who are currently employees of Mallinckrodt will cease to be employees of Mallinckrodt, some Par Health executive officers may continue to have a financial interest in Mallinckrodt Ordinary Shares, which may create, or may create the appearance of, conflicts of interest when these individuals are faced with decisions that could have different implications for Mallinckrodt than the decisions have for Par Health.

The Spin-off may result in litigation and/or regulatory inquiries and investigations, which would harm Par Health’s business, financial condition and operating results and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Spin-off. Any Spin-off-related litigation or investigation against Mallinckrodt or Par Health, whether or not resolved in each’s favor, could result in substantial costs and divert each company’s management’s attention from other business concerns, which could adversely affect each company’s business and cash resources and the ultimate value of Par Health Common Stock.

Ownership of Par Health after the Spin-off may differ from current ownership of Mallinckrodt.

The Par Health Common Stock will ultimately be divided pro rata (on the basis of their current ownership of Mallinckrodt Preferred Shares) among Qualified Shareholders that properly and timely complete a Certification Form. As a result, depending on the number of such Qualified Shareholders relative to the number of Non-Qualified Shareholders (or shareholders who do not properly complete Certification Forms), Par Health may have different proportional ownership than Mallinckrodt. This could result in greater concentration of ownership among significant Qualified Shareholders relative to their current ownership in Mallinckrodt.

Following the Spin-off, certain stockholders are expected to have considerable influence over matters requiring a stockholder vote, and certain of those stockholders are expected to have representation on Par Health’s Board of Directors and certain other governance rights.

Following the Spin-off, stockholders holding larger proportions of Par Health’s outstanding shares of Common Stock could significantly influence the outcome of matters requiring a stockholder vote, including the election of directors, the adoption of any amendment to Par Health’s certificate of incorporation or bylaws and the approval of mergers and other significant corporate transactions. Their influence over Par Health may have the effect of delaying or preventing a change of control or may adversely affect the voting and other rights of other stockholders.

Further, because Par Health does not intend to register the Par Health Common Stock under the Exchange Act after the Spin-off, Par Health will not be subject to SEC rules governing reporting of beneficial ownership of Par Health Common Stock by (i) its directors, officers and beneficial owners of more than 10% of the outstanding shares of Par Health Common Stock under Section 16 of the Exchange Act or (ii) beneficial owners of more than 5% of the outstanding shares of Par Health Common Stock on Schedules 13D or 13G. As a result, stockholders of Par Health and the Par Health Board will not have the same visibility into Par Health stock ownership as they would if the Par Health Common Stock were registered under the Exchange Act, which means, among other things, that a stockholder could accumulate a control position in the Company without the Board becoming aware of that position or being able to take action to protect the interests of all stockholders of the Company.

Further, such stockholders are expected to have governance and other rights pursuant to the amended and restated certificate of incorporation and bylaws of Par Health, including certain director nomination and election rights for shareholders meeting certain qualifications. Such rights are described in the section of this Information Statement entitled “Description of Par Health Capital Stock.”

Par Health will not pay any dividends in the year following the closing of the Redemption, and there is no guarantee that Par Health will pay dividends on the Par Health Common Stock in the future.

Until the end of the Escrow Period described in the section of this Information Statement entitled “Information about the Transaction—Closing of Redemption,” Par Health will not be permitted to pay any dividends on its capital stock. Any declaration and payment of future dividends to holders of Par Health Common Stock will be at the sole discretion of the Par Health Board and will depend on many factors, including Par Health’s financial condition, earnings, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that the Par Health Board deems relevant. Additionally, the terms of the current indebtedness incurred by certain entities that will become subsidiaries of Par Health limit the ability of Par Health’s subsidiaries to transfer funds to Par Health, effectively limiting Par Health’s ability to pay dividends in the future. Until such time that Par Health pays a dividend, which may never occur, investors in Par Health must rely on sales of their Par Health Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Par Health will be a private company. There is no public market for Par Health Common Stock and no active trading market is expected to develop.

The Par Health Common Stock is not and will not be listed on any securities exchange. In addition, the Par Health Common Stock is not registered under the Exchange Act, and Par Health does not intend to register the Par Health Common Stock under the Exchange Act after the Spin-off. As such, Par Health will not file periodic or current reports or proxy statements with the SEC, and the information available to investors in Par Health Common Stock may be limited. Additionally, because Par Health is not and will not be listed on any securities exchange, certain stock exchange rules governing the independence of directors on the Par Health Board and certain committees thereof will not apply to Par Health (although it is intended that Par Health will voluntarily adopt certain independence requirements in its governing documents; see the section of this Information Statement entitled “—Director Matters”). As a private company, there will continue to be no active trading market in Par Health’s capital stock and, accordingly, investors may experience, among other things, limited liquidity, low trading volume and lack of analyst coverage. Lack of an active trading market may also have an adverse impact on Par Health’s ability to avail itself of the public markets for additional financing or to use the Par Health Common Stock as a currency for future mergers and acquisitions activity.

Shares of Par Health Common Stock will be “restricted securities” and, as such, may not be sold except in limited circumstances.

The Par Health Common Stock will be issued in the Redemption pursuant to applicable exemptions from the registration requirements of the Securities Act, and will not be registered or qualified under any state securities laws. Such shares of Par Health Common Stock are “restricted securities” as defined in Rule 144 under the Securities Act, and may not be sold unless such sale is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws, as applicable. In addition, transfers of Par Health Common Stock will be subject to certain additional restrictions set forth in the governing documents of Par Health, such as restrictions on transfer to any person that is not a qualified institutional buyer, an institutional accredited investor or a director or officer of Par Health who is also an accredited investor, or to certain competitors of Par Health. Furthermore, any transfers of Par Health Common Stock will be subject to procedures required by Par Health’s transfer agent, including the delivery of applicable share transfer forms. Consequently, Qualified Shareholders may be unable to liquidate their shares of Par Health Common Stock.

Mallinckrodt Register of Members is and will be closed during the Closed Share Register Period and, accordingly, attempting to trade in Mallinckrodt Ordinary Shares after the Record Date could result in investor losses.

As further described in the section of this Information Statement entitled “Information About the Transaction–Share Register Closure,” the Mallinckrodt Board closed the Mallinckrodt Register of Members with effect from 5:00 p.m. (Eastern Time in the United States) on October 23, 2025 until the earlier of (i) 5:00 p.m. (Eastern Time in the United States) on November 22, 2025 or (ii) such earlier date as may be notified by Mallinckrodt.

Purported sellers and purchasers of Mallinckrodt Ordinary Shares during the Closed Share Register Period should carefully consider the implications of such closure:

•	Mallinckrodt Preferred Shares are stapled to the corresponding Mallinckrodt Ordinary Shares and therefore cannot be traded separately from such Mallinckrodt Ordinary Shares.

•	Only Record Holders (or Street Name Holders) as of the Record Date will receive the Redemption Consideration (if the Redemption occurs). Therefore:

o	If the Spin-off closes, (a) the seller of Mallinckrodt Ordinary Shares—as the legal owner of the Mallinckrodt Preferred Shares stapled to Mallinckrodt Ordinary Shares on the Record Date— will be entitled to receive the Redemption Consideration in exchange for the redemption of such Mallinckrodt Preferred Shares in the Redemption, and (b) the buyer of Mallinckrodt Ordinary Shares will receive shares reflective of the value of Mallinckrodt’s other businesses only on registration of the share transfer following the Closed Share Register Period.

•	If the Spin-off does not close, the buyer of Mallinckrodt Ordinary Shares will receive shares reflective of the value of Mallinckrodt’s entire business (including Par Health and Mallinckrodt’s other businesses).

Following the Spin-off, Par Health will be a smaller and less diversified company than Mallinckrodt before the Spin-off.

The Spin-off will result in each of Mallinckrodt and Par Health being less diversified companies with more limited businesses concentrated in their respective product portfolios. As a result, Par Health may be more vulnerable to changing market and regulatory conditions, which could have a material adverse effect on its business, financial condition and results of operations. In addition, the diversification of Par Health’s revenues, costs, and cash flows will be reduced as a stand-alone company, such that Par Health’s results of operations, cash flows, working capital, effective tax rate and financing requirements may be subject to increased volatility and Par Health’s ability to fund capital expenditures and investments, pay dividends and service debt may be diminished. This increased volatility could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

The Historical Financial Statements are prepared on a carve-out basis of accounting.

The Historical Financial Statements have been prepared on a carve-out basis of accounting. There is no legal or accounting definition for carve-out financial statements. Rather, carve-out financial statements reflect the separate financial results and financial position of a portion of a larger entity. The preparation of carve-out financial statements requires the application of certain accounting methods and the use of certain judgments, estimates, and assumptions which may differ materially from the application of accounting methods and the use of judgments, estimates, and assumptions in other financial statements, including in the financial statements of the parent companies from which the carve-out financial statements are derived. Accordingly, Par Health can provide no assurance that the accounting methods applied nor the judgments, estimates, and assumptions made for purposes of the carve-out financial statements would be reasonable in other circumstances or that other individuals would not apply different accounting methods or exercise different judgments, estimates, and assumptions that may be materially different from those reflected in the historical carve-out financial statements. Further, the Historical Financial Statements reflect the results of operations for Mallinckrodt and for Endo, separately, through June 2025 only and do not necessarily reflect the expected results of operations, financial condition or liquidity of Par Health in future periods.

Following the completion of the Spin-off, Par Health may lose the benefits of services provided by Mallinckrodt or certain of its subsidiaries and Par Health may incur incremental costs as a stand-alone company.

Historically, certain subsidiaries of Par Health have received administrative and corporate services from certain subsidiaries of Mallinckrodt. As of the date of this Information Statement, Par Health and its subsidiaries receive from subsidiaries of Mallinckrodt services relating to, for a transitional period, treasury and risk management, human resources management, accounting and finance, internal audit, tax administration and operations, among others.

As a result of the Spin-off, there is a risk that Par Health, as a separate company from Mallinckrodt, may no longer receive some of these services from Mallinckrodt’s subsidiaries, or that Mallinckrodt may modify the terms and conditions of such services. To mitigate this risk, Par Health has entered into an agreement for Mallinckrodt or its subsidiaries, as applicable, to provide temporary transition services, including services related to information technology, finance, regulatory compliance, operational, and human resources functions, the effective and appropriate performance of which is critical for a successful transition but also for the success of Par Health’s operations. Par Health will work to replicate or replace the services it will continue to need in the operation of its business that are provided currently by or through Mallinckrodt or its subsidiaries, but it is possible that Par Health may not be able to replace these services in a timely manner, or on the same or similar terms and conditions that Par Health received them from Mallinckrodt or its subsidiaries, which may put further constraints on Par Health’s human resources, capital, and other resources.

Par Health may not achieve growth opportunities, profit improvements, cost savings, and other benefits, and may incur unanticipated costs associated with the Spin-off, and its results of operations, financial condition, and valuation could be adversely affected as a result.

The Spin-off is complex in nature, and unanticipated developments or changes, including changes in law, the macroeconomic environment, competitive conditions, regulatory approvals or clearances, the uncertainty of the financial markets, and challenges in executing the Spin-off, could delay or prevent the completion of the proposed Spin-off, or cause the Spin-off to occur on terms or conditions that are different or less favorable than expected.

There is no assurance that the Spin-off will achieve anticipated growth opportunities, profit improvements, cost savings, and other benefits for Par Health. Mallinckrodt believes that the Spin-off will provide significant benefits for each of Mallinckrodt and Par Health. However, there can be no assurance that Par Health will successfully execute Par Health’s strategy, or that the expected benefits of the Spin-off will be realized.

Additionally, the process of completing the Spin-off has been and is expected to continue to be time-consuming and involves significant costs and expenses. The costs may be significantly higher than what Par Health currently anticipates and may not yield a discernible benefit if the Spin-off is not completed or is not executed efficiently, or the expected benefits of the Spin-off are not realized. Executing the Spin-off will also require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing Par Health’s business.

To the extent that Par Health incurs additional costs, achieves lower profit improvements, or has lower-than-expected cost savings, Par Health’s results of operations, financial condition, and valuation could be adversely affected.

Par Health’s subsidiaries may not obtain the same benefits that they obtained when they were a part of Mallinckrodt.

Par Health’s business has benefited from being part of Mallinckrodt’s integrated company platform and from Mallinckrodt’s purchasing power when procuring goods and services. Once Par Health is a stand-alone company, it may be unable to obtain such goods and services at comparable prices or on terms as favorable as those obtained before the Spin-off. Additionally, financial institutions, customers, and suppliers of Par Health may believe that, as a stand-alone company, Par Health will be less able to fulfill the commitments it makes, and thus choose to terminate or cancel commercial agreements with Par Health. This could increase Par Health’s expenses and could cause a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

Par Health will be a new company that has never operated independently from Mallinckrodt.

Par Health will be a new company that has never operated independently from Mallinckrodt and that, up to the date of the Spin-off, used Mallinckrodt’s systems for its operations.

While Mallinckrodt intends to provide Par Health with some management and systems services during a transition period, Par Health’s ability to function as a new company may be adversely affected if Par Health is not able to develop its own management infrastructure and acquire its own systems quickly and cost-effectively after the transition period.

In order for Par Health to establish itself as a successful and independent entity, it will need to attract and/or retain qualified personnel and have the necessary management systems in place; otherwise, its business could be adversely affected.

Certain contracts that will need to be assigned from Mallinckrodt or its affiliates to Par Health in connection with the Spin-off may require the consent of the counterparty to such an assignment, and failure to obtain these consents could increase Par Health’s expenses or otherwise reduce Par Health’s profitability.

In connection with the Spin-off, Mallinckrodt or its applicable subsidiaries have transferred or will transfer certain agreements to Par Health or its applicable subsidiaries. The consent of the counterparties to such agreements may be required and, as a result, the counterparties may seek new and/or more favorable contractual terms from Mallinckrodt to obtain such consents. If Par Health fails to obtain such consents, it may not be able to obtain some of the benefits and contractual commitments currently available to it as a part of Mallinckrodt, such as discounts or competitive bulk or volume pricing, software licensing, and technology support. Accordingly, Par Health’s expenses, procurement conditions and facilities costs, among others, may increase and its profitability may decrease.

If the Share Redemption (as defined below), together with certain related transactions, does not qualify as a transaction that is generally tax-free for Mallinckrodt shareholders for U.S. federal income tax purposes, then Mallinckrodt U.S. shareholders could be subject to significant U.S. federal income tax liabilities.

The treatment of the Redemption generally for U.S. federal income tax purposes is subject to some uncertainty. However, it is expected that the Redemption will be treated as a distribution with respect to the Mallinckrodt Ordinary Shares to which the Mallinckrodt Preferred Shares are stapled, and the remainder of this Information Statement assumes that such treatment will be respected.

The U.S. federal income tax consequences of the Share Redemption (as defined in the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences”) (including the qualification of the Share Redemption, together with certain related transactions, as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the “Code”)) are uncertain. The applicable law is complex and unclear, and there are no authorities that directly address a transaction involving the same or substantially similar facts and circumstances as those of the Share Redemption. Further, the qualification of the Share Redemption, together with certain related transactions, as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Code depends on the satisfaction of numerous statutory, regulatory and judicial requirements, the determination of which is inherently factual in nature. For example, the determination of whether the Share Redemption meets the “anti-device” requirement under Section 355(a) of the Code is generally based on the totality of facts and circumstances, and could be impacted by certain facts and circumstances outside of Mallinckrodt’s knowledge or control, including the composition of its shareholder base, and the intentions, actions and communications of certain shareholders or other persons other than Mallinckrodt and its management. In addition, the qualification of the Share Redemption under Section 355 of the Code (including the satisfaction of the “anti-device” requirement) can be impacted by transactions and events occurring after the Share Redemption, such as a sale, exchange or disposition of Mallinckrodt Ordinary Shares or Par Health Common Stock, even if, depending on the circumstances, such sale, exchange or disposition is effected without the involvement or approval of either Mallinckrodt or Par Health.

Accordingly, there can be no assurance that the IRS will not assert that the Share Redemption and/or certain related transactions are taxable transactions for U.S. federal income tax purposes, or that a court would not sustain such a challenge. In the event the IRS were to prevail in any such challenge, U.S. Mallinckrodt shareholders could be subject to significant U.S. federal income tax liabilities. For a discussion of the material tax consequences of the Share Redemption, please read the section of this Information Statement entitled “Material U.S. Federal Income Tax Consequences—Material U.S. Federal Income Tax Consequences of the Share Redemption to U.S. Qualified Shareholders.”

Risks Related to Par Health’s Financial and Corporate Operations

Par Health is a newly organized company with a limited operating history, track record, financial statements, and business strategy, which makes its future performance difficult to predict.

Par Health is a newly organized company. Par Health is subject to all of the business risks and uncertainties associated with any new business, including the risk of not achieving operating objectives and business strategy. The Unaudited Pro Forma Condensed Combined Financial Statements of Par Health included in this Information Statement do not necessarily reflect the results of operations, financial condition or liquidity Par Health would have achieved as a stand-alone company during the periods presented or those Par Health will achieve in the future. Additionally, it should not be assumed that Par Health’s future performance will be similar to the performance of other companies in similar industries. Par Health’s limited operating history increases the risk and uncertainty investors face when evaluating an investment in Par Health and the lack of historical information may not permit accurate forecasting of long-term trends.

The estimated fair value of the net assets acquired by Mallinckrodt in connection with its acquisition of Endo are preliminary and subject to change.

Par Health’s balance sheet is comprised of certain assets and liabilities of Mallinckrodt’s legacy Generic pharmaceuticals and API business and certain assets acquired and liabilities assumed by Mallinckrodt related to Endo’s legacy generic pharmaceuticals and sterile injectables businesses. In accordance with applicable accounting standards for business combinations, Mallinckrodt has made preliminary estimates of the fair value of Endo’s assets and liabilities based on currently available information, which remains subject to change as Mallinckrodt finalizes its purchase accounting during the measurement period following the acquisition date. For a period of up to 12 months from the acquisition date, adjustments to these preliminary estimates may result from additional information becoming available to Mallinckrodt about facts and circumstances that existed as of the acquisition date. Such adjustments could materially impact Mallinckrodt’s financial statements, including, but not limited to, the recognition of goodwill, intangible assets, deferred taxes, and other assets and liabilities. In accordance with applicable accounting standards, any such measurement period adjustments may require that Mallinckrodt make retroactive adjustments to the estimated fair value of Endo’s acquired net assets, which in turn may impact Mallinckrodt’s operating results in the periods subsequent to the acquisition. Par Health’s balance sheet reflects the pushdown of Mallinckrodt’s basis in those assets and liabilities as on the effective date of the Spin-off; accordingly, any retroactive adjustments by Mallinckrodt during the measurement period will have a corresponding impact on the basis of the assets and liabilities included in Par Health’s financial statements.

There can be no assurance that future adjustments will not have a material adverse effect on Par Health’s financial condition, results of operations, or cash flows.

The Unaudited Pro Forma Condensed Combined Financial Statements have not been audited.

The Unaudited Pro Forma Condensed Combined Financial Statements included in this Information Statement have not been audited. The Unaudited Pro Forma Condensed Combined Financial Statements are derived from Mallinckrodt’s Historical Financial Statements and Endo’s Historical Financial Statements, after giving effect to certain pro forma adjustments, including, but not limited to, the effects of pushing down the basis in the relevant assets and liabilities from Mallinckrodt and its consolidated subsidiaries.

The Unaudited Pro Forma Condensed Combined Financial Statements are intended to demonstrate what the financial position and results of operations of Par Health would have been had the combination of the legacy Mallinckrodt Specialty Generics business and legacy Endo Sterile Injectable and Generic Pharmaceuticals businesses been combined as of June 27, 2025 and December 30, 2023, respectively. The Unaudited Pro Forma Condensed Combined Financial Statements are based in part on certain assumptions that Par Health believes to be reasonable. For instance, before the merger of Mallinckrodt and Endo and the internal reorganization described in the section of this Information Statement entitled “Description of the Prior Reorganization Transactions,” portions of the Par Health Business were operated separately by Mallinckrodt and Endo, and Par Health has made certain assumptions about the operation of the combined business. Par Health can give no assurance that its assumptions will prove to be correct in the future. Accordingly, the Unaudited Pro Forma Condensed Combined Financial Statements and any other financial information contained in this Information Statement may not reflect what the consolidated financial position and results of operations would have been had Par Health been a stand-alone entity during the periods presented, or what the consolidated financial position and results of operations of Par Health will be in the future.

Par Health is a holding company and is dependent on the operating results of its subsidiaries for access to funds.

Par Health is a holding company with no significant independent operations or significant assets other than shares of capital stock of its subsidiaries. Therefore, Par Health depends on the operations of its subsidiaries and businesses. Par Health’s ability to pay dividends and meet its obligations as they become due depends on the generation of cash flow of its subsidiaries, and on their ability to make cash available to Par Health in the form of interest payments, debt payments, or dividends, among others. Par Health’s subsidiaries are separate legal persons and, under certain circumstances, have legal, tax, and contractual restrictions that may limit their ability to make cash available to Par Health. The entities that will become subsidiaries of Par Health are subject to material contractual limitations, including limitations in their current indebtedness, on their ability to transfer funds to Par Health.

If Par Health’s business development activities or other strategic transactions are unsuccessful, it may adversely affect Par Health.

Par Health expects that from time to time it will evaluate potential business development opportunities to potentially grow the business through mergers, acquisitions, licensing agreements, or other strategic transactions. The process to evaluate potential business development and divestiture opportunities may be complex, time-consuming, and expensive. Once a potential opportunity is identified, Par Health may not be able to conclude negotiations of a potential transaction on terms that are satisfactory to Par Health, which could result in a significant diversion of management and other employee time, as well as substantial out-of-pocket costs. In addition, there are a number of risks and uncertainties relating to Par Health’s ability to close a potential transaction.

If an acquisition or licensing transaction is consummated, there are further potential risks related to integration activities, including with regard to operations, personnel, technologies, and products. If Par Health is not able to successfully integrate its acquisitions in the expected time frame, Par Health may not obtain the advantages and synergies that such acquisitions were intended to create, which may have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows.

In addition, Par Health intends to continue to explore opportunities to enter into strategic collaborations with other parties, which may include other pharmaceutical companies, academic and research institutions, government agencies and other public and private research organizations. These third-party collaborators are often directly responsible for certain obligations under these types of arrangements, and Par Health may not have the same level of decision-making capabilities for the prioritization and management of development-related activities as it would for its internal research and development activities. Failures by these partners to meet their contractual, regulatory, or other obligations to Par Health, or any disruption in the relationships with these partners, could have a material adverse effect on its pipeline and business. In addition, these collaborative relationships for research and development could extend for many years and may give rise to disputes regarding the relative rights, obligations and revenues of Par Health versus its partners, including the ownership of intellectual property and associated rights and obligations. These could result in the loss of intellectual property rights or other intellectual property protections, delay the development and sale of potential products, and lead to lengthy and expensive litigation or arbitration.

Furthermore, the due diligence that Par Health conducts in conjunction with an acquisition or other strategic collaboration may not sufficiently discover risks and contingent liabilities associated with the other party and, consequently, Par Health may consummate an acquisition or otherwise enter into a strategic collaboration for which the risks and contingent liabilities are greater than were projected. In addition, in connection with acquisitions or other strategic collaborations, Par Health could experience disruption in its business, technology and information systems, and its customers, licensors, suppliers and employees, and may face difficulties in managing the expanded operations of a larger and more complex company. There is also a risk that key employees of companies that Par Health acquires or key employees necessary to successfully commercialize technologies and products that Par Health acquires or otherwise collaborates on may seek employment elsewhere, including with its competitors. Furthermore, there may be overlap between Par Health’s products or customers and the companies which it acquires or enter into strategic collaborations with that may create conflicts in relationships or other commitments detrimental to the integrated businesses or impacted products. Additionally, the time between Par Health’s expenditures to acquire new products, technologies or businesses and the subsequent generation of revenues from those acquired products, technologies or businesses, or the timing of revenue recognition related to licensing agreements and/or strategic collaborations, could cause fluctuations in Par Health’s financial performance from period to period. Finally, if Par Health is unable to successfully integrate products, technologies, businesses or personnel that it acquires, it could incur significant impairment charges or other adverse financial consequences. Many of these factors are outside of Par Health’s control and any one of them could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy, which could materially impact its business, financial condition, results of operations and cash flows.

Divestitures or proposed divestitures may involve the loss of revenue, and the market for the associated assets may dictate that Par Health sells such assets for less than what it paid. In connection with divestitures, Par Health could also reduce the benefit of shared costs across its enterprise, as well as the risk of the departure of key employees. Divestitures could also lead to disruption in Par Health’s business, technology and information systems, and the possibility of divestitures could impact the relationships Par Health has with its customers, licensors, suppliers and employees. In addition, in connection with any asset sales or divestitures, Par Health may be required to provide certain representations, warranties and covenants to buyers. While Par Health would seek to ensure the accuracy of such representations and warranties, and fulfillment of any ongoing obligations, Par Health may not be completely successful and consequently may be subject to claims by a purchaser of such assets.

Risks Related to Par Health’s Business

Governmental investigations, inquiries, and regulatory actions and lawsuits brought against Par Health by government agencies and private parties, in addition to future legislative actions, with respect to Par Health’s manufacture or sale of opioids could adversely affect its reputation, business, financial condition, results of operations and cash flows.

As a result of greater public awareness of the public health issue of opioid abuse, there has been increased scrutiny of, and investigation into, the commercial practices of opioid manufacturers by state and federal agencies. As an opioid manufacturer, Par Health is required to have systems in place that are designed to identify suspicious orders of controlled substances and report those orders to the DEA. Par Health’s operations, along with other opioid manufacturers, have been the subject of federal and state government investigations and enforcement actions, focused on the misuse and abuse of opioid medications in the United States. Similar investigations may be initiated in the future. For additional information regarding various legal proceedings and claims, see the section of this Information Statement entitled “Legal Proceedings.”

In addition, a significant number of lawsuits have been filed against Mallinckrodt and affiliates of Par Health, and other opioid manufacturers, distributors and others in the supply chain, by cities, counties, state Attorneys General and private persons seeking to hold such parties and others accountable for opioid misuse and abuse. As a result of Mallinckrodt’s emergence from Chapter 11 proceedings initiated in 2020 (the “2020 Bankruptcy Proceedings”), all past, present, and future opioid claims against Mallinckrodt, with certain narrow exceptions, including for violating the Mallinckrodt OI (discussed below), were deemed to have been settled, discharged, waived, released, and extinguished in full on June 16, 2022 in exchange for certain deferred payment obligations, the remaining balance of which were permanently eliminated in Mallinckrodt’s emergence from Chapter 11 proceedings initiated in 2023 (the “2023 Bankruptcy Proceedings”) on November 14, 2023.

In connection with the 2020 Bankruptcy Proceedings, Mallinckrodt implemented steps to comply with the Mallinckrodt OI enjoining certain Mallinckrodt entities from engaging in certain conduct related to the manner in which they operate their opioid business. Mallinckrodt reaffirmed these obligations in connection with the 2023 Bankruptcy Proceedings. The Mallinckrodt OI will apply to Par Health’s opioid business following completion of the Spin-off. Specifically, the Mallinckrodt OI prohibits, among other things, certain promotional activities related to opioids, opioid products, and pain treatment, financial and in-kind support for third-parties involved with opioids, opioid products, or pain treatment, and certain lobbying activities and communications related to opioids, opioid products, and pain treatment. The Mallinckrodt OI requires compliance with certain requirements for controlled substances SOM and reporting, and requires Mallinckrodt to make available certain clinical data through a third-party data archive and publicly disclose certain produced documents related to Mallinckrodt’s legacy opioid litigation. The Mallinckrodt OI required Mallinckrodt to retain an independent monitor to evaluate and audit compliance with the Mallinckrodt OI for a term of five years from October 12, 2020 (the “2020 Petition Date”). The monitorship concluded with the issuance of the 13th (and final) report issued on October 10, 2025. The limitations imposed by the Mallinckrodt OI may have an adverse financial impact on Par Health’s opioid business, including, but not limited to, by increasing overhead costs or reducing product sales. A violation of the Mallinckrodt OI may also subject Par Health to adverse action by the Delaware Bankruptcy Court, state and territory Attorneys General, or other enforcement authorities, as well as increased legal fees and costs associated with such actions, and could otherwise materially affect Par Health’s business, financial condition and results of operations.

In addition, legislative, regulatory, or industry measures to address the misuse of prescription opioid medications may also affect Par Health’s business in ways that it is not able to predict. For example, the State of New York enacted the Opioid Stewardship Act (“OSA”), which went into effect on July 1, 2018, establishing an aggregate $100.0 million annual assessment on sales of certain opioid medications in New York. Following a challenge regarding its constitutionality, the OSA was generally permitted to go into effect, though its “pass-through prohibition” was invalidated on the basis that it violates the Commerce Clause of the U.S. Constitution. Some states have enacted opioid taxes or enacted increased licensure and registration fees. For example, New York, effective July 1, 2019, imposed an excise tax on certain opioids. The federal government or other states may consider similar legislation that could require entities to pay an assessment or tax on the sale or distribution of opioid medications in those states and may vary in the assessment or tax amounts and the means of calculation from the OSA. If additional federal, state or local jurisdictions successfully enact such legislation and Par Health is not able to mitigate the impact on Par Health’s business through price increases, operational changes or commercial arrangements, such legislation in the aggregate may have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows. For additional information, see the section of this Information Statement entitled “Risk Factors—Extensive laws and regulations govern the industry in which Par Health operates and any failure to comply with such laws and regulations, including any changes to those laws and regulations, may materially adversely affect Par Health.”

Furthermore, stories regarding prescription drug abuse and the diversion of opioids and other controlled substances are frequently in the media. Unfavorable publicity regarding the use or misuse of opioid drugs, the limitations of abuse-deterrent formulations, the ability of drug abusers to discover previously unknown ways to abuse Par Health’s products, public inquiries and investigations into prescription drug abuse, litigation, or regulatory activity regarding sales, marketing, distribution or storage of opioids could have a material adverse effect on Par Health’s reputation, leading to parties being unwilling to engage with Par Health from a business perspective, which could have a material impact on the results of litigation.

Finally, various government entities, including the U.S. Congress, state legislatures or other policy-making bodies have in the past and may in the future hold hearings, conduct investigations and/or issue reports calling attention to the opioid abuse crisis, and may mention or criticize the perceived role of manufacturers, including Par Health, in the opioid abuse crisis. Similarly, press organizations have and likely will continue to report on these issues, and such reporting may result in adverse publicity for Par Health, resulting in reputational harm.

Pharmaceutical companies like Par Health have been under increasing scrutiny from governments, legislative bodies, and enforcement agencies related to sales, marketing, and pricing practices, and changes to, or non-compliance with, relevant policies, laws, regulations, or government guidance may result in actions that could adversely affect Par Health’s business.

In the United States, over the past several years, a significant number of pharmaceutical and biotechnology companies have been subject to inquiries and investigations by various federal and state regulatory, investigative, prosecutorial, and administrative entities in connection with the promotion of products for unapproved uses and other sales, marketing, and pricing practices, including the DOJ, the OIG within the HHS, the FDA, the FTC, and various state Attorneys General offices. These investigations have alleged violations of various federal and state laws and regulations, including alleged violations of antitrust laws, the FFDCA, the FCA, the Prescription Drug Marketing Act, anti-kickback laws, data and patient privacy laws, export and import laws, consumer protection laws, and other alleged violations in connection with the promotion of products for unapproved uses, pricing, and Medicare and/or Medicaid reimbursement. These laws are described in greater detail in the section of this Information Statement entitled “Description of the Business—Regulatory Matters—United States.” The DOJ and the SEC have also increased their focus on the enforcement of the FCPA, particularly as it relates to the conduct of pharmaceutical companies.

Many companies have faced government investigations or lawsuits by whistleblowers who bring a “qui tam” action under the FCA on behalf of themselves and the government for a variety of alleged improper promotional and marketing activities, including providing free product to customers expecting that the customers would bill the federal programs for the product, inflating prices reported to private price publication services, which are used to set drug reimbursement rates under government healthcare programs. In addition, the government and private whistleblowers have pursued FCA cases against pharmaceutical companies for causing false claims to be submitted as a result of the promotion and marketing of their products for unapproved uses or violations of the federal Anti-Kickback Statute, such as providing consulting fees, grants, free travel, and other benefits to physicians to induce them to prescribe the company’s products and providing assistance to patients with their insurance or co-insurance obligations and providing donations to third-party charities that provide patients with such assistance. Affiliates of Par Health have in the past been, and may in the future become, the subject of an FCA or other government investigation or whistleblower suit, and it may incur substantial legal costs (including settlement costs) and business disruption responding to any such investigation or suit, regardless of the outcome.

If Par Health is deemed to have failed to comply with any applicable laws, regulations, or government guidance, it could be subject to additional criminal and/or civil sanctions, including significant fines, damages, civil monetary penalties, and exclusion from participation in government healthcare programs, including Medicare and Medicaid, actions against executives overseeing Par Health’s business, consent decrees, and corporate integrity agreements pursuant to which its activities would be subject to ongoing scrutiny and monitoring to ensure compliance with applicable laws and regulations and/or burdensome remediation measures. Any such fines, awards, other sanctions, or required remediation could have an adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows. For additional information regarding various legal proceedings and claims, see the section of this Information Statement entitled “Legal Proceedings.”

Par Health has various contractual and court-ordered compliance obligations that, if violated, could result in monetary, injunctive or other penalties.

Par Health has various contractual and court-ordered compliance obligations, including pursuant to the Mallinckrodt OI. The Mallinckrodt OI, entered by the Delaware Bankruptcy Court in connection with the 2020 Plan, placed obligations on Mallinckrodt with respect to the operation of its opioid business and will subject Par Health to similar obligations following completion of the Spin-off. The Mallinckrodt OI is discussed in greater detail in the section of this Information Statement entitled “Risk Factors—Governmental investigations, inquiries, and regulatory actions and lawsuits brought against Par Health by government agencies and private parties, in addition to future legislative actions, with respect to Par Health’s manufacture or sale of opioids could adversely affect its reputation, business, financial condition, results of operations and cash flows.” Compliance with contractual and court-ordered obligations requires the expenditure of significant resources and management time. Further, the failure to comply with any of these obligations may result in adverse action by courts, one or more state Attorneys General, or other enforcement authorities; monetary, injunctive or other penalties; exclusion from participation in federal healthcare programs, including Medicare; increased legal fees and costs; negative publicity; and/or an increased risk of future lawsuits or other actions by third-parties.

Par Health faces significant competition and may not be able to compete effectively.

The industries in which Par Health operates are highly competitive. Competition takes many forms, such as price reductions on products that are comparable to Par Health’s, development of new or improved products, processes, or technologies that make Par Health’s products or proposed products less competitive or obsolete or acquisition or in-licensing of new products that may be more cost-effective than, or have performance superior, to Par Health’s products. Par Health’s failure to compete effectively could have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows.

Par Health’s generic products face intense competition. As Par Health’s competitors introduce their own generic equivalents of our generic products, revenues and gross margin from such Par Health products generally decline, often rapidly. Revenues and gross margin derived from generic products often follow a pattern based on regulatory and competitive factors that we believe are unique to the generic pharmaceutical industry. As the patents for a brand name product or the statutory marketing exclusivity period (if any) expires, the first generic manufacturer to receive regulatory approval for a generic equivalent of the product is often able to capture a substantial share of the market. However, as other generic manufacturers receive regulatory approvals for their own generic versions, that market share, and the price of that product, will typically decline depending on several factors, including the number of competitors, the price of the branded product and the pricing strategy of the new competitors. This competition may limit the effectiveness of any price increases Par Health initiates. Competitors may elect to maintain a lower price point that may result in a decline in Par Health’s sales volume.

Our sterile injectables business faces competition from compounded drugs, which do not typically require the same R&D investments as either branded or generic drugs and, therefore, can compete favorably on price with generic versions of a drug. For additional details on the regulation of compounded drugs, see the section of this Information Statement entitled “Description of the Business—Regulatory Matters—United States.”

For further discussion on the competitive nature of Par Health’s business, as well as the intellectual property rights and market exclusivity that play a key role in Par Health’s business, see the sections of this Information Statement entitled “Description of the Business—Sales, Marketing and Customers” and “Description of Business—Intellectual Property.”

If pharmaceutical companies are successful in limiting the use of generics through their legislative, regulatory and other efforts, Par Health’s sales of generic products may suffer.

Many pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition. These efforts have included:

•	pursuing new patents for existing products which may be granted just before the expiration of earlier patents, which could extend patent protection for additional years;

•	using the citizen petition process (for example, under 21 C.F.R. § 10.30) to request amendments to FDA standards;

•	attempting to use the legislative and regulatory process to have products reclassified or rescheduled or to set definitions of abuse-deterrent formulations to protect patents and profits; and

•	engaging in state-by-state initiatives to enact legislation that restricts the substitution of some generic products.

Brand-name pharmaceutical companies also have taken and may continue to take aggressive steps to hinder or delay competition from generic equivalents of their branded products through bringing litigation alleging patent infringement or other violations of intellectual property rights. The actions taken by competing brand-name pharmaceutical companies may increase the costs and risks associated with Par Health’s efforts to introduce generic products and may delay or prevent such introduction altogether. For example, if a brand-name pharmaceutical company’s patent were held to be valid and infringed by Par Health’s generic products in a particular jurisdiction, it would be required to either obtain a license from the patent holder or delay or cease the manufacture and sale of such generic product.

If pharmaceutical companies or other third-parties are successful in limiting the use of generic products through these or other means, Par Health’s sales of generic products and growth prospects to bring new products to market may decline, which could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

Sales of Par Health’s products are affected by, and Par Health may be negatively impacted by any changes to, the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers. In addition, reimbursement criteria or policies and the use of tender systems outside the United States could reduce prices for Par Health’s products or reduce its market opportunities.

Sales of Par Health’s products depend, in part, on the extent to which the costs of its products are reimbursed by governmental health administration authorities, private health coverage insurers and other third-party payers. The ability of patients to obtain appropriate reimbursement for products and services from these third-party payers affects the selection of products they purchase and the prices they are willing to pay. In the United States, there have been, and Par Health expects there will continue to be, a number of state and federal proposals that limit the amount that third-party payers may pay to reimburse the cost of drugs. Par Health’s ability to commercialize its products depends, in part, on the extent to which reimbursement for the costs of these products is available from government healthcare programs, such as Medicaid and Medicare, private health insurers and others. Par Health cannot be certain that, over time, third-party reimbursements for Par Health’s products will be adequate for Par Health to maintain price levels sufficient for realization of an appropriate return on its investment. Furthermore, demand for new products may be limited unless Par Health obtains reimbursement approval from governmental and private third-party payers before introduction. Reimbursement criteria, which vary by country, are becoming increasingly stringent and require management expertise and significant attention to obtain and maintain qualification for reimbursement. If Par Health is unable to obtain, and then maintain favorable pricing and reimbursement status in countries that represent significant markets, its anticipated revenue from and growth prospects for its products in such countries could be negatively affected. See the section of this Information Statement entitled “Description of the Business—Regulatory Matters—United States” and “Description of the Business—Regulatory Matters—Outside the United States” for additional information.

With regard to private payers, reimbursement of highly specialized products is typically reviewed and approved or denied on a patient-by-patient, case-by-case basis, after careful review of details regarding a patient’s health and treatment history that is provided to the insurance carriers through a prior authorization submission and appeal submission, if applicable. During this case-by-case review, the reviewer may refer to coverage guidelines issued by that carrier. These coverage guidelines are subject to ongoing review by insurance carriers. Because of the large number of insurance carriers, there is a large number of guideline updates issued each year.

We also anticipate that the U.S. Congress, state legislatures, and federal and state regulators may adopt or accelerate adoption of new healthcare policies and reforms intended to regulate drug pricing or the way in which such prices are made available on the market. This includes efforts by individual states in the United States to pass legislation and implement regulations designed to control pharmaceutical and biological product pricing, such as by passing laws that regulate how manufacturers make the 340B ceiling price available on the market, and/or by establishing Prescription Drug Affordability Boards (or similar entities) which may review high-cost drugs, set upper payment limits, and implement marketing cost disclosure and transparency measures.

In addition, a number of markets outside the United States in which Par Health operates have implemented or may implement tender systems in an effort to lower prices. Under such tender systems, manufacturers submit bids which establish prices for products. The company that wins the tender receives preferential reimbursement for a period of time. Accordingly, the tender system often results in companies underbidding one another by proposing low pricing in order to win the tender. Certain other countries may consider implementation of a tender system. Even if a tender system is ultimately not implemented, the anticipation of such could result in price reductions. Failing to win tenders, or the implementation of similar systems in other markets leading to price declines, could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows.

Par Health is unable to predict what additional legislation or regulation or changes in third-party coverage and reimbursement policies may be enacted or issued in the future or what effect such legislation, regulation and policy changes would have on its business.

Par Health’s reporting and payment obligations under the Medicare and Medicaid rebate programs, and other governmental purchasing and rebate programs, are complex. Any determination of failure to comply with these obligations or those relating to healthcare fraud and abuse laws could have a material adverse effect on its business.

The regulations regarding reporting and payment obligations with respect to Medicare and Medicaid reimbursement programs, and rebates and other governmental programs, are complex. Because Par Health’s processes for these calculations and the judgments used in making these calculations involve subjective decisions and complex methodologies, these accruals may have a higher inherent risk for material changes in estimates. In addition, they are subject to review and challenge by the applicable governmental agencies, and it is possible that such reviews could result in material adjustments to amounts previously paid. For more information, see the section of this Information Statement entitled “Risk Factors—Sales of Par Health’s products are affected by, and Par Health may be negatively impacted by any changes to, the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers. In addition, reimbursement criteria or policies and the use of tender systems outside the United States could reduce prices for Par Health’s products or reduce its market opportunities.”

Pricing and rebate calculations vary among products and programs. The calculations are complex and are often subject to interpretation by Par Health, governmental or regulatory agencies and the courts. If Par Health becomes aware that its Medicaid reporting for a prior period was incorrect, or has changed as a result of recalculation of the pricing data, Par Health is obligated to resubmit the corrected data. Such restatements and recalculations could increase Par Health’s costs for complying with the laws and regulations governing the Medicaid Drug Rebate Program. Any corrections to Par Health’s rebate calculations could result in an overage or underage in its rebate liability for past quarters, depending on the nature of the correction. Price recalculations also may affect the ceiling price at which Par Health is required to offer its products to covered entities under the 340B program, and may require Par Health to issue refunds to 340B program-covered entities, which can be costly and burdensome. It is unclear how these restatements will impact a manufacturer’s liability with respect to the Part B and Part D inflation rebates, passed as part of the Inflation Reduction Act.

Civil monetary penalties can be applied if a manufacturer is found to have made a misrepresentation in the reporting of its average sales price for each misrepresentation and for each day in which the misrepresentation was applied, or if the manufacturer is found to have charged 340B program covered entities more than the statutorily mandated ceiling price. In addition to retroactive rebates and the potential for 340B program refunds, if a manufacturer is found to have knowingly submitted false average manufacturer prices or best price information to the government, or to have misrepresented that information, the manufacturer may be liable for significant civil monetary penalties per item of false information. A manufacturer’s failure to submit monthly/quarterly average manufacturer price and best price data on a timely basis could result in a significant civil monetary penalty per day for each day the information is late beyond the due date. Such failures also could be grounds for CMS to terminate the manufacturer’s Medicaid drug rebate agreement, pursuant to which it participates in the Medicaid program, or, if the manufacturer fails to comply with 340B program requirements, the HRSA could decide to terminate its 340B program participation agreement. In the event that CMS terminates a manufacturer’s rebate agreement or HRSA terminates its 340B program participation agreement, no federal payments would be available under Medicaid or Medicare Part B for the manufacturer’s covered outpatient drugs. Finally, manufacturers that fail to offer discounts under the Medicare Part D manufacturer discount program or that fail to comply with Part D inflation rebate program requirements may be liable for additional civil monetary penalties.

CMS periodically issues updates to its regulations under the Medicaid Drug Rebate Program that could impact Par Health’s price reporting obligations in various ways. Par Health’s failure to comply with these price reporting requirements could negatively impact Par Health’s financial results. Regulatory and legislative changes, and judicial rulings relating to the Medicaid Drug Rebate Program and related policies (including coverage expansion), have increased and will continue to increase Par Health’s costs and the complexity of compliance, have been and will continue to be time-consuming to implement, and could have a material adverse effect on its results of operations, particularly if CMS or another agency challenges the approach Par Health takes in its implementation.

CMS and the OIG within HHS have pursued manufacturers that were alleged to have failed to report these data to the government in a timely manner. Governmental agencies may also make changes in program interpretations, requirements or conditions of participation, some of which may have implications for amounts previously estimated or paid. Manufacturers cannot guarantee that a submission will not be found by CMS to be incomplete or incorrect.

As discussed within the section of this Information Statement entitled “Description of the Business—Regulatory Matters—United States,” the Inflation Reduction Act established and altered a number of schemes and programs. Manufacturers may be subject to civil monetary penalties for certain violations of the negotiation and inflation rebate provisions and an excise tax during a noncompliance period under the negotiation program. Drug manufacturers may be subject to civil monetary penalties with respect to their compliance with the new Part D manufacturer drug discount program. Manufacturers thus could be subject to additional liability with respect to these programs, as well.

As discussed within the section of this Information Statement entitled “Description of the Business—Regulatory Matters—United States,” Par Health is required to participate in the FSS pricing program in order to maintain eligibility to have its products paid for with certain federal funds. Pursuant to applicable law, knowing provision of false information in connection with a non-FAMP in connection with the FSS program filing can subject a manufacturer to significant civil monetary penalties for each item of false information. The FSS contract also contains extensive disclosure and certification requirements. In addition, if Par Health overcharges the government in connection with the FSS contract or Tricare Retail Pharmacy Rebate Program, whether due to a misstated FCP or otherwise, Par Health will be required to refund the difference to the government. Failure to make necessary disclosures and/or to identify contract overcharges can result in allegations against Par Health under the FCA and other laws and regulations. Unexpected refunds to the government, and any response to government investigation or enforcement action, would be expensive and time-consuming, and could have a material adverse effect on its business, financial condition, results of operations and growth prospects.

Any governmental body or agency that has commenced, or may commence, an investigation or other claim or action of or against Par Health relating to the sales, marketing, pricing, quality or manufacturing of pharmaceutical products could seek to impose, based on a claim of violation of fraud and false claims laws or otherwise, civil and/or criminal sanctions, including fines, penalties and possible exclusion from federal healthcare programs including Medicare and Medicaid. Some of the applicable laws may impose liability even in the absence of specific intent to defraud. Furthermore, should there be ambiguity with regard to how to properly calculate and report payments, and even in the absence of any such ambiguity, a governmental authority may take a position contrary to a position Par Health has taken, and may impose civil and/or criminal sanctions. In addition, from time to time, state attorneys general have brought cases against pharmaceutical companies, reported false pricing information, including in connection with certain drugs that are reimbursable under Medicaid, resulting in overpayment by state Medicaid programs for those drugs, and generally seek monetary damages and attorneys’ fees. Any such penalties or sanctions that Par Health might become subject to could have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows.

For any marketed drug products which are covered in the United States by federal or state healthcare programs, such as the Medicare and Medicaid programs, Par Health has various obligations, including government price reporting and rebate requirements, which generally require medicines be offered at substantial rebates and/or discounts to the government and certain private purchasers including “covered entities” purchasing under the 340B program. Some of these programs require submission of pricing data and calculation of discounts and rebates pursuant to complex statutory formulas, as well as entry into government procurement contracts governed by the Federal Acquisition Regulations, and the guidance governing such requirements is not always clear or precise. Compliance with such requirements can require significant investment in personnel, systems and resources, but failure to properly calculate Par Health’s prices, or offer required discounts or rebates, could subject Par Health to substantial penalties. One component of the rebate and discount calculations under the Medicaid and 340B programs, respectively, is the “additional rebate,” a complex calculation which is based, in part, on the extent that a branded drug’s price increases over time more than the rate of inflation (based on the Consumer Price Index for All Urban Consumers). Because, effective January 1, 2024, the Medicaid rebate amount is no longer capped at 100% of a drug’s “average manufacturer price,” this “additional rebate” calculation can result in an increase in Medicaid rebate liability beyond such price. In addition, this “additional rebate” calculation can result in a 340B ceiling price of one penny when such price calculates to less than $0.01.

Cost-containment efforts of Par Health’s customers, purchasing groups, third-party payers, and governmental organizations could materially adversely affect its business.

In an effort to reduce costs, many existing and potential customers for Par Health’s products within the United States are members of GPOs and integrated delivery networks (“IDNs”). GPOs and IDNs negotiate pricing arrangements with healthcare product manufacturers and distributors and offer the negotiated prices to affiliated hospitals and other members. GPOs and IDNs typically award contracts on a category-by-category basis through a competitive bidding process. Bids are generally solicited from multiple manufacturers with the intention of driving down pricing. Due to the highly competitive nature of the GPO and IDN contracting processes, there is no assurance that Par Health will be able to obtain or maintain contracts with major GPOs and IDNs across Par Health’s product portfolio. Furthermore, the increasing leverage of organized buying groups may reduce market prices for Par Health’s products, thereby reducing its profitability. While having a contract with a GPO or IDN for a given product can facilitate sales to members of that GPO or IDN, having a contract is no assurance that sales volume of those products will be maintained. GPOs and IDNs increasingly are awarding contracts to multiple suppliers for the same product category. Even when Par Health is the sole contracted supplier of a GPO or IDN for a certain product, members of the GPO or IDN generally are free to purchase from other suppliers. Furthermore, GPO and IDN contracts typically are terminable without cause upon 60 to 90 days’ prior notice. Accordingly, Par Health’s net sales and results of operations may be negatively affected by the loss of a contract with a GPO or IDN. In addition, although Par Health has contracts with many major GPOs and IDNs, the members of such groups may choose to purchase from its competitors, which could result in a decline in its net sales. Distributors of Par Health’s products have and may continue to form strategic alliances and negotiate terms of sale more aggressively in an effort to increase their profitability. Failure to negotiate distribution arrangements having advantageous pricing and other terms of sale could cause Par Health to lose market share to its competitors or result in lower pricing on volume it retains, both of which could have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows. Outside the United States, Par Health has experienced pricing pressure due to the concentration of purchasing power in centralized governmental healthcare authorities and increased efforts by such authorities to lower healthcare costs. Par Health frequently is required to engage in competitive bidding for the sale of its products to governmental purchasing agents. Par Health’s failure to maintain volume and pricing with historical or anticipated levels could materially adversely affect its business, financial condition, results of operations and cash flows.

Extensive laws and regulations govern the industry in which Par Health operates and any failure to comply with such laws and regulations, including any changes to those laws and regulations, may materially adversely affect Par Health.

The testing, development, manufacture, quality control, safety, effectiveness, approval, labeling, storage, record keeping, reporting, import, export, marketing, sale, promotion, and distribution of Par Health’s products are subject to comprehensive government regulations that govern and influence the development, testing, manufacturing, processing, packaging, holding, record keeping, safety, efficacy, approval, advertising, promotion, sale, distribution and import/export of Par Health’s products.

Under these laws and regulations, Par Health is subject to periodic inspection of its facilities, procedures and operations and/or the testing of its products by the FDA, the DEA and similar authorities within and outside the United States, which conduct periodic inspections to confirm that Par Health is in compliance with all applicable requirements. Par Health is also required to monitor, track, and report adverse events and product quality problems associated with its products to the FDA and other regulatory authorities including the competent authorities of the EU member states on behalf of the EMA and the competent authorities of other European countries. Failure to comply with the requirements of the FDA or other regulatory authorities, including a failed inspection, a failure to comply with product quality reporting requirements, such as submission of field alert reports, or a failure in Par Health’s adverse event reporting system, or any other unexpected or serious health or safety concerns associated with its products, including its opioid pain products, could result in adverse inspection reports, warning letters, product recalls or seizures, product liability claims, labeling changes, monetary sanctions, injunctions to halt the manufacture and distribution of products, civil or criminal sanctions, refusal of a government to grant approvals or licenses, restrictions on operations, or withdrawal of existing approvals and licenses. For instance, in the EU, the EMA’s Pharmacovigilance Risk Assessment Committee may propose to the Committee for Medicinal Products for Human Use that the authorization holder be required to take specific steps or advise that the existing marketing authorization be varied, suspended, or revoked. Any of these actions could cause a loss of customer confidence in Par Health’s products, which could adversely affect its sales, or otherwise have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows. In addition, the requirements of regulatory authorities, including interpretative guidance, are subject to change, and compliance with additional or changing requirements or interpretative guidance may subject Par Health to further review, result in product delays, or otherwise increase its costs, and thus have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows.

Furthermore, the FDA and various foreign regulatory authorities approve drugs for the treatment of specific indications, and products may be promoted or marketed only for the indications for which they have been approved. See the section of this Information Statement entitled “Description of the Business—Regulatory Matters—United States” for additional information. The laws and regulations relating to the promotion of products for unapproved uses are complex and subject to substantial interpretation by the FDA and other governmental agencies. Promotion of a product for unapproved use is prohibited; however, certain activities related to unapproved uses that Par Health and others in the pharmaceutical industry engage in are permitted by the FDA. Par Health has compliance programs in place, including policies, training and various forms of monitoring, designed to address these risks. Nonetheless, these programs and policies may not always protect Par Health from conduct by individual employees that violate these laws. If the FDA or any other governmental agency initiates an enforcement action against Par Health and it is determined that it violated prohibitions relating to the promotion of products for unapproved uses in connection with past or future activities, Par Health could be subject to substantial civil or criminal fines or damage awards and other sanctions, such as consent decrees and corporate integrity agreements pursuant to which its activities would be subject to ongoing scrutiny and monitoring to ensure compliance with applicable laws and regulations. Any such fines, awards or other sanctions could have an adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

Par Health’s approved products, if successfully developed and approved, may cause undesirable side effects that limit their commercial profile, delay or prevent further development or regulatory approval, cause regulatory authorities to require labeling statements, such as boxed warnings or a REMS, or result in other negative consequences.

Par Health may observe undesirable side effects or other potential safety issues in clinical trials for Par Health’s product candidates, as part of an expanded access program or in commercial use or post-approval studies of any approved product. Clinical trials by their nature utilize a sample of the potential patient population. With a limited number of patients and limited duration of exposure, certain side effects of Par Health’s product candidates, if successfully developed and approved, may be uncovered only with a larger number of patients exposed to the product. Those side effects could be serious or life-threatening. If Par Health or others identify undesirable side effects caused by Par Health’s products:

•	regulatory authorities may withdraw or limit their approval of such products;

•	the FDA or regulatory authorities outside the United States may impose a clinical hold or partial clinical hold before the initiation of development or during development of Par Health’s product candidates which could cause Par Health or its collaborators to have to stop, delay or restrict further development; or Par Health or its collaborators may, even without a clinical hold, decide to interrupt, delay or halt existing non-clinical studies and clinical trials or stop development;

•	Par Health may have difficulty enrolling patients in its clinical trials and completing such trials on the timelines Par Health expects or at all, or Par Health may have to conduct additional non-clinical studies or clinical trials as part of a development program;

•	Par Health ultimately may not be able to demonstrate, to the satisfaction of the FDA or other regulatory authorities, that its product candidates are safe and/or that the benefits outweigh the safety risks, and the FDA or applicable foreign regulatory authorities may not approve the product candidate;

•	regulatory authorities may require the addition of labeling statements, such as a boxed warning or additions to an existing boxed warning, or a contraindication, including as a result of inclusion in a class of drugs for a particular disease, or may require a REMS, or modifications to an existing REMS;

•	Par Health may be required to change the way such products are distributed or administered, conduct post-approval studies or change the labeling of the products;

•	Par Health may be subject to regulatory investigations and government enforcement actions;

•	Par Health may decide to remove such products from the marketplace;

•	Par Health could be sued and held liable for injury caused to individuals exposed to or taking its products or product candidates; and

•	Par Health’s reputation may suffer.

Par Health believes that any of these events could prevent it from achieving or maintaining market acceptance of the affected products, could substantially increase the risks and costs of developing its product candidates or commercializing its approved products, and could significantly adversely impact its ability to successfully develop products, gain regulatory approval for product candidates, and commercialize its approved products, which could significantly adversely impact its ability to generate revenues.

Par Health may be unable to successfully develop, commercialize or launch new products or expand commercial opportunities for existing products or adapt to a changing technology and, as a result, its business may suffer.

Par Health’s future results of operations will depend, to a significant extent, upon its ability to successfully develop, commercialize and launch new products or expand commercial opportunities for existing products in a timely manner. There are numerous difficulties in developing, commercializing and launching new products or expanding commercial opportunities for existing products, including:

•	developing, testing, and manufacturing products in compliance with regulatory and quality standards in a timely manner;

•	Par Health’s ability to successfully engage with the FDA or other regulatory authorities as part of the development and approval process and to receive requisite regulatory approvals for such products in a timely manner, or at all;

•	agreement on acceptable terms with prospective clinical research organizations (“CROs”) and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among CROs and trial sites;

•	the availability, on commercially reasonable terms, of raw materials, including API and other key ingredients for Par Health’s products;

•	delay or failure in obtaining IRB approval or the approval of other reviewing entities, including comparable foreign regulatory authorities, to conduct a clinical trial at each site;

•	withdrawal of clinical trial sites from Par Health’s clinical trials as a result of changing standards of care or the ineligibility of a site to participate in its clinical trials;

•	delay or failure in recruiting and enrolling suitable trial patients to participate in a trial;

•	clinical sites and investigators deviating from a trial protocol, failing to conduct the trial in accordance with regulatory requirements, or dropping out of a trial;

•	inability to identify and maintain a sufficient number of trial sites, many of which may already be engaged in other clinical trial programs, including some that may be for competing product candidates with the same indication;

•	failure of Par Health’s third-party clinical trial sites to satisfy their contractual duties or meet expected deadlines;

•	ambiguous or negative interim results or results that are inconsistent with earlier results;

•	feedback from the FDA or a comparable regulatory authority outside the United States, IRBs, or data safety monitoring boards, or results from earlier-stage or concurrent preclinical studies and clinical trials, that might require modification to the protocol for the trial;

•	decision by the FDA or a comparable regulatory authority outside the United States, an IRB or us, or a recommendation by a data safety monitoring board to suspend or terminate clinical trials at any time for safety issues or for any other reason;

•	unacceptable risk-benefit profile, unforeseen safety issues or adverse side effects or adverse reactions associated with a product candidate;

•	failure of a product candidate to demonstrate any or enough of a benefit;

•	difficulties in manufacturing or obtaining from third-parties sufficient quantities of a product candidate for use in clinical trials or commercial use that meet internal and regulatory standards;

•	lack of adequate funding to continue the clinical trial, including the incurrence of unforeseen costs due to enrollment delays, requirements to conduct additional clinical trials or increased expenses associated with the services of Par Health’s CROs and other third-parties;

•	developing, commercializing and launching a new product is time-consuming, costly and subject to numerous factors, including legal actions brought by Par Health’s competitors, that may delay or prevent the development, commercialization and/or launch of new products;

•	multiple product launches in a short period of time may be challenging, particularly for an organization that has had a limited number of launches of new products in many years, and may result in strained resources that could lead to launch delays and cost;

•	other unanticipated costs;

•	payment of prescription drug user fees to the FDA to defray the costs of review and approval of marketing applications for branded and generic drugs;

•	experiencing delays as a result of limited resources at the FDA or other regulatory authorities;

•	changing review and approval policies and standards at the FDA or other regulatory authorities;

•	changing standards of care;

•	potential delays in the commercialization of generic products by up to 30 months resulting from the listing of patents with the FDA;

•	achieving timely, cost-effective and effective execution of the product launches, challenges to which can include having sufficient quantities of product, appropriate marketing materials and resources, and trained sales force;

•	identifying appropriate partners for distribution of Par Health’s products, including any future over-the-counter commercialization opportunities, and negotiating contractual arrangements in a timely manner with commercially reasonable terms; and

•	changes in governmental regulations or administrative actions.

As a result of these and other difficulties, products currently in development by Par Health may or may not receive timely regulatory approvals, or approvals at all. This risk is heightened with respect to the development of proprietary branded products due to the uncertainties associated with the results of clinical trials, the costs and length of time associated with R&D of such products and the uncertainty of market acceptance. Moreover, the FDA regulates the facilities, processes and procedures used to manufacture and market pharmaceutical products in the U.S. manufacturing facilities must be registered with the FDA and all products made in such facilities must be manufactured in accordance with cGMP regulations enforced by the FDA. Compliance with cGMP regulations requires significant expenditures and the dedication of substantial resources. Before approval of any product, the FDA typically inspects both the facilities and procedures of Par Health and the manufacturing facilities for Par Health’s products to ensure compliance with regulatory standards, and those inspections are also conducted periodically once a product is approved. The FDA may also cause a suspension or withdrawal of product approvals if regulatory standards are not maintained. In the event an approved manufacturing facility for a particular drug is required by the FDA to curtail or cease operations, or otherwise becomes inoperable, obtaining the required FDA authorization to manufacture at the same or a different manufacturing site could result in production delays, which could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows. If Par Health or the manufacturing facilities for Par Health’s products fail to comply with applicable regulatory requirements, a regulatory authority may, among other things:

•	issue warning letters or untitled letters;

•	require Par Health to enter into a consent decree, which can include imposition of various fines, reimbursements for inspection costs, required due dates for specific actions and penalties for noncompliance;

•	seek an injunction or impose civil or criminal penalties or monetary fines;

•	suspend or withdraw regulatory approval;

•	refuse to approve pending applications or supplements to applications filed by Par Health;

•	suspend or impose restrictions on operations, including costly new manufacturing requirements; or

•	seize or detain products, refuse to permit the import or export of products, or require Par Health to initiate a product recall.

The occurrence of any event or penalty described above may inhibit or preclude Par Health’s ability to commercialize its products and generate revenue.

Advertising and promotion of Par Health’s products is heavily scrutinized by, among others, the FDA, the DOJ, the OIG within the HHS, state Attorneys General, the U.S. Congress and the public. Failure to comply with applicable FDA requirements and restrictions in this area may subject a company to adverse publicity and enforcement action, including enforcement letters, inquiries and investigations, and civil and criminal sanctions by the FDA or other government agencies.

Furthermore, the market perception and reputation of Par Health and its products are important to Par Health’s business and the continued market acceptance of its products. Any negative press reports or other commentary about Par Health or its products, whether accurate or not, could have a material adverse effect on Par Health’s business, reputation, financial condition, results of operations, or cash flows or could cause the market value of its ordinary shares and/or debt securities to decline.

With respect to generic products for which Par Health is the first developer to have its application accepted for filing by the FDA, and which filing includes a Paragraph IV certification, Par Health’s ability to obtain and realize the full benefits of 180 days of market exclusivity is dependent upon a number of factors including, being the first to file, the result of any litigation that might be brought against Par Health due to its filing and Paragraph IV certification, or not meeting regulatory, manufacturing or quality requirements or standards. If any of its drug applications are not timely approved, or if Par Health is unable to obtain and realize the full benefits of the respective market exclusivity period for its products, or if its products cannot be successfully manufactured or commercialized timely, its results of operations could be materially adversely affected. In addition, Par Health cannot guarantee that any investment Par Health makes in developing products will be recouped, even if Par Health is successful in commercializing those products. Finally, once developed and approved, new products may fail to achieve commercial acceptance due to various factors, including the price of the product, third-party reimbursement of the product, and the ineffectiveness of sales, marketing and distribution efforts to support the product.

Because Par Health has limited financial and management resources, Par Health focuses on a limited number of commercial and R&D programs. As a result, Par Health may forgo or delay pursuit of opportunities with other products or product candidates that later prove to have greater commercial potential. Par Health may focus its efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful and may not yield any commercially viable products. Par Health’s resource allocation decisions may cause it to fail to capitalize on other viable opportunities. If Par Health does not accurately evaluate the commercial potential or target market for a particular product candidate, it may relinquish valuable rights through future collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for Par Health to retain such sole development and commercialization rights. If any of these events occur, it may have a material adverse effect on Par Health’s business.

Par Health’s customer concentration may materially adversely affect its business.

Par Health sells a significant amount of its products to a limited number of national drug wholesalers and large pharmacy chains, and contracts with large GPOs for hospitals. In turn, these parties supply products, or contract products, to Par Health’s end user customers, which include pharmacies, hospitals, governmental agencies, and physicians. As further discussed in the section of this Information Statement entitled “Description of Business—Sales, Marketing and Customers,” sales to certain of these parties that supply Par Health products to many end user customers accounted for 10.0% or more of Par Health’s total net sales. If Par Health were to lose the business of any one of these parties, or if any one of these parties failed to fulfill its obligations, experienced difficulty in paying Par Health on a timely basis, or negotiated lower pricing terms, it could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows.

Par Health’s product concentration may materially adversely affect its business.

Par Health sells a wide variety of products, including generic pharmaceuticals (including APIs) and sterile injectables businesses. However, a small number of relatively significant products represent a significant percentage of Par Health’s net sales. Par Health’s ability to maintain and increase net sales from these products depends on several factors, including:

•	Par Health’s ability to continue to maintain or increase market demand for such products through its own marketing and support of its sales force;

•	Par Health’s ability to implement and maintain pricing;

•	Par Health’s ability to achieve hospital and other third-party payer formulary acceptance, and maintain reimbursement levels by third-party payers;

•	Par Health’s ability to maintain confidentiality of the proprietary know-how and trade secrets;

•	Par Health’s ability to continue to procure raw materials or finished goods, as applicable, from internal and third-party manufacturers in sufficient quantities and at acceptable quality and pricing levels in order to meet commercial demand;

•	Par Health’s ability to maintain fees and discounts payable to the wholesalers and distributors and GPOs, at commercially reasonable levels;

•	whether the DOJ or other third parties seek to challenge and are successful in challenging patents or patent-related settlement agreements or Par Health’s sales and marketing practices;

•	warnings or limitations that may be required to be added to FDA-approved labeling; and

•	the occurrence of adverse side effects related to or emergence of new information related to the therapeutic efficacy of these products, and any resulting product liability claims or product recalls.

Par Health may be unable to protect its intellectual property rights successfully, intellectual property rights may be limited or Par Health may be subject to claims that it infringes on the intellectual property rights of others.

Par Health relies on a combination of patents, trademarks, copyrights, trade secrets, and proprietary information, including confidential business information, show-how and know-how, in addition to any market exclusivity gained from the regulatory approval process to support its business strategy. However, Par Health’s efforts to protect its intellectual property rights may not be sufficient. If Par Health does not obtain sufficient protection for its intellectual property; or if Par Health is unable to enforce its intellectual property rights successfully; or if there is a change in the way courts and regulators interpret the laws, rules and regulations applicable to its intellectual property, its competitiveness could be impacted, which could adversely affect its competitive position, business, financial condition, results of operations and cash flows.

Par Health’s pending patent applications may not result in the issuance of patents, may result in patents with suboptimal claim scope, or the patents issued to or licensed by Par Health in the past or in the future may be challenged or circumvented by competitors. Existing patents may be found to be unenforceable, invalid or too narrow to exclude Par Health’s competitors from using methods or making or selling products similar to those covered by its patents and patent applications. Regulatory agencies may refuse to grant Par Health the market exclusivity that it was anticipating, may refuse to grant the patent term extensions or adjustments it was anticipating, may deny the petitions it submitted in good faith, or may unexpectedly grant market exclusivity rights to other parties. In addition, Par Health’s ability to obtain and enforce intellectual property rights is limited by the unique laws of each country. In some countries, it may be particularly difficult to adequately obtain or enforce intellectual property rights (and in some cases such analog rights may not exist in the given jurisdiction), which could make it easier for competitors to capture market share in such countries by utilizing technologies and product features that are similar or identical to those developed or licensed by Par Health. Competitors also may harm Par Health’s sales by designing products or developing uses and methods that mirror the capabilities of its products or technology without infringing Par Health’s patents. Competitors may diminish the value of Par Health’s trade secrets by reverse engineering or by independent invention. Additionally, current or former employees, partners or other parties in similar positions of trust with Par Health may improperly disclose or otherwise misappropriate such trade secrets, or other confidential information, for the benefit of competitors or other third-parties, damage in view of which cannot be recouped even with a favorable judgment in a misappropriation case filed by Par Health. Par Health may not even become aware of any such improper disclosure or use, and, in the event Par Health does become aware, it may not have an adequate remedy available to it. Par Health operates in an industry characterized by extensive patent litigation and proceedings, whether in the courts, the ITC, or the USPTO, and Par Health may from time to time be a party to such litigation or proceedings.

The pursuit of or defense against patent infringement litigation as well as involvement in USPTO proceedings and other actions are costly and time-consuming and Par Health may not know or be able to reasonably anticipate or predict the outcomes of such litigation or proceedings for protracted periods of time. Par Health may be unsuccessful in its efforts to enforce its patent or other intellectual property rights and may be unsuccessful in its attempt to settle or otherwise advantageously dispose of any such litigation or proceeding. In addition, patent litigation against Par Health as a defendant can result in significant damage awards, including the possibility of treble damages and injunctions in the instances of an exemplary case determination. Additionally, Par Health could be forced to stop manufacturing and selling certain products, could be forced to recall certain products, or Par Health may need to enter into settlement agreements that require Par Health to make significant royalty or up-front payments in order to continue selling the affected products. Given the nature of its industry, Par Health is likely to face additional claims of patent infringement in the future and is likely to be required to enforce its own intellectual property claims against third-parties. A successful claim of patent or other intellectual property infringement against Par Health with a material damages ruling or material equitable remedy granted could have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows.

Par Health’s competitors or other third-parties may allege that it is infringing their intellectual property, forcing it to expend substantial resources in litigation, the outcome of which is uncertain. Any unfavorable outcome of such litigation, including losses related to “at-risk” product launches, could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

Companies that produce branded pharmaceutical products routinely bring litigation against ANDAs that seek regulatory approval to manufacture and market generic forms of branded products, alleging patent infringement or other violations of intellectual property rights. Patent holders may also bring patent infringement suits against companies that are currently marketing and selling approved generic products. Litigation often involves significant expense. Additionally, if the patents of others are held valid, enforceable and infringed by Par Health’s current products or future product candidates, it would, unless it could obtain a license from the patent holder, need to delay selling Par Health’s corresponding generic product and, if already selling the product, cease selling and potentially destroy existing product stock. Additionally, Par Health could be required to pay monetary damages or royalties to license proprietary rights from third-parties and Par Health may not be able to obtain such licenses on commercially reasonable terms or at all.

There may be situations in which Par Health may make business and legal judgments to market and sell products that are subject to claims of alleged patent infringement before final resolution of those claims by the courts based upon Par Health’s belief that such patents are invalid, unenforceable or are not infringed by Par Health’s marketing and sale of such products. This is commonly referred to in the pharmaceutical industry as an “at-risk” launch. The risk involved in an at-risk launch can be substantial because, if a patent holder ultimately prevails against us, the remedies available to such holder may include, among other things, damages calculated based on the profits lost by the patent holder, which can be significantly higher than the profits Par Health makes from selling the generic version of the product. Moreover, if a court determines that such infringement is willful, the damages could be subject to trebling. Par Health could face substantial damages from adverse court decisions in such matters. Par Health could also be at risk for the value of such inventory that Par Health is unable to market or sell.

Clinical studies required for Par Health’s product candidates are expensive and their outcome is highly uncertain. If any such studies are delayed or yield unfavorable results, regulatory approval for Par Health’s product candidates or new indications of its marketed products may be delayed or become unobtainable.

Par Health must conduct extensive testing of its product candidates before Par Health can obtain regulatory approval to market and sell them. In order to market these products in the United States for any other indications, Par Health will need to conduct appropriate clinical trials, obtain positive results from those trials, and obtain regulatory approval for such proposed indications. Conducting such studies is an expensive process and obtaining regulatory approval is uncertain. The regulatory review and approval process to obtain marketing approval requires the expenditure of substantial resources.

These tests and trials may not achieve favorable results for many reasons, including, among others, failure of the product candidate to demonstrate safety or efficacy, the development of serious or life-threatening adverse events (or side effects) caused by or connected with exposure to the product candidate (or prior or concurrent exposure to other products or product candidates), difficulty in enrolling and maintaining subjects in a clinical trial, lack of sufficient supplies of the product candidate or comparator drug, lack of sufficient funding to support a trial through its conclusion, and the failure of clinical investigators, trial monitors, contractors, consultants, or trial subjects to comply with the trial plan, protocol, or applicable regulations related to GLPs or GCPs. A clinical trial may fail because it did not include and retain a sufficient number of patients to detect the endpoint being measured or reach statistical significance. The FDA and other regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that any data submitted is insufficient for approval and require additional studies or clinical trials or varying interpretations of the data obtained from clinical testing could delay, limit or prevent regulatory approval of product candidate.

Par Health will need to reevaluate any drug candidate that does not test favorably and either conduct new studies, which are expensive, or abandon that drug development program. The failure of clinical trials to demonstrate the safety and effectiveness of Par Health’s product candidates for the desired indication(s) would preclude the successful development of those candidates for such indication(s), which would have a material adverse effect on its business, financial condition, results of operations and cash flows.

Par Health may incur litigation liability, including product liability losses.

Par Health may become involved in various legal proceedings and government inquiries and investigations, including with respect to, but not limited to, patent infringement, product liability, personal injury, antitrust matters, breach of contract, Medicare and Medicaid reimbursement claims, opioid-related matters, promotional practices, compliance with laws relating to the manufacture and sale of products including controlled substances, and any challenges to orders issued in the Endo Bankruptcy Proceedings, 2020 Bankruptcy Proceedings, and the 2023 Bankruptcy Proceedings. Such proceedings, inquiries and investigations may involve claims for, or the possibility of, fines and penalties involving substantial amounts of money or other relief, including, but not limited to civil or criminal fines and penalties, changes in business practices and exclusion from participation in various government healthcare-related programs. Some of Par Health’s existing legal proceedings, inquiries and investigations and related matters are described in the section of this Information Statement entitled “Legal Proceedings.” If existing or future legal proceedings, inquiries or investigations were to result in an adverse outcome, the impact could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows. Even if one or more of these matters do not result in a direct adverse outcome, they could lead to distraction of management, the incurrence of additional costs and damage to Par Health’s reputation, among other potential results that could have a material adverse effect on its business.

With respect to product liability and clinical trial risks, in the ordinary course of business Par Health is subject to liability claims and lawsuits, including potential class actions, alleging that Par Health’s marketed products or products in development have caused, or could cause, serious adverse events or other injury. Side effects or adverse events known or reported to be associated with, or manufacturing defects in, the products sold by Par Health could exacerbate a patient’s condition, or could result in serious injury or impairment or even death. This could result in product liability claims against Par Health and/or recalls of one or more of its products. In many countries, including in EU member states, national laws provide for strict (no-fault) liability that applies even where damages are caused both by a defect in a product and by the act or omission of a third-party. Any such claim brought against Par Health, with or without merit, could be costly to defend and could result in an increase in Par Health’s insurance premiums. Par Health believes its current coverage level is adequate to address its current risk exposure related to product liability claims and lawsuits. However, some claims, such as those brought against Par Health related to its sale of opioids, might not be covered by its insurance policies. Moreover, where the claim is covered by its insurance, if its insurance coverage is inadequate, Par Health would have to pay the amount of any settlement or judgment that is in excess of its policy limits. Par Health may not be able to obtain insurance on terms acceptable to Par Health or at all since insurance varies in cost and can be difficult to obtain. Par Health’s failure to maintain adequate insurance coverage or successfully defend against product liability claims could have a material adverse effect on its business, financial condition, results of operations and cash flows.

Par Health’s operations expose Par Health to the risk of violations of applicable health, safety and environmental laws and regulations and related liabilities and litigation.

Par Health is subject to numerous federal, state, local, and non-U.S. environmental protection and health and safety laws and regulations governing, among other things:

•	the generation, storage, use, and transportation of hazardous materials;

•	emissions or discharges of substances into the environment;

•	investigation and remediation of hazardous substances or materials at various sites;

•	chemical constituents in products and end-of-life disposal, mandatory recycling and take-back programs; and

•	the health and safety of Par Health’s employees.

Par Health may not have been, or it may not at all times be, in full compliance with environmental and health and safety laws and regulations. In the event a regulatory authority concludes that Par Health is not in full compliance with these laws, it could be fined, criminally charged or otherwise sanctioned. Environmental laws are becoming more stringent, including outside the United States, resulting in increased costs and compliance burdens.

Certain environmental laws assess liability on current or previous owners of real property and current or previous owners or operators of facilities for the costs of investigation, removal, or remediation of hazardous substances or materials at such properties or at properties at which parties have disposed of hazardous substances. Liability for investigative, removal and remediation costs under certain federal and state laws is retroactive, strict (i.e., can be imposed regardless of fault) and joint and several. In addition to cleanup actions brought by governmental authorities, private parties could bring personal injury or other claims due to the presence of, or exposure to, hazardous substances. Par Health has, from time to time, received notification from the U.S. Environmental Protection Agency (“EPA”) and similar state environmental agencies that conditions at a number of sites where the disposal of hazardous substances has taken place require investigation, cleanup, and other possible remedial action. These agencies may require that Par Health reimburse the government for its costs incurred at these sites or otherwise pay for the costs of investigation and cleanup of these sites, including by providing compensation for natural resource damage claims arising from such sites. Primarily due to past operations, operations of predecessor companies or past disposal practices, Par Health has projects underway at a number of current and former manufacturing facilities as well as former disposal sites to investigate and remediate environmental contamination resulting from past operations, as further described in the section of this Information Statement entitled “Legal Proceedings.”

In the ordinary course of its business planning process, Par Health takes into account its known environmental matters as it plans for its future capital requirements and operating expenditures. The ultimate cost of site cleanup and timing of future cash outflows is difficult to predict, given the uncertainties regarding the extent of the required cleanup, the interpretation of applicable laws and regulations, and alternative cleanup methods. Based upon information known to date, Par Health believes its current capital and operating plans are adequate to address costs associated with the investigation, cleanup and potential remedial action for its known environmental matters.

While Par Health has planned for future capital and operating expenditures to comply with environmental laws, its costs of complying with current or future environmental protection and health and safety laws and regulations, or its liabilities arising from past or future releases of, or exposures to, hazardous substances may exceed its estimates or could have a material adverse effect on its competitive position, business, financial condition, results of operations and cash flows. Par Health may also be subject to additional environmental claims for personal injury or cost recovery actions for remediation of facilities in the future based on its past, present or future business activities.

If Par Health is unable to attract and retain key scientific, technical, regulatory, compliance, and commercial personnel, it may be unable to maintain or expand its business.

Because of the specialized scientific nature of its business, Par Health’s ability to develop products and to compete with Par Health’s current and future competitors will remain highly dependent, in large part, upon its ability to attract and retain qualified scientific, technical, regulatory, compliance, and commercial personnel. The loss of key scientific, technical, regulatory, compliance, and commercial personnel, or the failure to recruit additional key scientific, technical, regulatory, compliance, and commercial personnel, could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows. There is intense competition for qualified personnel in Par Health’s industry, and Par Health may not be able to continue to attract and retain the qualified personnel necessary for the development or operation of its business.

Additionally, the Spin-off may lead to changes in employee roles, reporting structures or management oversight, which could lead to increased uncertainty or dissatisfaction. There is a risk that Par Health’s existing employees could leave Par Health due to perceived instability or reduction in growth opportunities, which may impact the continuity of Par Health’s operations. Furthermore, in connection with the Spin-off, Par Health and Mallinckrodt will enter into a transition services agreement (“TSA”) in which Par Health and Mallinckrodt agree to provide certain services for a transitional period to each other and each other’s subsidiaries. These transition services could involve temporary shifts in workload or increased responsibilities for current Par Health employees. This could contribute to employee dissatisfaction and increased risk of employee turnover, which may hinder Par Health’s ability to execute its business strategies during and after the Spin-off.

Par Health’s business depends on the continued effectiveness and availability of its information technology infrastructure, and failures of this infrastructure could harm its operations.

Significant disruptions to Par Health’s information technology systems or other cybersecurity incidents affecting information security could adversely affect its business. To remain competitive in its industry, Par Health must employ information technologies to support manufacturing processes, quality processes, distribution, financial reporting, as well as R&D and regulatory applications that capture, manage and analyze data generated in clinical trials, and it is critical that Par Health does so in a secure manner to maintain the confidentiality, integrity, and availability of such information systems, operational technologies, and data. Par Health also relies extensively on technology to allow concurrent work sharing around the world. As with all information technology, Par Health’s systems are vulnerable to potential damage or interruptions from natural disasters, power outages, telecommunications failures, and other unexpected events, as well as physical and cyber intrusions, sabotage, piracy, or intentional acts of vandalism and the potential risks associated with the deployment and use of artificial intelligence (“AI”) systems. Given the extensive reliance of Par Health’s business on technology, any substantial disruption or resulting loss of data that is not avoided or corrected by its backup measures could harm its business, financial condition, results of operations and cash flows.

Par Health also has outsourced significant elements of its operations to third parties, some of which are outside the United States. As a result, Par Health is managing many independent vendor relationships with third parties who may or could have access to its confidential information and systems. Furthermore, pursuant to the TSA, Mallinckrodt will provide Par Health with information technology infrastructure and applications support following the closing of the Spin-off. The size and complexity of Par Health’s information technology systems, and those of the third parties with whom Par Health contracts, make such systems and data potentially vulnerable to service interruptions and other cybersecurity incidents. Par Health and such third parties could be susceptible to third-party attacks on its information systems, which attacks are of ever-increasing levels of sophistication and are made by groups and individuals with a wide range of motives and expertise, including insiders, hacktivists, criminal groups, nation states, and others.

Maintaining the secrecy of all Par Health’s confidential, proprietary, and/or trade secret information is important to its competitive business position. However, such information can be difficult to protect. While Par Health has taken steps to protect such information and made considerable investments in information technology, there can be no assurance that Par Health’s efforts will prevent service interruptions or other cybersecurity incidents affecting its systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information, including those caused by its own employees or others to whom Par Health has granted access to its systems, that could adversely affect its business operations or result in the loss, dissemination, or misuse of critical or sensitive information. As part of risk management processes, Par Health maintains cybersecurity insurance that provides coverage for certain costs related to cybersecurity incidents. However, the amount or type of coverage may not be sufficient to address costs for handling an incident, or future changes may occur to insurance coverage. A cybersecurity incident such as the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation, or misuse of trade secrets, proprietary information, or other confidential information, whether as a result of theft, hacking, human error, sabotage, industrial espionage, fraud, trickery, or other forms of deception, AI control failure, or for any other cause, could enable others to produce competing products, use Par Health’s proprietary technology or information, and/or adversely affect its business position. Further, any such event could result in financial, legal, business, and reputational harm to Par Health and could have a material adverse effect on its business, financial condition, results of operations and cash flows.

Par Health faces risks related to its collection and use of data, which could result in investigations, inquiries, litigation, fines, legislative, and regulatory action.

Par Health may be subject to laws and regulations governing the privacy and security of health-related and other personal data it collects and maintains, including the GDPR, EU AI Act, Section 5 of the FTC Act, HIPAA, the CCPA as amended by the CPRA, and other state comprehensive privacy laws, consumer protection laws, and consumer health privacy laws. Any failure by Par Health or any of its third-party service providers to follow such laws could result in significant liability or reputational harm under such state, federal and international privacy, data protection and other laws. The landscape of federal and state laws regulating personal data is constantly evolving, and compliance with these laws requires a flexible privacy framework and substantial resources, and compliance efforts will likely be an increasing and substantial cost in the future.

Some of Par Health’s products are regulated as controlled substances, the making, use, sale, importation, exportation, and distribution of which are subject to significant regulation by the DEA and other regulatory agencies and authorities.

The DEA is the U.S. federal agency responsible for domestic enforcement of the CSA. The CSA classifies drugs and other substances based on identified potential for abuse. Schedule I controlled substances, such as heroin and LSD, have a high abuse potential and have no currently accepted medical use; thus, they cannot be lawfully marketed or sold. Some of Par Health’s products are considered controlled substances under the CSA. Schedule II controlled substances include molecules used in our opioid products such as codeine, oxycodone, morphine and hydrocodone, molecules used in our attention deficit/hyperactivity disorder (“ADHD”) products such as amphetamine, methylphenidate, dexmethylphenidate, and molecules used in our addiction treatment products such as methadone. Schedule III controlled substances include buprenorphine and ketamine, Schedule IV controlled substances include methohexital, clonazepam, phenobarbital, and zolpidem. The manufacturing, shipping, distribution, import, export, packaging, storing, prescribing, dispensing, selling, and use of controlled substances are subject to additional regulations, including under the CSA and DEA regulations. These regulations increase the personnel needs and the expense associated with commercialization of products. Because of their restrictive nature, these laws and regulations could also limit commercialization of Par Health’s controlled substance products. Failure by Par Health, or any of the third-party manufacturers that it relies on, to comply with these laws and regulations could also result in loss of DEA registrations, disruption in manufacturing and distribution activities, consent decrees, criminal and civil penalties, and state actions, among other consequences.

In addition, the DEA conducts periodic inspections of registered establishments that handle controlled substances and has stringent regulations on those establishments to prevent loss and diversion. Failure by Par Health, or any of the third-party manufacturers that it relies on, to maintain compliance with these regulations, particularly as manifested in loss or diversion, can result in regulatory action. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal proceedings.

Various states also independently regulate controlled substances. Though state-controlled substances laws often mirror federal law, because states are separate jurisdictions, they may separately schedule drugs as well. While some states automatically schedule a drug when the DEA does so, in other states there must be a rulemaking or a legislative action. Many states require separate state registrations in order to be able to obtain, manufacture, handle, distribute, and dispense controlled substances for clinical trials or commercial sale, and failure by Par Health, or any of the third-party manufacturers that it relies on, to meet applicable regulatory requirements could lead to enforcement and sanctions from the states in addition to those from the DEA or otherwise arising under federal law.

APIs imported into the EU must be certified as complying with the good manufacturing practice standards established by the EU, as stipulated by the International Conference for Harmonization. These regulations place the certification requirement on the regulatory bodies of the exporting countries. Accordingly, the national regulatory authorities of each exporting country must: (i) ensure that all manufacturing plants within their borders that export API into the EU comply with EU manufacturing standards, and (ii) for each API exported, present a written document confirming that the exporting plant conforms to EU manufacturing standards. The imposition of this responsibility on the governments of the nations exporting API may cause a shortage of API necessary to manufacture Par Health products, as certain governments may not be willing or able to comply with the regulation in a timely fashion, or at all.

From time to time, regulatory actions impose additional costs on manufacturers.

On October 31, 2024, the FDA approved a modification to the OA REMS to require manufacturers of opioid analgesics dispensed in outpatient settings to make prepaid mail-back envelopes available to dispensing pharmacies as a new drug disposal option for patients. Manufacturers participating in the OA REMS are required to comply with this measure as of March 31, 2025. To date, the initial compliance costs have not been material. However, the compliance costs could increase depending on the extent to which pharmacies and other dispensers elect to utilize these prepaid mail-back envelopes. Increased compliance costs could negatively impact our results of operations if we are unable to pass such costs to our customers. At this time, we are unable to estimate the potential impact of this measure.

Compliance with the Drug Supply Chain Security Act (“DSCSA”) requirements for product tracking and tracing may increase Par Health’s operational expenses and impose significant administrative burdens. As a result of these and other new requirements implemented by the government, Par Health may determine to change its current manner of operation, provide additional benefits or change its contract arrangements, any of which could have a material adverse effect on its business, financial condition and results of operations. In addition, the failure of any of Par Health’s trading partners (wholesale distributors, repackagers, dispensers, or third-party logistics providers) to comply with the DSCSA requirements may have an adverse effect on its business.

The DEA regulates the availability of controlled substances, including API, drug products under development and finished dose products.

The DEA regulates the availability of API, products under development, and marketed drug products that are in the Schedule II category by setting annual quotas. Par Health must periodically apply to the DEA for manufacturing quota to manufacture API and for procurement quota to manufacture finished dose products in our ADHD, addiction treatment and opioids product families. Given that the DEA has discretion to grant or deny manufacturing and procurement quota requests by Par Health or any of the third-party manufacturers that it relies on, the quota the DEA grants may be insufficient to meet Par Health’s customers’ needs. Over the past several years and into 2025, the DEA has reduced the amount aggregate quota available to manufacture certain opioid medications. (In other instances, such as for lisdexamfetamine, a molecule used in some ADHD medicines, the DEA has increased the aggregate quota available.) The DEA could take similar actions in the future to further reduce the aggregate quota amount. Future delay or refusal by the DEA to grant, in whole or in part, quota requests by Par Health or any of the third-party manufacturers that it relies on could delay or result in stopping the manufacture of Par Health’s current drug products, new product launches or the conduct of bioequivalence studies and clinical trials. Such delay or refusal also could require Par Health to allocate drug products among its customers. The DEA could also delay or refuse to provide customers who purchase API from Par Health with sufficient quota. Any of these factors could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows.

The manufacture of Par Health’s products is highly exacting and complex, and its business could suffer if Par Health, its suppliers, manufacturers, distributors, or collaboration partners encounter manufacturing, supply, or other problems.

The manufacture of Par Health’s products is highly exacting and complex, due in part to strict regulatory and manufacturing requirements. Many Par Health manufacturing sites are large in scale and complex in operations and therefore require continued investments in quality management and maintenance. These manufacturing sites have multi-year capital plans and risk assessments, but unplanned maintenance activities can have an adverse impact on cash flow projections and production plans. In addition, Par Health relies on third-party suppliers, manufacturers, distributors, and collaboration partners to provide services for certain core aspects of Par Health’s business, including supply and manufacture of key starting materials, components, and APIs used in its products and in its product development activities, packaging, shipping, warehousing and distribution.

Manufacturing complex pharmaceutical products carries inherent risk. Problems may arise during manufacturing for a variety of reasons including equipment malfunction, failure to follow specific protocols and procedures, defective raw materials, and environmental factors. If a batch of finished product fails to meet quality standards during a production run, then that entire batch of product may have to be discarded. These problems could lead to launch delays, product shortages, backorders, increased costs (including contractual damages for failure to meet supply requirements), lost revenue, damage to Par Health’s reputation and customer relationships, time and expense spent investigating, correcting, and preventing the root causes and, depending on the root causes, similar losses with respect to other products. If manufacturing problems are not discovered before the product is released to the market, Par Health also could incur product recall and product liability costs. If Par Health incurs a product recall or product liability costs involving one of its products, such product could receive reduced market acceptance, thereby reducing product demand and could harm its reputation and its ability to market its products in the future. Significant manufacturing problems could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows.

Additionally, Par Health and its third-party suppliers and contractors are subject to FDA, DEA, state and foreign regulatory, and legal requirements. Any failure by Par Health or Par Health’s third-party manufacturers to comply with cGMP or failure to scale up manufacturing processes for any investigational product candidates, including any failure to deliver sufficient quantities of Par Health’s investigational product candidates in a timely manner, could lead to a delay in, or failure to obtain, regulatory approval of its investigational products. In addition, any failures by Par Health or Par Health’s third-party manufacturers to comply with cGMP in manufacturing its approved products could be the basis for the FDA or other regulatory authorities to issue a warning letter, withdraw approvals, or take other regulatory or legal action, including recall or seizure of outside supplies of its products, total or partial suspension of production, suspension of ongoing clinical trials, refusal to approve pending applications or supplemental applications, detention of product, refusal to permit the import or export of products, injunction, or imposing civil and criminal penalties.

In September 2025, the FDA issued a Form FDA-483 with nine observations generally relating to cleaning, maintenance, and quality management at the conclusion of an inspection of Par Health’s manufacturing facility in Raleigh, North Carolina that manufactures API. Additionally, in late October 2025, the FDA issued (i) a Form FDA-483 with four observations relating to equipment design and quality management at the conclusion of an inspection of Par Health’s manufacturing facility in Rochester, Michigan that manufactures certain sterile injectables and (ii) a Form FDA-483 with two observations relating to protocols for certain manufacturing processes at the conclusion of an inspection of Par Health’s manufacturing facility in St. Louis, Missouri that manufactures API. Par Health is currently assessing the observations and their impacts, and is committed to resolving the FDA’s concerns. Par Health currently believes that it will be able to address the observations, the impacts of which are not currently expected to be material to its results of operations. However, there can be no assurance that the FDA will be satisfied with its responses, nor any assurance as to the timeframe that may be required for Par Health to adequately resolve the FDA’s concerns. If Par Health is unable to adequately resolve the FDA’s concerns in a timely manner, the FDA has the authority to undertake a number of enforcement actions, including issuing a warning letter, which could result in delayed approval of applications and supplements submitted to FDA, including requests for approval of certain manufacturing changes associated with products manufactured at this facility. In more severe cases, FDA actions have included an injunction that requires suspension of production at the facility, and/or product seizure. The consequences in more severe cases could adversely affect contracts associated with drugs manufactured at this facility and could result in loss of revenues, inventory write offs, customer actions, idle capacity charges, recalls, other costs of remediation, and damage to Par Health’s reputation and customer relationships. For additional information on our corrective actions at the Raleigh facility, see the section of this Information Statement entitled “Management’s Discussion and Analysis of Mallinckrodt’s Specialty Generics Business’ Financial Condition and Results of Operations—Significant Events—Regulatory Developments.”

Any interruption, delay, inability, mistake, or failure by Par Health’s suppliers, manufacturers, distributors and collaboration partners to meet Par Health’s projected timelines or their contractual obligations with Par Health on schedule or in accordance with its expectations, or any termination by these third parties of their arrangements with Par Health, which, in each case, could be the result of one or many factors outside of Par Health’s control, could delay or prevent the development, approval, manufacture, launch, or commercialization of Par Health’s products, result in non-compliance with applicable laws and regulations, cause Par Health to incur failure-to-supply penalties, disrupt its operations, or cause reputational harm to Par Health, any or all of which could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows. Par Health may also be unsuccessful in resolving any underlying issues with such suppliers, manufacturers, distributors, and partners or replacing them within a reasonable time and on commercially reasonable terms.

Several of Par Health’s products are manufactured by a single source, at a single manufacturing facility or stored at a single storage site. For example, Teikoku Seiyaku Co., Ltd. is the sole source of Par Health’s lidocaine patch 5% product and our plant in Raleigh, North Carolina, is our only facility in the United States that manufactures APAP. Loss or damage to a manufacturing facility or storage site due to a natural disaster or otherwise could adversely affect Par Health’s ability to manufacture sufficient quantities of key products or otherwise deliver products to meet customer demand or contractual requirements which may result in a loss of revenue and other adverse business consequences. Furthermore, while Par Health works closely with its suppliers to ensure the continuity of supply and to diversify its sources of components and materials, in certain instances Par Health does acquire components and materials from a sole supplier.

Although Par Health does carry strategic inventory and maintain insurance to mitigate the potential risk related to any related supply disruption, there can be no assurance that such measures will be effective. Because of the time required to obtain regulatory approval and licensing of a manufacturing facility, an alternate third-party manufacturer may not be available on a timely basis to replace production capacity in the event Par Health loses manufacturing capacity, experience supply challenges, or products are otherwise not available due to natural disaster, regulatory action or otherwise. The occurrence of any of these events could delay or prevent Par Health’s ability to achieve sales expectations, cause interruptions in Par Health’s supply of products to customers, cause Par Health to incur failure-to-supply penalties, disrupt Par Health’s operations or cause reputational harm, any or all of which could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

Par Health’s global operations expose Par Health to risks and challenges associated with conducting business internationally.

Par Health operates globally with offices or activities in many countries. Par Health faces several risks inherent in conducting business internationally, including compliance with international and U.S. laws and regulations that apply to its international operations. These laws and regulations include data privacy requirements, labor relations laws, tax laws, anti-competition regulations, import and trade restrictions, export requirements, anti-bribery and anti-corruption laws such as the FCPA and similar local laws, regulations, industry self-regulation codes of conduct and physicians’ codes of professional conduct, which also prohibit corrupt payments to governmental officials or certain payments or remunerations to customers. Given the high level of complexity of these laws, there is a risk that some provisions may be violated, inadvertently or through fraudulent or negligent behavior of individual employees, or through Par Health’s failure to comply with certain formal documentation requirements or otherwise. Violations of these laws and regulations could result in fines or criminal sanctions against Par Health, its officers or its employees, and prohibitions on the conduct of its business. Any such violations could include prohibitions on Par Health’s ability to offer its products in one or more countries and could materially damage its reputation, its international expansion efforts and its ability to attract and retain employees.

In addition to the foregoing, engaging in international business inherently involves a number of other difficulties and risks, including:

•	potentially longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain non-U.S. legal systems;

•	potential inability to sell products into certain countries given the delay of foreign governments in responding to changes in Par Health’s U.S. business licensing;

•	political and economic instability, acts of war or threats of war;

•	the unpredictability of U.S. trade policy, including Section 301 tariffs and U.S. trade relations with other countries, that may increase raw material cost or impact Par Health’s ability to obtain the raw materials it needs to manufacture its products and impact Par Health’s ability to sell its products outside the United States;

•	potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and trade barriers;

•	difficulties and costs of staffing and managing Par Health’s non-U.S. operations;

•	exposure to global economic conditions;

•	exposure to potentially unfavorable movements in foreign currency exchange rates associated with international net sales and operating expense and intercompany debt financings; and

•	potential negative impact of public health epidemics on employees, Par Health’s supply chain and the global economy.

These or other factors or any combination of them may have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows.

New or increased tariffs and evolving trade relations between the United States and other countries could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

The U.S. government may seek to impose additional restrictions on international trade, such as increased tariffs on goods imported into the United States. Such tariffs could potentially disrupt Par Health’s existing supply chains and impose additional costs on Par Health’s business, including costs with respect to raw materials upon which Par Health’s business depends. Furthermore, if tariffs, trade restrictions or trade barriers are placed on products such as Par Health’s by foreign governments, it could cause Par Health to raise prices for its products, which may result in the loss of customers. If Par Health is unable to pass along increased costs to its customers, its margins could be adversely affected. Additionally, it is possible that further tariffs may be imposed that could affect imports of APIs and other materials used in Par Health’s products, or Par Health’s business may be adversely impacted by retaliatory trade measures taken by other countries, including restricted access to APIs or other materials used in Par Health’s products, causing Par Health to raise prices or make changes to its products. Further, the continued threats of new or increased tariffs, sanctions, trade restrictions, and trade barriers could have a generally more disruptive impact on the global economy and, therefore, negatively impact Par Health’s sales. Given the volatility and uncertainty regarding the scope and duration of these tariffs and other aspects of U.S. international trade policy, under the current U.S. administration, the impact on Par Health’s operations and results is uncertain and could be significant. Further governmental action related to tariffs, additional taxes, regulatory changes, or other retaliatory trade measures could occur in the future. Any of these factors could have a material adverse effect on Par Health’s business, financial condition, results of operations and cash flows.

Par Health has significant levels of intangible assets which utilize its future projections of cash flows in impairment testing. Should Par Health experience unfavorable variances from these projections, these assets may have an increased risk of future impairment.

At least annually, Par Health reviews the carrying value of its non-amortizing intangible assets, and for amortizing intangible assets when indicators of impairment are present. Events giving rise to asset impairments are an inherent risk in the pharmaceutical industry and often cannot be predicted. Conditions that could indicate impairment and necessitate an evaluation of intangible assets include, but are not limited to, a significant adverse change in the business climate or the legal or regulatory environment.

In performing its impairment tests, Par Health utilizes its future projections of cash flows. Projections of future cash flows are inherently subjective and reflect assumptions that may or may not ultimately be realized. Significant assumptions utilized in Par Health’s projections include, but are not limited to, its evaluation of the market opportunity for its products, the current and future competitive landscape and resulting impacts to product pricing, future legislative and regulatory actions or the lack thereof, planned strategic initiatives, the ability to achieve cost synergies from acquisitions, the realization of benefits associated with Par Health’s existing and anticipated patents and regulatory approvals. Given the inherent subjectivity and uncertainty in projections, Par Health could experience significant unfavorable variances in future periods or revise its projections downward. This would result in an increased risk that Par Health’s intangible assets may be impaired. If an impairment were recognized, this could have a material impact to Par Health’s financial condition and results of operations.

Par Health is subject to labor and employment laws and regulations, which could increase its costs and restrict its operations in the future.

Some of Par Health’s employees are represented by labor organizations and national works councils. Par Health’s management believes that its employee relations are satisfactory. However, further organizing activities or collective bargaining may increase Par Health’s employment-related costs and Par Health may be subject to work stoppages and other labor disruptions. Moreover, if Par Health is subject to employment-related claims, such as individual and class actions relating to alleged employment discrimination, wage-hour and labor standards issues, and such actions are successful in whole or in part, this may affect its ability to compete or have a material adverse effect on its business, financial condition, results of operations and cash flows.

Par Health may not be able to maintain a competitive effective corporate tax rate.

There cannot be any assurance as to what Par Health’s effective tax rate will be after the Spin-off, because of, among other things, uncertainty regarding the tax policies of the jurisdictions where Par Health will operate. Additionally, the tax laws of the United States and other jurisdictions could change in the future, and such changes could cause a material change in the combined company’s effective tax rate. For example, the Organisation for Economic Co-operation and Development continues to advance proposals for modernizing international tax rules. Future changes to U.S. and foreign tax laws could adversely affect Par Health and its affiliates by increasing Par Health’s effective tax rate and cash tax obligations, which could have a material adverse effect on Par Health’s competitive position, business, financial condition, results of operations and cash flows.

Risks Related to Our Indebtedness

The substantial indebtedness of certain entities that will become subsidiaries of Par Health could adversely affect Par Health’s financial condition and operating flexibility and prevent Par Health from fulfilling its obligations.

Certain entities that will become subsidiaries of Par Health have a substantial amount of indebtedness. As of September 26, 2025, such entities’ total debt principal outstanding was $1,200.0 million. In addition, Par Health and entities that will become its subsidiaries have $19.9 million in undiscounted finance lease liabilities. The substantial indebtedness of such entities could adversely affect Par Health’s and its subsidiaries’ ability to fulfill their financial obligations (including their ability to service their indebtedness) and have a negative impact on their financing options and liquidity position.

Such entities’ substantial indebtedness has significant consequences, including the following:

•	making it more difficult for Par Health and its subsidiaries to satisfy their financial obligations, including making applicable scheduled principal and interest payments on their indebtedness;

•	limiting Par Health’s and its subsidiaries’ ability to refinance their going-forward debt obligations or to obtain additional financing in the future for working capital, capital expenditures, research and development, acquisitions or other general corporate purposes;

•	limiting Par Health’s and its subsidiaries’ ability to incur judgments above certain thresholds;

•	exposing Par Health and its subsidiaries to the risk of rising interest rates with respect to the borrowings under any variable rate indebtedness;

•	requiring Par Health and its subsidiaries to sell assets or restructure or refinance their indebtedness;

•	requiring a substantial portion of the cash flows of Par Health and its subsidiaries to be dedicated to debt service payments instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, research and development, acquisitions and other general corporate purposes;

•	limiting Par Health’s and its subsidiaries’ ability to refinance their indebtedness, certain of which is subject to a significant prepayment premium;

•	placing Par Health and its subsidiaries at a competitive disadvantage to other less leveraged competitors;

•	making Par Health and its subsidiaries more vulnerable to economic downturns and limiting their ability to withstand competitive pressures;

•	limiting Par Health’s and its subsidiaries’ flexibility in planning for and reacting to changes, opportunities, and challenges in their business, including changes in the industry in which they compete, changes in their business and strategic opportunities, and adverse developments in their operations; and

•	increasing Par Health’s and its subsidiaries’ costs of borrowing.

If Par Health and its subsidiaries cannot make scheduled payments on their debt, they will be in default and, as a result, creditors under any of their then-outstanding indebtedness could declare the then-outstanding principal and interest to be due and payable and any then-outstanding commitments to make further loans to be terminated, their secured creditors could foreclose against the assets securing such borrowings, and they could be forced into bankruptcy or liquidation.

Additionally, any future financing arrangements that Par Health and its subsidiaries may enter into could include terms that are not commercially beneficial to Par Health and its subsidiaries, which could further restrict their operations and exacerbate any impact on their results of operations and liquidity that may result from any of the factors described herein or other factors.

Any of these factors could have a material adverse effect on the business, financial condition, results of operations and cash flows of Par Health and its subsidiaries.

Par Health and its subsidiaries may not be able to generate sufficient cash to service all of their indebtedness and may be forced to take other actions to satisfy their obligations under their indebtedness, which may not be successful.

Par Health’s and its subsidiaries’ ability to make scheduled payments on or to refinance their going-forward debt obligations (including the debt obligations of certain entities that will become subsidiaries of Par Health described above) depends on their financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond their control. Par Health and its subsidiaries may be unable to maintain a level of cash flows from operating activities sufficient to permit them to fund their day-to-day operations or to pay the principal, premium, if any, and interest on their indebtedness.

If Par Health’s and its subsidiaries’ cash flows and capital resources are insufficient to fund their debt service obligations (including the debt obligations of certain entities that will become subsidiaries of Par Health described above) and other cash requirements, they could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to sell assets or operations, seek additional capital or restructure or refinance their indebtedness. Par Health and its subsidiaries may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, such alternative actions may not allow them to meet their scheduled debt service obligations. The agreements governing the existing indebtedness of certain entities that will become subsidiaries of Par Health restrict (a) such entities’ ability to dispose of assets and use the proceeds from any such dispositions (subject to customary exceptions and customary reinvestment provisions) and (b) their ability to raise debt capital to be used to repay their indebtedness when it becomes due. Par Health and its subsidiaries may not be able to consummate dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due.

The inability of Par Health and its subsidiaries to generate sufficient cash flows to satisfy their debt obligations, or to refinance their indebtedness on commercially reasonable terms or at all, would materially and adversely affect their financial position and results of operations.

If Par Health and its subsidiaries cannot make scheduled payments on their debt, they will be in default and, as a result, creditors under their then-outstanding indebtedness could declare the then-outstanding principal and interest to be due and payable and any then-outstanding commitments to make further loans to be terminated, their secured creditors could foreclose against the assets securing such borrowings, and they could be forced into bankruptcy or liquidation.

The terms of the agreements that govern the indebtedness of certain entities that will become subsidiaries of Par Health restrict their current and future operations, particularly their ability to respond to changes or to pursue their business strategies.

The agreements that govern the terms of the existing indebtedness of certain entities that will become subsidiaries of Par Health contain (and the agreements that would govern any future indebtedness of Par Health and its subsidiaries are expected to contain) various restrictive covenants that impose significant operating and financial restrictions and may limit the ability of Par Health and its subsidiaries to engage in acts that may be in their long-term best interest, including limitations or restrictions on the ability to:

•	incur, assume or guarantee additional indebtedness;

•	declare or pay dividends, make other distributions with respect to equity interests, or purchase or otherwise acquire or retire equity interests;

•	make any principal payment on, or redeem or repurchase, subordinated, junior secured or unsecured debt;

•	make loans, advances or other investments;

•	sell or otherwise dispose of assets, including capital stock of subsidiaries;

•	use the proceeds from dispositions of assets, including capital stock of subsidiaries;

•	incur liens;

•	enter into transactions with affiliates;

•	enter into sale and lease-back transactions;

•	permit the occurrence of certain change of control transactions; and

•	consolidate or merge with or into or sell all or substantially all of our assets to, another person or entity.

In addition, the credit agreement governing the existing indebtedness of certain entities that will become subsidiaries of Par Health requires such entities to comply with a financial maintenance covenant if the revolving credit facility set forth therein is sufficiently drawn. Such entities’ ability to satisfy this financial maintenance covenant can be affected by events beyond their control and they cannot assure you that they will be able to comply.

A breach of the covenants under the agreements that govern the terms of any indebtedness of Par Health and its subsidiaries could result in an event of default under the applicable indebtedness. Such default may allow the applicable creditors to accelerate the related debt and terminate any commitments to make additional loans and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. Furthermore, if Par Health and its subsidiaries are unable to repay the amounts due and payable under any secured indebtedness, the applicable creditors will be able to proceed against the collateral granted to them to secure that secured indebtedness. Additionally, if a change in control transaction were to occur, such a transaction may accelerate the maturity dates on any indebtedness of Par Health and its subsidiaries. If the applicable creditors accelerate the repayment of any outstanding indebtedness of Par Health and its subsidiaries for the above reasons, or any other, Par Health and its subsidiaries may not have sufficient assets to repay such indebtedness.

As a result of these restrictions and related arrangements, Par Health and its subsidiaries may be:

•	limited in how they conduct their business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns;

•	unable to respond to changing circumstances or to pursue their business strategies; or

•	unable to compete effectively, execute their growth strategy or take advantage of new business opportunities.

These restrictions may affect the ability of Par Health and its subsidiaries to operate in accordance with their plans, otherwise achieve their operational and financial objectives in a timely manner or at all, and have an adverse effect on their business, financial condition, results of operations and cash flows.

In addition, the ability of Par Health and its subsidiaries to issue debt or enter into other financing arrangements on acceptable terms could be materially adversely affected if there is a material decline in the demand for their products or in the solvency of their customers or suppliers or other significantly unfavorable changes in economic conditions occur. In addition, volatility in the world financial markets could increase borrowing costs or affect the ability of Par Health and its subsidiaries to access the capital markets, which could have a material adverse effect on their competitive position, business, financial condition, results of operations and cash flows.

The revolving credit facility to which certain entities that will become subsidiaries of Par Health are currently party may not be extended upon maturity.

It may not be possible to extend the maturity date of the revolving credit facility to which certain entities that will become subsidiaries of Par Health are currently party to have continued access to the borrowing capacity thereunder beyond such maturity date on terms that are favorable or acceptable to Par Health and its subsidiaries, or at all. This could have a material adverse effect on the competitive position, business, financial condition, results of operations and cash flows of Par Health and its subsidiaries.

Variable-rate indebtedness exposes certain entities that will become subsidiaries of Par Health to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of the indebtedness of certain entities that will become subsidiaries of Par Health, including borrowings under the Facilities (as defined below), is subject to variable rates of interest and exposes such entities to interest rate risk. Any future borrowings could also be subject to variable rates of interest. If interest rates increase, the debt service obligations on any variable-rate indebtedness would increase, even if the amount borrowed under the applicable indebtedness remained the same. As of September 26, 2025, certain entities that will become subsidiaries of Par Health had variable-rate debt consisting of $1,200.0 million outstanding principal amount. An unfavorable movement in interest rates, primarily the Secured Overnight Financing Rate (“SOFR”), could result in higher interest expense and cash payments thereunder. Par Health and its subsidiaries may enter into interest rate cap or swap agreements, which would serve to reduce the volatility on future interest expense cash outflows, but they cannot provide assurance that they would be able to enter into any such arrangements on terms that are favorable or acceptable to Par Health and its subsidiaries, or at all or, if they did so, whether such arrangements would successfully mitigate any interest rate volatility.

Despite current and anticipated indebtedness levels, Par Health and its subsidiaries may still be able to incur more debt. This could further exacerbate the risks described above.

Par Health and its subsidiaries may be able to incur substantial additional indebtedness in the future. Although agreements governing the existing indebtedness of certain entities that will become subsidiaries of Par Health restrict (and the agreements governing any future indebtedness assumed or incurred are expected to restrict) the incurrence of additional indebtedness, these restrictions are and will be subject to a number of qualifications and exceptions and the additional indebtedness incurred in compliance with these restrictions could be substantial. If new debt is added to current debt levels, the related risks that Par Health and its subsidiaries now face could intensify.

Par Health and its subsidiaries may need additional financing in the future to meet their capital needs or to make acquisitions, and such financing may not be available on favorable or acceptable terms, and may be dilutive to existing shareholders. Any use of proceeds from future financings will be subject to the applicable restrictions from any then-existing indebtedness.

Par Health and its subsidiaries may need to seek additional financing for general corporate purposes. For example, Par Health and its subsidiaries may need to increase their investment in research and development activities or need funds to make acquisitions. Par Health and its subsidiaries may be unable to obtain any desired additional financing on terms that are favorable or acceptable to them, or at all. Depending on market conditions and subject to the restrictions from any then-existing indebtedness, adequate funds may not be available to Par Health and its subsidiaries on acceptable terms and they may be unable to fund their expansion, successfully develop or enhance products, or respond to competitive pressures, any of which could have a material adverse effect on their competitive position, business, financial condition, results of operations and cash flows. If Par Health and its subsidiaries raise additional funds through the issuance of equity securities, their shareholders will experience dilution of their ownership interest. In addition, even if Par Health and its subsidiaries are able to raise such additional funds, the use of proceeds therefrom will be subject to the limitations imposed by any then-existing indebtedness.

Risks Related to Irish Law

Irish law differs from the laws in effect in the United States and may afford less protection to the holders of our securities.

It may not be possible to enforce court judgments obtained in the United States against Mallinckrodt in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against Mallinckrodt or its directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against Mallinckrodt or those persons based on those laws. Mallinckrodt has been advised the United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

A judgment obtained against Mallinckrodt will be enforced by the courts of Ireland if the following general requirements are met: (i) U.S. courts must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule) and (ii) the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where, however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment may not be actionable in Ireland. It remains to be determined whether a final judgment given in default of appearance is final and conclusive. However, Irish courts may refuse to enforce a judgment by U.S. courts which meets the above requirements for one of the following reasons: (i) if the judgment is not for a definite sum of money; (ii) if the judgment was obtained by fraud; (iii) the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (iv) the judgment is contrary to Irish public policy or involves certain U.S. laws which will not be enforced in Ireland; or (v) jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Ireland Superior Courts Rules.

As an Irish company, Mallinckrodt is governed by the Irish Companies Act, which differs in some material respects from laws generally applicable to U.S. corporations and shareholders, including, among others, differences relating to interested director and officer transactions and shareholder lawsuits. Likewise, the duties of directors and officers of an Irish company generally are owed to the company only. Shareholders of Irish companies generally do not have a personal right of action against directors or officers of the company and may exercise such rights of action on behalf of the company only in limited circumstances. Accordingly, holders of Mallinckrodt securities may have more difficulty protecting their interests than would holders of securities of a corporation incorporated in a jurisdiction of the United States.

FORWARD-LOOKING STATEMENTS

This Information Statement and other materials Mallinckrodt have filed or will file with the SEC contain, or will contain, certain “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although each of Mallinckrodt and Par Health believes that the expectations reflected in any forward-looking statements it makes are based on reasonable assumptions, it is possible that actual events may differ materially from its expectations. Examples of such forward-looking statements include:

•	statements with respect to the Spin-off;

•	estimates and projections with respect to Par Health’s financial results, cash flows, capital expenditures, dividends, capital structure, financial position or other financial items or ratios;

•	statements regarding Par Health’s plans, objectives or goals, including those relating to anticipated trends, competition, regulation and rates;

•	statements related to regulatory matters;

•	statements about Par Health’s future economic performance or statements concerning general economic, political or social conditions in the United States or other countries in which Par Health operates or has investments;

•	statements about competitive developments in the industries in which Par Health operates;

•	other descriptions of factors or trends affecting the industry in general and Par Health’s financial condition in particular; and

•	statements with respect to the assumptions underlying the above.

This Information Statement uses words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “seek,” “potential,” “target,” “estimate,” “project,” “predict,” “forecast,” “guideline,” “may,” “should,” “could,” “will” and other similar expressions to identify forward-looking statements, but they are not the only way to identify such statements.

Each of Mallinckrodt and Par Health cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in Mallinckrodt’s and Par Health’s forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

•	uncertainties regarding the Spin-off, including the risk that the Spin-off may not occur on a timely basis or at all, unforeseen costs, and business disruptions;

•	ability to achieve the anticipated synergies of combining Mallinckrodt’s legacy generic pharmaceuticals and API business and Endo’s legacy generics pharmaceuticals and sterile injectables businesses;

•	unanticipated difficulties and costs of integrating such legacy businesses of Mallinckrodt and Endo;

•	potential changes in Par Health’s business strategy and performance;

•	exposure to global economic conditions and market uncertainty;

•	governmental investigations and inquiries, regulatory actions, and lawsuits;

•	contractual and court-ordered compliance obligations that, if violated, could result in penalties;

•	compliance with and restrictions under the global settlements to resolve all opioid-related claims against Mallinckrodt and Endo;

•	the ability to maintain relationships with suppliers, customers, employees and other third parties;

•	scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices;

•	pricing pressure on certain of Par Health’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs;

•	the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers;

•	complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs;

•	cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations;

•	changes in or failure to comply with relevant laws and regulations;

•	any undesirable side effects caused by Par Health’s approved and investigational products, which could limit their commercial profile or result in other negative consequences;

•	the ability to successfully develop, commercialize or launch new products or expand commercial opportunities of existing products;

•	the ability to successfully identify or discover additional products or product candidates;

•	the ability to navigate price fluctuations and pressures, including the ability to achieve anticipated benefits of price increases of its products;

•	competition;

•	the ability to protect intellectual property rights, including in relation to ongoing and future litigation;

•	the timing, expense and uncertainty associated with clinical studies and related regulatory processes;

•	product liability losses and other litigation liability;

•	material health, safety and environmental laws and related liabilities;

•	business development activities or other strategic transactions;

•	attraction and retention of key personnel;

•	the effectiveness of information technology infrastructure, including risks of external attacks or failures;

•	customer concentration;

•	reliance on certain individual products that are material to its financial performance;

•	the ability to receive sufficient procurement and production quotas granted by the U.S. Drug Enforcement Administration;

•	complex manufacturing processes;

•	reliance on third-party manufacturers and supply chain providers and related market disruptions;

•	conducting business internationally;

•	significant levels of intangible assets and related impairment testing;

•	natural disasters or other catastrophic events;

•	substantial indebtedness and settlement obligation;

•	the ability to generate sufficient cash to reduce indebtedness and the potential need and ability to incur further indebtedness;

•	restrictions contained in the agreements governing Par Health’s indebtedness, future financings and use of proceeds;

•	variable rate indebtedness;

•	Mallinckrodt’s and the merger of Mallinckrodt and Endo’s tax treatment by the IRS under Section 7874 of the Code;

•	future changes to applicable tax laws or the impact of disputes with governmental tax authorities;

•	the other risks and uncertainties discussed under “Risk Factors” and elsewhere in this Information Statement.

Mallinckrodt and Par Health are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. New factors emerge from time to time and it is not possible for Mallinckrodt and Par Health to predict all of these factors. Further, Mallinckrodt and Par Health cannot assess the impact of each such factor on Par Health’s business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in these forward-looking statements.

Mallinckrodt and Par Health caution you that the foregoing list of factors is not exhaustive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. You should evaluate any statements made by Mallinckrodt or Par Health in light of these important factors and you are cautioned not to place undue reliance on any forward-looking statements.

DESCRIPTION OF THE PRIOR REORGANIZATION TRANSACTIONS

Before the Redemption, Mallinckrodt and its subsidiaries are expected to complete an internal reorganization to internally separate the Par Health Business from the Mallinckrodt Business. Broadly, the internal reorganization will be completed in two steps: (i) the contribution, transfer, and/or allocation of all operations, assets and liabilities related to the Par Health Business to certain Mallinckrodt subsidiaries (which contribution, transfer and/or allocation was substantially completed on or before August 1, 2025) and (ii) the subsequent contribution, transfer and/or allocation of such Mallinckrodt subsidiaries to Par Health. As a result, Par Health will own, directly or indirectly, the operations comprising, and the entities conducting, the Par Health Business.

These internal restructuring transactions have taken, and may further take, the form of asset and equity transfers, contributions, capital increases and similar transactions, and have involved, and may further involve, the formation of new subsidiaries in U.S. and non-U.S. jurisdictions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the Redemption to “U.S. holders” (as defined below) of Mallinckrodt Preferred Shares. This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder (“Treasury Regulations”), rulings and other published guidance issued by the IRS, and judicial decisions, in each case as in effect as of the date of this Information Statement and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this Information Statement. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion applies only to U.S. holders of Mallinckrodt Preferred Shares who hold such shares, together with the Mallinckrodt Ordinary Shares to which such Mallinckrodt Preferred Shares are stapled, as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion assumes that the Separation and the Redemption, together with certain related transactions, will be consummated in accordance with the Separation Agreement and the other agreements related to the Separation and the Redemption and as described in this Information Statement. In addition, this discussion assumes that Mallinckrodt is properly treated as a foreign corporation for U.S. federal income tax purposes, that no Irish withholding tax will apply with respect to the Redemption, and that each Mallinckrodt Preferred Share is properly treated as inseparable from the Mallinckrodt Ordinary Share (or portion thereof) to which such Mallinckrodt Preferred Share is stapled for U.S. federal income tax purposes. Except as otherwise set forth herein, this discussion assumes that all Base Proceeds and Excess Proceeds are paid to holders of Mallinckrodt Preferred Shares in the same taxable year as the Redemption Date.

This discussion is for general information purposes only and does not constitute tax advice or an opinion of counsel. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders of Mallinckrodt Ordinary Shares or Mallinckrodt Preferred Shares in light of their particular circumstances, nor does it address tax considerations applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	broker-dealers;

•	tax-exempt organizations or governmental organizations;

•	banks or other financial institutions;

•	mutual funds, real estate investment trusts, regulated investment companies or insurance companies;

•	certain former U.S. citizens or long-term residents of the United States;

•	partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes), “S corporations” or other pass-through entities or the owners thereof;

•	traders in securities who elect a mark-to-market method of accounting;

•	holders who acquired Mallinckrodt Ordinary Shares or Mallinckrodt Preferred Shares upon the exercise of employee stock options or otherwise as compensation;

•	holders who hold their Mallinckrodt Ordinary Shares or Mallinckrodt Preferred Shares as part of a “hedge,” “straddle,” “conversion,” “synthetic security,” “integrated investment,” “constructive sale transaction” or other integrated or risk reduction transaction;

•	holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;

•	holders subject to any alternative minimum tax;

•	holders whose functional currency is not the U.S. dollar;

•	tax-qualified retirement plans or other retirement accounts;

•	persons who own (or are treated as owning) or have owned (or have been treated as owning), actually or constructively, more than 5% of the Mallinckrodt Ordinary Shares or Mallinckrodt Preferred Shares (by vote or value);

•	“controlled foreign corporations,” “passive foreign investment companies,” hybrid entities and corporations that accumulate earnings to avoid U.S. federal income tax; and

•	holders that are not U.S. holders.

This discussion also does not address any tax consequences arising under any alternative minimum tax, the unearned Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). In addition, no information is provided with respect to any tax considerations under state, local or non-U.S. laws or U.S. federal laws other than those pertaining to the U.S. federal income tax, or with respect to any information reporting requirements, except as discussed below.

If a partnership, or any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Mallinckrodt Ordinary Shares and Mallinckrodt Preferred Shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Mallinckrodt Ordinary Shares and Mallinckrodt Preferred Shares that are partnerships and partners in such partnerships should consult their own tax advisors as to the consequences of the Redemption.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Mallinckrodt Ordinary Shares and Mallinckrodt Preferred Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or a resident of the United States;

•	a corporation (or any other entity or arrangement treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (1) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of such trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “U.S. Qualified Shareholder” is a U.S. holder who receives Par Health Common Stock in exchange for his, her or its Mallinckrodt Preferred Shares (such exchange, the “Share Redemption”), and a “U.S. Non-Qualified Shareholder” is a U.S. holder who receives cash in exchange for his, her or its Mallinckrodt Preferred Shares (such exchange, the “Cash Redemption”).

THE FOLLOWING IS A GENERAL DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION UNDER CURRENT LAW AND IS FOR GENERAL INFORMATION PURPOSES ONLY. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REDEMPTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

U.S. Federal Income Tax Treatment of the Redemption Generally

The treatment of the Redemption generally for U.S. federal income tax purposes is subject to some uncertainty. However, based on the terms of the Mallinckrodt Preferred Shares, including the fact that each Mallinckrodt Preferred Share is automatically stapled to a corresponding Mallinckrodt Ordinary Share (or portion thereof) and cannot be transferred separately (other than pursuant to a redemption on such terms as may be determined by Mallinckrodt, including the Redemption), it is expected that the Redemption will be treated as a distribution with respect to the Mallinckrodt Ordinary Shares to which the Mallinckrodt Preferred Shares are stapled. The remainder of this discussion assumes that such treatment will be respected.

Material U.S. Federal Income Tax Consequences of the Share Redemption to U.S. Qualified Shareholders

The U.S. federal income tax consequences of the Share Redemption (including the qualification of the Share Redemption, together with certain related transactions, as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Code) are uncertain. The applicable law is complex and unclear, and there are no authorities that directly address a transaction involving the same or substantially similar facts and circumstances as those of the Share Redemption. Further, the qualification of the Share Redemption, together with certain related transactions, as a “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Code depends on the satisfaction of numerous statutory, regulatory and judicial requirements, the determination of which is inherently factual in nature. For example, the determination of whether the Share Redemption meets the “anti-device” requirement under Section 355(a) of the Code is generally based on the totality of facts and circumstances, and could be impacted by certain facts and circumstances outside of Mallinckrodt’s knowledge or control, including the composition of its shareholder base, and the intentions, actions and communications of certain shareholders or other persons other than Mallinckrodt and its management. In addition, the qualification of the Share Redemption under Section 355 of the Code (including the satisfaction of the “anti-device” requirement) can be impacted by transactions and events occurring after the Share Redemption, such as a sale, exchange or disposition of Mallinckrodt Ordinary Shares or Par Health Common Stock, even if, depending on the circumstances, such sale, exchange or disposition is effected without the involvement or approval of either Mallinckrodt or Par Health.

While Mallinckrodt initially intended to obtain an opinion from its tax advisors as to the treatment of the Share Redemption under Sections 368(a)(1)(D) and 355 of the Code, it ultimately determined not to obtain such opinion. This determination was motivated in part by the fact that, in order to support the tax opinion, such advisors would have required certain Mallinckrodt shareholders to represent that they would refrain from trading in Mallinckrodt and Par Health shares for two years after the Share Redemption. In weighing the considerations relevant to seeking such tax opinion, the Mallinckrodt Board considered that such shareholders (some of which buy and sell securities in the ordinary course of their businesses) may not be willing to provide such representations due to a general preference to preserve flexibility with respect to their investments. The Mallinckrodt Board also considered the fact that the U.S. federal income tax treatment of the Share Redemption is not expected to affect the tax liability of Mallinckrodt, Par Health or their respective subsidiaries. Consequently, the Mallinckrodt Board concluded that pursuing the tax opinion could potentially complicate or delay the consummation of the Share Redemption with minimal benefit to Mallinckrodt. Mallinckrodt also has not sought and does not intend to seek any ruling from the IRS regarding any matters relating to the Share Redemption.

Notwithstanding the legal and factual uncertainties discussed above, Mallinckrodt currently intends to report the Share Redemption, together with certain related transactions, as qualifying as a “reorganization” pursuant to Sections 368(a)(1)(D) and 355 of the Code and as a transaction that is generally tax-free to U.S. Qualified Shareholders under Section 355(a) of the Code. This determination is based on all relevant information available to Mallinckrodt as of the date hereof, including that Mallinckrodt’s decision to pursue the Separation, including the Share Redemption, was motivated by the compelling, corporate-level strategic rationales for completing the Separation and Redemption. However, Mallinckrodt’s position is not binding on its shareholders, the IRS or any court. Accordingly, there can be no assurance that the IRS would not assert that the Share Redemption should be treated as a taxable transaction for U.S. federal income tax purposes, or that a court would not sustain such a challenge.

If the Share Redemption, together with certain related transactions, qualifies as a “reorganization” pursuant to Sections 368(a)(1)(D) and 355 of the Code, the U.S. federal income tax consequences of the Share Redemption to U.S. Qualified Shareholders would generally be as described below under “—Material U.S. Federal Income Tax Consequences if the Share Redemption, Together with Certain Related Transactions, Qualifies as a ‘Reorganization’ Pursuant to Sections 368(a)(1)(D) and 355 of the Code.” Alternatively, if the Share Redemption is treated as a taxable distribution, the U.S. federal income tax consequences of the Share Redemption to U.S. Qualified Shareholders would generally be as described below under “—Material U.S. Federal Income Tax Consequences if the Share Redemption is Taxable.”

U.S. QUALIFIED SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE REDEMPTION TO THEM.

Material U.S. Federal Income Tax Consequences if the Share Redemption, Together with Certain Related Transactions, Qualifies as a “Reorganization” Pursuant to Sections 368(a)(1)(D) and 355 of the Code

If the Share Redemption, together with certain related transactions, qualifies as a “reorganization” pursuant to Sections 368(a)(1)(D) and 355(a) of the Code, the U.S. federal income tax consequences to U.S. Qualified Shareholders of the receipt of Par Health Common Stock in the Share Redemption generally are as follows:

•	No gain or loss will be recognized by (and no amount will be included in the income of) U.S. Qualified Shareholders upon the receipt of Par Health Common Stock in the Share Redemption.

•	The aggregate tax basis of the Mallinckrodt Ordinary Shares held by a U.S. Qualified Shareholder immediately before the Share Redemption will be allocated between such holder’s Mallinckrodt Ordinary Shares and the Par Health Common Stock received in the Share Redemption in proportion to the relative fair market value of each on the date of the Share Redemption. However, because a U.S. Qualified Shareholder may receive additional shares of Par Health Common Stock after the date of the Redemption (and potentially in a subsequent taxable year), such U.S. Qualified Shareholder may not be able to finally determine the tax basis in its shares of Par Health Common Stock until the expiration of the Escrow Period.

•	The holding period of the Par Health Common Stock received by each U.S. Qualified Shareholder of Mallinckrodt Ordinary Shares in the Share Redemption will generally include the holding period at the time of the Share Redemption for the Mallinckrodt Ordinary Shares with respect to which the Share Redemption is made.

U.S. Qualified Shareholders of Mallinckrodt Ordinary Shares that have purchased or acquired different blocks of Mallinckrodt Ordinary Shares on different dates or at different prices should consult their tax advisors regarding the allocation of their aggregate tax basis in, and the holding period of, shares of Par Health Common Stock received in the Share Redemption. Any U.S. Qualified Shareholders who receive additional shares of Par Health Common Stock at the expiration of the Escrow Period (or earlier) should consult their tax advisors regarding the allocation of their aggregate tax basis in, and the holding period of, shares of Par Health Common Stock received.

Material U.S. Federal Income Tax Consequences if the Share Redemption is Taxable

If the Share Redemption, together with certain related transactions, does not qualify as a “reorganization” under Sections 368(a)(1)(D) and 355(a) of the Code, in general, for U.S. federal income tax purposes, U.S. Qualified Shareholders who receive Par Health Common Stock in the Share Redemption would be subject to tax as if they had received a taxable distribution equal to the fair market value of such shares, as described below under “—Material U.S. Federal Income Tax Consequences of the Cash Redemption to U.S. Non-Qualified Shareholders.” In addition, if the Share Redemption is treated as a taxable distribution, a U.S. Qualified Shareholder’s tax basis in the Par Health Common Stock received in the Share Redemption will equal the fair market value of such Par Health Common Stock as of the Effective Time, and the holding period of the Par Health Common Stock received in the Share Redemption will begin on the day after the Redemption Date.

Material U.S. Federal Income Tax Consequences of the Cash Redemption to U.S. Non-Qualified Shareholders

The Cash Redemption is expected to constitute a distribution by Mallinckrodt to U.S. Non-Qualified Shareholders subject to Section 301 of the Code. The Cash Redemption will be taxable as dividend income to the extent paid out of Mallinckrodt’s current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the Cash Redemption exceeds Mallinckrodt’s current and accumulated earnings and profits, the Cash Redemption will be treated as a tax-free return of capital to the extent of the U.S. Non-Qualified Shareholder’s adjusted tax basis in his, her or its Mallinckrodt Common Shares, and thereafter as capital gain.

If the Cash Redemption is taxable as a dividend for U.S. federal income tax purposes, the dividend received by a non-corporate U.S. Non-Qualified Shareholder generally will be eligible for taxation as “qualified dividend income,” which is generally taxable at lower rates than generally apply to ordinary income, if Mallinckrodt qualifies for the income tax treaty between the United States and Ireland (the “Treaty”) for purposes of determining whether a dividend constitutes “qualified dividend income” and the non-corporate U.S. Non-Qualified Shareholder satisfies certain holding period requirements. The rules for determining whether Mallinckrodt qualifies for the Treaty for purposes of determining whether a dividend constitutes “qualified dividend income” are unclear and subject to limited guidance, and there can be no assurance that Mallinckrodt qualifies or will qualify for the Treaty for these purposes. U.S. Non-Qualified Shareholders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Any such dividends received by corporate U.S. Non-Qualified Shareholders will generally not be eligible for the dividends-received deduction available to U.S. corporations under the Code.

Based on its current estimates, Mallinckrodt believes that it will have current and accumulated earnings and profits that exceed the aggregate amount of the Cash Redemption and the Share Redemption, and therefore that the entire amount of the Cash Redemption and the Share Redemption (if applicable) will constitute a taxable dividend.

Information Reporting and Backup Withholding

Distributions of Par Health Common Stock to U.S. Qualified Shareholders and payments of cash to U.S. Non-Qualified Shareholders may be subject to information reporting and backup withholding (currently at a rate of 24%), unless such U.S. holder delivers a properly completed IRS Form W-9 certifying such U.S. Non-Qualified Shareholder’s correct taxpayer identification number and certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE FOREGOING DISCUSSION IS A GENERAL DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REDEMPTION UNDER CURRENT LAW. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY BE IMPORTANT TO PARTICULAR HOLDERS AND IT DOES NOT CONSTITUTE TAX ADVICE. ALL HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REDEMPTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS.

IRISH TAX CONSIDERATIONS

This is a summary of the principal Irish tax considerations of the Redemption for holders of Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares based on Irish taxation laws and the practices of the Irish Revenue Commissioners (the “Irish Revenue”) currently in force in Ireland. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each of the Mallinckrodt shareholders. It deals with holders of Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares who beneficially own their Mallinckrodt Preferred Shares, together with the Mallinckrodt Ordinary Shares to which such Mallinckrodt Preferred Shares are stapled, as an investment. Particular rules not discussed below may apply to certain classes of shareholders such as dealers in securities, collective investment schemes, insurance companies, trustees and shareholders who have, or who are deemed to have, acquired their Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not constitute tax or legal advice and the comments below are of a general nature only. The summary is not exhaustive and holders of Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares should consult their professional advisers on the tax implications of the acquisition, ownership and disposal of Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares under the laws of their country of residence, citizenship or domicile. If you are in doubt as to your tax position or are subject to tax in a jurisdiction other than Ireland, you should consult an appropriate professional adviser without delay.

Taxation of Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Resident Shareholders

Mallinckrodt shareholders that are neither resident nor ordinarily resident in Ireland for Irish tax purposes, and whose Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares are not used in or for the purposes of a trade carried on by such shareholders through an Irish branch or agency or used, held or acquired for use by or for the purposes of an Irish branch or agency, should not be liable for Irish tax on chargeable gains (“Irish CGT”) on the Redemption.

Irish Resident Shareholders

Mallinckrodt shareholders that are resident or ordinarily resident in Ireland for Irish tax purposes or whose Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares are used in or for the purposes of a trade carried on by such shareholders through an Irish branch or agency or are used, held or acquired for use by or for the purposes of an Irish branch or agency, will, subject to the availability of any exemptions and reliefs, generally be within the charge to Irish CGT in respect of any chargeable gain realized on the Redemption. Such shareholders should consult their own tax advisors as to the Irish tax consequences of Redemption.

A Mallinckrodt shareholder who is an individual and who is temporarily not resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized on the Redemption during the period in which such individual is a non-resident.

Stamp Duty

No Irish stamp duty should be payable on the Redemption.

Dividend Withholding Tax (“DWT”)

Distributions made by Mallinckrodt will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by Mallinckrodt to holders of Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares, including cash dividends, non-cash dividends and additional shares taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to Mallinckrodt shareholders, Mallinckrodt is responsible for withholding DWT before making such distribution and forwarding the relevant payment to the Irish Revenue.

On the basis that the Mallinckrodt Preferred Shares will be treated as being paid up for new consideration received by Mallinckrodt, the issuance of the Mallinckrodt Preferred Shares should not be considered as an income distribution for Mallinckrodt shareholders so should not be subject to DWT.

On the basis that the Mallinckrodt Preferred Shares will be redeemed and canceled in accordance with their terms, for an amount not exceeding the amount of new consideration treated as paid up for Irish tax purposes on the issuance of the Mallinckrodt Preferred Shares, the Redemption Consideration received by a Mallinckrodt shareholder on the Redemption of their Mallinckrodt Preferred Shares should therefore be for an amount not greater than the nominal value of the Mallinckrodt Preferred Shares redeemed. Accordingly, the receipt of the Redemption Consideration should not be considered as an income distribution for Mallinckrodt shareholders so should not be subject to DWT.

Any holder of Mallinckrodt Preferred Shares and Mallinckrodt Ordinary Shares who has any doubt about his or her own taxation position or who is subject to taxation in any jurisdiction other than Ireland is strongly recommended to consult his or her independent professional adviser immediately.

DESCRIPTION OF MATERIAL INDEBTEDNESS

ST 2020, Inc. (“ST 2020”), a wholly owned subsidiary of Mallinckrodt that will become a wholly owned subsidiary of Par Health, and MEH, Inc. (the “Borrower”), a wholly owned subsidiary of ST 2020, are party to a credit agreement, dated as of July 31, 2025 (the “Credit Agreement”), with the lenders named therein, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and OPY Credit Corp., as trading agent, providing for $1,350,000,000 in aggregate principal amount of senior secured credit facilities (the “Facilities”), comprising (i) a $1,200,000,000 senior secured term loan facility (the “Term Facility”) and (ii) a $150,000,000 senior secured revolving credit facility (the “Revolving Facility”). The Borrower borrowed $1,200,000,000 under the Term Facility on August 1, 2025. The Facilities mature on July 31, 2030, unless extended pursuant to the terms of the Credit Agreement.

The Term Facility will amortize in quarterly installments as follows: (i) commencing with the fiscal quarter ending December 31, 2025 through (and including) the fiscal quarter ending September 30, 2026, 0.625% of the initial aggregate principal amount of the Term Facility, (ii) from the last day of the fiscal quarter ending December 31, 2026 through (and including) the last day of the fiscal quarter ending September 30, 2027, 1.25% of the initial aggregate principal amount of the Term Facility, (iii) from the last day of the fiscal quarter ending December 31, 2027 through (and including) the last day of the fiscal quarter ending September 30, 2028, 1.875% of the initial aggregate principal amount of the Term Facility and (iv) from the last day of the fiscal quarter ending December 31, 2028 through the maturity date of the Term Facility, 2.50% of the initial aggregate principal amount of the Term Facility, with the balance payable on the maturity date of the Term Facility. The Facilities are subject to customary mandatory prepayment provisions, including requirements to prepay the Term Facility with (i) 75% of annual Excess Cash Flow (as defined in the Credit Agreement), beginning with the 2026 fiscal year, to prepay the Term Facility (subject to specified adjustments and with the applicable percentage being reduced to (x) 50% if the first lien net leverage ratio as of the end of the applicable fiscal year is less than or equal to 1.90 to 1.00, but greater than 1.40 to 1.00 and (y) 25% if the first lien net leverage ratio as of the end of the applicable fiscal year is less than or equal to 1.40 to 1.00) and (ii) 100% of the net proceeds of asset sales and casualty events (subject to customary exceptions and customary reinvestment provisions). Amounts outstanding under the Facilities may be prepaid at any time. Certain mandatory and voluntary prepayments of the Term Facility are subject to payment of a premium equal to (a) before July 31, 2026, a customary make-whole premium, (b) on or after July 31, 2026, but before July 31, 2027, 2.0% of the aggregate principal amount of loans under the Term Facility being prepaid, (c) on or after July 31, 2027, but before July 31, 2028, 1.0% of the aggregate principal amount of loans under the Term Facility being prepaid and (d) thereafter, $0.

The Credit Agreement contains customary representations and warranties, as well as customary affirmative and negative covenants applicable to ST 2020 and its subsidiaries (including the Borrower), including covenants governing: incurrence of liens, incurrence of indebtedness, fundamental changes, asset sales, restricted payments and investments, transactions with affiliates, burdensome agreements, modification of terms of restricted junior indebtedness, changes in nature of business and accounting changes. Additionally, in the event the aggregate outstanding revolving credit exposure under the Revolving Facility exceeds 40% of the aggregate revolving commitments then in effect, ST 2020 and the Borrower will be required to comply with a maximum first lien net leverage ratio commencing with the test period ending December 31, 2025 not to exceed (i) on or before March 31, 2027, 4.00 to 1.00, (ii) after March 31, 2027 and on or before March 31, 2028, 3.25 to 1.00 and (iii) thereafter, 2.50 to 1.00. The Credit Agreement also contains customary events of default relating to, among other things, failure to make payments, breach of covenants and breach of representations. Borrowings under the Facilities will be made in U.S. dollars and bear interest at rates per annum, determined, at the Borrower’s option, by reference to (i) for base rate loans, the applicable base rate (subject to a 3.00% floor) plus 6.00% and (ii) for SOFR loans, the applicable Term SOFR (as defined in the Credit Agreement) (subject to a 2.00% floor) plus 7.00%. The Borrower is also required to pay quarterly in arrears a commitment fee on undrawn commitments under the Revolving Facility at a per annum rate equal to 0.25%.

The obligations under the Credit Agreement are guaranteed by ST 2020 and certain subsidiaries of the Borrower from time to time and secured by a lien on substantially all the assets (with certain exceptions) of the Borrower and the guarantors in accordance with the terms of the Credit Agreement and the related security documents.

As of September 26, 2025, the applicable interest rate on loans under the Facilities was approximately 11.31%, the aggregate outstanding principal amount of loans under the Term Facility was $1,200,000,000 and the Revolving Facility was undrawn.

In addition, Par Health and entities that will become its subsidiaries have $19.9 million in undiscounted finance lease liabilities.

LEGAL PROCEEDINGS

This section includes information about certain legal proceedings involving or relating to Par Health or Mallinckrodt. In some instances, these matters may also be referenced in the notes to the Mallinckrodt Historical Financial Statements or the Endo Historical Financial Statements. However, the purposes and standards for disclosure differ; the Historical Financial Statements prepared on a carve-out basis of accounting reflect the discussion of matters and management’s conclusion with respect to any loss contingencies (if applicable) related to those matters as of the relevant historical periods in time and in respect of certain materiality considerations that were deemed appropriate by the respective management teams in the context of those separate, carve-out financial statements and relevant disclosures are provided as of the dates such judgments and disclosures were made. Discussion of legal proceedings in this section reflect the judgment of Mallinckrodt and Par Health’s management in respect of those matters which are or may be deemed material in the context of the Par Health business on a combined basis. As a result, the disclosures of legal proceedings in the separate, carve-out financial statements may reflect, among other things, assumptions and considerations that may not align with the disclosure thresholds or legal standard applicable to this section.

Par Health or its subsidiaries is or will be subject to various legal proceedings and claims, including government investigations, environmental matters, product liability matters, patent infringement claims, antitrust matters, personal injury claims, employment disputes, contractual and other commercial disputes and other legal proceedings, all in the ordinary course of business, including those described below. Although it is not feasible to predict the outcome of these matters, Par Health believes, unless otherwise indicated below, given the information currently available, that the ultimate resolution of any particular matter, or matters that have the same legal or factual issues, will not have a material adverse effect on its financial condition, results of operations and cash flows.

Governmental Proceedings

Generic Pricing Subpoena. In March 2018, Mallinckrodt received a grand jury subpoena issued by the U.S. District Court for the Eastern District of Pennsylvania (“EDPA”) pursuant to which the Antitrust Division of the U.S. Department of Justice is seeking documents regarding generic products and pricing, communications with generic competitors and other related matters. Mallinckrodt produced documents in early 2019 and is otherwise cooperating in the investigation. Par Health cannot otherwise predict the duration or outcome of this matter at this time.

MNK 2011 LLC (formerly known as MNK 2011 Inc. and Mallinckrodt Inc.) v. U.S. Food and Drug Administration and United States of America. In November 2014, the FDA reclassified Mallinckrodt’s Methylphenidate extended release (“ER”) in the Orange Book. In November 2014, Mallinckrodt filed a complaint in the U.S. District Court for the District of Maryland Greenbelt Division against the FDA and the United States (“MD Complaint”) for judicial review of the FDA’s reclassification. In July 2015, the court granted the FDA’s motion to dismiss with respect to three of the five counts in the MD Complaint and granted summary judgment in favor of the FDA with respect to the two remaining counts (“MD Order”). In October 2016, the FDA initiated proceedings, proposing to withdraw approval of Mallinckrodt’s ANDA for Methylphenidate ER. The U.S. Court of Appeals for the Fourth Circuit then issued an order placing Mallinckrodt’s appeal of the MD Order in abeyance pending the outcome of the withdrawal proceedings. The parties exchanged documents and in April 2018, Mallinckrodt filed its submission in support of its position in the withdrawal proceedings. A potential outcome of the withdrawal proceedings is that the Methylphenidate ER products may lose their FDA approval and have to be withdrawn from the market. Par Health cannot otherwise predict the duration or outcome of this matter at this time.

U.S. Attorney’s Office Subpoena W.D. Va. In February 2025, Mallinckrodt received a subpoena duces tecum from the U.S. Attorney’s Office for the Western District of Virginia (“WDVA USAO”) seeking production of data and information for the time period from January 1, 1996 to the present relating to pharmacy benefit managers, including remuneration provided to or rebates negotiated with pharmacy benefit managers and also including communications with pharmacy benefit managers related to the prescription, administration, or safety or efficacy of opioids. Mallinckrodt has since received two additional subpoenas from WDVA USAO seeking related material as recently as April 2025. Mallinckrodt is in the process of responding to the subpoenas and is cooperating with the investigation. Par Health cannot predict the eventual scope, duration or outcome of this matter at this time.

U.S. Department of Justice Civil Investigative Demand. In March 2025, Mallinckrodt received a Civil Investigative Demand (“CID”) issued by the U.S. Department of Justice under the False Claims Act seeking production of data and information from the time period of January 1, 2018 to the present relating to hydrocodone/acetaminophen products manufactured in Mallinckrodt’s Hobart, NY facility, including documentation pertaining to whether those products contain the amount of hydrocodone they purport to contain. Mallinckrodt is in the process of responding to the CID and is cooperating with the investigation. Par Health cannot predict the eventual scope, duration or outcome of this matter at this time.

Grand Jury Subpoenas

U.S. Attorney’s Office Subpoena W.D. Va. In August 2023, Mallinckrodt received a grand jury subpoena from the WDVA USAO. Subsequently, Mallinckrodt received additional grand jury subpoenas from the WDVA USAO, most recently, in July 2025. The subpoenas seek production of certain data and information for the time period from July 17, 2012 to the present, including information and data relating to Mallinckrodt’s controlled substances compliance program, Mallinckrodt’s reporting of suspicious orders for controlled substances, chargebacks and other transactions, financial accounts related to these issues, financial transactions involving prescription drug products and communications between Mallinckrodt and the U.S. Drug Enforcement Administration.

U.S. Attorney’s Office Subpoena E.D.PA. In May 2024, Mallinckrodt received a grand jury subpoena from the United States Attorney’s Office for the Eastern District of Pennsylvania seeking production of data and information with respect to a customer for the time period from January 1, 2020 to May 2024, including information and data relating to potentially suspicious orders for controlled substances. Mallinckrodt suspended sales to this customer in October 2023 before receipt of the subpoena.

Par Health is in the process of responding to the subpoenas from both U.S. Attorneys’ Offices and is cooperating in the investigations. Par Health cannot predict the eventual scope, duration or outcome of the investigations at this time.

Patent Litigation

Generic Products. Par Health continues to pursue development of a portfolio of generic products, some of which require submission of a Paragraph IV certification against patents listed in the FDA’s Orange Book for the branded product asserting that Par Health’s proposed generic product does not infringe and/or the Orange Book patent(s) are invalid and/or unenforceable. In the case of litigation filed against Par Health for such potential generic products, those litigation matters can either be settled or the litigation pursued through a trial and any potential appeals of the lower court decision in order to successfully launch those generic products in the future.

Baxter Healthcare. Endo Operations Limited exclusively licenses several patents that relate to Endo USA’s ADRENALIN® (epinephrine in sodium chloride injection) product. On May 30, 2025, Endo Operations Limited received a Notice of Paragraph IV Certification from Baxter regarding its supplemental NDA seeking approval from the FDA to market its 4 mg/ 250 mL presentation of epinephrine in sodium chloride injection product. On July 10, 2025, Endo Operations Limited, Endo USA, PH Health Limited and Par Health USA, LLC (the “Endo Parties”) filed an action against Baxter in the District of Delaware, captioned Endo Operations Limited, Endo USA, Inc., PH Health Limited, and Par Health USA, LLC v. Baxter Healthcare Corporation, No. 25-861 (D. Del.), for infringement of the licensed patents. The filing of the action triggered a 30-month stay of FDA’s approval of Baxter’s 4 mg/ 250 mL presentation of epinephrine in sodium chloride injection, which expires on November 30, 2027. The Endo Parties filed an amended complaint in September 2025. In October 2025, Baxter filed a motion to dismiss the amended complaint.

Generic Pharmaceutical Antitrust Multi-District Litigation

In August 2016, a multi-district litigation (“MDL”) was established in the EDPA relating to allegations of antitrust violations with respect to generic pharmaceutical pricing (“Generic Pricing MDL”). Plaintiffs in the Generic Pricing MDL, captioned In re: Generic Pharmaceuticals Pricing Antitrust Litigation, allege a conspiracy of price-fixing and customer allocation among generic drug manufacturers beginning in or around July 2009. The Generic Pricing MDL includes lawsuits against Mallinckrodt and dozens of other pharmaceutical companies, including a complaint filed by Attorneys General for 51 States, Territories and the District of Columbia seeking monetary damages and injunctive relief (“AG Litigation”). Since its inception, the Generic Pricing MDL has expanded to encompass dozens of pharmaceutical companies and more than 200 generic pharmaceutical drugs. Although the AG Litigation had been consolidated in the EDPA in the Generic Pricing MDL, a recent legislative change exempted state antitrust enforcement actions arising under federal antitrust law from MDLs. As a result, the plaintiffs sought and won a remand to the jurisdiction in which the case was filed, the District of Connecticut. As a result of this change and resulting action, Mallinckrodt filed its answer to the plaintiffs’ amended complaint in September 2024. While Mallinckrodt is not subject to monetary damages in connection with these matters, as a result of the 2020 Bankruptcy Proceedings and vigorously disagrees with the plaintiffs’ characterization of the facts and law, Par Health is not able to reasonably estimate whether any injunctive relief will be granted and, if granted, whether it will materially impact Par Health’s financial position or operations. The joint defense group filed joint motions for summary judgment that are fully briefed before the court.

Environmental Remediation and Proceedings

Mallinckrodt is involved in various stages of investigation and cleanup related to environmental remediation matters at a number of sites, including as described below. The ultimate cost of site cleanup and timing of future cash outlays is difficult to predict, given the uncertainties regarding the extent of the required cleanup, the interpretation of applicable laws and regulations and alternative cleanup methods. Mallinckrodt concluded that, as of September 26, 2025, it was probable that it would incur remediation costs in the range of $16.9 million to $51.5 million. Mallinckrodt also concluded that, as of September 2025, the best estimate within this range was $35.6 million, of which $0.9 million was included in accrued and other current liabilities and the remainder was included in environmental liabilities on the unaudited condensed consolidated balance sheet as of September 26, 2025. While it is not possible at this time to determine with certainty the ultimate outcome of these matters, Par Health believes, given the information currently available, that the final resolution of all known claims, after taking into account amounts already accrued, will not have a material adverse effect on its financial condition, results of operations and cash flows.

Lower Passaic River, New Jersey. Mallinckrodt and approximately 70 other companies (“CPG”) are parties to a May 2007 Administrative Order on Consent with the EPA to perform a remedial investigation and feasibility study (“RI/FS”) of the 17-mile stretch known as the Lower Passaic River Study Area (“River”). Mallinckrodt’s potential liability stems from former operations at Lodi and Belleville, New Jersey (the “Lodi facility” and the “Belleville facility” respectively). In April 2014, the EPA issued a revised Focused Feasibility Study (“FFS”), with remedial alternatives to address cleanup of the lower 8-mile stretch of the River. The EPA estimated that the cost for the remediation alternatives ranged from $365.0 million to $3.2 billion and the EPA’s preferred approach had an estimated cost of $1.7 billion. In April 2015, the CPG presented a draft of the RI/FS of the River to the EPA that included alternative remedial actions for the entire 17-mile stretch of the River. In March 2016, the EPA issued the Record of Decision (“ROD”) for the lower 8 miles of the River with a slight modification on its preferred approach and a revised estimated cost of $1.38 billion. In October 2016, the EPA announced that Occidental Chemicals Corporation (“OCC”) had entered into an agreement to develop the remedial design.

In August 2018, the EPA finalized a buyout offer of $0.3 million with Mallinckrodt, limited to its former Lodi facility, for the lower 8 miles of the River. In September 2021, the EPA issued the ROD for the upper 9 miles of the River selecting source control as the remedy for the upper 9 miles with an estimated cost of $441.0 million. In September 2022, Mallinckrodt entered into a conditional $0.3 million Early Cash-Out Consent Decree (“CD”) with the EPA as a buyout for its portion of the upper part of the River related to its former Lodi facility; finalization of the CD is subject to the EPA approval following the public comment period. The comment period resulted in a modification to the CD by the EPA which includes a cost reopener of $3.7 billion to the covenant not to sue. In January 2024, the United States filed the modified CD with the DNJ and a motion for entry and response to comments was filed. One of the parties, OCC, filed a brief in opposition to the motion to enter the modified CD. In December 2024, the judge granted the motion to enter the modified CD and the requests from OCC for discovery, oral argument and a hearing were denied. In January 2025, Nokia of America appealed the judge’s decision to the Third Circuit Court of Appeals. It is expected that the U.S. Department of Justice will file a response to the OCC and Nokia briefs in October 2025.

The portion of the liability related to the Belleville facility was discharged against Mallinckrodt as a result of the plan of reorganization effective June 16, 2022. The portion of the liability related to the Lodi facility remains a part of the reserve until the CD is lodged.

As of September 26, 2025, Mallinckrodt estimated that its remaining liability related to the River was $21.1 million, which was included within environmental liabilities on the unaudited condensed consolidated balance sheet as of September 26, 2025. Despite the issuance of the revised FFS and the RODs for both the lower and upper River by the EPA, the RI/FS by the CPG, and the conditional CD by the EPA, there are many uncertainties associated with the final agreed-upon remediation, potential future liabilities and Mallinckrodt’s allocable share of the remediation. Given those uncertainties, the amounts accrued may not be indicative of the amounts for which Mallinckrodt may be ultimately responsible and will be refined as the remediation progresses.

Other Matters

Par Health or its subsidiaries are defendants in a number of other pending legal proceedings relating to present and former operations, acquisitions and dispositions. Par Health does not expect the outcome of these proceedings, either individually or in the aggregate, to have a material adverse effect on its financial condition, results of operations and cash flows.

CAPITALIZATION

The following table sets forth Par Health’s capitalization as of June 27, 2025, on a historical basis and on a pro forma basis to give effect to the pro forma adjustments included in Par Health’s Pro Forma Financial Information (as defined in the section of this Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Information”). The information below is not necessarily indicative of what Par Health’s capitalization would have been had the Spin-off been completed as of June 27, 2025. In addition, it is not indicative of Par Health’s future capitalization. This table should be read in conjunction with the Historical Financial Statements and the sections of this Information Statement entitled “Unaudited Pro Forma Condensed Combined Financial Information”, “Management’s Discussion and Analysis of Mallinckrodt’s Specialty Generics Business’ Financial Condition and Results of Operations” and “Management’s Discussion and Analysis of Endo’s Sterile Injectable and Generic Pharmaceuticals Business’ Financial Condition and Results of Operations.”

Millions of dollars	Historical		Pro Forma
	Mallinckrodt SGx	Endo GxSI	Par Health
Assets:
Cash and cash equivalents	$127.0	—	$230.0
Liabilities:
Long-term debt	—	—	1,150.7
Equity:
Common stock	—	—	0.4
Additional paid-in capital	—	—	957.9
Parent company net investment	1,189.5	1,159.0	—
Accumulated other comprehensive income	2.8	—	2.8
Retained deficit	—	—	(7.7)
Total Capitalization	$1,192.30	$1,159.00	$2,104.10

DIVIDENDS

Until the end of the Escrow Period described in the section of this Information Statement entitled “Information About the Transaction—Closing of Redemption,” Par Health will not be permitted to pay any dividends on its capital stock. Any declaration and payment of future dividends to holders of Par Health Common Stock will be at the sole discretion of the Par Health Board and will depend on many factors, including Par Health’s financial condition, earnings, capital requirements, level of indebtedness and statutory and contractual restrictions applying to the payment of dividends and other considerations that the Par Health Board deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information (“Pro Forma Financial Information”) has been prepared in accordance with Article 11 of Regulation S-X and presents the unaudited pro forma condensed combined balance sheet as of June 27, 2025, and the unaudited pro forma condensed combined statements of operations for the six months ended June 27, 2025, and for the fiscal year ended December 27, 2024. The unaudited Pro Forma Financial Information gives effect to the completed merger between Mallinckrodt and Endo, the Financing (as defined below), Endo’s reorganization and application of fresh start accounting, and the spin-off of Mallinckrodt SGx and Endo GxSI as described below.

The unaudited Pro Forma Financial Information is not necessarily indicative of the financial results that would have occurred if the transactions described below occurred on the dates indicated, nor is it indicative of the financial position or results of operations in future periods.

The following Pro Forma Financial Information is derived from the Historical Financial Statements, which were prepared on a carve-out basis as these businesses did not operate as standalone entities for the periods presented. Accordingly, such historical financial statements reflect allocations of certain corporate and shared costs including costs related to support functions that are provided on a centralized basis, such as expenses for executive oversight, treasury, tax, accounting and finance, legal, human resources, shared services, compliance, information technology, selling, research and development (“R&D”) and other corporate functions, as well as employee-related costs (including restructuring costs), and other operating costs, that are either specifically identifiable or clearly applicable to the Mallinckrodt SGx and Endo GxSI businesses.

The unaudited Pro Forma Financial Information should be read in conjunction with the accompanying notes to the unaudited Pro Forma Financial Information. In addition, the unaudited Pro Forma Financial Information was based on and should be read in conjunction with the following:

•	The unaudited combined financial statements as of and for the six months ended June 27, 2025 and the audited combined financial statements for the fiscal year ended December 27, 2024 of the Mallinckrodt SGx business and the related notes thereto filed as Exhibit 99.2 to Mallinckrodt’s Current Report on Form 8-K to which this Information Statement is attached and incorporated herein by reference.

•	The unaudited combined financial statements as of and for the six months ended June 30, 2025 (Successor) and the audited combined financial statements for the period from April 24, 2024 through December 31, 2024 (Successor) and for the period from January 1, 2024 through April 23, 2024 (Predecessor) of the Endo GxSI businesses and the related notes thereto filed as Exhibit 99.2 to Mallinckrodt’s Current Report on Form 8-K to which this Information Statement is attached and incorporated herein by reference.

The unaudited Pro Forma Financial Information reflects the pro forma effects of the following:

•	Mallinckrodt and Endo Business Combination – On March 13, 2025, Mallinckrodt entered into a transaction agreement (as amended on April 23, 2025, the “Transaction Agreement”), with Endo, Inc., a Delaware corporation, which has been converted into Endo LP, a Delaware limited partnership, and Salvare Merger Sub LLC, a Delaware limited liability company and Mallinckrodt’s wholly owned subsidiary. On July 31, 2025, Mallinckrodt completed the business combination, whereby Mallinckrodt acquired all of the issued and outstanding shares of common stock of Endo in exchange for a combination of cash and Mallinckrodt’s Ordinary Shares in accordance with the Transaction Agreement (the “Business Combination”). Outstanding shares of common stock of Endo were cancelled and converted into the right to receive 0.2575 of a Mallinckrodt ordinary share and approximately $1.31 in cash, without interest and subject to applicable withholding. Mallinckrodt’s basis, which reflects the fair market value of assets and liabilities acquired, has been presented in the unaudited condensed pro forma financial statements of the Endo GxSI businesses as push-down adjustments.

•	Financing – On July 31, 2025, in connection with the consummation of the Business Combination, ST 2020, Inc. (“ST 2020”), a wholly owned subsidiary of Mallinckrodt, and MEH, Inc. (the “Borrower”), a wholly owned subsidiary of ST 2020, Inc., entered into a credit agreement (the “Credit Agreement”) with the lenders named therein, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and OPY Credit Corp., as trading agent, providing for $1,350.0 million in aggregate principal amount of senior secured credit facilities, comprising (i) a $1,200.0 million senior secured term loan facility (“Term Facility”) and (ii) a $150.0 million senior secured revolving credit facility (“Revolving Facility” and together with the Term Facility, the “Facilities” or the “Financing”). The Borrower borrowed $1,200.0 million under the Term Facility on August 1, 2025. The Facilities mature on July 31, 2030, unless extended pursuant to the terms of the Credit Agreement. No amounts were drawn on the Revolving Facility.

The Term Facility bears interest at a rate of Term SOFR (as defined in the Credit Agreement) plus 7.00% per annum, subject to a Term SOFR floor of 2.00%. The Company capitalized $28.3 million of certain third-party debt issuance costs in connection with executing the Credit Agreement. Approximately $26.8 million of the capitalized costs was attributed to the Term Facility and was recorded as a direct reduction of long-term debt on the unaudited pro forma condensed combined balance sheet. Approximately $1.5 million was attributed to the Revolving Facility and recorded within other assets on the unaudited pro forma condensed combined balance sheet. These capitalized costs will be amortized into interest expense over the five-year term of the Credit Agreement. Certain of the proceeds received from the Financing were utilized by Parent and its subsidiaries to prepay and redeem historical debt of Parent and its subsidiaries and fund transaction costs related to the Business Combination.

ST 2020, the Borrower and certain of their subsidiaries, which shall be members of the SpinCo Group, will remain liable for the indebtedness under the Credit Agreement upon the separation of the Company from Mallinckrodt and such indebtedness is therefore given effect to in the unaudited pro forma condensed combined balance sheet as of June 27, 2025 and the unaudited pro forma condensed combined statements of operations for the six months ended June 27, 2025 and the year ended December 27, 2024.

•	Reorganization and Fresh-Start Accounting – On April 23, 2024, Endo International plc’s (“Endo’s Predecessor”) Plan of Reorganization (the “Endo Plan”) became effective (the “Endo Plan Effective Date”). In accordance with the Endo Plan on the Endo Plan Effective Date, Endo acquired substantially all of the assets, as well as certain equity interests of and assumed certain liabilities of Endo’s Predecessor. In accordance with Accounting Standards Codification (“ASC”) Topic 852, Reorganizations (“ASC 852”), the provisions of fresh-start accounting were applied on the Endo Plan Effective Date and Endo became the Successor entity for financial reporting purposes (the “Reorganization and Fresh-Start Accounting”). The historical combined financial statements of Endo GxSI reflect Endo’s basis, which has been pushed down as an election resulting from Endo’s application of fresh-start accounting. Refer to Note 8 to the unaudited pro forma condensed combined financial statements for further information regarding the pro forma impact of the Reorganization and Fresh-Start Accounting applicable to Endo’s Endo GxSI businesses.

•	Spin-off of Par Health – The expected transfer to Par Health, prior to or concurrent with the Spin-off, of various assets and liabilities not included in the historical combined balance sheets of Mallinckrodt SGx and Endo GxSI; the effect of Par Health’s anticipated post-separation capital structure; the impact of the tax matters agreement, employee matters agreement, transition services agreement and lease agreement (each as further described in the section of this Information Statement entitled “Certain Relationships and Related-Party Transactions”) to be entered into with Mallinckrodt in connection with the Spin-off; and other adjustments are described in Notes 6 and 7 to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 27, 2025 combines the unaudited combined balance sheet of Mallinckrodt SGx as of June 27, 2025 and the unaudited combined balance sheet of Endo GxSI as of June 30, 2025, giving effect to the Business Combination, the Financing, and the Spin-off, as if they had occurred or been consummated on June 27, 2025. The Reorganization and Fresh-Start Accounting is reflected in the historical combined balance sheet of Endo GxSI as of June 30, 2025. The quarterly balance sheet information is combined within the Pro Forma Financial Information, given the difference in the fiscal year end of Mallinckrodt SGx and Endo GxSI is less than one quarter.

The unaudited pro forma condensed combined statement of operations for the six months ended June 27, 2025 combines the unaudited combined statements of operations of Mallinckrodt SGx for the six months ended June 27, 2025 and Endo GxSI for the six months ended June 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 27, 2024 combines the audited combined statements of operations of Mallinckrodt SGx for the year ended December 27, 2024 and Endo GxSI for the period from April 24, 2024 through December 31, 2024 (Successor) and for the period from January 1, 2024 through April 23, 2024 (Predecessor). The quarterly and annual income statement information is combined within the Pro Forma Financial Information, given the difference in the fiscal year end of Mallinckrodt SGx and Endo GxSI is less than one quarter. The unaudited pro forma condensed combined statements of operations give effect to the Business Combination, the Financing, the Reorganization and Fresh-Start Accounting, and the Spin-off as if they had been consummated on December 30, 2023, the beginning of the most recently completed fiscal year.

The Business Combination is reflected in the unaudited Pro Forma Financial Information, using the acquisition method of accounting under ASC Topic 805, Business Combinations (“ASC 805”), which requires that one of the two companies in the Business Combination be designated as the acquirer for accounting purposes. Mallinckrodt, Mallinckrodt SGx’s parent, was designated as the accounting acquirer in the Business Combination for accounting purposes. The assets and liabilities of Endo have been measured at fair value based on various preliminary estimates, using assumptions that Mallinckrodt believes are reasonable based on information that is currently available. Mallinckrodt’s basis reflecting the fair market value of assets and liabilities acquired has been presented in the unaudited condensed pro forma financial statements of the Endo GxSI businesses as push-down adjustments.

Mallinckrodt SGx has historically operated as a reportable segment of Mallinckrodt, with its financial results consolidated under Mallinckrodt and reported within the Mallinckrodt SGx segment. Generic Pharmaceuticals and Sterile Injectables have historically operated as reportable segments of Endo, with their financial results consolidated under Endo and reported within the Generic Pharmaceuticals and Sterile Injectables segments. Mallinckrodt SGx and Generic Pharmaceuticals and Sterile Injectables have not historically operated as standalone entities, and separate financial statements were not previously prepared. In connection with the anticipated Spin-off, the combined historical financial statements of Mallinckrodt SGx and Endo GxSI were prepared on a carve-out basis derived from the historical accounting records of Mallinckrodt and Endo. The assets and liabilities of Mallinckrodt SGx and Endo GxSI transferred to Par Health in connection with the Spin-off will be recorded at Mallinckrodt’s carrying values in the financial statements of Par Health.

The unaudited pro forma adjustments are preliminary and have been presented solely for the purpose of providing unaudited Pro Forma Financial Information prepared in accordance with Article 11 of Regulation S- X. Accounting for the acquisition of Endo in accordance with ASC 805 will be reflected in Mallinckrodt’s financial statements. As such, Mallinckrodt’s basis in the assets and liabilities acquired has been presented in the unaudited condensed pro forma financial statements of the Endo GxSI businesses as push-down adjustments. The acquisition accounting for the Endo acquisition is preliminary, pending finalization of various estimates and analyses. Since the unaudited Pro Forma Financial Information has been prepared based on preliminary estimates of fair values attributable to the Business Combination, the actual amounts eventually recorded, including goodwill, may differ materially from the information presented and could have a material impact on the accompanying unaudited Pro Forma Financial Information and the combined company’s future results of operations and financial position. As described further in Note 4, the unaudited Pro Forma Financial Information reflects modifications to the preliminary estimated fair value of certain assets and liabilities acquired in the Business Combination to reflect refined expectations regarding the future performance of the Endo GxSI businesses.

The unaudited Pro Forma Financial Information does not reflect any cost or growth synergies that the combined Company may achieve as a result of the Business Combination or the Spin-off nor the costs to combine operations or to achieve these cost or growth synergies.

The unaudited Pro Forma Financial Information has been prepared to include transaction accounting adjustments (including the impact of changes to capital structure) and autonomous entity adjustments to reflect the financial condition and results of operations as if Par Health were a standalone entity, which management believes are reasonable and supportable. Transaction accounting adjustments have been presented to show the impact and associated cost as a result of the Spin-off, including the transfer of additional benefit plan and other employee benefit assets and liabilities, and the tax matters agreement. Autonomous entity adjustments have been presented to show the impact of items such as the transition services agreement and lease agreement and incremental costs expected to be incurred as an autonomous entity. Actual future costs incurred may materially differ from these estimates.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 27, 2025
(in millions)

	Historical		Business Combination and Financing				Spin-off		Pro Forma
	Mallinckrodt SGx	Endo GxSI	Reclassifications (Note 3)		Transaction Accounting Adjustments (Note 5)		Transaction Accounting Adjustments (Note 6)		Par Health
ASSETS
Current assets
Cash and cash equivalents	$127.0	$-	$-		$59.6	5(a)	$43.4	6(a)	$230.0
Restricted cash and cash equivalents	-	0.2	-		-		-		0.2
Accounts receivable, net	272.4	244.5	-		-		-		516.9
Inventories	244.2	178.7	-		104.3	5(b)	-		527.2
Prepaid expenses and other current assets	14.1	23.5	-				0.1	6(b)	37.7
Total Current assets	$657.7	$446.9	$-		$163.9		$43.5		$1,312.0
Non current assets
Property, plant and equipment, net	284.6	505.4	5.6	3(a)	(176.8	)5(c)	-		618.8
Operating lease assets	-	4.0	32.0	3(b)	-		-		36.0
Related party receivable	52.6	-	-		(52.6	)5(a)	-		-
Intangible assets, net	240.6	376.4	-		(280.4	)5(d)	-		336.6
Deferred income taxes	75.6	63.3	-		40.7	5(e)	49.6	6(b)	229.2
Other assets	139.6	12.3	(37.6	)3(c)	0.8	5(f)	-		115.1
Total Non current assets	$793.0	$961.4	$-		$(468.3)		$49.6		$1,335.7
Total Assets	$1,450.7	$1,408.3	$-		$(304.4)		$93.1		$2,647.7
LIABILITIES
Current liabilities
Accounts payable	31.3	-	31.9	3(d)	-		-		63.2
Current maturities of long-term debt	-	-	-		22.5	5(g)	-		22.5
Accounts payable and accrued expenses	-	177.1	(177.1	)3(d)	-		-		-
Accrued payroll and payroll-related costs	18.6	-	20.6	3(d)	-		8.6	6(b)	47.8
Current portion of operating lease liabilities	-	1.3	4.7	3(e)	-		-		6.0
Accrued and other current liabilities	81.5	-	119.9	3(f)			0.6	6(b)	202.0
Total Current liabilities	$131.4	$178.4	$-		$22.5		$9.2		$341.5
Non Current liabilities
Long-term debt	-	-	-		1,150.7	5(g)	-		1,150.7

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 27, 2025
(in millions)

	Historical		Business Combination and Financing				Spin-off		Pro Forma
	Mallinckrodt SGx	Endo GxSI	Reclassifications (Note 3)		Transaction Accounting Adjustments (Note 5)		Transaction Accounting Adjustments (Note 6)		Par Health
Related party payable	$16.1	$-	$-		$(16.1	)5(a)	$-		$-
Deferred income taxes	-	1.5	-		13.0	5(e)	-		14.5
Operating lease liabilities	-	2.8	27.0	3(g)	-		-		29.8
Pension and postretirement benefits	26.0	-	-		-		-		26.0
Environmental liabilities	34.0	-	-		-		-		34.0
Other liabilities	50.9	66.6	(27.0	)3(g)			7.3	6(b)	97.8
Total Non Current liabilities	$127.0	$70.9	$-		$1,147.6		$7.3		$1,352.8
Total Liabilities	$258.4	$249.3	$-		$1,170.1		$16.5		$1,694.3
EQUITY
Shareholder's equity
Common stock	-	-	-		-		0.4	6(d)	0.4
Additional paid-in capital	-	-	-		-		957.9	6(e)	957.9
Parent company net investment	1,189.5	1,159.0	-		(1,474.5	)5(h)	(874.0	)6(f)	-
Accumulated other comprehensive income	2.8	-	-		-		-		2.8
Retained deficit	-	-	-		-		(7.7	)6(b)	(7.7)
Total Shareholder's equity	$1,192.3	$1,159.0	$-		$(1,474.5)		$76.6		$953.4
Total Equity	$1,192.3	$1,159.0	$-		$(1,474.5)		$76.6		$953.4
Total liabilities and equity	$1,450.7	$1,408.3	$-		$(304.4)		$93.1		$2,647.7

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 27, 2025
(in millions)

	Historical		Business Combination and Financing				Spin-off				Pro Forma
	Mallinckrodt SGx	Endo GxSI	Reclassifications (Note 3)		Transaction Accounting Adjustments (Note 5)		Transaction Accounting Adjustments (Note 6)		Autonomous Entity Adjustments (Note 7)		Par Health
Net Sales	$432.3	$375.4	$-		$-		$-		$-		$807.7
Cost of Sales	263.3	315.6	-		(45.2	)5(i)	-		-		533.7
Gross profit	$169.0	$59.8	$-		$45.2		$-		$-		$274.0
Selling, general and administrative expenses	90.5	78.0	-		(2.8	)5(j)	(1.2	)6(g)	0.2	7(a)	164.7
Research and development expenses	10.9	35.9	1.6	3(h)	-		-		-		48.4
Non-restructuring impairment charges	-	-	1.0	3(i)	-		-		-		1.0
Acquired in-process research and development	-	1.6	(1.6	)3(h)	-		-		-		-
Asset impairment charges	-	1.0	(1.0	)3(i)	-		-		-		-
Operating income (loss)	$67.6	$(56.7)	$-		$48.0		$1.2		$(0.2)		$59.9
Interest income (expense), net	3.7	(0.1)	-		(69.6	)5(k)	-		-		(66.0)
Other (expense)/income, net	(1.0)	(0.6)	-		-		-		1.8	7(b)	0.2
Income (loss) from continuing operations before income taxes	$70.3	$(57.4)	$-		$(21.6)		$1.2		$1.6		$(5.9)
Income tax expense (benefit)	15.4	7.4	-		(3.6	)5(l)	0.3	6(h)	0.4	7(c)	19.9
Income (loss) from continuing operations	$54.9	$(64.8)	$-		$(18.0)		$0.9		$1.2		$(25.8)

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 27, 2024
(in millions)

	Historical	Pro Forma (Note 8)	Business Combination and Financing				Spin-off				Pro Forma
	Mallinckrodt SGx	Endo GxSI	Reclassifications (Note 3)		Transaction Accounting Adjustments (Note 5)		Transaction Accounting Adjustments (Note 6)		Autonomous Entity Adjustments (Note 7)		Par Health
Net Sales	$901.3	$795.5	$-		$-		$-		$-		$1,696.8
Cost of Sales	610.3	758.3	-		(168.0	)5(m)	-		-		1,200.6
Gross profit	$291.0	$37.2	$-		$168.0		$-		$-		$496.2
Selling, general and administrative expenses	141.8	136.5	-		(5.7	)5(n)	6.2	6(i)	9.7	7(d)	288.5
Research and development expenses	26.8	48.2	2.6	3(j)	-		-		-		77.6
Non-restructuring impairment charges	-	-	245.7	3(k)	-		-		-		245.7
Acquired in-process research and development	-	2.6	(2.6	)3(j)	-		-		-		-
Asset impairment charges	-	245.7	(245.7	)3(k)	-		-		-		-
Operating income (loss)	$122.4	$(395.8)	$-		$173.7		$(6.2)		$(9.7)		$(115.6)
Interest income (expense), net	2.2	(0.2)	-		(151.7	)5(o)	-		-		(149.7)
Other (expense)/income, net	(3.0)	0.1	-		-		-		11.7	7(e)	8.8
Income (loss) from continuing operations before income taxes	$121.6	$(395.9)	$-		$22.0		$(6.2)		$2.0		$(256.5)
Income tax expense (benefit)	27.1	(9.5)	-		(35.5	)5(p)	(1.4	)6(j)	0.4	7(f)	(18.9)
Income (loss) from continuing operations	$94.5	$(386.4)	$-		$57.5		$(4.8)		$1.6		$(237.6)

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transactions

The unaudited Pro Forma Financial Information gives effect to the following transactions:

•	Mallinckrodt and Endo Business Combination – On March 13, 2025, Mallinckrodt entered into the Transaction Agreement and on July 31, 2025, Mallinckrodt completed the Business Combination, whereby Mallinckrodt acquired all of the issued and outstanding shares of common stock of Endo in exchange for a combination of cash and Mallinckrodt Ordinary Shares in accordance with the Transaction Agreement. Outstanding shares of common stock of Endo were cancelled and converted into the right to receive 0.2575 of a Mallinckrodt ordinary share and approximately $1.31 in cash, without interest and subject to applicable withholding. Mallinckrodt’s basis, which reflects the fair market value of assets and liabilities acquired, has been presented in the unaudited condensed pro forma financial statements of the Endo GxSI businesses as push-down adjustments.

•	Financing – On July 31, 2025, in connection with the consummation of the Business Combination, ST 2020, a wholly owned subsidiary of Mallinckrodt that will become a wholly owned subsidiary of Par Health, and the Borrower, a wholly owned subsidiary of ST 2020., entered into the Credit Agreement with the lenders named therein, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and OPY Credit Corp., as trading agent, providing for $1,350.0 million in aggregate principal amount of senior secured credit facilities, comprising (i) a $1,200.0 million senior secured term loan facility and (ii) a $150.0 million senior secured revolving credit facility. The Borrower borrowed $1,200.0 million under the Term Facility on August 1, 2025. The Facilities mature on July 31, 2030, unless extended pursuant to the terms of the Credit Agreement. No amounts were drawn on the Revolving Facility.

The Term Facility bears interest at a rate of Term SOFR (as defined in the Credit Agreement) plus 7.00% per annum, subject to a Term SOFR floor of 2.00%. The Term Facility will amortize in quarterly instalments as follows: (i) commencing with the fiscal quarter ending December 31, 2025 through (and including) the fiscal quarter ending September 30, 2026, 0.625% of the initial aggregate principal amount of the term loan facility, (ii) from the last day of the fiscal quarter ending December 31, 2026 through (and including) the last day of the fiscal quarter ending September 30, 2027, 1.25% of the initial aggregate principal amount of the Term Facility, (iii) from the last day of the fiscal quarter ending December 31, 2027 through (and including) the last day of the fiscal quarter ending September 30, 2028, 1.875% of the initial aggregate principal amount of the Term Facility, and (iv) from the last day of the fiscal quarter ending December 31, 2028 through the maturity date of the Term Facility, 2.50% of the initial aggregate principal amount of the Term Facility, with the balance payable on the maturity date of the Term Facility.

The Company capitalized $28.3 million of certain third-party debt issuance costs in connection with executing the Credit Agreement. Approximately $26.8 million of the capitalized costs was attributed to the Term Facility and was recorded as a direct reduction of long-term debt on the unaudited pro forma condensed combined balance sheet. Approximately $1.5 million was attributed to the Revolving Facility and recorded within other assets on the unaudited pro forma condensed combined balance sheet. These capitalized costs will be amortized into interest expense over the five-year term of the Credit Agreement. Certain of the proceeds received from the Financing were utilized by Parent and its subsidiaries to prepay and redeem historical debt of Parent and its subsidiaries and fund transaction costs related to the Business Combination.

ST 2020, the Borrower and certain of their subsidiaries, which shall be members of the SpinCo Group, will remain liable for the indebtedness under the Credit Agreement upon the separation of the Company from Mallinckrodt and such indebtedness is therefore given effect to in the unaudited pro forma condensed combined balance sheet as of June 27, 2025 and the unaudited pro forma condensed combined statements of operations for the six months ended June 27, 2025 and the year ended December 27, 2024.

•	Reorganization and Fresh-Start Accounting – On April 23, 2024, the Endo Plan became effective. In accordance with the Endo Plan on the Endo Plan Effective Date, Endo acquired substantially all of the assets, as well as certain equity interests of and assumed certain liabilities of Endo’s Predecessor. In accordance with ASC 852, the provisions of fresh-start accounting were applied on the Endo Plan Effective Date and Endo became the Successor entity for financial reporting purposes. The unaudited Pro Forma Financial Information of Endo GxSI reflect Endo’s basis, which has been pushed down as an election resulting Endo’s fresh-start qualification. Refer to Note 8 to the unaudited pro forma condensed combined financial statements for further information regarding the pro forma impact of the Reorganization and Fresh-Start Accounting applicable to Endo’s Endo GxSI businesses.

•	Spin-off of Par Health – The expected transfer to Par Health, prior to or concurrent with the Spin-off, of various assets and liabilities not included in the historical combined balance sheets of Mallinckrodt SGx and Endo GxSI; the effect of Par Health’s anticipated post-separation capital structure; the impact of the tax matters agreement, employee matters agreement, transition services agreement, and lease agreement to be entered into with Mallinckrodt in connection with the Spin-off; and other adjustments are described in Notes 6 and 7 to the unaudited pro forma condensed combined financial statements.

2. Basis of Presentation

The unaudited Pro Forma Financial Information was prepared in accordance with Article 11 of Regulation S-X and has been compiled from historical combined financial statements of Mallinckrodt SGx and Endo GxSI, each prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unaudited Pro Forma Financial Information is provided for illustrative purposes only and may not provide an indication of results in the future. The unaudited Pro Forma Financial Information is based upon currently available information and includes certain estimates and assumptions made by management; accordingly, actual results could differ materially from the unaudited Pro Forma Financial Information.

Mallinckrodt SGx reports its results based on a “52-53 week” year ending on the last Friday of December, and for 2024, the fiscal year represented the period from December 30, 2023 to December 27, 2024. Generic Pharmaceuticals and Sterile Injectables reports its results on a calendar year basis, ending on December 31, 2024. The unaudited pro forma statement of operations information for Mallinckrodt SGx and Endo GxSI is combined within the Pro Forma Financial Information given the difference in the fiscal year end is less than one quarter.

The unaudited pro forma condensed combined balance sheet as of June 27, 2025 combines the unaudited combined balance sheet of Mallinckrodt SGx as of June 27, 2025 and the unaudited combined balance sheet of Endo GxSI as of June 30, 2025, giving effect to the Business Combination, the Financing, and the Spin-off, as if they had occurred or been consummated on June 27, 2025. The Reorganization and Fresh-Start Accounting is reflected in the historical combined balance sheet of Endo GxSI as of June 30, 2025.

The unaudited pro forma condensed combined statement of operations for the six months ended June 27, 2025 combines the unaudited combined statements of operations of Mallinckrodt SGx for the six months ended June 27, 2025 and Endo GxSI for the six months ended June 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 27, 2024 combines the audited combined statements of operations of Mallinckrodt SGx for the year ended December 27, 2024 and Endo GxSI for the period from April 24, 2024 through December 31, 2024 (Successor) and for the period from January 1, 2024 through April 23, 2024 (Predecessor). The unaudited pro forma condensed combined statements of operations give effect to the Business Combination, the Financing, the Reorganization and Fresh-Start Accounting, and the Spin-off as if they had been consummated on December 30, 2023, the beginning of the most recently completed fiscal year.

The Business Combination is reflected in the unaudited Pro Forma Financial Information using the acquisition method of accounting in accordance with ASC 805. U.S. GAAP requires that one of the two companies in the Business Combination be designated as the acquirer for accounting purposes based on the evidence available, including consideration of the voting rights of all equity instruments, the planned composition of the corporate governing body and senior management, the relative size of each of the companies, and the terms of the exchange of equity interests. The assets and liabilities of Endo have been measured at fair value based on various preliminary estimates, using assumptions that Mallinckrodt believes are reasonable based on information that is currently available. Mallinckrodt’s basis reflecting the fair market value of assets and liabilities acquired has been presented in the unaudited condensed pro forma financial statements of the Endo GxSI businesses as push-down adjustments.

The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the consideration is performed at the Parent level and remains preliminary, pending finalization of various estimates and analyses. The allocation is done at the Parent level but could ultimately impact the fair value of the assets and liabilities presented for Par Health. Since the unaudited Pro Forma Financial Information was prepared using preliminary estimates of consideration and fair values attributable to the Business Combination, the actual amounts eventually recorded for the Business Combination, including goodwill, may differ materially from the information presented herein and may result in measurement period adjustments that are “pushed down” to the historical combined financial statements of Endo GxSI as purchase accounting is finalized.

Further, the unaudited Pro Forma Financial Information does not reflect restructuring or integration activities that have yet to be determined or other costs following the Business Combination that may be incurred to achieve cost or growth synergies of the combined company. As no assurance can be made that the costs will be incurred or the cost or growth synergies will be achieved, no adjustments have been made.

The historical combined financial statements of Mallinckrodt SGx and Endo GxSI, which were the basis for the unaudited Pro Forma Financial Information, were prepared on a carve-out basis as they did not operate as standalone entities for the periods presented. Accordingly, such financial information reflects an allocation of certain corporate and shared costs including costs related to support functions that are provided on a centralized basis, such as expenses for executive oversight, treasury, tax, accounting and finance, legal, human resources, shared services, compliance, information technology, selling, R&D and other corporate functions, as well as employee-related costs (including restructuring costs), and other operating costs, that are either specifically identifiable or clearly applicable to Mallinckrodt SGx and Endo GxSI.

The unaudited Pro Forma Financial Information has been prepared to include transaction accounting adjustments (including the impact of changes to capital structure) and autonomous entity adjustments to reflect the financial condition and results of operations as if Par Health were a standalone entity, which management believes are reasonable and supportable. Transaction accounting adjustments have been presented to show the impact and associated cost as a result of the Spin-off, including the transfer of additional benefit plan and other employee benefit assets and liabilities and the tax matters agreement. Autonomous entity adjustments have been presented to show the impact of items such as the transition services agreement, and lease agreement and incremental costs expected to be incurred as an autonomous entity. Actual future costs incurred may materially differ from these estimates. Earnings per share information is not presented as, following the Spin-off, Par Health will not have any outstanding publicly traded equity securities.

3. Reclassification Adjustments

Certain reclassification adjustments and eliminations of intercompany transactions have been made to the respective standalone historical financial statements presented within the unaudited Pro Forma Financial Information to conform the presentation of historical balances.

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 27, 2025

The following reclassification adjustments were made to the unaudited pro forma condensed combined balance sheet:

3(a)	On its historical combined balance sheet, Mallinckrodt SGx presented $5.6 million of finance lease assets within other assets. This reclassification adjustment is to present the finance lease assets balance within property, plant and equipment, net.

3(b)	On its historical combined balance sheet, Mallinckrodt SGx presented $32.0 million of operating lease assets within other assets. This reclassification adjustment is to present the operating lease assets balance within its own financial statement caption.

3(c)	This adjustment of $37.6 million to other assets is comprised of $32.0 million related to the operating lease assets described in Note 3(b) and $5.6 million related to the finance lease assets described in Note 3(a).

3(d)	On its historical combined balance sheet, Endo GxSI presented $177.1 million of accounts payable and accrued expenses as a separate financial statement line item. These reclassification adjustments are to separately present accounts payable for $31.9 million, accrued payroll and payroll-related costs for $20.6 million, and accrued and other current liabilities for $124.6 million to individual line items on the unaudited pro forma condensed combined balance sheet.

3(e)	On its historical combined balance sheet, Mallinckrodt SGx presented $4.7 million of current portion of operating lease liabilities within accrued and other current liabilities. This reclassification adjustment is to separately present the current portion of operating lease liabilities on the unaudited pro forma condensed combined balance sheet.

3(f)	This net adjustment of $119.9 million relates to the reclassification adjustments for accounts payable and accrued expenses of $124.6 million described in Note 3(d) and operating lease liabilities of $4.7 million described in Note 3(e).

3(g)	On its historical combined balance sheet, Mallinckrodt SGx presented $27.0 million of non-current operating lease liabilities within other liabilities. This reclassification adjustment is to separately present non-current operating lease liabilities on the unaudited pro forma condensed combined balance sheet.

Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 27, 2025

The following reclassification adjustments were made to the unaudited pro forma condensed combined statements of operations:

3(h)	On its historical combined statement of operations, Endo GxSI presented $1.6 million of acquired in-process research and development as a separate financial statement line item. This reclassification adjustment is to include these costs within the research and development expenses line item.

3(i)	On its historical combined statement of operations, Endo GxSI presented $1.0 million of asset impairment charges as a separate financial statement line item. This reclassification adjustment is to include these costs within the non-restructuring impairment charges line item.

Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 27, 2024

3(j)	On its historical combined statement of operations, Endo GxSI presented $2.6 million of acquired in-process research and development as a separate financial statement line item. This reclassification adjustment is to include these costs within the research and development expenses line item.

3(k)	On its historical combined statement of operations, Endo GxSI presented $245.7 million of asset impairment charges as a separate financial statement line item. This reclassification adjustment is to include these costs within the non-restructuring impairment charges line item.

4. Consideration and Purchase Price Allocation

In the Form 8-K/A filed by Mallinckrodt on October 16, 2025, Mallinckrodt disclosed a preliminary estimated purchase consideration and allocation of the purchase consideration to the assets acquired and liabilities assumed from Endo based on information that was available to Mallinckrodt at the time.

As a result of deterioration in the operating performance of the Sterile injectables business and, to a lesser extent, the Generic Pharmaceuticals business, relative to management’s expectations, driven by ongoing competitive pressures, increased costs, and other factors, Mallinckrodt concluded that a refinement of its projected future cash flows was necessary for purposes of updating the preliminary purchase consideration. This resulted in an estimated price per share of Mallinckrodt Ordinary Shares of approximately $90.50 and an estimated purchase consideration of $1.9 billion.

Accordingly, for purposes of the unaudited Pro Forma Financial Information, the total consideration paid by Mallinckrodt in connection with the Business Combination is estimated to be $1.9 billion, consisting of 19,650,663 Mallinckrodt Ordinary Shares issued to Endo stockholders with a total fair value of $1.8 billion, other cash payments of $0.1 billion primarily consisting of payments made to Endo stockholders in lieu of fractional shares, and approximately $9.5 million attributable to Endo stock-based awards and cash settlement of shares underlying certain Endo stock-based awards. As of the completion date of the Business Combination, former shareholders of Endo own approximately 49.9% and the shareholders of Mallinckrodt own approximately 50.1% of the outstanding Mallinckrodt Ordinary Shares.

To account for the Business Combination using the acquisition method of accounting under ASC 805, Mallinckrodt’s basis reflecting the fair market value of assets and liabilities acquired has been presented in the unaudited condensed pro forma financial statements of the Endo GxSI businesses as push-down adjustments. Based on the preliminary valuation of the assets acquired and liabilities assumed pertaining to the Endo GxSI businesses, inventories reflect an increase in fair value of $104.3 million, property, plant, and equipment reflects a decrease in fair value of $176.8 million, and intangible assets reflects a decrease in fair value adjustment of $280.4 million. There is no goodwill allocated to the Endo GxSI businesses as a result of the Business Combination.

5. Business Combination and Financing Pro Forma Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 27, 2025

The unaudited pro forma condensed combined balance sheet as of June 27, 2025 reflects the following adjustments:

5(a)	This adjustment represents the net increase to cash and cash equivalents of $59.6 million which reflects net cash from the Financing retained by Par Health as well as the net settlement of related party receivables reflected within non-current assets and the settlement of related party payables reflected within non-current liabilities. The pro forma adjustments to cash and cash equivalents as a result of these adjustments are as follows (dollars in millions):

Net proceeds from the Financing(1)	$23.1
Settlement of related party receivables	52.6
Settlement of related party payables	(16.1)
Total pro forma adjustments to cash and cash equivalents	$59.6

(1) Net proceeds from the Financing reflects the $1,200.0 million borrowed on the Term Facility through the Financing entered into in connection with the Business Combination as described in Note 5(g), net of $26.8 million debt issuance costs related to the Term Facility and $1.5 million related to the Revolving Facility, less $1,148.6 million of the Term Facility proceeds, which was utilized by Parent to prepay and redeem historical debt of Parent and its subsidiaries and fund transaction costs related to the Business Combination.

5(b)	This adjustment represents the preliminary fair value adjustment to inventory of $104.3 million, which considers replacement cost for materials and net realizable value for work-in-process and finished goods. The Company will amortize the increased value of inventory in cost of sales as the inventory is sold within a year, and this is considered a non-recurring cost. For purposes of the unaudited Pro Forma Financial Information, it is assumed that the increased value of current inventory will be recognized in cost of sales the first year after the Business Combination. The pro forma adjustments to cost of sales as a result of this adjustment are as follows (dollars in millions):

	Cost of Sales
	Six Months Ended June 27, 2025	Year Ended December 27, 2024
Total amortization of inventory fair value adjustments	$-	$104.3
Less: historical amortization of inventory fair value adjustments (Note 8(a))	12.8	208.1
Total pro forma adjustments to cost of sales	$(12.8)	$(103.8)

5(c)	This adjustment represents the preliminary fair value adjustment to property, plant, and equipment (“PP&E”). The fair value, estimated useful lives, and depreciation expense related to property, plant and equipment are as follows (dollars in millions):

			Cost of sales		Selling, general and administrative expenses
	Fair Value	Estimated Useful Life (Years)	Six Months Ended June 27, 2025	Year Ended December 27, 2024	Six Months Ended June 27, 2025	Year Ended December 27, 2024
Land	$15.9	N/A	$-	$-	$-	$-
Land improvements	12.0	10	0.5	0.9	0.1	0.3
Buildings	86.3	15	2.2	4.4	0.7	1.4
Machinery & equipment	58.3	5	4.4	8.8	1.4	2.8
Leasehold improvements	6.7	10	0.2	0.5	0.1	0.2
Office furniture	5.1	5	0.4	0.8	0.1	0.2
Computer equipment	1.9	3	0.2	0.5	0.1	0.1
Construction in progress	138.9	N/A	-	-	-	-
Total PP&E and depreciation expense at pro forma fair value	$325.1		$7.9	$15.9	$2.5	$5.0
Less: historical PP&E, net and depreciation expense (excluding finance lease right-of-use assets of $3.5 million)	$501.9		$16.7	$33.1	$5.3	$10.7
Total pro forma adjustments to PP&E and depreciation expense	$(176.8)		$(8.8)	$(17.2)	$(2.8)	$(5.7)

5(d)	This adjustment represents the preliminary fair value adjustment to intangible assets. The fair value, estimated useful lives, and amortization expense related to intangible assets are as follows (dollars in millions):

				Cost of sales
	Fair Value	Estimated Useful Life (Years)	Amortization Method	Six Months Ended June 27, 2025	Year Ended December 27, 2024
Developed technology – Generic Pharmaceuticals	48.0	8.00	Straight line	3.1	6.0
Licenses – Generic Pharmaceuticals	32.0	4.25	Straight line	3.8	7.5
In-process research and development - Generic Pharmaceuticals	16.0	N/A	N/A	-	-
Total intangible assets and amortization expense at pro forma fair value	$96.0			$6.9	$13.5
Less: historical intangible assets, net and amortization expense	376.4			30.5	60.5
Total pro forma adjustments to intangible assets and amortization expense	$(280.4)			$(23.6)	$(47.0)

5(e)	The $40.7 million adjustment to deferred income tax (assets) and $13.0 million adjustment to deferred income taxes reflect the estimated impact of purchase price adjustments, including fair value changes to assets acquired by Mallinckrodt. The deferred income tax (assets) amount is partially offset by the recognition of valuation allowances where the realization of deferred tax assets is not considered more likely than not.

5(f)	This $0.8 million net adjustment to other assets is comprised of $1.5 million related to the debt issuance costs related to the Revolving Facility discussed in Note 5(a), offset by a decrease of $0.7 million related fair value adjustment to non-current inventory.

5(g)	This adjustment reflects the $1,200.0 million drawn on the Term Facility through the Financing entered into in connection with the Business Combination, of which $22.5 million is reflected in current maturities of long-term debt and $1,150.7 million is reflected in long-term debt. No amounts were drawn on the Revolving Facility. The indebtedness under the Credit Agreement will be assumed by Par Health and is therefore given effect to in the unaudited pro forma condensed combined balance sheet as of June 27, 2025. Proceeds received from the Term Loan of $1,171.7 million were net of debt issuance costs of $26.8 million, which are reflected as a direct reduction of the associated liability within long-term debt, and $1.5 million of debt issuance costs related to the Revolving Facility, which are reflected within other assets.

5(h)	The adjustment to parent company net investment is comprised of the following (dollars in millions):

Cash impacts – Business Combination and Financing (Note 5(a))	$(1,148.6)
Preliminary fair value adjustment – inventory (Note 5(b))	104.3
Preliminary fair value adjustment – non-current inventory (Note 5(f))	(0.7)
Preliminary fair value adjustment – property, plant and equipment (Note 5(c))	(176.8)
Preliminary fair value adjustment – intangible assets (Note 5(d))	(280.4)
Deferred income tax impacts (Note 5(e))	27.7
Total pro forma adjustments to parent company net investment	$(1,474.5)

Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 27, 2025

The unaudited pro forma condensed combined statement of operations for the six months ended June 27, 2025 reflects the following adjustments:

5(i)	This $45.2 million adjustment to cost of sales is a result of the reversal of historical inventory step up amortization expense of $12.8 million further described in Note 5(b), a decrease in intangible asset amortization expense of $23.6 million further described in Note 5(d), and a decrease in depreciation expense of $8.8 million related to PP&E further described in Note 5(c).

5(j)	This adjustment represents a decrease in depreciation expense of $2.8 million related to PP&E further described in Note 5(c).

5(k)	This adjustment reflects the increase in interest expense of $69.6 million related to the indebtedness further described in Note 5(g). The adjustment is comprised of increased interest expense of $66.8 million and amortization of debt issuance costs of $2.8 million. The Term Facility bears interest at the applicable Term SOFR plus 7.00%, subject to a 2.00% floor. The debt issuance costs related to the Term Facility will be amortized using the effective interest rate method and debt issuance costs related to the Revolving Facility will be amortized on a straight-line basis, both over the remaining term of the respective facilities, which is five years. A change in the interest rate of 0.125% (12.5 basis points) would result in an increase or decrease in interest expense of approximately $0.8 million.

5(l)	This adjustment represents the estimated income tax effects of the Business Combination and the Financing adjustments for the six months ended June 27, 2025. The tax effects of the pro forma adjustments were determined using the applicable statutory income tax rates, also considering the impact of valuation allowances due to certain limitations of tax attributes.

Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 27, 2024

The unaudited pro forma condensed combined statement of operations for the year ended December 27, 2024 reflects the following adjustments:

5(m)	This $168.0 million adjustment to cost of sales is a result of decrease in inventory step up amortization of $103.8 million further described in Note 5(b), a decrease in intangible asset amortization expense of $47.0 million further described in Note 5(d), and a decrease in depreciation expense of $17.2 million related to PP&E further described in Note 5(c).

5(n)	This adjustment represents a decrease in depreciation expense of $5.7 million related to PP&E further described in Note 5(c).

5(o)	This adjustment represents the increase in interest expense of $151.7 million related to the indebtedness further described in Note 5(g). The adjustment is comprised of increased interest expense of $146.6 million and amortization of debt issuance costs of $5.1 million, which are further described in Note 5(k). A change in the interest rate of 0.125% (12.5 basis points) would result in an increase or decrease in interest expense of approximately $1.5 million.

5(p)	This adjustment represents the estimated income tax effects of the Business Combination and the Financing adjustments. The tax effects of the pro forma adjustment were determined using the applicable statutory income tax rates, also considering the impact of valuation allowances due to certain limitations of tax attributes.

6. Spin-off Pro Forma Transaction Accounting Adjustments

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 27, 2025

The unaudited pro forma condensed combined balance sheet as of June 27, 2025 reflects the following adjustments:

6(a)	This adjustment represents an increase to cash and cash equivalents for the estimated receipt of cash from Parent of $43.4 million pursuant to the Separation Agreement. The Separation Agreement specifies that the retained cash amount for Par Health is $230.0 million. The amount of cash received from Parent is subject to change as the cash balances of Par Health immediately prior to the Spin-off are finalized.

6(b)	This adjustment represents a $49.6 million increase to deferred income taxes related to tax attributes that will convey to Par Health, net of valuation allowances, a $0.6 million increase to accrued and other current liabilities, a $7.3 million increase to other liabilities and a $0.1 million increase to prepaid and other current assets related to the tax impacts of the Spin-off. In addition, this adjustment reflects the accrual of payments due under Mallinckrodt’s Transaction Incentive Plan (the “A&R TrIP”) of $8.6 million related to two executives of the Mallinckrodt SGx and Endo GxSI businesses. The A&R TrIP is intended to compensate designated Mallinckrodt executive officers and directors with bonus payments to be made upon the consummation of qualifying strategic transactions and dispositions. The net impact of these transactions to retained deficit is $7.7 million.

6(c)	Not used.

6(d)	This adjustment reflects the issuance of an estimated 39,421,398 shares of Par Health Common Stock pursuant to the Separation Agreement. The adjustment to common stock is based on the number of Mallinckrodt Preferred Shares outstanding as of the Record Date which will be redeemed for 0.0000219471513 shares of Par Health Common Stock for every Mallinckrodt Preferred Shares held by Qualified Shareholders on the Record Date.

6(e)	This adjustment of $957.9 million reflects the reclassification from parent company net investment to additional paid-in capital of $917.0 million in connection with the Spin-off and $40.9 million related to tax attributes that will convey to Par Health further described in Note 6(b).

6(f)	This adjustment is to reflect a decrease of $874.0 million to parent company net investment related to the issuance of common stock of $0.4 million further described in Note 6(d), and the reclassification of parent company net investment of $917.0 million further described in Note 6(e), partially offset by an estimated cash receipt from Parent of $43.4 million further described in Note 6(a).

Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 27, 2025

The unaudited pro forma condensed combined statement of operations for the six months ended June 27, 2025 reflects the following adjustments:

6(g)	This adjustment to selling, general and administrative expenses reflects the impact of the amendment of an existing lease between Mallinckrodt and Par Health in connection with the Spin-off, which expires on October 31, 2027 unless renewed pursuant to the terms of the Lease Agreement. The adjustment is calculated as follows (dollars in millions):

	Selling, general and administrative expenses
	Six Months Ended June 27, 2025	Year Ended December 27, 2024
Total lease income adjustments	$1.3	$2.6
Less: historical lease income	0.1	0.2
Total pro forma adjustments to lease income	$1.2	$2.4

6(h)	This adjustment reflects the income tax impact of the pro forma transaction accounting adjustment related to the Spin-off described in Note 6(g). The tax impact was calculated based on the statutory rates by jurisdiction in which the respective pro forma adjustments are expected to be recognized. The effective income tax rate may be materially different, as more detailed information will become available after the consummation of the Spin-off and related transactions.

Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 27, 2024

The unaudited pro forma condensed combined statement of operations for the year ended December 27, 2024 reflects the following adjustments:

6(i)	This $6.2 million adjustment to selling, general and administrative expenses is comprised of the impact related to the amended lease between Mallinckrodt and Par Health further described in Note 6(g) and $8.6 million related to the payments under the A&R TrIP further described in Note 6(b).

6(j)	This adjustment reflects the income tax impact of the pro forma transaction accounting adjustment related to the Spin-off described in Note 6(i). The tax impact was calculated based on the statutory rates by jurisdiction in which the respective pro forma adjustments are expected to be recognized. The effective income tax rate may be materially different, as more detailed information will become available after the consummation of the Spin-off and related transactions.

7. Autonomous Entity Adjustments

Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 27, 2025

The unaudited pro forma condensed combined statement of operations for the six months ended June 27, 2025 reflects the following adjustments:

7(a)	This adjustment reflects $0.2 million of expenses related to costs to be incurred in the second quarter of 2025 related to the transition services agreement, which are reflected in selling, general and administrative expenses for purposes of the Pro Forma Financial Information. However, actual costs incurred may also be reflected within cost of sales or research and development expenses based on the nature of services provided. Costs incurred under the transition services agreement are primarily related to certain core business services and operational support to be provided by Mallinckrodt, including supply chain and manufacturing support, quality assurance, and commercial, research and development, human resources, finance, and information technology (“IT”) services. Par Health will receive transitional support from Mallinckrodt under the Transition Services Agreement for up to 24 months. A committee with representatives from both parties to the transition services agreement will oversee service delivery and dispute resolution. Charges will be billed quarterly.

7(b)	This adjustment reflects net incremental income of approximately $1.8 million that Par Health expects to recognize pursuant to the transition services agreement with Mallinckrodt further described in Note 7(a).

7(c)	This adjustment reflects the tax effects of the autonomous entity pro forma adjustments and the expected effects of the Separation Agreement and the tax matters agreement, or stand-alone effects within the respective jurisdictions calculated based on the statutory rates by jurisdiction in which the respective pro forma adjustments are expected to be recognized, which was impacted by deferred tax asset valuation allowances relating to the annual statutory limitation on tax deductibility of interest expense and other deferred tax assets. The applicable tax rates could be impacted depending on many factors subsequent to the Spin-off including, but not limited to, the profitability in local jurisdictions and the legal entity structure implemented subsequent to the Spin-off and may be materially different from the pro forma results.

Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 27, 2024

The unaudited pro forma condensed combined statement of operations for the year ended December 27, 2024 reflects the following adjustments:

7(d)	This adjustment reflects $9.7 million of expenses related to costs to be incurred related to the transition services agreement in fiscal year 2024 further described in Note 7(a), which are reflected in selling, general and administrative expenses for purposes of the Pro Forma Financial Information. However, actual costs incurred may also be reflected within cost of sales or research and development expenses based on the nature of services provided.

7(e)	This adjustment reflects incremental income of approximately $11.7 million related to the transition services agreement with Mallinckrodt further described in Note 7(a).

7(f)	This adjustment reflects the tax effects of the autonomous entity pro forma adjustments and the expected effects of the Separation Agreement and the tax matters agreement, or stand-alone effects within the respective jurisdictions further described in Note 7(c).

8. Unaudited Pro Forma Condensed Combined Financial Statements of Generic Pharmaceuticals and Sterile Injectables

The unaudited Pro Forma Combined Financial Statements of Endo GxSI give effect to the following transactions.

Endo Chapter 11 Restructuring

Prior to the Effective Date, Endo’s business was operated by Endo’s Predecessor. On August 16, 2022 (the “Petition Date”), Endo International plc, together with certain of its direct and indirect subsidiaries (the “Endo Debtors”), filed voluntary petitions for relief under Chapter 11. The Endo Debtors received approval from the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to jointly administer their chapter 11 cases (the “Chapter 11 Cases”) for administrative purposes only pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure under the caption In re: Endo International plc, et al.

On December 19, 2023, the Endo Debtors filed the Endo Plan and related disclosure statement with the Bankruptcy Court. The Bankruptcy Court confirmed the Endo Plan on March 19, 2024, and the Endo Debtors satisfied all conditions required for the Endo Plan effectiveness on the Endo Plan Effective Date.

Adoption of Fresh-Start Accounting

Pursuant to the Endo Plan, on the Endo Plan Effective Date, Endo purchased substantially all of the assets, as well as certain equity interests of the Endo Debtors and non-debtor affiliates and assumed certain liabilities of Endo’s Predecessor. In accordance with ASC 852, fresh-start accounting was applied on the Endo Plan Effective Date because (i) the holders of existing Endo International plc voting shares received less than 50% of the voting shares of Endo, Inc., and (ii) the reorganization value of assets, which approximated $5.0 billion, immediately prior to the confirmation of the Endo Plan was less than the corresponding total of all post-petition liabilities and allowed claims, which approximated $11.8 billion. Applying fresh-start accounting resulted in a new reporting entity with no beginning retained earnings or accumulated deficit.

Fresh-start accounting required that the reorganization value be assigned to Endo’s identified tangible and intangible assets based on their respective fair values, as determined in conformity with ASC 805, with any excess recorded as goodwill, if applicable; post-petition liabilities have generally been assumed by Endo at their historical carrying values; the amount of deferred taxes was determined in accordance with ASC Topic 740, Income Taxes, and ASC 852, and historical accumulated deficit and accumulated other comprehensive loss of Endo International plc was reset to zero by Endo. As applicable, Endo International plc’s liabilities subject to compromise and certain other liabilities were satisfied in accordance with the Endo Plan’s terms.

To account for the effectiveness of the Endo Plan and Endo’s application of fresh start accounting, Endo’s basis reflecting the fair market value of assets and liabilities established as a result of Endo’s application of fresh start accounting has been “pushed down” to the historical combined financial statements of the Endo GxSI businesses as of the Effective Date. Refer to Note 1, Description of the Business and Basis of Presentation, to the historical combined financial statements of Endo GxSI filed as an exhibit to Mallinckrodt’s Current Report on Form 8-K to which this Information Statement is attached for additional information.

GENERIC PHARMACEUTICALS AND STERILE INJECTABLES
UNAUDITED SUCCESSOR AND PREDECESSOR PRO FORMA COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2024
(unaudited; in millions)

	Predecessor	Successor	Pro Forma Adjustments
	Period from January 1, 2024 through April 23, 2024	Year Ended December 31, 2024	Reorganization and Fresh-Start Accounting		Successor and Predecessor Pro Forma Combined
Net Sales	$278.2	$517.3	$-		$795.5
Cost of Sales	181.5	577.4	(0.6	)8(a)	758.3
Gross Profit	$96.7	$(60.1)	$(0.6)		$37.2
Selling, general and administrative expenses	41.7	93.8	1.0	8(a)	136.5
Research and development expenses	16.5	31.7	-		48.2
Acquired in-process research and development	0.8	1.8	-		2.6
Asset impairment charges	2.1	243.6	-		245.7
Operating income (loss)	$35.6	$(431.0)	$(0.4)		$(395.8)
Interest expense (income), net	0.1	0.1	-		0.2
Reorganization items, net	33.7	-	(33.7	)8(b)	-
Other expense (income), net	6.3	(6.4)	-		(0.1)
Income (loss) from before income taxes	$(4.5)	$(424.7)	$33.3		$(395.9)
Income tax (benefit) expense	17.9	(27.4)	-	8(c)	(9.5)
Net income (loss)	$(22.4)	$(397.3)	$33.3		$(386.4)

Mallinckrodt SGx & Sterile Injectables Unaudited Successor and Predecessor Pro Forma Combined Statement of Operations for the Year Ended December 31, 2024

The unaudited Successor and Predecessor pro forma combined statement of operations for the year ended December 31, 2024 reflect the following adjustments:

8(a)	The adjustment to cost of sales reflects the change in inventory step-up amortization, fixed asset depreciation, and intangible amortization expense based on new asset values which were “pushed down” to Endo GxSI as a result of Endo’s Predecessor’s adoption of fresh-start accounting, as if the fresh-start accounting was applied and pushed down on January 1, 2024. The adjustment to selling, general and administrative expenses is specific to incremental fixed asset depreciation based on new asset values which were “pushed down” to Endo GxSI as a result of Endo’s Predecessor’s adoption of fresh-start accounting, as if fresh-start accounting was applied and pushed down as of January 1, 2024.

8(b)	This adjustment represents the elimination of $33.7 million of professional fees that were directly attributable to Endo’s Predecessor’s bankruptcy, which is assumed to have applied fresh-start accounting as of January 1, 2024. Endo’s Successor entity did not adopt ASC 852 and therefore Endo GxSI is assumed to have not recognized reorganization items in 2024.

8(c)	There is no tax effect of the items described in Notes 8(a) and 8(b) due to valuation allowance adjustments offsetting the tax impact.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF MALLINCKRODT’S SPECIALTY GENERICS BUSINESS’ FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(Dollars in millions, except share data, per share data, and where indicated)

The following discussion and analysis of Mallinckrodt Specialty Generics Business financial condition and results of operations for the six months ended June 27, 2025 compared to the six months ended June 28, 2024 and for fiscal 2024 (as defined below) compared to fiscal 2023 (as defined below) should be read in conjunction with the Mallinckrodt Historical Financial Statements. Unless otherwise specified, the meanings of all defined terms herein are consistent with the meanings of such terms as defined in this Information Statement. The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs and involve risks, uncertainties and assumptions. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors” and “Forward-Looking Statements” included elsewhere within this Information Statement.

Overview

Mallinckrodt SGx has historically operated as a reportable segment of Mallinckrodt. Mallinckrodt SGx is focused on providing its customers high-quality specialty generic drugs and APIs, including acetaminophen (“APAP”), stimulants, opioids and stearates, to a broad range of pharmaceutical companies. In addition, Mallinckrodt SGx uses APIs for internal manufacturing of finished dose products. Specialty generics includes a variety of product formulations such as hydrocodone-containing tablets, oxycodone-containing tablets and several other controlled substances indicated for the treatment of pain. Other controlled substances products include medicines used to treat ADHD and addiction treatment medications. Mallinckrodt SGx supplies finished dose products principally through drug distributors, retail pharmacy chains, food store chains with pharmacies, hospital buying groups and direct contracts with the U.S. government. APIs and excipients are supplied directly to over 200 manufacturers in over 45 countries.

Mallinckrodt SGx is based in the United States and operates five manufacturing facilities in the United States along with distribution and sales offices in the United Kingdom and the Netherlands. For further information on our business and products, refer to the “Description of the Business” section included elsewhere within this Information Statement.

Mallinckrodt’s Emergence from Voluntary Reorganization

On August 28, 2023, Mallinckrodt voluntarily initiated Chapter 11 proceedings (the “2023 Chapter 11 Cases”) under Chapter 11 of the U.S. Code in the Delaware Bankruptcy Court. On September 20, 2023, the Board initiated examinership proceedings with respect to Mallinckrodt by presenting a petition to the High Court of Ireland pursuant to Section 510(1)(b) of the Companies Act 2014 seeking the appointment of an examiner to Mallinckrodt. On October 10, 2023, the Bankruptcy Court entered the 2023 Plan. Subsequent to the Bankruptcy Court’s order confirming the 2023 Plan, the High Court of Ireland made an order confirming the 2023 Scheme of Arrangement. The 2023 Plan and the 2023 Scheme of Arrangement became effective on November 14, 2023 (the “2023 Effective Date”), and on such date Mallinckrodt emerged from the 2023 Bankruptcy Proceedings and the Irish examinership proceedings (together, referred to in this Management’s Discussion and Analysis of Mallinckrodt’s Specialty Generics Business as the “2023 Bankruptcy Proceedings”). For further details of the 2023 Plan, refer to Note 2 of the notes to the Mallinckrodt Historical Financial Statements.

Mallinckrodt’s Business Combination with Endo

On July 31, 2025, Mallinckrodt completed the previously announced Business Combination. Refer to Note 17 of the notes to the Mallinckrodt Historical Financial Statements for further information on the Business Combination.

Basis of Presentation

Upon emergence from the 2023 Bankruptcy Proceedings on November 14, 2023, Mallinckrodt adopted fresh-start accounting in accordance with Accounting Standards Codification Topic 852, Reorganizations, (“ASC 852”) and became a new entity for financial reporting purposes as of the 2023 Effective Date.

Mallinckrodt SGx has historically operated as a reportable segment of Mallinckrodt, with its financial results consolidated under Mallinckrodt and reported within the Specialty Generics segment. Mallinckrodt SGx does not have an operating history as a standalone entity, and separate financial statements were not previously prepared. In connection with the Spin-off, the Mallinckrodt Historical Financial Statements have been prepared on a carve-out basis, derived from the historical accounting records of Mallinckrodt. The Mallinckrodt Historical Financial Statements reflect Mallinckrodt’s basis, which has been “pushed down” to Mallinckrodt SGx as an election resulting from the Mallinckrodt’s fresh-start qualification, and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the SEC.

In the context of the Mallinckrodt Historical Financial Statements, references to “Successor” (as referred to in this Information Statement, “MNK Successor”) relate to the financial position as of June 27, 2025, December 27, 2024 and December 29, 2023 and results of operations subsequent to November 14, 2023, while references to “Predecessor” (as referred to in this Information Statement, “MNK Predecessor”) relate to the results of operations for the period December 31, 2022 through November 14, 2023 and prior periods. Accordingly, the Mallinckrodt Historical Financial Statements for the MNK Successor periods are not comparable to the Mallinckrodt Historical Financial Statements for the MNK Predecessor periods. Operating results for the MNK Successor and MNK Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year.

Mallinckrodt SGx reports its results based on a “52-53 week” year ending on the last Friday of December. The years ended December 26, 2025 and December 27, 2024 (MNK Successor) are referred to as “fiscal 2025” and “fiscal 2024”, respectively, herein and the combined periods of December 31, 2022 through November 14, 2023 (MNK Predecessor) and November 15, 2023 through December 29, 2023 (MNK Successor) are referred to as “fiscal 2023” herein.

Mallinckrodt SGx’s results of operations as reported in the Mallinckrodt Historical Financial Statements are presented in accordance with GAAP. However, within Management’s Discussion and Analysis, the presentation of the combined financial information of the MNK Predecessor and MNK Successor for fiscal 2023 is not presented in accordance with GAAP. We believe that for purposes of discussion and analysis in this Information Statement the combined financial information is useful for management and investors to assess our ongoing financial and operational performance and trends.

Significant Events

Transaction Incentive Plan

On February 2, 2024, the Mallinckrodt Board adopted the Amended and Restated Transaction Incentive Plan, as amended on August 4, 2024 and December 2, 2024 (the “A&R TrIP”), which is intended to compensate designated Mallinckrodt executive officers and directors with bonus payments to be made upon the consummation of qualifying strategic transactions and dispositions (each, a “Qualifying Transaction”). Each bonus payment earned under the A&R TrIP will be generally delivered 50% in connection with closing of the applicable Qualifying Transaction and 50% on the earlier of (a) December 31, 2026 or a qualifying significant event, as defined in the A&R TrIP, and (b) a significant asset transaction, as defined in the A&R TrIP (“Final Payment Date”); provided, however, that in the event that a Qualifying Transaction closes following a qualifying significant event or significant asset transaction, 100% of the applicable bonus payment earned with respect to such Qualifying Transaction generally will be paid in connection with closing of such Qualifying Transaction or, if later, when the associated proceeds are received.

In January 2024, Mallinckrodt granted bonuses to certain executive officers and directors under the A&R TrIP in connection with the sale of its Therakos business. The initial component was paid out in the fourth quarter of 2024 following the completion of the transaction in November 2024, while the deferred component is originally due 36 months after the effective date of January 1, 2024. In March 2025, Mallinckrodt granted additional bonuses under the A&R TrIP in connection with the Business Combination.

The Business Combination is a Qualifying Transaction and a significant event under the A&R TrIP. Upon closing of the Business Combination on July 31, 2025, the Final Payment Date of the deferred component of the TrIP bonuses earned in connection with the sale of the Therakos business was accelerated from December 31, 2026 to a date within 30 days of July 31, 2025. In August 2025, Mallinckrodt SGx made payments totaling approximately $6.5 million to participants in the A&R TrIP, consisting of $0.9 million related to the deferred component of bonuses earned in connection with the sale of the Therakos business, and $5.6 million related to the initial component of bonuses earned in connection with the Business Combination, payable upon completion of the transaction. Because the Business Combination was not considered probable until its completion, no A&R TrIP-related expenses were recorded during the six months ended June 27, 2025, in connection with bonuses earned from the Business Combination or the acceleration of the due date for the deferred component of bonuses earned from the sale of the Therakos business.

Regulatory Developments

On September 22, 2025, the FDA announced that it had initiated the process for a label change for acetaminophen, requiring manufacturers selling acetaminophen products “(Tylenol and similar products)” to consumers to “reflect evidence suggesting that the use of acetaminophen by pregnant women may be associated with an increased risk of neurological conditions such as autism and ADHD in children.” The FDA announcement notes that “while an association between acetaminophen and neurological conditions has been described in many studies, a causal relationship has not been established and there are contrary studies in the scientific literature.” The FDA also notes that “acetaminophen is the only over-the-counter drug approved for use to treat fevers during pregnancy, and high fevers in pregnant women can pose a risk to their children.” While Mallinckrodt SGx does not sell products affected by this proposed labelling change, as we are among the world’s largest manufacturers of bulk acetaminophen, this announcement and any new disclosure obligation of Mallinckrodt SGx’s customers could result in lower demand for their products and, consequentially, negatively impact the results of Mallinckrodt SGx’s operations. At this time, Mallinckrodt SGx is unable to estimate the potential financial impact of the label change to Mallinckrodt SGx, if any.

On October 31, 2024, the FDA approved a modification to the OA REMS to require manufacturers of opioid analgesics dispensed in outpatient settings to make prepaid mail-back envelopes available to dispensing pharmacies as a new drug disposal option for patients. Manufacturers participating in the OA REMS were required to comply with this measure as of March 31, 2025. To date, the initial compliance costs have not been material. However, the compliance costs could increase depending on the extent to which pharmacies and other dispensers elect to utilize these prepaid mail-back envelopes. Increased compliance costs could negatively impact Mallinckrodt SGx’s results of operations if Mallinckrodt SGx is unable to pass such costs to our customers. At this time, we are unable to estimate the potential impact of this measure.

In September 2025, the FDA issued a Form FDA-483 at the conclusion of an inspection of Mallinckrodt SGx’s manufacturing facility in Raleigh, North Carolina that manufactures API. Mallinckrodt SGx promptly investigated the FDA’s observations and has taken the opportunity of retiming and extending a regularly scheduled annual maintenance shutdown in October to implement corrective actions to address the observations. The Raleigh plant began its return to production in late October 2025, is expecting to be back to full production in November 2025, and will continue to implement further improvement actions through early 2026. On October 14, 2025, Mallinckrodt SGx submitted a timely response to the FDA with a corrective action plan to address the observations. Mallinckrodt SGx is committed to resolving the FDA’s concerns and currently believes that Mallinckrodt SGx will be able to address the observations without a material disruption to its customers. The financial impact of such investigation and remediation currently is not anticipated to be material. However, there can be no assurance that the FDA will be satisfied with Mallinckrodt SGx’s responses, nor any assurance as to the timeframe that may be required for Mallinckrodt SGx to adequately resolve the FDA’s concerns. For additional information on risks related to this matter, see the section of this Information Statement entitled “Risk Factors—The manufacture of Par Health’s products is highly exacting and complex, and its business could suffer if Par Health, its suppliers, manufacturers, distributors, or collaboration partners encounter manufacturing, supply, or other problems.”

Results of Operations

This Information Statement includes certain financial measures, such as net sales, gross profit, gross profit margin, selling, general and administrative (“SG&A”) expenses as a percentage of net sales, and R&D expenses as a percentage of net sales. These measures are presented because management uses them to evaluate the Company’s operating performance and to assess the effectiveness of strategic and operational decisions. Net sales, gross profit and gross profit margin provide insight into Mallinckrodt SGx’s ability to generate revenue and manage production costs, which are key indicators of overall profitability. SG&A expenses as a percentage of net sales serve as a measure of operating efficiency, helping to evaluate how effectively the Company manages its overhead and administrative functions relative to its revenue base. R&D expenses as a percentage of net sales reflect Mallinckrodt SGx’s investment in innovation and product development, which is critical to maintaining competitiveness and supporting long-term growth.

Further, Mallinckrodt SGx cannot adequately benchmark certain operating results of fiscal 2024 against fiscal 2023 as the comparison would include the year ended December 27, 2024 compared against the combined MNK Successor and MNK Predecessor periods for the twelve months ended December 29, 2023, which would be considered to not be in accordance with GAAP. We do not believe that reviewing the results of the MNK Successor or MNK Predecessor periods in isolation would be useful in identifying trends in or reaching conclusions regarding our overall operating performance. Mallinckrodt SGx management believes that Mallinckrodt SGx’s key performance metrics prepared in accordance with GAAP, such as net sales and our results of operations for fiscal 2024, provide more meaningful comparisons to the combined MNK Successor and MNK Predecessor periods for fiscal 2023 and are more useful in identifying current business trends and operating performance, as the combined results are more comparable to a full year of operations. Accordingly, in addition to presenting Mallinckrodt SGx’s results of operations as reported in its consolidated financial statements in accordance with GAAP, in certain circumstances the discussion in “Results of Operations” below utilizes the combined results for fiscal 2023. In addition, Mallinckrodt SGx believes that these measures will be used by investors to measure Mallinckrodt SGx’s operating results. These measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP.

Six Months Ended June 27, 2025 Compared with Six Months Ended June 28, 2024

Net Sales

Net sales by geographic area were as follows (dollars in millions):

	Six Months Ended
	June 27, 2025	June 28, 2024	Percentage Change
U.S.	$393.4	$395.7	(0.6)%
Europe, Middle East and Africa	37.1	51.5	(28.0)
Other geographic areas	1.8	2.0	(10.0)
Net sales	$432.3	$449.2	(3.8)%

Net sales by key products are as follows (dollars in millions):

	Six Months Ended
	June 27, 2025	June 28, 2024	Percentage Change
Opioids	$156.9	$175.3	(10.5)%
ADHD	95.9	73.0	31.4
Addiction treatment	45.0	35.4	27.1
Other	3.4	7.4	(54.1)
Generics	301.2	291.1	3.5
Controlled substances	46.7	49.2	(5.1)
APAP	73.4	99.0	(25.9)
Other	11.0	9.9	11.1
API	131.1	158.1	(17.1)
Specialty Generics	$432.3	$449.2	(3.8)%

Net sales for the six months ended June 27, 2025 decreased $16.9 million, or 3.8%, to $432.3 million, compared with $449.2 million for the six months ended June 28, 2024. This decrease was primarily driven by a decrease in net sales of APAP by $25.6 million due to a continued increase in market competition resulting in a decrease in demand and a decrease in net sales of Opioids by $18.4 million, which was primarily attributable to decreases in Hydrocodone/APAP and Codeine/APAP sales volume due to increased competition in the market. These decreases were partially offset by increase in net sales of ADHD by $22.9 million, primarily attributable to higher backup sales driven by Gx Adderall XR and Gx Mydayis. The decrease in net sales was further offset by an increase in net sales of addiction treatment products by $9.6 million primarily driven by sales of Naltrexone. These competitive pressures have impacted, and are expected to continue to impact, Mallinckrodt SGx’s results in subsequent periods and the impact thereof may be material to Mallinckrodt SGx’s results of operations.

Gross Profit

Gross profit for the six months ended June 27, 2025 increased $38.2 million, or 29.2%, to $169.0 million, compared with $130.8 million for the six months ended June 28, 2024. Gross profit margin was 39.1% for the six months ended June 27, 2025, compared with 29.1% for the six months ended June 28, 2024. The increase in gross profit was primarily driven by the absence of $63.9 million of inventory step-up amortization expense for the six months ended June 27, 2025, as compared with the six months ended June 28, 2024 and increase in net sales of ADHD by $22.9 million, primarily attributable to higher backup sales primarily driven by Gx Adderall XR and Gx Mydayis and the increase in net sales of addiction treatment products by $9.6 million primarily driven by sales of Naltrexone. The increase in gross profit was partially offset by a decrease in net sales of APAP by $25.6 million due to a continued increase in market competition resulting in a decrease in demand as well as a decrease in net sales of opioids of $18.4 million due to decreases in Hydrocodone/APAP and Codeine/APAP sales volume driven by increased competition in the market.

Operating Income

Selling, General and Administrative Expenses. SG&A expenses for the six months ended June 27, 2025 increased $24.7 million, or 37.5%, to $90.5 million, compared with $65.8 million for the six months ended June 28, 2024. As a percentage of net sales, SG&A expenses were 20.9% and 14.6% for the six months ended June 27, 2025 and June 28, 2024, respectively. This increase is primarily driven by increased legal costs principally related to grand jury subpoenas of $15.0 million, increased corporate allocations to the Company of $3.6 million primarily related to an increase in stock-based compensation costs, a $2.8 million increase in strategic consulting expenses and the absence of a $2.1 million gain on sale of fixed assets.

Research and Development Expenses. R&D expenses for the six months ended June 27, 2025 decreased $1.5 million, or 12.1%, to $10.9 million, compared with $12.4 million for the six months ended June 28, 2024. As a percentage of net sales, R&D expenses were 2.5% and 2.8% for the six months ended June 27, 2025 and June 28, 2024, respectively.

Non-Operating Items

Interest Income, Net. During the six months ended June 27, 2025 and June 28, 2024, interest income was $3.7 million and $0.4 million, respectively. The increase in interest income was predominately driven by a $1.0 million increase in interest income from rabbi trust investments, a $1.0 million increase in capitalized interest, and a decrease of $0.9 million in related party interest expense predominately due to increases in market rates.

Other Expense, Net. During the six months ended June 27, 2025 and June 28, 2024, we incurred other expense, net of $1.0 million and $1.2 million, respectively.

Income Tax Expense. Mallinckrodt SGx recognized an income tax expense of $15.4 million on income from continuing operations before income taxes of $70.3 million for the six months ended June 27, 2025. This resulted in an effective tax rate of 21.9%. During the six months ended June 28, 2024, Mallinckrodt SGx recognized income tax expense of $11.2 million on income from continuing operations before income taxes of $51.8 million, resulting in an effective tax rate of 21.6%. Income tax expense increased by $4.2 million predominately due to an increase in pretax income.

Year ended December 27, 2024 (MNK Successor) Compared with the Period from November 15, 2023 through December 29, 2023 (MNK Successor) and Period from December 31, 2022 through November 14, 2023 (Predecessor)

Net Sales

Net sales by geographic area are as follows (dollars in millions):

	MNK Successor		MNK Predecessor	Non-GAAP
	Year Ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023	Combined Fiscal Year Ended December 29, 2023	Percentage Change
U.S.	$799.2	$81.9	$554.4	$636.3	25.6%
Europe, Middle East and Africa	98.2	17.8	98.7	116.5	(15.7)
Other	3.9	0.6	3.9	4.5	(13.3)
Net sales	$901.3	$100.3	$657.0	$757.3	19.0%

Net sales by key products are as follows (dollars in millions):

	MNK Successor		MNK Predecessor	Non-GAAP
	Year Ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023	Combined Fiscal Year Ended December 29, 2023	Percentage Change
Opioids	$349.9	$29.4	$222.7	$252.1	38.8%
ADHD	166.2	13.5	94.4	107.9	54.0
Addiction treatment	75.3	10.0	54.3	64.3	17.1
Other	12.6	1.5	4.5	6.0	110.0
Generics	604.0	54.4	375.9	430.3	40.4
Controlled substances	98.7	11.6	75.5	87.1	13.3
APAP	178.3	32.5	188.1	220.6	(19.2)
Other	20.3	1.8	17.5	19.3	5.2
API	297.3	45.9	281.1	327.0	(9.1)
Net Sales	$901.3	$100.3	$657.0	$757.3	19.0%

Net sales for the year ended December 27, 2024 (MNK Successor) were $901.3 million. Net sales for the period November 15, 2023 through December 29, 2023 (MNK Successor) and the period December 31, 2022 through November 14, 2023 (MNK Predecessor) were $100.3 million and $657.0 million, respectively. Non-GAAP combined net sales for fiscal 2023 were $757.3 million. Net sales increased $144.0 million, or 19.0%, for fiscal 2024 compared to the non-GAAP combined for fiscal 2023, driven by an increase in selling price and product mix of 17.6% coupled with an increase in volume of 1.4%. The increase in combined net sales was primarily driven by an increase in finished-dosage generics of $173.7 million, partially offset by a decrease of $29.7 million in API.

Gross Profit

Gross profit for the year ended December 27, 2024 (MNK Successor) was $291.0 million. Gross profit for the period November 15, 2023 through December 29, 2023 (MNK Successor) and the period December 31, 2022 through November 14, 2023 (MNK Predecessor) was $10.8 million and $220.2 million, respectively. Gross profit margin was 32.3% for the year ended December 27, 2024 (MNK Successor), 10.8% for the period November 15, 2023 through December 29, 2023 (MNK Successor), and 33.5% for the period December 31, 2022 through November 14, 2023 (MNK Predecessor). The increase in gross profit was primarily driven by an increase in net sales of finished-dosage generics by $173.7 million which was partially offset by a decrease in net sales of API by $29.7 million, an increase in inventory step up amortization of $45.0 million due to the timing of emergence and inventory turns, and a combined increase in year over year compensation costs and headcount due to the increase in generics sales by $11.5 million.

Operating Income (Loss)

Selling, General and Administrative Expenses. SG&A expenses for the year ended December 27, 2024 (MNK Successor) were $141.8 million. SG&A expenses for the period November 15, 2023 through December 29, 2023 (MNK Successor) and the period December 31, 2022 through November 14, 2023 (Predecessor) were $10.7 million and $114.0 million, respectively. As a percentage of net sales, SG&A expenses were 15.7% for the year ended December 27, 2024 (MNK Successor), 10.7% for the period November 15, 2023 through December 29, 2023 (MNK Successor), and 17.4% for the period December 31, 2022 through November 14, 2023 (MNK Predecessor). The increase of $17.1 million is primarily driven by increase in legal costs principally related to grand jury subpoenas by $10.5 million and increase in corporate allocations by $8.3 million, driven by an increase in bonuses year over year of $1.7 million, increased net revenue in fiscal 2024 as compared to fiscal 2023 leading to a higher allocation driver, and an increase in the cost pool utilized for allocations (specifically corporate profit centers) from fiscal 2023 to fiscal 2024 primarily related to increased compensation costs.

Research and Development Expenses. R&D expenses were $26.8 million, $4.1 million and $22.8 million for the year ended December 27, 2024 (MNK Successor), the period November 15, 2023 through December 29, 2023 (MNK Successor) and the period December 31, 2022 through November 14, 2023 (Predecessor), respectively. As a percentage of net sales, R&D expenses were 3.0% for the year ended December 27, 2024 (MNK Successor), 4.1% for the period November 15, 2023 through December 29, 2023 (MNK Successor), and 3.5% for the period December 31, 2022 through November 14, 2023 (MNK Predecessor). Mallinckrodt SGx continues to focus current R&D activities on formulating new products, performing clinical and bioequivalence studies and developing regulatory submissions.

Non-Restructuring Impairment Charges. During the period December 31, 2022 through November 14, 2023 (MNK Predecessor), Mallinckrodt SGx incurred $85.8 million of non-restructuring impairment charges. The impairment charges resulted from the full impairment of three of our in-process research and development assets that did not recur in fiscal 2024.

Liabilities Management and Separation Costs. Liabilities management and separation costs for the period December 31, 2022 through November 14, 2023 (MNK Predecessor) were $22.6 million. The decrease in liabilities management and separation costs was due to the absence of bankruptcy advisor fees as there were no bankruptcy proceedings in 2024.

Non-Operating Items

Interest Income (Expense), Net. During the year ended December 27, 2024 (MNK Successor) and the period November 15, 2023 through December 29, 2023 (MNK Successor), net interest income was $2.2 million and $0.2 million, respectively, and during the period December 31, 2022 through November 14, 2023 (MNK Predecessor), interest expense was $93.5 million. The decrease in interest expense was primarily due to accretion of the opioid litigation settlement liability of $96.7 million during the period December 31, 2022 through November 14, 2023 (MNK Predecessor) and Mallinckrodt’s subsequent settlement of the liability also in 2023.

Other (Expense) Income, Net. During the year ended December 27, 2024 (MNK Successor) Mallinckrodt SGx recorded other expense of $3.0 million and during the period November 15, 2023 through December 29, 2023 (MNK Successor) and the period December 31, 2022 through November 14, 2023 (MNK Predecessor), other income was $0.1 million and $0.2 million, respectively. This increase in other expense is primarily driven by the increase in pension expense by $2.8 million.

Reorganization Items, Net. During the period November 15, 2023 through December 29, 2023 (Successor), Mallinckrodt SGx incurred $1.2 million of reorganization items, net, primarily related to professional fees associated with the implementation of the 2023 Plan incurred after the 2023 Effective Date. During the period December 31, 2022 through November 14, 2023 (Predecessor), Mallinckrodt SGx incurred $607.5 million in reorganization items, net, which primarily included an adjustment of $598.4 million to the allowed claim amount for an opioid-related litigation settlement liability and $9.1 million of professional and other service provider fees. These reorganization expenses were associated with the 2023 Chapter 11 Cases. Expenses recognized in fiscal 2023 directly related to the bankruptcy proceedings initiated in 2020 are reflected in selling, general and administrative expense.

Income Tax Expense (Benefit). Mallinckrodt SGx recognized income tax expense of $27.1 million for the year ended December 27, 2024 (Successor), primarily driven by income from operations before income taxes of $121.6 million for the same period. This resulted in an effective tax rate of 22.3%. The income tax expense was comprised of $7.3 million of current tax expense and $19.8 million of deferred tax expense.

Mallinckrodt SGx recognized an income tax benefit of $1.2 million for the period November 15, 2023 through December 29, 2023 (Successor), primarily driven by a loss from operations before income taxes of $4.9 million for the same period. This resulted in an effective tax rate of 24.5%. The income tax benefit was comprised of $0.2 million of current tax expense and $1.4 million of deferred tax benefit.

Mallinckrodt SGx recognized an income tax benefit of $148.6 million for the period December 31, 2022 through November 14, 2023 (MNK Predecessor), primarily driven by a loss from continuing operations before income taxes of $725.8 million. This resulted in an effective tax rate of 20.5%. The income tax benefit was comprised of $0.9 million of current tax expense and $149.5 million of deferred tax benefit.

Liquidity and Capital Resources

As of June 27, 2025, Mallinckrodt SGx had $127.0 million in cash and cash equivalents on hand, supplemented by various letters of credit, guarantees and surety bonds totalling $10.6 million. As of June 27, 2025, total assets were $1,450.7 million while liabilities totalled $258.4 million. On August 1, 2025, the Company borrowed $1.2 billion under its term loan facility. The borrowing capacity of the Company is further supplemented by unused capacity of $150.0 million under its revolving credit facility.

Significant factors driving Mallinckrodt SGx’s liquidity position include cash flows generated from operating activities, financing transactions (inclusive of interest on Mallinckrodt SGx’s variable-rate debt instruments), capital expenditures, cash paid in connection with legal settlements, acquisitions and licensing agreements and cash received as a result of our divestitures. Mallinckrodt SGx has historically generated and expect to continue to generate positive cash flows from operations, and Mallinckrodt SGx believes that its sources of liquidity are adequate to fund its operations for the next twelve months and the foreseeable future. Mallinckrodt SGx’s ability to fund its capital needs is impacted by its ongoing ability to generate cash from operations and access to capital markets.

Mallinckrodt SGx expects future liquidity and capital resource requirements will be met through existing cash and cash equivalents and anticipated cash flows from operations, as well as long-term borrowings if needed. Mallinckrodt SGx believes that its sources of financing will be adequate to meet its future requirements. Mallinckrodt SGx’s material cash requirements arising in the normal course of business primarily include, but are not limited to, debt obligations and interest payments, operating and finance lease obligations, and purchase obligations. See below for additional information on these obligations.

Cash Requirements and Sources from Existing Contractual Arrangements

In general, Mallinckrodt SGx intends to fund capital expenditures with cash generated from operations. As of June 27, 2025, Mallinckrodt SGx had no capital expenditure commitments. Mallinckrodt SGx’s remaining cash requirements are obligations that arise from the normal course of its business.

Long-Term Debt Obligations

On July 31, 2025, in connection with the Business Combination , the Borrower and ST 2020 entered into the Credit Agreement. The Credit Agreement provides for a $1.2 billion term loan facility and a $150.0 million revolving credit facility. The Company borrowed $1.2 billion under the term loan facility on August 1, 2025. No amounts have been drawn on the revolving credit facility. The term loan bears interest at a rate of Term SOFR (as defined in the Credit Agreement) plus 7.00% per annum, subject to a Term SOFR floor of 2.00%. Deferred financing costs of $28.3 million were incurred in connection with the Credit Agreement, of which $26.8 million relate to the term loan facility and $1.5 million relate to the revolving credit facility. The facilities under the Credit Agreement mature on July 31, 2030, unless extended pursuant to the terms of the Credit Agreement. ST 2020, the Borrower and certain of their subsidiaries, which shall be members of the SpinCo Group, will remain liable for the indebtedness under the Credit Agreement upon the separation of the Company from Mallinckrodt.

Transaction Incentive Plan

In August 2025, Mallinckrodt SGx made payments of approximately $6.5 million to participants in the A&R TrIP. Refer to the Significant Events section above for additional information on these bonus payments.

Operating and Finance Lease Obligations and Purchase Obligations

As of December 27, 2024, Mallinckrodt SGx’s material cash requirements from known contractual obligations included purchase obligations of $14.8 million consisting of commitments for purchases of goods and services made in the ordinary course of business to meet operational requirements, operating and finance lease obligations of $45.7 million that includes obligations for leases with an initial term of 12 months or less and not recorded on Mallinckrodt SGx’s combined balance sheet, and other liabilities reflected on Mallinckrodt SGx’s combined balance sheet as of December 27, 2024.

Pension and Postretirement Benefit Obligations

As of December 27, 2024, Mallinckrodt SGx had net unfunded pension and postretirement benefit obligations of $28.5 million. The timing and amounts of long-term funding requirements for pension and postretirement obligations are uncertain. Mallinckrodt SGx does not anticipate making material mandatory contributions in fiscal 2025 but may elect to make voluntary contributions to its defined pension plans or our postretirement benefit plans during fiscal 2025. For further information regarding pension and postretirement benefit obligations, refer to Note 12 of the notes to the Mallinckrodt Historical Financial Statements.

Environmental Remediation Obligations

Mallinckrodt SGx is involved in various stages of investigation and cleanup related to environmental remediation matters at a number of sites. The ultimate cost of cleanup and timing of future cash outlays is difficult to predict given uncertainties regarding the extent of the required cleanup, the interpretation of applicable laws and regulations and alternative cleanup methods. As of June 27, 2025, Mallinckrodt SGx believes that it is probable that it will incur remediation costs of approximately $35.0 million, of which $1.0 million was included in accrued and other current liabilities and the remaining $34.0 million was included in environmental liabilities on the combined balance sheet as of June 27, 2025. Refer to Note 9 of the notes to the interim unaudited Mallinckrodt Historical Financial Statements.

A summary of Mallinckrodt SGx’s cash flows for six months ended June 27, 2025 and June 28, 2024 from operating, investing, and financing activities is provided in the following table (dollars in millions):

	Six Months Ended
	June 27, 2025	June 28, 2024
Net cash from:
Operating activities	$99.9	$94.5
Investing activities	(27.5)	(10.8)
Financing activities	(8.2)	(40.2)
Effect of currency exchange rate changes on cash and cash equivalents	(1.1)	0.4
Net change in cash, cash equivalents and restricted cash	$63.1	$43.9

Operating Activities

Net cash provided by operating activities of $99.9 million for the six months ended June 27, 2025 was attributable to net income of $54.9 million, adjusted for non-cash items of $32.4 million, primarily driven by depreciation and amortization of $19.8 million. The $12.6 million cash inflow from net changes in working capital was primarily driven by a $1.1 million decrease in inventory, a $7.9 million increase in accounts payable, a $2.4 million net cash inflow from income taxes, and a $2.1 million increase in accounts receivable.

Net cash provided by operating activities of $94.5 million for the six months ended June 28, 2024 was attributable to net income of $40.6 million, adjusted for non-cash items of $32.1 million, primarily driven by depreciation and amortization of $22.9 million. The $21.8 million cash inflow from net changes in working capital was primarily driven by a $44.2 million decrease in inventory due to the amortization of inventory push-down adjustments, a $5.0 million decrease in accounts payable, a $3.0 million net cash inflow from income taxes, a $3.3 million net cash outflow related to other assets and liabilities, and a $17.1 million decrease in accounts receivable.

Investing Activities

Net cash used in investing activities of $27.5 million for the six months ended June 27, 2025 was primarily driven by $23.7 million of capital expenditures. Comparatively, net cash used in investing activities of $10.8 million for the six months ended June 28, 2024 was primarily driven by $34.7 million of capital expenditures, partially offset by cash inflow of $22.6 million from proceeds from the sale of debt and equity securities held in rabbi trust, which holds assets used to pay out retirement benefits.

Financing Activities

Net cash used in financing activities of $8.2 million for the six months ended June 27, 2025 was primarily attributable to $17.0 million of debt repayment to a related party partially offset by net transfers from Parent of $8.9 million. Comparatively, net cash used in financing activities was $40.2 million for the six months ended June 28, 2024, which was primarily attributable to repayments of related party payables of $42.8 million, partially offset by net transfers from Parent of $2.7 million.

A summary of Mallinckrodt SGx’s cash flows for year ended December 27, 2024 (MNK Successor) and period from November 15, 2023 through December 29, 2023 (MNK Successor) and period from December 31, 2022 through November 14, 2023 (MNK Predecessor) from operating, investing and financing activities is provided in the following table (dollars in millions):

	MNK Successor		MNK Predecessor
	Year Ended December 27, 2024	Period from November 15, 2023 through December 29, 2023	Period from December 31, 2022 through November 14, 2023
Net cash from:
Operating activities	$180.9	$100.9	$(275.9)
Investing activities	(21.7)	(12.2)	(50.7)
Financing activities	(125.4)	(83.0)	267.2
Effect of currency exchange rate changes on cash and cash equivalents	0.7	(0.4)	(0.1)
Net increase in cash, cash equivalents and restricted cash	$34.5	$5.3	$(59.5)

Operating Activities

Net cash provided by operating activities of $180.9 million for the year ended December 27, 2024 (MNK Successor) was attributable to net income of $94.5 million, adjusted by non-cash items of $67.2 million, mainly driven by a decrease in deferred income taxes of $19.8 million, depreciation and amortization of $43.6 million, and inventory provisions of $14.0 million, partially offset by a decrease in other non-cash items of $11.2 million. The change in working capital was driven by a $51.7 million inflow related to a decrease in inventory and a $11.4 million inflow related to an increase in other net working capital, partially offset by a $34.4 million outflow primarily related to an increase in accounts receivable and a $16.3 million outflow related to a decrease in accounts payable.

Net cash provided by operating activities of $100.9 million for the period November 15, 2023 through December 29, 2023 (MNK Successor) was attributable to a net loss of $3.7 million, adjusted for non-cash items of $8.2 million, driven by depreciation and amortization of $10.5 million, inventory provisions of $0.8 million, and provision for bad debt expense of $0.6 million, partially offset by other non-cash items of $2.3 million and deferred income taxes of $1.4 million. The change in working capital was primarily driven by a $65.0 million cash inflow related to a decrease in accounts receivable, a $15.1 million cash inflow related to a decrease in inventories, of which $18.1 million relates to the inventory step-up expenses as a result of fresh-start accounting in 2023, and a $16.1 million cash inflow related to an increase in accounts payable.

Net cash used in operating activities of $275.9 million for the period December 31, 2022 through November 14, 2023 (MNK Predecessor) was attributable to a net loss of $577.2 million, adjusted for non-cash items of $667.5 million, driven by the adjustment of $598.4 million to reflect an opioid-related litigation settlement liability at its allowed claim amount, accretion expense of $96.7 million, impairment charges of $85.8 million, and depreciation and amortization of $32.5 million, partially offset by deferred income taxes of $149.5 million. The change in working capital was primarily driven by a $250.0 million cash outflow related to a decrease in the an opioid-related litigation settlement liability, a $100.0 million cash outflow related to an increase in accounts receivable, net, and a $22.9 million cash outflow related to a decrease in accounts payable, partially offset by an $8.1 million cash inflow in other working capital.

Investing Activities

Net cash used in investing activities was $21.7 million for the year ended December 27, 2024 (MNK Successor), primarily driven by $22.6 million in proceeds from debt and equity securities held in a rabbi trust and $12.9 million decrease in receivables from related party loans, partially offset by $58.4 million in capital expenditures.

Net cash used in investing activities was $12.2 million for the period from November 15, 2023 through December 29, 2023 (MNK Successor), primarily driven by $6.3 million in capital expenditures and $5.9 million increase in receivables from additional loans to related parties.

Net cash used in investing activities was $50.7 million for the period from December 31, 2022 through November 14, 2023 (MNK Predecessor), primarily driven by $39.7 million in capital expenditures and $11.0 million in decrease in receivables from related party loans.

Financing Activities

Net cash used in financing activities was $125.4 million for the year ended December 27, 2024 (MNK Successor), driven primarily by decrease in related party payables by $128.4 million for repayments of related party borrowings.

Net cash used in financing activities was $83.0 million for the period from November 15, 2023 through December 29, 2023 (MNK Successor), primarily driven by net transfers to Parent.

Net cash provided by financing activities was $267.2 million for the period from December 31, 2022 through November 14, 2023 (MNK Predecessor), primarily driven by $96.6 million increase in related party payables for additional related party borrowings and $170.6 million in net transfers from Parent.

Concentration of Credit and Other Risks

Financial instruments that potentially subject Mallinckrodt SGx to concentrations of credit risk primarily consist of accounts receivable. Mallinckrodt SGx generally does not require collateral from customers. A portion of Mallinckrodt SGx’s accounts receivable outside the United States includes sales to government-owned or supported healthcare systems in several countries, which are subject to payment delays. Payment is dependent upon the financial stability and creditworthiness of those countries’ national economies.

Commitments and Contingencies

Guarantees

In disposing of assets or businesses, Mallinckrodt SGx has from time to time provided representations, warranties and indemnities to cover various risks and liabilities, including unknown damage to the assets, environmental risks involved in the sale of real estate, liability to investigate and remediate environmental contamination at waste disposal sites and manufacturing facilities, and unidentified tax liabilities related to periods before disposition. Mallinckrodt SGx assesses the probability of potential liabilities related to such representations, warranties and indemnities and adjust potential liabilities as a result of changes in facts and circumstances. See Note 8 of the notes to the interim Mallinckrodt Historical Financial Statements for additional information on our guarantees as of June 27, 2025.

Off-Balance Sheet Arrangements

As of June 27, 2025, Mallinckrodt SGx had various letters of credit, guarantees and surety bonds totaling $10.6 million and restricted cash of $13.9 million. See Note 8 of the notes to the interim Mallinckrodt Historical Financial Statements.

Critical Accounting Estimates

The preparation of the interim unaudited Mallinckrodt Historical Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Mallinckrodt SGx believes the following critical accounting estimates are those that require the most significant judgments and assumptions made by management and include inherent risks and uncertainties.

Revenue Recognition

Product Sales Revenue

Mallinckrodt SGx sells its generics products through independent channels which are considered its customers, including direct to retail pharmacies, direct to hospitals and other institutions and through distributors. Mallinckrodt SGx also enters into arrangements with health care providers and payers, wholesalers, government agencies, institutions, managed care organizations and group purchasing obligations (“GPOs”) to establish contract pricing for certain products that provide for government-mandated (Medicare and Medicaid) and/or privately-negotiated (Managed Care) rebates, sales incentives, chargebacks, distribution service agreements fees, fees for services and administration fees and discounts with respect to the purchase of our products.

API products are sold directly to manufacturing customers and distributors, typically under supply agreements. API sales do not involve bundled services or products, significant financing components, or non-cash consideration. Returns are limited to non-conforming products.

Reserve for Variable Consideration

Product sales are recorded at the net sales price (transaction price), which includes estimates of variable consideration for which reserves are established. These reserves result from estimated government-mandated (Medicare and Medicaid) and/or privately-negotiated (Managed Care) rebates, sales incentives, chargebacks, distribution service agreements fees, fees for services and administration fees and discounts that are offered within contracts between Mallinckrodt SGx and its customers and health care providers and payers, government agencies, institutions, managed care organizations and group purchasing organizations health care providers and payers relating to the sale of our products. These reserves are based on the expected value method and are classified as reductions of accounts receivable (if the amount is payable to the customer) or as a current liability (if the amount is payable to a party other than a customer). These estimates take into consideration a range of possible outcomes that are probability-weighted for relevant factors such as Mallinckrodt SGx’s historical experience, estimated future trends, estimated customer inventory levels, current contractual agreements, and the level of utilization of Mallinckrodt SGx products. Overall, these reserves reflect Mallinckrodt SGx’s best estimate of the amount of consideration to which it is entitled based on the terms of the contract. The amount of variable consideration that is included in the transaction price may be constrained (reduced) and is included in the net sales price only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. Mallinckrodt SGx adjusts reserves for chargebacks, government-mandated (Medicare and Medicaid) rebates, privately negotiated (Managed Care) rebates, product returns and other sales deductions to reflect differences between estimated and actual experience either on a monthly or quarterly basis (dependent on the deduction type). Such adjustments impact the amount of net sales recognized in the period of adjustment.

Product sales are recognized when the customer obtains control of Mallinckrodt SGx’s product. Control is transferred at a point in time for all product sales, generally upon delivery to the customer site.

For additional information, refer to Note 6 of the notes to the Mallinckrodt Historical Financial Statements.

Intangible Assets

Mallinckrodt SGx’s intangible assets include completed technology. Intangible assets acquired in a business combination are recorded at fair value, while intangible assets acquired in other transactions are recorded at cost. Intangible assets with finite useful lives are amortized according to the pattern in which the economic benefit of the asset is used up over their estimated useful lives. Mallinckrodt SGx assesses the remaining useful life and the recoverability of finite-lived intangible assets whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. When a triggering event occurs, Mallinckrodt SGx evaluates potential impairment of finite-lived intangible assets by first comparing undiscounted cash flows associated with the asset, or the asset group they are a part of, to its carrying value. If the carrying value is greater than the undiscounted cash flows, the amount of potential impairment is measured by comparing the fair value of the assets, or asset group, with their carrying value. The fair value of the intangible asset, or asset group, is estimated using an income approach. If the fair value is less than the carrying value of the intangible asset, or asset group, then the amount recognized for impairment is equal to the difference between the carrying value of the asset and the fair value of the asset. Mallinckrodt SGx annually tests the indefinite-lived intangible assets for impairment, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable by either a qualitative or income approach. Mallinckrodt SGx compares the fair value of the assets with their carrying value and record an impairment when the carrying value exceeds the fair value. Changes in economic and operating conditions impacting these assumptions could result in intangible asset impairment in future periods.

For more information on our intangible impairment analyses and the results thereof, refer to Note 7 of the notes to the interim Mallinckrodt Historical Financial Statements and Note 11 of the notes to the Mallinckrodt Historical Financial Statements.

Contingent Consideration

As part of certain acquisitions, Mallinckrodt SGx is subject to contractual arrangements to pay contingent consideration to former owners of these businesses. The payment of obligations under these arrangements are uncertain, and even if payments are expected to be made the timing of these payments may be uncertain as well. These contingent consideration obligations are required to be recorded at fair value within the combined balance sheet and adjusted at each respective balance sheet date, with changes in the fair value being recognized in the combined statement of operations. The determination of fair value is dependent upon a number of factors, which include projections of future revenues, the probability of successfully achieving certain regulatory milestones, competitive entrants into the marketplace, the timing associated with the aforementioned criteria and marketplace data (e.g., interest rates). Several of these assumptions require projections several years into the future. Due to these inherent uncertainties, there is risk that the contingent consideration liabilities may be overstated or understated. Changes in economic and operating conditions impacting these assumptions are expected to impact future operating results, with the magnitude of the impact tied to the significance in the change in assumptions. For additional information, refer to Note 10 of the notes to the Mallinckrodt Historical Financial Statements.

Contingencies

Mallinckrodt SGx is involved, either as a plaintiff or a defendant, in various legal proceedings that arise in the ordinary course of business, including, without limitation, government investigations, environmental matters, product liability matters, patent infringement claims, antitrust matters, securities class action lawsuits, personal injury claims, employment disputes, contractual and other commercial disputes, and other legal proceedings, as further discussed in Note 9 of the notes to the interim unaudited Mallinckrodt Historical Financial Statements. Accruals recorded for various contingencies, including legal proceedings, self-insurance and other claims, are based on judgment, the probability of losses and, where applicable, the consideration of opinions of internal and/or external legal counsel, internal and/or external technical consultants and actuarially determined estimates. When a range is established but a best estimate cannot be made, Mallinckrodt SGx records the minimum loss contingency amount. These estimates are often initially developed substantially earlier than the ultimate loss is known, and the estimates are reevaluated each accounting period as additional information becomes available. When we are initially unable to develop a best estimate of loss, we record the minimum amount of loss, which could be zero. As information becomes known, additional loss provisions are recorded when either a best estimate can be made or the minimum loss amount is increased. When events result in an expectation of a more favourable outcome than previously expected, Mallinckrodt SGx’s best estimate is changed to a lower amount. Mallinckrodt SGx records receivables from third-party insurers up to the amount of the related liability when we have determined that existing insurance policies will provide reimbursement. In making this determination, Mallinckrodt SGx considers applicable deductibles, policy limits and the historical payment experience of the insurance carriers. Receivables are not netted against the related liabilities for financial statement presentation.

Income Taxes

In determining income for financial statement purposes, Mallinckrodt SGx must make certain estimates and judgments. These estimates and judgments affect the calculation of certain tax liabilities and the determination of the recoverability of certain of the deferred tax assets, which arise from temporary differences between the tax and financial statement recognition of revenue and expense.

Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In evaluating our ability to recover our deferred tax assets, Mallinckrodt SGx considers all available positive and negative evidence including our past operating results, the existence of cumulative losses in the most recent years and its forecast of future taxable income. In estimating future taxable income, we develop assumptions including the amount of future state, federal and international pre-tax operating income, the reversal of temporary differences, and the implementation of feasible and prudent tax planning strategies. These assumptions require significant judgment about the forecasts of future taxable income and are consistent with the plans and estimates we use to manage the underlying businesses.

Mallinckrodt SGx determines whether it is more likely than not that a tax position will be sustained upon examination. The tax benefit of any tax position that meets the more-likely-than-not recognition threshold is calculated as the largest amount that is more than 50.0% likely of being realized upon resolution of the uncertainty. To the extent a full benefit is not realized on the uncertain tax position, an income tax liability or a reduction to a deferred tax asset (“contra-DTA”), is established. We adjust these liabilities and contra-DTAs as a result of changing facts and circumstances; however, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from its current estimate of the tax liabilities.

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across our global operations. Changes in tax laws and rates could affect recorded deferred tax assets and liabilities in the future. Management is not aware of any such changes, however, which would have a material adverse effect on Mallinckrodt SGx’s competitive position, business, financial condition, results of operations and cash flows. Refer to Note 4 of the notes to the interim unaudited Mallinckrodt Historical Financial Statements.

Impairment of Property, Plant, and Equipment

The Company assesses the recoverability of assets or asset groups using undiscounted cash flows whenever events or circumstances indicate that the carrying value of an asset or asset group may not be recoverable. If an asset or asset group is found to be impaired, then the amount recognized for impairment is equal to the difference between the carrying value of the asset or asset group and its fair value.

Collaborative Research and Development Agreements

From time to time, the Company has entered into licensing or collaborative agreements with third parties to develop a new drug candidate or intellectual property asset. These agreements may include R&D, marketing, promotion and selling activities to be performed by one or all parties involved. These collaborations generally include upfront, milestone and royalty or profit-sharing payments contingent upon future events tied to the developmental and commercial success of the asset. In general, upfront and milestone payments made to third parties under these agreements are expensed as incurred up to the point of regulatory approval of the product. Milestone payments made to third parties upon regulatory approval are capitalized as an intangible asset and amortized to cost of sales over the estimated useful life of the related product.

Recently Issued Accounting Standards

See Note 4 of the notes to the Mallinckrodt Historical Financial Statements for a discussion regarding recently issued accounting standards.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF ENDO’S STERILE INJECTABLES AND GENERIC PHARMACEUTICALS BUSINESS’ FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations describes the principal factors affecting the results of operations, liquidity and capital resources and critical accounting estimates of Endo’s Sterile Injectables and Generic Pharmaceuticals businesses. Unless otherwise specified, the meanings of all defined terms herein are consistent with the meanings of such terms as defined in this Information Statement. The following discussion may contain forward-looking statements that reflect our plans, estimates and beliefs and involve risks, uncertainties and assumptions. Endo GxSI’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed in “Risk Factors”, and “Forward-Looking Statements” included elsewhere within this Information Statement.

Unless otherwise indicated or required, in the context of the Endo Historical Financial Statements, references to “Successor” (as referred to in this Information Statement, “Endo Successor”) relate to Endo GxSI in periods subsequent to the effective date of the Endo Plan, while references to “Predecessor” (as referred to in this Information Statement, “Endo Predecessor”) relate to Endo GxSI in periods prior to and including the consummation of the Endo Plan. References to the “Endo Parent” refer to the parent company of Endo GxSI, specifically, Endo and its subsidiaries in the periods following the effective date of the Endo Plan, and Endo International plc along with its direct and indirect subsidiaries in the periods prior to and including the effective date of the Endo Plan.

The discussions in this Management’s Discussion and Analysis of Endo’s Sterile Injectables and Generic Pharmaceuticals Business’ Financial Condition and Results of Operations should be read in conjunction with the Endo Historical Financial Statements. This Information Statement contains forward-looking statements that involve risks and uncertainties. See the section entitled “Forward-Looking Statements” in this Information Statement.

The Endo Historical Financial Statements have been prepared from Endo’s historical accounting records and are derived from the consolidated financial statements of Endo to present the Sterile Injectables and Generic Pharmaceuticals business as if it had been operating on a standalone basis. The Endo Historical Financial Statements reflect Endo GxSI’s financial position, results of operations and cash flows as Endo GxSI was historically managed, in conformity with GAAP. The Endo Historical Financial Statements include the assets, liabilities, net sales and expenses that Endo’s management has determined are specifically or primarily identifiable to Endo’s Sterile Injectables and Generic Pharmaceuticals businesses, as well as direct and indirect costs that are attributable to Endo GxSI’s operations. The financial information discussed below and included in this Information Statement may not necessarily reflect what Endo GxSI’s financial condition, results of operations or cash flows would have been had Endo GxSI been a standalone company during the periods presented, including changes that will occur in Endo GxSI’s operations and capital structure as a result of the Separation, or what Endo GxSI’s financial condition, results of operations and cash flows may be in the future. Actual results could differ materially from those anticipated. See the sections of this Information Statement entitled “Risk Factors” and “Forward-Looking Statements.”

Overview

The following is an overview of Endo GxSI’s businesses:

Sterile Injectables

The Sterile Injectables business conducts certain manufacturing, quality assurance, R&D, and administrative functions in the United States through leased and owned manufacturing properties in Michigan, as well as certain R&D and administrative functions in New Jersey and India in the same facilities as Endo GxSI’s Generic Pharmaceuticals business, as discussed below. The Sterile Injectables business includes a product portfolio of approximately 40 product families, including branded sterile injectable products that are currently protected by certain patent rights and have inherent scientific, regulatory, legal and technical complexities and generic injectable products that are difficult to formulate or manufacture or face complex legal and regulatory challenges. Endo GxSI’s sterile injectables products are manufactured in sterile facilities in various dosage forms and are administered at hospitals, clinics and long-term care facilities. For products Endo GxSI develops for the U.S. market, after the completion of required clinical trials and testing, Endo GxSI seeks approvals from regulatory bodies such as through the submission of 505(b)(2) NDAs, ANDAs, or Biologics License Applications BLAs to the FDA. Key product offerings include, among others, the following:

•	ADRENALIN®, which is a non-selective alpha and beta adrenergic agonist indicated for emergency treatment of certain allergic reactions, including anaphylaxis. Endo GxSI offers ADRENALIN® in multiple formulations, including the RTU premixed bag which launched in October 2024.

•	VASOSTRICT®, which is indicated to increase blood pressure in adults with vasodilatory shock who remain hypotensive despite fluids and catecholamines. Endo GxSI offers VASOSTRICT® in multiple formulations, including the RTU premixed bottle which launched in February 2022.

•	APLISOL®, which is a sterile aqueous solution of a purified protein derivative for intradermal administration as an aid in the diagnosis of tuberculosis.

Generic Pharmaceuticals

The Generic Pharmaceuticals business has significant R&D operations, manufacturing and administrative functions in India through owned and leased facilities in Chennai, Indore and Mumbai, as well as certain administrative functions through a leased property in New Jersey. The Generic Pharmaceuticals business includes a product portfolio of approximately 83 generic product families including patches (which are medicated adhesive patches designed to deliver the pharmaceutical through the skin), solid oral extended-release products, solid oral immediate-release products, liquids, semi-solids, powders, ophthalmics (which are sterile pharmaceutical preparations administered for ocular conditions) and sprays and includes products that treat and manage a wide variety of medical conditions.

Executive Summary

This executive summary provides highlights from the results of operations for the Successor six months ended June 30, 2025:

•	Total revenues for the Endo Successor six months ended June 30, 2025 were $375.4 million, compared to $278.2 million in the Endo Predecessor period from January 1, 2024 through April 23, 2024 and $123.9 million in the Endo Successor period from April 24, 2024 through June 30, 2024. The decrease in revenues for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 to June 30, 2024 and Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily due to continued competitive pressures. These competitive pressures, as well as the factors described below under “Liquidity and Capital Resources” are impacting, and are expected to continue to impact, Endo GxSI’s results in subsequent periods and such impacts may be material to our results of operations.

•	Gross margin as a percentage of revenue for the Successor six months ended June 30, 2025 was 15.9%, compared to 34.7% in the Endo Predecessor period from January 1, 2024 through April 23, 2024 and (9.9)% in the Endo Successor period from April 24, 2024, to June 30, 2024. The decrease for the Endo Successor six months ended June 30, 2025 was primarily due to the decreases in revenues in Endo GxSI’s Sterile Injectables business of historically higher-margin products VASOSTRICT® and ADRENALIN® vials due to ongoing competitive pressures, partially offset by the decrease in amortization of inventory step-up. These competitive pressures, as well as those factors described below under “Liquidity and Capital Resources” are impacting, and are expected to continue to impact, Endo GxSI’s results in subsequent periods and such impacts may be material to our results of operations.

•	Selling, general and administrative expenses for the Endo Successor six months ended June 30, 2025 was $78.0 million, compared to $41.7 million in the Endo Predecessor period from January 1, 2024 through April 23, 2024 and $23.2 million in the Endo Successor period from April 24, 2024 through June 30, 2024. This increase was primarily due to transaction-related costs incurred in the current period related to the Business Combination.

•	Net loss for the Endo Successor six months ended June 30, 2025 was $64.9 million compared to a Net loss of $22.3 million in the Endo Predecessor period from January 1, 2024 through April 23,2024 and $41.3 million in the Endo Successor period from April 24, 2024 through June 30, 2024.

This executive summary provides highlights from the results of operations for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024:

•	Total revenues for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 were $517.3 million and $278.2 million, respectively, compared to $1,076.4 million in 2023. The decline was primarily driven by the impact of competitive pressures across multiple products.

•	Gross margin as a percentage of revenue for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was (11.6)% and 34.7%, respectively, compared to 38.5% in 2023 (Endo Predecessor). The decrease for the Endo Successor period is primarily due to the impact from amortization of inventory step-up as a result of pushdown accounting, which approximated 38.6% of total revenues.

•	Selling, general and administrative expenses for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 were $93.8 million and $41.7 million, respectively, compared to $174.1 million in 2023 (Predecessor). The decrease is primarily due to a reduction in employee separation, continuity and other benefit-related charges, and other benefit-related charges as well as the effects of the acceleration of remaining unrecognized compensation expense during the first quarter 2023 related to the cancellation of all outstanding equity award instruments.

•	Asset impairment charges for the Endo Successor period April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 were $243.6 million and $2.1 million, respectively, compared to $0.5 million in 2023 (Endo Predecessor). The charges during the Endo Successor period from April 24, 2024 through December 31, 2024 were primarily related to impairment of indefinite-lived intangible assets.

•	Net loss for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was $397.3 million and $22.3 million, respectively, compared to a Net loss of $35.5 million in 2023 (Endo Predecessor).

Significant Events

The following summary highlights certain developments that have resulted in and/or could in the future result in fluctuations in our results of operations and/or changes in our liquidity and capital resources:

•	On March 13, 2025, Endo and Mallinckrodt entered into the Transaction Agreement to effectuate the Business Combination. The shareholders of both companies approved the Transaction Agreement on June 13, 2025 and the merger closed on July 31, 2025 following the satisfaction of the remaining closing conditions and regulatory approvals. Under the terms of the Transaction Agreement, upon completion of the merger, Endo’s stockholders received shares of Mallinckrodt stock and their pro rata share of cash, totaling $100 million in the aggregate, for each share of Endo stock owned as of the specified record date, such that upon completion of the Business Combination, Mallinckrodt became the parent entity of the combined group and Mallinckrodt shareholders own 50.1% and Endo shareholders own 49.9% of the combined company. Mallinckrodt continued as the holding company for the combined business, and Endo became a wholly owned subsidiary of Mallinckrodt, with all of Mallinckrodt’s operating assets being contributed to Endo or its subsidiaries.

•	The Bankruptcy Court confirmed the Endo Plan on March 19, 2024, and the all conditions required for the Endo Plan were satisfied on the Endo Plan’s effective date. In addition, on the effective date of the Endo Plan, all equity interests of Endo International plc that were outstanding immediately prior to such date were terminated and cancelled and Endo issued common stock at a par value of $0.001 per share to first lien creditors and holders of second lien deficiency claims and unsecured notes claims in exchange for the satisfaction of their claims. All cash required for payments made by Endo International plc (or Endo) under the Plan on its effective date was obtained from cash on hand and proceeds of the First Lien Rights Offering, GUC Rights Offering and Exit Financing Debt, as such terms are defined in the Endo Historical Financial Statements. Refer to Note 2. Effectiveness of the Plan of Reorganization of the notes to the Endo Historical Financial Statements. Please see the “Basis of Presentation” sections of the Endo Historical Financial Statements and the section of this Information Statement entitled “Description of the Business” for additional information about the effects of the Endo Plan.

•	Endo GxSI applied pushdown accounting on the effective date of the Endo Plan to account for the effectiveness of the Endo Plan and the Endo Predecessor’s application of fresh start accounting. With the application of pushdown accounting, the Endo Historical Financial Statements reflect the fair market value of Endo Parent’s assets and liabilities established as a result of the Endo Predecessor’s application of fresh start accounting as of the effective date of the Endo Plan. The Endo Plan effective date fair values of our assets and liabilities differed materially from their recorded values as reflected on the historical balance sheets. The application of pushdown accounting resulted in a new reporting entity with no beginning retained earnings or accumulated deficit. Accordingly, the Endo Historical Financial Statements and notes thereto after the effective date are not comparable to the Endo Predecessor’s financial statements and notes prior to that date. To facilitate our discussion and analysis of our results of operations herein, we refer to the reorganized company as the “Endo Successor” for periods subsequent to the Effective Date, and “Endo Predecessor” for periods prior to the Effective Date. Furthermore, the presentation herein includes a “black line” division to delineate the lack of comparability between the Endo Predecessor and Endo Successor periods. Refer to Note 3. Pushdown Accounting of the annual of the notes to Endo Historical Financial Statements.

•	In September 2020, Endo International plc and/or certain of its subsidiaries entered into a manufacturing and services agreement with Novavax, Inc. (“Novavax”), pursuant to which Endo International plc and/or certain of its subsidiaries would provide fill-finish manufacturing services at our plant in Rochester, Michigan for Novavax’s COVID-19 vaccine candidate. In April 2023, Endo International plc and/or certain of its subsidiaries executed, and the Bankruptcy Court approved, a Settlement Agreement and Release of Claims with Novavax (the Novavax Settlement Agreement) to resolve a dispute under the manufacturing and services agreement. In connection with the effective date of the Novavax Settlement Agreement, Novavax paid cash and transferred certain other non-cash consideration, with a total value of $33 million, which was recorded as revenue in the Combined Statements of Operations in the second quarter of 2023.

•	In November 2021, Endo International plc and/or certain of its subsidiaries entered into the U.S. Government Cooperative Agreement to expand our Sterile Injectables fill-finish manufacturing production capacity and capabilities at Endo GxSI’s Rochester, Michigan facility to support the U.S. government’s national defense efforts regarding production of critical medicines advancing pandemic preparation. The U.S. Government Cooperative Agreement has been transitioned to Endo and/or certain of its subsidiaries. Refer to Note 16. Commitments and Contingencies of the notes to the annual Endo Historical Financial Statements and Note 10. Commitments and Contingencies of the notes to the unaudited interim Endo Historical Financial Statements.

•	During the year ended December 31, 2023, multiple competitors launched alternative generic versions of varenicline tablets. These launches began to impact the Company’s market share and product price toward the middle of the first quarter of 2023, and the effects of additional subsequent competition has accelerated both price and volume erosion within the overall market.

Results of Operations

Combined Results Review

In accordance with Accounting Standards Codification Topic 805, Business Combinations (ASC 805), the results of operations are presented separately for the Endo Predecessor and Endo Successor periods in the Endo Historical Financial Statements. While Endo GxSI’s normal business operations continued uninterrupted between the Endo Predecessor and Endo Successor periods, the Endo Predecessor and Endo Successor financial statements, including the results of operations, are not comparable in many respects. For example, any net gains recognized as a result of pushdown accounting under ASC 805 are not recognized in the Endo Historical Financial Statements but rather recognized as an adjustment to equity. As a result, any impacts from the step-up in fair value of Endo GxSI’s assets and liabilities are recognized in Net Parent Investment in Endo GxSI’s Combined Balance Sheets and Condensed Combined Balance Sheets included within the Endo Historical Financial Statements. Further, as a result of pushdown accounting, our assets, including our inventory, long-lived tangible and intangible assets and our liabilities, and contingent consideration, among others, were adjusted to their estimated fair values on the Effective Date. These fair value adjustments and the corresponding subsequent impact on the Endo Successor results of operations have caused the Successor results of operations to be disproportionately impacted compared to the Endo Predecessor, most notably within Cost of sales, as a result of: (i) the amortization of inventory step-up; (ii) increased amortization of intangible assets; and (iii) increased depreciation of fixed assets. Other financial statement line items, such as Total revenues, net, Selling, general & administrative costs and Research and development costs are generally unaffected by the effects of pushdown accounting. Further, the 2024 Endo Predecessor and Endo Successor periods each only reflect partial year to date of operating activity and results. As a result, in our discussion of the results of operations on a combined basis below, we may at times describe the results of operations for the Endo Predecessor and Endo Successor in 2024 on a combined or aggregate basis, or describe common themes among the periods, and compare those results to the results in the corresponding Endo Successor period in 2025 or Endo Predecessor period in 2023. Endo GxSI believes this discussion will facilitate an understanding of the results of continuing operations and trends in its business while also providing a reader insight into the underlying effects of the application of pushdown accounting that affect the comparability of certain financial statement line items between the respective periods. The discussion of combined 2024 Endo Predecessor and Endo Successor results of operations and unaudited condensed combined 2025 Successor results of operations is solely to facilitate comparison to prior periods and is not intended to be indicative of the results of operations of Endo GxSI’s business going forward.

Six Months Ended June 30, 2025 (Successor) Compared with Period from April 24, 2024 through June 2024 (Successor) and Period from January 1, 2024 through April 23, 2024 (Predecessor)

The following table displays Endo GxSI’s revenue, gross margin, gross margin percentage and other pre-tax expense or income for the Successor six months ended June 30, 2025, the Successor period from April 24, 2024 through June 30, 2024 and Predecessor period from January 1, 2024 through April 23, 2024 (dollars in thousands):

	Endo Successor		Endo Predecessor
	Six Months Ended June 30, 2025	Period from April 24, 2024 through June 30, 2024	Period from January 1, 2024 through April 23, 2024
Total revenues, net	$375,367	$123,939	$278,195
Cost of revenues	315,644	136,226	181,541
Gross margin	$59,723	$(12,287)	$96,654
Gross margin percentage	15.9%	(9.9)%	34.7%
Selling, general and administrative	78,018	23,206	41,710
Research and development	35,864	12,395	16,507
Acquired in-process research and development	1,600	—	750
Asset impairment charges	1,000	—	2,082
Interest expense	135	23	94
Reorganization items, net	—	—	33,656
Other expense, net	572	280	6,279
Loss before income tax	$(57,466)	$(48,191)	$(4,424)

Total Revenues, Net. The decrease in revenues for the Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024, to June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily due to competitive pressures in pricing as well as volume in Endo GxSI’s Sterile Injectables and Generic Pharmaceuticals business. Endo GxSI’s revenues are further disaggregated and described below:

	Endo Successor		Endo Predecessor
	Six Months Ended June 30, 2025	Period from April 24, 2024 through June 30, 2024	Period from January 1, 2024 through April 23, 2024
Sterile Injectables:
ADRENALIN®	$35,317	$14,422	$38,820
VASOSTRICT®	17,879	7,784	34,452
APLISOL®	33,482	9,234	16,853
Other Sterile Injectables (2)	71,995	24,027	43,411
Total Sterile Injectables (1)	$158,673	$55,467	$133,536
Total Generic Pharmaceuticals	$216,694	$68,472	$144,659
Total revenues, net	$375,367	$123,939	$278,195

(1)	Individual products presented above represent the top two performing products in each product category for either the Successor six months ended June 30, 2025, the Endo Successor period from April 24, 2024, to June 30, 2024, the Endo Predecessor period from January 1, 2024 through April 23, 2024 and/or any product having revenues in excess of $25 million during any completed quarterly period in 2025 or 2024.

(2)	No individual product within Other Sterile Injectables has exceeded 10% of combined total revenues for the periods presented.

Sterile Injectables. The decrease in ADRENALIN® revenues for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily driven by a 23% decrease in ADRENALIN® vial net price and an 11% decrease to volumes, reflecting continued competitive pressures on the ADRENALIN® vial, partially offset by the favorable volume impacts for the launch of our ADRENALIN® RTU premixed bag which launched in October 2024.

The decrease in VASOSTRICT® revenues for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily driven by a 43% decrease in net price and a 14% decrease to volumes, reflecting continued competitive pressures.

The increase in APLISOL® revenues for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 to June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was driven by an increase in net price and volumes of 25% and 4%, respectively. Net volume increases are primarily due to favorable demand.

The increase in Other Sterile Injectables revenues for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and the Predecessor period from January 1, 2024 through April 23, 2024 was primarily attributable to an increase in volumes across multiple products.

On-market products in Endo GxSI’s Sterile Injectables business continue to be affected by ongoing competitive pressures, as well as the factors described below under “Liquidity and Capital Resources”. This could result in revenue decreases or otherwise impact future periods, which could have a material adverse effect on Endo GxSI’s business, financial condition, results of operations and cash flows.

Generic Pharmaceuticals. The increase in Generic Pharmaceuticals revenues for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily attributable to increased revenue from lidocaine patch 5% driven by increased volumes, partially offset by competitive pressures across multiple products.

For the Endo Successor six months ended June 30, 2025, lidocaine patch 5% made up 21% of combined total revenues. For the Endo Successor period from April 24, 2024 through June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024, lidocaine patch 5% made up 20% and 14%, respectively, of combined total revenues. For the Endo Successor six months ended June 30, 2025, dexlansoprazole delayed release capsules made up 10% of combined total revenues and 11% and 10% of combined total revenues for the Endo Successor period from April 24, 2024 through June 30, 2024 and the Predecessor period from January 1, 2024 through April 23, 2024, respectively.

Other products in our Generic Pharmaceuticals business continue to be affected by ongoing competitive pressures, as well as the factors described below under “Liquidity and Capital Resources”. These factors could result in revenue decreases or otherwise impact future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Cost of Revenues and Gross Margin Percentage. Cost of revenues includes certain amounts related to amortization of intangible assets, and in periods where applicable, inventory step-up amortization. Successor amortization of intangible assets and inventory step-up are impacts of pushdown accounting and are not comparable to the Endo Predecessor. Endo Predecessor amortization expense historically fluctuated based on changes in the total amount of amortizable intangible assets and the rate of amortization in effect for each intangible asset, both of which varied based on factors such as the amount and timing of acquisitions, dispositions, asset impairment charges, transfers between indefinite- and finite-lived intangibles assets, and changes in the composition of our intangible assets impacting the weighted average useful lives and amortization methodologies being utilized.

The decrease in Cost of revenues for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024, to June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily due to the amortization of inventory step-up, which was of 12.8 million for the Endo Successor six months ended June 30, 2025 compared to $46.3 million for the Endo Successor period from April 24, 2024 through June 30, 2024 and did not exist in the Endo Predecessor period from January 1, 2024 through April 23, 2024. The decreased amortization of inventory step-up is the result of certain on-hand inventory on the Effective Date fully amortizing prior to the Endo Successor six months ended June 30, 2025.

The decrease in gross margin percentage the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily due to decreases in revenues in Endo GxSI’s Sterile Injectables business of historically higher margin products VASOSTRICT® and ADRENALIN® vials due to ongoing competitive pressures, partially offset by decreased inventory step-up amortization noted above. Competitive pressures, as well as the factors described below under “Liquidity and Capital Resources”, are impacting, and are expected to continue to impact, our results in subsequent periods and such impacts may be material to our results of operations.

Selling, General and Administrative Expenses. The increase for the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and the Predecessor period from January 1, 2024 through April 23, 2024 were primarily due to approximately $15.0 million of allocated transaction costs incurred in the current period related to the combination of Mallinckrodt and Endo and $1.8 million of equity awards. These increases were partially offset by net decreases in Legal and accounting professional fees unrelated to the combination and lower insurance costs compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024.

Selling, general and administrative costs could increase in the future, and the amount of any increases could be material.

R&D Expenses. The increase in R&D for the Endo Successor six months ended June 30, 2025 compared to Endo Predecessor period from January 1, 2024 through April 23, 2024 and the Endo Successor period from April 24, 2024 through June 30, 2024 was primarily driven by the timing of Prescription Drug User Fee Act fees for three Sterile Injectables pipeline projects in 2025.

As Endo GxSI’s development programs progress and Endo GxSI seeks to identify new development programs to drive future growth, it is possible that our R&D expenses could increase.

Acquired In-Process Research and Development. Costs incurred to acquire in-process research and development in an asset acquisition are expensed in the period incurred, which may be at the time of acquisition or when applicable future milestone payments prior to regulatory approval are made. Acquired in-process research and development charges during the Endo Successor six months ended June 30, 2025 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 represent costs incurred in connection with certain licensing arrangements where the product(s) were in development at the time of acquisition. Acquired in-process research and development charges could increase in the future, and the amounts of any increases could be material.

Asset Impairment Charges. Asset Impairment charges for the Endo Successor six months ended June 30, 2025 were $1.0 million and related to in-process research and development assets written of during the period. Asset impairment charges in the Endo Predecessor period from January 1, 2024 through April 23, 2024 were $2.1 million and related to the write-off of certain Property, plant and equipment assets. No impairment charges were recorded for the Endo Successor period from April 24, 2024 through June 30, 2024.

Interest Expense. Interest expense for the Endo Successor six months ended June 30, 2025, the Endo Successor period from April 24, 2024 through June 30, 2024, and the Predecessor period from January 1, 2024 through April 23,2024 are fully attributed to Endo GxSI ’s finance leases.

Reorganization Items, Net. Amounts relate to professional fees recognized during Endo International plc’s bankruptcy proceedings that were settled and paid in cash by Endo Parent that are required to be presented as Reorganization items, net under ASC 852. Refer to Note 1. Description of Business and Basis of Presentation of the notes to the interim unaudited Endo Historical Financial Statements.

Other Expense (Income), Net. The components of Other (income) expense, net are as follows (in thousands):

	Endo Successor		Endo Predecessor
	Six Months Ended June 30, 2025	Period from April 24, 2024 through June 30, 2024	Period from January 1, 2024 through April 23, 2024
Net (gain) and loss on sale of business and other assets	$(53)	$1,217	$(31)
Foreign currency loss (gain), net	443	(1,037)	146
Change in fair value related to acquisition-related contingent consideration	155	100	(300)
Other miscellaneous, net	27	-	6,464
Other expense, net	$572	$280	$6,279

For additional information on the components of Other expense (income), net, refer to Note 12. Other (Income) Expense, Net of the notes to the interim unaudited Endo Historical Financial Statements.

Income Tax Expense. The following table displays Endo GxSI’s Loss from continuing operations before income tax, Income tax expense and Effective tax rate (dollars in thousands):

	Endo Successor		Endo Predecessor
	Six Months Ended June 30, 2025	Period from April 24, 2024 through June 30, 2024	Period from January 1, 2024 through April 23, 2024
Loss from continuing operations before income tax	$(57,466)	$(48,191)	$(4,424)
Income tax (benefit) expense	$7,405	$(6,926)	$17,875
Effective tax rate	(12.9)%	14.4%	(404.0)%

Endo GxSI’s tax rate is affected by recurring items, such as tax rates in non-U.S. jurisdictions as compared to the notional U.S. federal statutory tax rate, and the relative amount of income or loss in those various jurisdictions. It is also impacted by certain items that may occur in any given period but are not consistent from period to period.

Historically, Endo International plc, domiciled in Ireland, served as the parent company. Currently, Endo, based in the United States, holds that role. The IRS and other taxing authorities may challenge Endo GxSI’s tax positions. Where appropriate, Endo GxSI has established reserves for tax-related uncertainties. Uncertain tax positions are reviewed quarterly and adjusted as necessary when events occur that impact potential tax liabilities, such as lapsing of applicable statutes of limitations, proposed assessments by tax authorities, identification of new issues and issuance of new legislation, regulations or case law.

For additional information on our income taxes, see Note 11. Income Taxes of the interim unaudited Endo Historical Financial Statements.

Period from April 24, 2024 through December 31, 2024 (Endo Successor) and Period from January 1, 2024 through April 23, 2024 (Endo Predecessor) Compared with Year ended December 31, 2023 (Endo Predecessor)

The following table displays our revenue, gross margin, gross margin percentage and other pre-tax expense or income for the Endo Successor period from April 24, 2024 through December 31, 2024, and the Endo Predecessor periods from January 1, 2024 through April 23, 2024 and the year ended December 31, 2023 (dollars in thousands):

	Endo Successor	Endo Predecessor
	Period from April 24, 2024 through December 31, 2024	Period from January 1, 2024 through April 23, 2024	2023
Total revenues, net	$517,328	$278,195	$1,076,372
Cost of revenues	577,393	181,541	662,432
Gross margin	$(60,065)	$96,654	$413,940
Gross margin percentage	(11.6)%	34.7%	38.5%
Selling, general and administrative	93,839	41,710	174,057
Research and development	31,683	16,507	60,945
Acquired in-process research and development	1,750	750	—
Litigation-related and other contingencies, net	—	—	17,050
Asset impairment charges	243,635	2,082	470
Interest expense	98	94	375
Reorganization items, net	—	33,656	153,223
Other (income) expense, net	(6,427)	6,279	(8,041)
(Loss) income before income tax	$(424,643)	$(4,424)	$15,861

Total Revenues, Net. The decrease in revenues for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily due to competitive pressures in Endo GxSI’s Generic Pharmaceuticals business across multiple products including varenicline tablets and dexlansoprazole delayed release capsules and in Endo GxSI’s Sterile Injectables business driven primarily by VASOSTRICT®, as well as the impact of the prior year Novavax Settlement Agreement. These decreases were partially offset by increased revenues from lidocaine patch 5% in our Generic Pharmaceuticals business. Endo GxSI’s revenues are further disaggregated and described below:

	Endo Successor	Endo Predecessor
	Period from April 24, 2024 through December 31, 2024	Period from January 1, 2024 through April 23, 2024	2023
Sterile Injectables:
ADRENALIN®	$59,987	$38,820	$99,910
VASOSTRICT®	36,211	34,452	93,180
Other Sterile Injectables (2)	131,656	60,264	236,472
Total Sterile Injectables (1)	$227,854	$133,536	$429,562
Total Generic Pharmaceuticals	$289,474	$144,659	$646,810
Total revenues, net	$517,328	$278,195	$1,076,372

(1)	Individual products presented above represent the top two performing products in each product category for either the Successor period from April 24, 2024 through December 31, 2024, the Endo Predecessor period from January 1, 2024 through April 23, 2024 and/or any product having revenues in excess of $25 million during any quarter presented for 2024 or 2023.

(2)	Products included within Other Sterile Injectables include, but are not limited to, APLISOL®. No other individual product within Other Sterile Injectables has exceeded 5% of combined total revenues for the periods presented in the table above.

Sterile Injectables. The decrease in ADRENALIN® revenues for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was attributable to decreased net price and volumes of approximately 4% and 5%, respectively, associated with the vial formulation both due to the impacts of continued competition, partially offset by revenues from the RTU premixed bag which launched in October 2024.

The decrease in VASOSTRICT® revenues for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily driven by a 27% cumulative decrease in net price, partially offset by a 2% increase to volumes, reflecting continued competitive pressures.

The decrease in Other Sterile Injectables revenues for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily attributable to the nonrecurring Novavax Settlement Agreement, which did not recur in 2024, and continued competitive pressures impacting both net price and volumes across multiple products.

Endo GxSI’s Sterile Injectables business continues to be affected by ongoing competitive pressures as well as the factors described below under “Liquidity and Capital Resources”. This could result in revenue decreases or otherwise impact future periods, which could have a material adverse effect on Endo GxSI’s business, financial condition, results of operations and cash flows.

Generic Pharmaceuticals. The decrease in Generic Pharmaceuticals revenues for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily attributable to competitive pressures on varenicline tablets and dexlansoprazole delayed release capsules, partially offset by increased revenue from lidocaine patch 5% associated with increased volumes from new business opportunities.

During the Endo Successor period from April 24, 2024 through December 31, 2024, the Endo Predecessor period from January 1, 2024 through April 23, 2024, and the year ended December 31, 2023 (Endo Predecessor), revenues from lidocaine patch 5% made up 19%, 14% and 7% of combined revenues, respectively. Varenicline tablets made up 15% of combined total revenues for the Endo Predecessor year ended December 31, 2023. Dexlansoprazole delayed release capsules, which launched in November 2022, made up 9%, 10% and 11% of combined total revenues for the Endo Successor period from April 24, 2024 through December 31, 2024, the Endo Predecessor period from January 1, 2024 through April 23, 2024 and the Endo Predecessor year ended December 31 2023, respectively. No other individual product within the business has exceeded 5% of combined total revenues for the periods presented.

Other products in Endo GxSI’s Generic Pharmaceuticals business continue to be affected by ongoing competitive pressures as well as the factors described below under “Liquidity and Capital Resources”. These factors could result in revenue decreases or otherwise impact future periods, which could have a material adverse effect on Endo GxSI business, financial condition, results of operations and cash flows.

Cost of Revenues and Gross Margin Percentage. Cost of revenues includes certain amounts related to amortization of intangible assets, and in periods where applicable, inventory step-up amortization. Successor amortization of intangible assets and inventory step-up are impacts of pushdown accounting and are not comparable to the Endo Predecessor. Endo Predecessor amortization expense historically fluctuated based on changes in the total amount of amortizable intangible assets and the rate of amortization in effect for each intangible asset, both of which varied based on factors such as the amount and timing of acquisitions, dispositions, asset impairment charges, transfers between indefinite- and finite-lived intangibles assets, and changes in the composition of our intangible assets impacting the weighted average useful lives and amortization methodologies being utilized.

The increase in Cost of revenues for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily due to amortization of the inventory step-up of $199.5 million, which did not exist in the Endo Predecessor periods presented.

The decrease in gross margin percentage for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily due to amortization of inventory step-up noted above.

Selling, General and Administrative Expenses. The decrease for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) were primarily due to net decreases in employee separation, continuity and other benefit-related charges, insurance costs, and contributions and donations. In addition, 2023 (Endo Predecessor) includes the effects of the acceleration of remaining unrecognized compensation expense during the first quarter 2023 related to the cancellation of all then-outstanding equity award instruments of Endo International plc, which did not recur in 2024. These decreases were partially offset by legal and accounting professional fees and facility and utility costs compared to 2023 (Endo Predecessor).

R&D Expenses. The decrease in R&D for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily driven by the timing of certain project spending, as well as nonrecurring contractual credits that were received during Q3 2024.

As our development programs progress, it is possible that our R&D expenses could increase.

Acquired In-Process Research and Development. Costs incurred to acquire in-process research and development in an asset acquisition are expensed in the period incurred, which may be at the time of acquisition or when applicable future milestone payments prior to regulatory approval are made. Acquired in-process research and development charges during for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 represent costs incurred in connection with certain licensing arrangements where the products were in development at the time of acquisition. Acquired in-process research and development charges could increase in the future, and the amounts of any increases could be material.

Litigation-Related and Other Contingencies, Net. Included within Litigation-related and other contingencies, net in the Endo Predecessor periods are changes to our accruals for litigation-related charges, which represent the best estimate of allowed claims related to the contingencies associated with various other litigation claims. Legal proceedings and other contingent matters are described in more detail in Note 16. Commitments and Contingencies in the notes to the annual audited Endo Historical Financial Statements. Pursuant to the Endo Plan, on the effective date thereof, all such claims against the debtors were discharged and resolved in accordance with the Endo Plan. For further discussion, refer to Note 1. Description of Business and Basis of Presentation, Note 2. Effectiveness of the Plan of Reorganization and Note 16. Commitments and Contingencies of the notes to the annual audited Endo Historical Financial Statements.

Asset Impairment Charges. Asset impairment charges of $243.6 million for the Endo Successor period from April 24, 2024 through December 31, 2024 were attributed to impairments recognized for certain acquired in-process research and development assets in our Endo GxSI pipeline development programs. For additional information, refer to Note 11. Fair Value Measurements and Note 10. Goodwill and Other Intangibles in the notes to the annual audited Endo Historical Financial Statements as well as the “Critical Accounting Estimates” section herein. Asset impairment charges in the Endo Predecessor periods from January 1, 2024 through April 23, 2024 and the year ended December 31, 2023 are related to the write off of certain property, plant and equipment assets.

Interest Expense. Interest expense for the Endo Successor period from April 24, 2024 through December 31, 2024 and the Endo Predecessor periods from January 1, 2024 through April 23, 2024 and year ended December 31, 2023 are fully attributed to the Company’s finance leases.

Reorganization Items, Net. Amounts relate to professional fees recognized during Endo International plc’s bankruptcy proceedings that were settled and paid in cash by the Mallinckrodt that are required to be presented as Reorganization items, net under ASC 852. Refer to Note 2. Effectiveness of the Plan of Reorganization of the notes to annual audited Endo Historical Financial Statements.

Other Expense (Income), Net. The components of Other (income) expense, net are as follows (in thousands):

	Endo Successor	Endo Predecessor
	Period from April 24, 2024 through December 31, 2024	Period from January 1, 2024 through April 23, 2024	2023
Net gain on sale of business and other assets	$(6,041)	$(31)	$(8,191)
Foreign currency (gain) loss, net	(611)	146	241
Change in fair value related to acquisition-related contingent consideration	637	(300)	(91)
Other miscellaneous, net	(412)	6,464	—
Other (income) expense, net	$(6,427)	$6,279	$(8,041)

For additional information on the components of Other expense (income), net, refer to Note 18. Other (Income) Expense, Net of the annual audited Endo Historical Financial Statements.

Income Tax Expense. The following table displays Endo GxSI’s (Loss) income from continuing operations before income tax, Income tax expense and Effective tax rate (dollars in thousands):

	Endo Successor	Endo Predecessor
	Period from April 24, 2024 through December 31, 2024	Period from January 1, 2024 through April 23, 2024	2023
(Loss) income from continuing operations before income tax	$(424,643)	$(4,424)	$15,861
Income tax (benefit) expense	(27,372)	17,875	51,405
Effective Tax Rate (calculated)	6.4%	(404.0)%	324.1%

Endo GxSI’s tax rate is affected by recurring items, such as tax rates in non-U.S. jurisdictions as compared to the notional U.S. federal statutory tax rate, and the relative amount of income or loss in those various jurisdictions. It is also impacted by certain items that may occur in any given period but are not consistent from period to period.

The $45.2 million change from income tax benefit in the Endo Successor period from April 24, 2024 through December 31, 2024 compared to income tax expense in the Endo Predecessor period from January 1, 2024 through April 23, 2024 primarily relates to the change in the jurisdictional mix of pre-tax earnings of $57.5 million, decreases in non-deductible expenses primarily related to organizational costs of $4.4 million, decreases in uncertain tax positions of $3.9 million and increases in valuation allowances on certain deferred tax assets of $22.3 million.

The $33.5 million decrease in income tax expense for the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to the Endo Predecessor period ending December 31, 2023 primarily relates to the change in the jurisdictional mix of pre-tax earnings of $8.0 million, decreases in non-deductible expenses primarily related to reorganizational costs of $15.6 million, decreases in uncertain tax positions of $8.4 million and decreases in valuation allowances on certain deferred tax assets of $1.5 million.

For additional information on our income taxes, see Note 17. Income Taxes of the annual audited Endo Historical Financial Statements.

Liquidity and Capital Resources

Historically, Endo GxSI has generated annual cash flow from operating activities. However, Endo GxSI’s working capital requirements and capital expenditures have historically been satisfied as part of Endo Parent’s corporate-wide cash management and centralized funding programs, and a substantial portion of our cash has been transferred to Endo Parent. This arrangement is not reflective of the manner in which we would have financed Endo GxSI’s operations had Endo GxSI been a standalone company during the periods presented.

The cash and cash equivalents held by Endo Parent at the corporate level are not specifically identifiable to Endo GxSI and, therefore, have not been reflected on Endo GxSI’s combined balance sheets in the Endo Historical Financial Statements. Restricted cash on the combined balance sheets represent balances in accounts specifically identifiable to the Sterile Injectables and Generic Pharmaceuticals business. Endo Parent’s third-party long-term debt and the related interest expense have not been allocated to us for any of the periods presented as we were not the legal obligor of such debt.

Endo GxSI’s business is exposed to a variety of material risks as further described herein and Endo GxSI may face unexpected costs in connection with our business operations and our ongoing and future legal proceedings, governmental investigations and other contingent liabilities (including potential costs related to settlements and judgments, as well as legal defense costs). Recent trends in customer demand, macroeconomic conditions, and competitive dynamics have exerted pressure on Endo GxSI’s top-line performance. In addition, Endo GxSI is experiencing continued competitive pressures that affect net sales, as well as margin compression driven by a combination of higher input costs and a shift in sales mix toward lower-margin offerings, among other factors. These factors, coupled with planned investments in strategic initiatives, are expected to weigh on near-term profitability. On a longer-term basis, Endo GxSI may not be able to accurately predict the effect of certain developments on Endo GxSI’s sales and gross margins, such as the degree of market acceptance, patent protection and exclusivity of Endo GxSI’s products, pricing pressures (including those due to the impact of competition), the effectiveness of Endo GxSI’s sales and marketing efforts and the outcome of Endo GxSI’s current efforts to develop, receive approval for and successfully launch Endo GxSI’s product candidates. Endo GxSI is actively evaluating potential cost optimizing and revenue enhancing strategies to mitigate these risks. However, there can be no assurance that Endo GxSI will be successful in identifying or implementing such strategies or that any such strategies would be successful in mitigating the impacts of the aforementioned risks. Furthermore, Endo GxSI may not be successful in implementing, or may face unexpected changes or expenses in connection with, our strategic direction, including the potential for opportunistic corporate development transactions. Any of the above could have a material adverse effect on Endo GxSI’s business, financial condition, results of operations and cash flows and require us to seek additional sources of liquidity and capital resources as described below.

A summary of Endo GxSI’s cash flows from operating, investing, and financing activities for the Successor six months ended June 30, 2025, Endo Successor period from April 24, 2024 through June 30, 2024, and Endo Predecessor period from January 1, 2024 through April 23, 2024 is provided in the following table (in thousands):

	Endo Successor		Endo Predecessor
	Six Months Ended June 30, 2025	Period from April 24, 2024 through June 30, 2024	Period from January 1, 2024 through April 23, 2024
Net cash flow provided by (used in):
Operating activities	$(34,667)	$(37,023)	$(13,647)
Investing activities	(17,963)	(5,801)	(9,702)
Financing activities	52,630	42,824	23,349
Net increase (decrease) in restricted cash	$-	$-	$-

Operating Activities

Net cash used in operating activities for the Endo Successor six months ended June 30, 2025 represents the cash receipts and cash disbursements from all of Endo GxSI’s activities other than investing activities and financing activities. Changes in cash from operating activities reflect, the timing of cash collections from customers, payments to suppliers, collaborative partners and employees in the ordinary course of business, as well as the timing and amount of cash payments and/or receipts related to litigation-related matters, restructurings, reorganization items, income taxes and certain other items.

The $16.0 million decrease in net cash used in operating activities during the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period from April 24, 2024 through June 30, 2024 and Endo Predecessor period from January 1, 2024 through April 23, 2024 was primarily due to our results of operations of $(64.9) million net loss, and the timing of cash collections and cash payments related to our operations.

Investing Activities

Net cash used in investing activities during the Endo Successor six months ended June 30, 2025 compared to the Endo Successor period April 24, 2024 through June 30, 2024 and the Endo Predecessor period January 1, 2024 through April 23, 2024 reflects a decrease in proceeds from the U.S. Government Cooperative Agreement, partially offset by a decrease in Capital expenditures spending.

Financing Activities

Net cash provided by financing activities was $52.6 million, $42.8 million and $23.3 million during the Successor six months ended June 30, 2025, the Endo Successor period April 24, 2024 through June 30, 2024 and Endo Predecessor period January 1, 2024 through April 23, 2024, respectively. The financing activities cash flows primarily reflect net transfers (to) from the Endo Parent and primarily relate to: (i) general financing activities, and (ii) indirect corporate allocations from Endo Parent. For further details regarding net transfers (to) from Endo Parent, see Note 1 to our interim unaudited Endo Historical Financial Statement.

A summary of our cash flows from operating, investing, and financing activities for the Endo Successor period from April 24, 2024 through December 31, 2024, Endo Predecessor period from January 1, 2024 through April 23, 2024, and twelve months ended December 31, 2023 (Endo Predecessor) is provided in the following table (in thousands):

	Endo Successor	Endo Predecessor
	Period from April 24, 2024 through December 31, 2024	Period From January 1, 2024 through April 23, 2024	2023
Net cash flow provided by (used in):
Operating activities	$13,098	$(13,647)	$198,281
Investing activities	$(20,077)	$(9,702)	$(44,188)
Financing activities	$6,979	$23,349	$(154,093)
Net increase (decrease) in restricted cash	-	-	-

Operating Activities

Net cash provided by operating activities of the Endo Successor year ended 2024 represents the cash receipts and cash disbursements from all of our activities other than investing activities and financing activities. Changes in cash from operating activities reflect, among other things, the timing of cash collections from customers, payments to suppliers, managed care organizations, government agencies, collaborative partners and employees in the ordinary course of business, as well as the timing and amount of cash payments and/or receipts related to litigation-related matters, restructurings, reorganization items, income taxes and certain other items.

The $198.8 million decrease in net cash provided by operating activities during the Endo Successor period April 24, 2024 through December 31, 2024 and the Predecessor period January 1, 2024 through April 23, 2024 compared to 2023 (Endo Predecessor) was primarily due to our results of operations of $397.3 million net loss, as well as other changes in working capital due to the timing of cash collections and cash payments related to our operations.

Investing Activities

Net cash used in investing activities during the Endo Successor year ended December 31, 2024 and the Endo Predecessor period from January 1, 2024 through April 23, 2024 compared to the Endo Predecessor year ended December 31, 2023 reflects a decrease in Capital expenditures spending, partially offset by a decrease in Proceeds from the U.S. Government Cooperative Agreement.

Financing Activities

Net cash provided by (used in) financing activities was $7.0 million, $23.3 million and $(154.1) million during the Endo Successor period from April 24, 2024 through December 31, 2024, the Predecessor period from January 1, 2024 through April 23, 2024 and the Endo Predecessor year ended December 31, 2023, respectively. The financing activities cash flows primarily reflect net transfers (to) from Endo Parent and primarily relate to: (i) general financing activities, and (ii) indirect corporate allocations from Endo Parent. For further details regarding net transfers to (from) Endo Parent, see Note 1 to the annual audited Endo Historical Financial Statements.

Risks and Uncertainties

R&D

As further described above under the heading “Results of Operations,” in recent years, Endo GxSI has incurred significant expenditures related to R&D. Endo GxSI expects to continue to incur R&D expenditures related to the development and advancement of Endo GxSI’s current product pipeline and any additional product candidates Endo GxSI may add via license, acquisition or organically. There can be no assurance that the results of any ongoing or future nonclinical or clinical trials related to these projects will be successful, that additional trials will not be required, that any compound, product or indication under development will receive regulatory approval in a timely manner or at all or that such compound, product or indication could be successfully manufactured in accordance with local current good manufacturing practices or marketed successfully, or that Endo GxSI will have sufficient funds to develop or commercialize any of our products.

Fluctuations

Quarterly results have fluctuated in the past and may continue to fluctuate and such fluctuations could be significant. These fluctuations may be due to the business and financial statement effects of, among other things; new product launches by us or our competitors; market acceptance of our products; purchasing patterns of our customers; changes in pricing; changing inflation and interest rates; changes in the availability of our products; litigation-related and other contingencies; mergers, acquisitions, divestitures and other related activity; restructurings and other cost-reduction initiatives; financing activities; public health crises, like the COVID-19 pandemic, and epidemics; acquired in-process research and development charges; asset impairment charges; share-based and other long-term incentive compensation; and changes in the fair value of financial instruments.

Customer Concentration

A substantial portion of Endo GxSI’s total revenues are through a limited number of distributors who in turn supply our products to pharmacies, hospitals and physicians. There are no material write-offs of trade receivables in any periods presented in this Information Statement; however, due to the significant customer concentration, Endo GxSI may, in the future, be subject to a concentration of credit risk with respect to our trade receivables.

Inflation

Materials, equipment and labor shortages, shipping, logistics and other delays and other supply chain and manufacturing disruptions continue to make it more difficult and costly for us to obtain raw materials, supplies or services from third parties, to manufacture our own products and to pursue clinical development activities. Economic or political instability or disruptions, such as the conflict in Ukraine and the Middle East, could also negatively affect our supply chain or increase our costs. In addition, the imposition of new tariffs, such as those on imported medicines and pharmaceutical ingredients that may result following the tariff investigations opened by the U.S. Commerce Department in April 2025, or increases in existing tariffs could result in disruptions to our existing supply chains and result in increased costs on our business. While we do not believe that inflation had a material adverse effect on our financial statements for the periods presented, if these types of events or disruptions continue to occur, they could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Commitments and Contingencies

Manufacturing, Supply and Other Service Agreements

Endo GxSI contracts with various third-party manufacturers, suppliers and service providers to supply our products, or materials used in the manufacturing of our products, and to provide additional services such as packaging, processing, labeling, warehousing, distribution and customer service support. Any interruption to the goods or services provided for by these and similar contracts could have a material adverse effect on Endo GxSI’s business, financial condition, results of operations and cash flows.

License, Collaboration and Asset Acquisition Agreements

Endo GxSI could become obligated to make certain contingent payments pursuant to our license, collaboration and asset acquisition agreements. Except for upfront payments, payments under these agreements generally become due and payable only upon the achievement of certain developmental, regulatory, commercial and/or other milestones. Due to the fact that it is uncertain whether and when certain of these milestones will be achieved, they have not been recorded in Endo GxSI’s Combined Balance Sheets in the Endo Historical Financial Statements. In addition, Endo GxSI may be required to make sales-based royalty or similar payments under certain arrangements.

Legal Proceedings

Endo GxSI’s business has been the subject of material legal proceedings, including significant lawsuits, product claims, government investigations and product recalls in the ordinary course of business, and Endo GxSI may in the future be subject to such proceedings, any of which could have a material adverse impact on the Company. Contingent accruals are recorded when we determine that a loss is both probable and reasonably estimable. Due to the fact that legal proceedings and other contingencies are inherently unpredictable, Endo GxSI’s assessments involve significant judgments regarding future events. For additional discussion of legal proceedings, see Note 16. Commitments and Contingencies in the annual audited Endo Historical Financial Statements and Note 11. Commitments and Contingencies in the notes to the interim unaudited Endo Historical Financial Statements.

Cash Requirements for Contractual and Other Obligations

As of June 30, 2025 (Endo Successor),Endo GxSI has various contractual and other obligations that Endo GxSI expects will require the use of cash in both the short-term and long-term. These include, without limitation, the following: (i) lease payments; (ii) obligations related to license and collaboration agreements; (iii) commitments for capital expenditures; (iv) other purchase obligations, which represent enforceable and legally binding obligations for purchases of goods and services, including minimum inventory contracts, that specify all significant terms, including fixed or minimum quantities to be purchased, fixed, minimum or variable price provisions and timing; and (v) contractual payments for certain legal liability settlements.

Refer to Note 9. Leases, Note 12. License, Collaboration and Asset Acquisition Agreements, and Note 16. Commitments and Contingencies of the notes to the annual audited Endo Historical Financial Statements and Note 11. Commitments and Contingencies of the note to the interim unaudited Endo Historical Financial Statements for additional information about these obligations including, to the extent material, quantitative information about the related cash requirements.

Information about Endo GxSI’s unrecognized income tax positions is included in Note 17. Income Taxes in the annual audited Endo Historical Financial Statements and Note 12. Income Taxes in the interim unaudited Endo Historical Financial Statements. Due to the nature and timing of the ultimate outcome of these unrecognized income tax positions, Endo GxSI cannot make a reliable estimate of the amount and period of related future payments, if any.

Off-Balance Sheet Arrangements

Endo GxSI has no off-balance sheet arrangements.

Critical Accounting Estimates

The preparation of the Endo Historical Financial Statements in conformity with GAAP requires Endo GxSI to make estimates and assumptions that affect the amounts and disclosures in the Endo Historical Financial Statements, including the Notes thereto, and elsewhere in this Information Statement. For example, Endo GxSI is required, or was required in the Endo Predecessor period, to make significant estimates and assumptions related to revenue recognition, including sales deductions, long-lived assets, goodwill, intangible assets, income taxes, contingencies, financial instruments, share-based compensation, estimated allowed claim amounts, liabilities subject to compromise, reorganization items, net, and cost allocations from Endo Parent, among others. Some of these estimates can be subjective and complex. Uncertainties related to the magnitude and duration of potential public health crises, like the COVID-19 pandemic, and epidemics, the extent to which it may impact Endo GxSI’s estimated future financial results, worldwide macroeconomic conditions including interest rates, employment rates, consumer spending, tariffs and health insurance coverage, among others, have increased the complexity of developing these estimates, including the allowance for expected credit losses and the carrying amounts of long-lived assets and intangible assets. Additionally, Endo GxSI may sell or otherwise dispose of or liquidate assets or settle liabilities for amounts other than those reflected in the Endo Historical Financial Statements. The possibility or occurrence of any such actions could materially impact the amounts and classifications of such assets and liabilities in the Combined Balance Sheet contained in the Endo Historical Financial Statements. Although Endo GxSI believes that its estimates and assumptions are reasonable, there may be other reasonable estimates or assumptions that differ significantly from its own. Further, Endo GxSI’s estimates and assumptions are based upon information available at the time they were made. Actual results may differ significantly from Endo GxSI’s estimates, including as a result of the uncertainties described in this Information Statement, or other uncertainties.

Accordingly, in order to understand the Endo Historical Financial Statements, it is important to understand Endo GxSI’s critical accounting estimates. Endo GxSI considers an accounting estimate to be critical if both: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made and (ii) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that Endo GxSI reasonably could have used in the current period, would have a material impact on our financial condition, results of operations or cash flows. Our most critical accounting estimates are described below.

Revenue recognition

With respect to contracts with commercial substance that establish payment terms and each party’s rights regarding goods or services to be transferred, Endo GxSI recognizes revenue when (or as) Endo GxSI satisfies its performance obligations for such contracts by transferring control of the underlying promised goods or services to our customers, to the extent collection of substantially all of the related consideration is probable. The amount of revenue Endo GxSI recognizes reflects its estimate of the consideration it expects to be entitled to receive, subject to certain constraints, in exchange for such goods or services. This amount is referred to as the transaction price.

Endo GxSI’s revenue consists almost entirely of sales of products to customers, whereby Endo GxSI ships products to a customer pursuant to a purchase order. For contracts such as these, revenue is recognized when Endo GxSI’s contractual performance obligations have been fulfilled and control has been transferred to the customer pursuant to the contract’s terms, which is generally upon delivery to the customer. The amount of revenue Endo GxSI recognizes is equal to the fixed amount of the transaction price, adjusted for Endo GxSI’s estimates of a number of significant variable components including, but not limited to, estimates for chargebacks, rebates, sales incentives and allowances, distributions service agreements (“DSA”) and other fees for services, returns and allowances (collectively, “sales deductions”).

Endo GxSI utilizes the expected value method when estimating the amount of variable consideration to include in the transaction price with respect to each of the foregoing variable components and the most likely amount method when estimating the amount of variable consideration to include in the transaction price with respect to future potential milestone payments that do not qualify for the sales- and usage-based royalty exception. Variable consideration is included in the transaction price only to the extent it is probable that a significant revenue reversal will not occur when the uncertainty associated with the variable consideration is resolved. The variable component of the transaction price is estimated based on factors such as Endo GxSI’s direct and indirect customers’ buying patterns and the estimated resulting contractual deduction rates, historical experience, specific known market events and estimated future trends, current contractual and statutory requirements, industry data, estimated customer inventory levels, current contract sales terms with our direct and indirect customers and other competitive factors. Endo GxSI subsequently reviews its estimates for sales deductions based on new or revised information that becomes available to it and make revisions to its estimates if and when appropriate. Refer to “Sales deductions” section below for additional information.

Endo GxSI believes that speculative buying of product, particularly in anticipation of possible price increases, has been the historical practice of certain of its customers. The timing of purchasing decisions made by wholesaler and large retail chain customers can materially affect the level of sales in any particular period. Accordingly, sales may not correlate to the number of prescriptions written for products based on external third-party data.

Endo GxSI has entered into DSA with certain of our significant wholesaler customers that obligate the wholesalers, in exchange for fees paid by it, to: (i) manage the variability of their purchases and inventory levels within specified limits based on product demand and (ii) provide Endo GxSI with specific services, including the provision of periodic retail demand information and current inventory levels for Endo GxSI’s pharmaceutical products held at their warehouse locations.

Sales deductions

As described above, the amount of revenue Endo GxSI recognizes is equal to the fixed amount of the transaction price, adjusted for its estimates of variable consideration, including sales deductions. If the assumptions Endo GxSI uses to calculate its estimates for sales deductions do not appropriately reflect future activity, its financial position, results of operations and cash flows could be materially impacted.

Returns and Allowances

Consistent with industry practice, Endo GxSI maintains a return policy that generally allows customers to receive credit for expired products six months prior to expiration and between six months and one year after expiration. The primary factors we consider in estimating our potential product returns include:

•	the shelf life or expiration date of each product;

•	historical levels of expired product returns;

•	external data with respect to inventory levels in the wholesale distribution channel; and

•	external data with respect to prescription demand for Endo GxSI’s products.

In determining Endo GxSI’s estimates for returns and allowances, Endo GxSI is required to make certain assumptions regarding the timing of the introduction of new products and the potential of these products to capture market share. In addition, Endo GxSI makes certain assumptions with respect to the extent and pattern of decline associated with generic competition. To make these assessments, Endo GxSI utilizes market data for similar products as analogs for its estimations. Endo GxSI uses its best judgment to formulate these assumptions based on past experience and information available at the time. Endo GxSI continually reassesses and makes appropriate changes to its estimates and assumptions as new information becomes available.

Endo GxSI’s estimate for returns and allowances may be impacted by a number of factors, but the principal factor relates to the level of inventory in the distribution channel. Where available, Endo GxSI utilizes information received from our wholesaler customers about the quantities of inventory held, including the information received pursuant to DSA, which Endo GxSI has not independently verified. For other customers, Endo GxSI has estimated inventory held based on buying patterns. In addition, Endo GxSI evaluates market conditions for products primarily through the analysis of wholesaler and other third-party sell-through data, as well as internally generated information, to assess factors that could impact expected product demand at the estimate date. As of June 30, 2025, Endo GxSI believes that its estimates of the level of inventory held by its customers is within a reasonable range as compared to both historical amounts and expected demand for each respective product.

When Endo GxSI is aware of an increase in the level of inventory of its products in the distribution channel, it considers the reasons for the increase to determine whether Endo GxSI believes the increase is temporary or other-than-temporary. Increases in inventory levels assessed as temporary will not result in an adjustment to Endo GxSI’s provision for returns and allowances. Some of the factors that may be an indication that an increase in inventory levels will be temporary include:

•	recently implemented or announced price increases for Endo GxSI’s products; and

•	new product launches or expanded indications for Endo GxSI’s existing products.

Conversely, other-than-temporary increases in inventory levels may be an indication that future product returns could be higher than originally anticipated and, accordingly, Endo GxSI may need to adjust its provision for returns and allowances. Some of the factors that may be an indication that an increase in inventory levels will be other-than-temporary include:

•	declining sales trends based on prescription demand;

•	recent regulatory approvals to shorten the shelf life of Endo GxSI’s products, which could result in a period of higher returns related to older product still in the distribution channel;

•	introduction of generic, OTC or other competing products;

•	increasing price competition from competitors; and

•	changes to the National Drug Codes (“NDCs”) of Endo GxSI’s products, which could result in a period of higher returns related to product with the old NDC, as our customers generally permit only one NDC per product for identification and tracking within their inventory systems.

Rebates

Endo GxSI’s provision for rebates, sales incentives and other allowances can generally be categorized into the following four types:

•	direct rebates;

•	indirect rebates;

•	governmental rebates, including those for Medicaid, Medicare Part B and Part D, and TRICARE, among others; and

•	managed-care rebates.

Endo GxSI establishes contracts with wholesalers, chain stores and indirect customers that provide for rebates, sales incentives, DSA fees and other allowances. Some customers receive rebates upon attaining established sales volumes. Direct rebates are generally rebates paid to direct purchasing customers based on a percentage applied to a direct customer’s purchases from Endo GxSI, including fees paid to wholesalers under our DSA, as described above. Indirect rebates are rebates paid to indirect customers that have purchased Endo GxSI’s products from a wholesaler or distributor under a contract with Endo GxSI.

Endo GxSI is subject to rebates on sales made under governmental and managed-care pricing programs based on relevant statutes with respect to governmental pricing programs and contractual sales terms with respect to managed-care providers and GPOs. For example, for qualifying sales made through December 31, 2024 Endo GxSI was required to provide a discount on certain of our products to patients who fell within the Medicare Part D coverage gap, also referred to as the donut hole. The Medicare Part D coverage gap program sunset on December 31, 2024 and was replaced by the Manufacturer Discount Program, effective January 1, 2025, which extends discounts beyond the coverage gap. Under the Manufacturer Discount Program, coverage begins after a covered individual meets their Medicare Part D deductible, and imposes a $2,000 annual cap on covered drugs.

Endo GxSI participates in various federal and state government-managed programs whereby discounts and rebates are provided to participating government entities. For example, Medicaid rebates are amounts owed based upon contractual agreements or legal requirements with public sector (Medicaid) benefit providers after the final dispensing of the product by a pharmacy to a benefit plan participant. Medicaid reserves are based on expected payments, which are driven by patient usage, contract performance and field inventory that will be subject to a Medicaid rebate. Medicaid rebates are typically billed up to 180 days after the product is shipped, but can be as much as 270 days after the quarter in which the product is dispensed to the Medicaid participant. Periodically, Endo GxSI adjusts the Medicaid rebate provision based on actual claims paid. Due to the delay in billing, adjustments to actual claims paid may incorporate revisions of this provision for several periods. Because Medicaid pricing programs involve particularly difficult interpretations of complex statutes and regulatory guidance, Endo GxSI’s estimates could differ from actual experience.

In determining Endo GxSI’s estimates for rebates, Endo GxSI considers the terms of our contracts and relevant statutes, together with information about sales mix (to determine which sales are subject to rebates and the amount of such rebates), historical relationships of rebates to revenues, past payment experience, estimated inventory levels of Endo GxSI’s customers and estimated future trends. Endo GxSI’s provisions for rebates include estimates for both unbilled claims for end-customer sales that have already occurred and future claims that will be made when inventory in the distribution channel is sold through to end-customer plan participants. Changes in the level of utilization of our products through private or public benefit plans and GPOs will affect the amount of rebates that Endo GxSI owes.

Chargebacks

Endo GxSI markets and sells products to both: (i) direct customers including wholesalers, distributors, warehousing pharmacy chains and other direct purchasing entities and (ii) indirect customers including independent pharmacies, non-warehousing chains, managed care organizations, GPOs, hospitals and other healthcare institutions and government entities. Endo GxSI enters into agreements with certain of Endo GxSI’s indirect customers to establish contract pricing for certain products. These indirect customers then independently select a wholesaler from which to purchase the products at these contracted prices. Alternatively, Endo GxSI may pre-authorize wholesalers to offer specified contract pricing to other indirect customers. Under either arrangement, Endo GxSI provides credit to the wholesaler for any difference between the contracted price with the indirect customer and the wholesaler’s invoice price. Such credit is called a chargeback.

Our provision for chargebacks consists of Endo GxSI’s estimates for the credits described above. The primary factors Endo GxSI considers in developing and evaluating our provision for chargebacks include:

•	the average historical chargeback credits;

•	estimated future sales trends; and

•	an estimate of the inventory held by our wholesalers, based on internal analysis of a wholesaler’s historical purchases and contract sales.

Other sales deductions

Endo GxSI offers prompt-pay cash discounts to certain of its customers. Provisions for such discounts are estimated and recorded at the time of sale. Endo GxSI estimates provisions for cash discounts based on contractual sales terms with customers, an analysis of unpaid invoices and historical payment experience. Estimated cash discounts have historically been predictable and less subjective due to the limited number of assumptions involved, the consistency of historical experience and the fact that Endo GxSI generally settles these amounts upon receipt of payment by the customer.

Shelf-stock adjustments are credits issued to Endo GxSI’s customers to reflect decreases in the selling prices of Endo GxSI’s products. These credits are customary in the industry and are intended to reduce a customer’s inventory cost to better reflect current market prices. The primary factors Endo GxSI considers when deciding whether to record a reserve for a shelf-stock adjustment include:

•	the estimated number of competing products being launched as well as the expected launch date, which we determine based on market intelligence;

•	the estimated decline in the market price of Endo GxSI’s product, which we determine based on historical experience and customer input; and

•	the estimated levels of inventory held by our customers at the time of the anticipated decrease in market price, which we determine based upon historical experience and customer input.

Valuation of Long-Lived Assets

As of June 30, 2025 and December 31, 2024, Endo GxSI’s combined long-lived assets balance, including property, plant and equipment and finite-lived intangible assets, is approximately $853.8 million and $890.0 million, respectively. Endo GxSI’s finite-lived intangible assets consist of marketed products and license rights, as described below.

Marketed Products. Endo GxSI’s developed technology assets subject to amortization have useful lives ranging from three years to nine years, with a weighted average useful life of approximately eight years. Intellectual property that generates operating profit through sales of products to customers is presented herein as marketed product intangible assets. Endo GxSI determines amortization periods and methods of amortization for marketed product assets based on its assessment of various factors impacting estimated useful lives and the timing and extent of estimated cash flows of the acquired assets, including the strength of the intellectual property protection of the product (if applicable), contractual terms and various other competitive and regulatory issues. Refer to Note 10. Goodwill and Other Intangibles of the annual audited Endo Historical Financial Statements and Note 6. Other intangibles of the notes to the interim unaudited Endo Historical Financial Statements for additional information about the range of useful lives of certain marketed product assets.

License Rights. Endo GxSI license rights subject to amortization have useful lives of approximately five years, with a weighted average useful life of approximately five years. Contracts with other parties that generate operating profit, other than through sales of products to customers, are presented herein as licensed intangible assets. Endo GxSI determines amortization periods for licenses based on its assessment of various factors including the strength of the intellectual property protection of the product (if applicable), contractual terms and various other competitive, developmental and regulatory issues. Refer to Note 10. Goodwill and Other Intangibles of the annual audited Endo Historical Financial Statements and Note 6. Other Intangibles of the notes to the interim unaudited Endo Historical Financial Statements for additional information about the range of useful lives of certain licensed assets.

Long-lived assets are generally initially recorded at fair value if acquired in a business combination, or at cost if acquired in an asset acquisition. To the extent any such asset is deemed to have a finite life and to be held and used, it is amortized over its estimated useful life using either the straight-line method or, in the case of certain assets in certain situations, an accelerated amortization model if such model better reflects the consumption of benefits of the asset. The values of these various assets are subject to continuing scientific, medical and marketplace uncertainty. Factors giving rise to Endo GxSI’s initial estimate of useful lives are subject to change. Significant changes to any of these factors may result in adjustments to the useful life of the asset and an acceleration of related amortization expense, which could cause our Net (loss) income to (increase) decrease. Amortization expense is not recorded on assets held for sale.

Long-lived assets are assessed for impairment whenever events or changes in circumstances indicate the assets may not be recoverable. Recoverability of an asset that will continue to be used in Endo GxSI’s operations is measured by comparing the carrying amount of the asset to the forecasted undiscounted future cash flows related to the asset. In the event the carrying amount of the asset exceeds its undiscounted future cash flows and the carrying amount is not considered recoverable, impairment may exist. An impairment loss, if any, is measured as the excess of the asset’s carrying amount over its fair value, generally determined using an income approach based on a discounted future cash flow method, independent appraisals or binding offers from prospective buyers. An impairment loss would be recognized in the Combined Statements of Operations in the period that the impairment occurs.

In the case of long-lived assets to be disposed of by sale or otherwise, including assets held for sale, the assets and the associated liabilities to be disposed of together as a group in a single transaction (the disposal group) are measured at the lower of their carrying amount or fair value less cost to sell. Prior to disposal, losses are recognized for any initial or subsequent write-down to fair value less cost to sell, while gains are recognized for any subsequent increase in fair value less cost to sell, but not in excess of any cumulative losses previously recognized. Any gains or losses not previously recognized that result from the sale of a disposal group shall be recognized at the date of sale.

Endo GxSI’s reviews of long-lived assets during the periods covered by this Information Statement did not result in any material impairment charges; however, the Endo Predecessor incurred significant impairment charges of Endo GxSI’s long-lived assets in the past. As of June 30, 2025 and December 31, 2024, the carrying amount of our intangible assets associated with marketed products and license rights totaled approximately $348.4 million and $378.9 million, respectively. Given the significance of Endo GxSI’s long-lived asset balances, including its intangible assets, Endo GxSI may be subject to future impairment charges which could have a material adverse impact on its financial position and results of operations. Endo GxSI’s impairment charges relating to long-lived assets were generally based on fair value estimates determined using discounted cash flow models or, in the case of disposal groups, a market approach. When testing a long-lived asset using a discounted cash flow model, Endo GxSI utilizes assumptions related to the future operating performance of the corresponding product based on management’s annual and ongoing budgeting, forecasting and planning processes, which represent our best estimate of future cash flows. These estimates are subject to many assumptions, such as the economic environment in which Endo GxSI operates, demand for its products, competitor actions and factors which could affect its tax rate. Estimated future pre-tax cash flows are adjusted for taxes using a market participant tax rate and discounted to present value using a market participant weighted average cost of capital. Financial and credit market volatility directly impacts certain inputs and assumptions used to develop the weighted average cost of capital such as the risk-free interest rate, industry beta, debt interest rate and certain capital structure considerations. Where appropriate, the weighted average cost of capital may also incorporate certain risk premiums, such as a company-specific risk premium (“CSRP”), which represents the incremental return that investors may require to compensate for the risks, uncertainties and variability in our estimated future cash flows. These assumptions are based on significant inputs and judgments not observable in the market, and thus represent Level 3 measurements within the fair value hierarchy. The use of different inputs and assumptions would increase or decrease our estimated discounted future cash flows, the resulting estimated fair values and the amounts of our related impairments, if any. There were no intangible long-lived assets impaired during the periods presented in this Information Statement.

Events giving rise to impairment are an inherent risk in the pharmaceutical industry and cannot be predicted with certainty. Factors that we consider in deciding when to perform an impairment review include significant under-performance of a product line in relation to expectations, competitive events affecting the expected future performance of a product line, significant negative industry or economic trends and significant changes or planned changes in our use of the assets.

Goodwill and Indefinite-Lived Intangible Assets

Goodwill and indefinite-lived intangible assets are tested for impairment as of December 31, or more frequently whenever events or changes in circumstances indicate that the asset might be impaired.

If goodwill exists, Endo GxSI performs the goodwill impairment test by estimating the fair value of the reporting units using an income approach that utilizes a discounted cash flow model or, where appropriate, a market approach. Any goodwill impairment charge recognized for a reporting unit is equal to the lesser of: (i) the total goodwill allocated to that reporting unit and (ii) the amount by which that reporting unit’s carrying amount exceeds its fair value.

Similarly, Endo GxSI performs its indefinite-lived intangible asset impairment tests by comparing the fair value of each intangible asset with its carrying amount. Endo GxSI estimates the fair values of its indefinite-lived intangible assets using an income approach that utilizes a discounted cash flow model. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

The discounted cash flow models reflect Endo GxSI’s estimates of future cash flows and other factors including estimates of future operating performance, including future sales, long-term growth rates, gross margins, operating expenses, discount rates, and the probability of technical and regulatory success, all of which may differ from actual future cash flows.

As of June 30, 2025 and December 31, 2024, Endo GxSI had no goodwill and the carrying amount of its indefinite-lived intangible assets totaled approximately $28.0 million and $29.0 million respectively. Given the significance of Endo GxSI’s remaining indefinite-lived intangible asset balances, Endo GxSI may be subject to future impairment charges which could have a material adverse impact on its financial position and results of operations.

Assumptions related to future operating performance are based on management’s annual and ongoing budgeting, forecasting and planning processes, which represent Endo GxSI’s best estimate of future cash flows. These estimates are subject to many assumptions, such as the economic environment in which Endo GxSI operates, demand for our products, competitor actions and factors which could affect its tax rate. Estimated future pre-tax cash flows are adjusted for taxes using a market participant tax rate and discounted to present value using a market participant weighted average cost of capital. Financial and credit market volatility directly impacts certain inputs and assumptions used to develop the weighted average cost of capital such as the risk-free interest rate, industry beta, debt interest rate and certain capital structure considerations. Where appropriate, the weighted average cost of capital may also incorporate certain risk premiums, such as a CSRP, which represents the incremental return that investors may require to compensate for the risks, uncertainties and variability in our estimated future cash flows. These assumptions are based on significant inputs and judgments not observable in the market, and thus represent Level 3 measurements within the fair value hierarchy. The use of different inputs and assumptions would increase or decrease our estimated discounted future cash flows, the resulting estimated fair values and the amounts of our related impairments, if any.

If applicable, when testing goodwill for impairment, Endo GxSI also assess the reasonableness of the calculated fair values of its reporting units by comparing the sum of the reporting units’ fair values to our market capitalization, together with the aggregate estimated fair value of Endo GxSI’s debt, and/or other observable data points, such as various preliminary indications of value ranges within documents filed with the Bankruptcy Court. Endo GxSI uses this comparison to calculate an implied control premium (the excess sum of the reporting units’ fair values over Endo’s market capitalization, together with the aggregate estimated fair value of its debt, and/or observable bids) or an implied control discount (the excess of our market capitalization, together with the aggregate estimated fair value of its debt, and/or observable bids over the sum of the reporting units’ fair values). Endo GxSI evaluates the implied control premium or discount by comparing it to control premiums or discounts of recent comparable market transactions, as applicable. If the control premium or discount is not reasonable in light of comparable recent transactions, or recent movements in Endo GxSI’s share price and/or the aggregate estimated fair value of its debt, Endo GxSI reevaluates the fair value estimates of the reporting units to determine whether it is appropriate to adjust discount rates and/or other assumptions. This re-evaluation could correlate to different implied fair values for certain or all of Endo GxSI’s reporting units.

Endo GxSI’s business is subject to various risks and uncertainties, including those described above and in Note 10. Goodwill and Other Intangibles of the annual audited Endo Historical Financial Statements and Note 6. Other intangibles of the interim unaudited Endo Historical Financial Statements. If actual results for our business differ from our expectations, as a result of these or other risks and uncertainties, and/or if Endo GxSI makes related changes to our projected future cash flows, such changes could result in impairment charges that could be material.

Income Taxes

Endo GxSI has historically been included in the U.S. federal consolidated income tax return and multiple foreign and state income tax filings of Endo Parent. Accordingly, Endo GxSI was not a separate taxable entity for U.S. federal, state, or foreign income tax purposes. In addition, the Company did not have a written tax-sharing agreement with Endo Parent. The provision for income taxes and related balance sheet balances reflected in the Endo Historical Financial Statements are based on the separate return method that is consistent with the asset and liability approach under ASC 740. The separate return method represents a hypothetical income tax computation assuming Endo GxSI historically operated as a standalone taxable entity filing separate income tax returns. Accordingly, the provision for income taxes and related balance sheet balances may not equal the amounts that would have been allocable to Endo GxSI under applicable consolidated federal or state tax laws.

The asset and liability approach under ASC 740 requires the recognition of deferred tax assets and liabilities for differences between the Endo Historical Financial Statements and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to impact taxable income. In estimating future tax consequences, Endo GxSI considers all expected future events other than enactment of changes in tax laws or rates. A valuation allowance is recorded, if necessary, based on available positive and negative evidence, to reduce net deferred tax assets to their realizable values if management does not believe it is more likely than not that the net deferred tax assets will be realized.

Endo GxSI follows the provisions of the authoritative guidance from the FASB on accounting for uncertainty in income taxes. These provisions provide a comprehensive model for the recognition, measurement, and disclosure in financial statements of uncertain income tax positions that management has taken or expects to take on an income tax return. Under these provisions, Endo GxSI can recognize the benefit of an income tax position only if it is more likely than not (greater than 50%) that the tax position will be sustained upon tax examination, based solely on the technical merits of the tax position. Otherwise, no benefit can be recognized. Assessing an uncertain tax position begins with the initial determination of the sustainability of the position and is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Additionally, Endo GxSI accrues interest and penalties, if applicable, on all tax exposures for which reserves have been established consistent with jurisdictional laws. Endo GxSI’s policy is to recognize interest and penalties related to uncertain tax positions in the provision for income taxes.

Contingencies

Material legal proceedings are discussed in Note 16. Commitments and Contingencies in the annual audited Endo Historical Financial Statements and Note 11. Commitments and Contingencies in the notes to the interim unaudited Endo Historical Financial Statements. Liabilities for loss contingencies are recorded in the Combined Statements of Operations when Endo GxSI determines that a loss is both probable and reasonably estimable. Legal fees and other expenses related to litigation are expensed as incurred and are generally included in Selling, general and administrative expenses in the Combined Statements of Operations.

Due to the fact that loss contingencies are inherently unpredictable, Endo GxSI’s determination of the probability of loss and the estimated amount of any such loss involve significant judgment. When assessing the probability of loss and the estimate of potential loss Endo GxSI takes into account all information available to Endo GxSI, including, but not limited to, the nature and specific facts of the relevant contingency, the merits of Endo GxSI’s and the counterparty’s legal arguments, Endo GxSI’s experience with similar current or past contingencies, publicly available information regarding the losses incurred by other companies for similar matters and, in the case of litigation matters involving its products, the nature of the product and the current assessment of the science subject to the proceeding. Endo GxSI also evaluates the likelihood of reaching a settlement agreement, taking into account the costs and risks and uncertainties that may be involved in litigating a dispute.

Endo GxSI’s most significant loss contingencies have historically related to litigation claims against it. In order to evaluate whether a litigation claim is probable of loss, it is necessary to have sufficient information about the claim. Without access to and review of such information, Endo GxSI may not be in a position to determine whether a loss is probable. Further, the timing and extent to which Endo GxSI obtains any such information, and Endo GxSI’s evaluation thereof, is often impacted by items outside of its control including, without limitation, the normal cadence of the litigation process and the provision of claim information to Endo GxSI by plaintiff’s counsel. Accordingly, Endo GxSI’s assessment of the probability of loss and its estimates of the amount of such losses, if applicable, may change as Endo GxSI receives additional information and/or become aware of additional asserted or unasserted claims against Endo GxSI and such claims proceed to trial, there is a possibility that Endo GxSI could suffer adverse decisions or verdicts of substantial amounts which could be in excess of amounts previously accrued for, if any. Any changes to Endo GxSI’s liabilities for legal proceedings could have a material adverse effect on Endo GxSI’s business, financial condition, results of operations and cash flows.

EXECUTIVE COMPENSATION

Assumption of Outstanding Equity Awards

In connection with the Spin-off, the outstanding restricted stock units (“RSUs”) of legacy Endo and Mallinckrodt executives whose employment is being transferred to Par Health in connection with the Spin-off will be assumed by Par Health and converted into RSUs of Par Health. The number of RSUs that each transferring executive will receive in Par Health will be determined in a manner set forth in the employee matters agreement (as further described in the section of this Information Statement entitled “Certain Relationships and Related-Party Transactions”) which is intended to preserve the aggregate economic value of each executive’s assumed RSU immediately following the Spin-off. The assumed RSUs will continue to be subject to the terms and conditions under which such awards were originally granted.

Employment Agreements

Employment Agreement with Mr. Welch

In February 2024, Mallinckrodt entered into a second amended and restated employment agreement with Mr. Welch. The agreement will be assumed by Par Health in connection with the Spin-off and will generally continue until the termination of Mr. Welch’s employment with Par Health or until the agreement is otherwise amended. The agreement generally provides for (i) an initial base salary, (ii) eligibility for a performance-based annual bonus, (iii) a one-time equity award in Mallinckrodt made in February 2024, and (iv) and a lump-sum severance payment in connection with terminations without Cause or by Mr. Welch with Good Reason (each as defined in the agreement). In connection with terminations without Cause or by Mr. Welch with Good Reason within a certain period of time before or after a Change in Control (as defined in the agreement), Mr. Welch will receive certain enhancements to his severance benefits, including immediate vesting of all unvested and outstanding equity awards. The agreement provides that Mr. Welch will be restricted from soliciting Par Health’s employees and business partners during the 12-month period following termination of employment for any reason (the “Executive Restricted Period”). Under the agreement, Mr. Welch will also be restricted from competing with Par Health during the Executive Restricted Period, provided that the Executive Restricted Period will be reduced to six months for terminations that occur after June 30, 2025 and shall not apply following Mr. Welch’s termination of employment by Par Health without Cause or by Mr. Welch with Good Reason.

The payments and benefits to be received by Mr. Welch upon certain terminations of employment, including death or disability, are governed by his employment agreement, individual award agreements, the respective equity plan(s) to which each award relates, and/or any other applicable compensatory arrangements.

Par Health anticipates that in connection with the Spin-off, Mr. Welch will enter into a new executive employment agreement that provides for annual base salary and bonus, participation in long-term incentive arrangements, and severance compensation and benefits that will likely differ from those described above to reflect his new role as Chief Executive Officer of Par Health.

Employment Agreements with Other Executive Officers

In May 2024, Endo entered into executive employment agreements with Messrs. Maletta and McGuinness. Each of these agreements will be assumed by Par Health in connection with the Spin-off and will generally continue until the termination of the respective officer’s employment with Par Health unless otherwise amended. These agreements generally provide for: (i) an initial base salary, (ii) eligibility for annual long-term incentive awards, (iii) eligibility for certain other benefits, and (iv) a lump-sum severance payment in connection with terminations without Cause or by the executive with Good Reason (each as defined in the respective agreement). These agreements each contain a 12-month non-competition covenant, a 12-month non-solicitation covenant and a covenant providing for cooperation by each respective officer in connection with any investigations and/or litigation.

In February 2024, Mallinckrodt entered into a second amended and restated employment agreement with Ms. Harrold. The agreement will be assumed by Par Health in connection with the Spin-off and will generally continue until the termination of Ms. Harrold’s employment with Par Health. The agreement generally provides for (i) an initial base salary, (ii) eligibility for a performance-based annual bonus, (iii) a one-time equity award in Mallinckrodt made in February 2024, and (iv) and a lump-sum severance payment in connection with terminations without Cause or by Ms. Harrold with Good Reason (each as defined in the agreement). In connection with terminations without Cause or by Ms. Harrold with Good Reason within a certain period of time before or after a Change of Control (as defined in the agreement), Ms. Harrold will receive certain enhancements to her severance benefits, including immediate vesting of all unvested and outstanding equity awards. The agreement also provides that Ms. Harrold will be restricted from soliciting Par Health’s employees and business partners during the Executive Restricted Period. Under the agreement, Ms. Harrold will also be restricted from competing with Par Health during the Executive Restricted Period, provided that the Executive Restricted Period will be reduced to six months for terminations that occur after June 30, 2025 and shall not apply following the Ms. Harrold’s termination of employment by Par Health without Cause or by Ms. Harrold with Good Reason.

The payments and benefits to be received by each of Messrs. Maletta and McGuinness and Ms. Harrold upon certain terminations of employment, including death or disability, are governed by each officer’s employment agreement, individual award agreements, the respective equity plan(s) to which each award relates, and/or any other applicable compensatory arrangements.

The other executive officers, Messrs. Boyle, Gonce, Longenecker, Sims, and Wiegers and Ms. Sanzottera, do not have employment agreements and Par Health may enter into agreements with such executive officers following completion of the Spin-off.

Certain of Par Health’s executive officers hold equity awards under the legacy Mallinckrodt and Endo equity incentive plans in the form of time-vesting restricted stock units. In connection with the Spin-off, each of the officer’s equity awards will be converted into a number of time-vesting restricted stock units of Par Health that preserves the value of each officer’s legacy equity award as of immediately prior to the Spin-off. Such awards will have terms and conditions that mirror each of their respective legacy equity awards.

Director Compensation

Following the Spin-off, the initial annual cash compensation for each non-employee director will be a $125,000 retainer, with an additional annual retainer for the Chair of the Board of $50,000 and an additional annual retainer for each other chair of a standing committee of the Board of $25,000. Compensation arrangements for non-employee directors, or any material amendments or other modification thereto, will require the approval of stockholders holding at least a majority of the then-outstanding common stock as further described “Description of Par Health Capital Stock—Policies and Procedures for Approval of Related Persons Transactions”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of Mallinckrodt Ordinary Shares as of October 27, 2025 by:

1.	each individual who is expected to serve as a director and executive officer of Par Health, and by all directors and executive officers as a group; and

2.	each person or entity known to Mallinckrodt to own beneficially more than 5.0% of Mallinckrodt Ordinary Shares.

The percentage ownership of Par Health Common Stock following the Spin-off and upon the expiration of the Escrow Period will differ from the percentage ownership of Mallinckrodt Ordinary Shares presented in the following table depending upon the number of Qualified Shareholders and Non-Qualified Shareholders that properly complete the Certification Forms and comply with the Certification Procedures and cannot be reliably estimated at this time.

Under SEC rules, a person is deemed to be a beneficial owner of securities if such person, either alone or with others, has the power to vote or to dispose of those securities or the right to acquire such power within 60 days of October 27, 2025. We have assumed that securities subject to restricted units that by their terms have vested or vest within 60 days of October 27, 2025 are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 39,526,162 Mallinckrodt Ordinary Shares outstanding as of October 27, 2025, and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.

Non-Employee Directors and Executive Officers

Name of Beneficial Owner(1)(2)	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Non-Employee Directors
Michael Heffernan	—	*
Joshua Murray	—	*
Matthew Stober	—	*
Jon Zinman(1)	3,647	*
Executive Officers
Stephen Welch	3,631	*
Jack Boyle	—	*
Andrew Gonce	—	*
Kass Harrold	863	*
Jake Longenecker	—	*
Matthew Maletta	4,374	*
Mick McGuinness	497	*
Teresa Sanzottera	—	*
Scott Sims	—	*
Jeffrey Wiegers	—	*
All directors and executive officers as a group (14 persons)	13,012	*

* Less than 1%

(1)	Held indirectly through JZ Advisors LLC, a limited liability company, of which Mr. Zinman is 100% owner and managing member.

Other Beneficial Owners

Name and Address of Beneficial Owner(1)(2)	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
GoldenTree Asset Management LP(2)	7,946,176	20.16%
300 Park Avenue, 21st Floor
New York, NY 10022

Silver Point Capital, L.P.(3)	3,553,723	9.02%
2 Greenwich Plaza, Suite 1
Greenwich, CT 06830

Marathon Asset Management GP, L.L.C.(4)	3,189,295	8.07%
c/o Marathon Asset Management, L.P.
1 Bryant Park, 38th Floor
New York, NY 10036

Hudson Bay Capital Management(5)	2,481,694	6.30%
28 Havemeyer Place, 2nd Floor
Greenwich, CT 06830

(1)	Insofar as known to Mallinckrodt, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act and the rules and regulations promulgated thereunder, notices delivered to Mallinckrodt pursuant to the Irish Companies Act, and other information available to Mallinckrodt.

(2)	Based on information contained in a Schedule 13D filed with the SEC on August 7, 2025 by GoldenTree Asset Management LP, GoldenTree Asset Management LLC, and Steven A. Tananbaum, disclosing 7,926,176 Mallinckrodt Ordinary Shares held directly by certain funds and separate accounts managed by GoldenTree Asset Management LP and 20,000 Mallinckrodt Ordinary Shares held directly by Mr. Tananbaum.

(3)	Based on (i) information contained in a Schedule 13D/A filed with the SEC on March 18, 2025 by Silver Point Capital, L.P. (“Silver Point”), Edward A. Mulé, and Robert O’Shea, disclosing shared voting and dispositive power with respect to 1,692,330 Mallinckrodt Ordinary Shares and (ii) information previously provided by Endo as of May 2, 2025 and included in the Proxy Statement on Form 14A filed by Endo with the SEC on June 2, 2025, as amended, disclosing beneficial ownership of 7,228,711 shares of common stock, par value $0.001 per share (the “Endo common stock”), of Endo by Silver Point and its wholly owned subsidiaries. Represents estimated ownership based on the effects of the Business Combination on Endo common stock.

(4)	Based on information provided by the beneficial owners as of October 27, 2025, Marathon Asset Management GP, L.L.C., Marathon Asset Management, L.P., Marathon Blue Grass Credit Fund, LP, Marathon Centre Street Partnership, L.P., Marathon Distressed Credit Master Fund, Marathon StepStone Master Fund LP, MCSP Sub LLC, TRS Credit Fund, LP, Marathon Mornington Fund, L.P., MDCF II Investment Fund A SCSp, Marathon Distressed Credit Fund, L.P., Bruce Richards, and Louis Hanover, shared voting and dispositive power with respect to 3,189,295 shares.

(5)	Based on information contained in a Schedule 13G/A filed with the SEC on August 7, 2025 by Hudson Bay Capital Management LP, as an investment advisor, and Sander Gerber, as the managing member of the general partner of Hudson Bay Capital Management LP, disclosing shared voting and dispositive power with respect to 2,481,694 Mallinckrodt Ordinary Shares.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Policies and Procedures

The Par Health amended and restated certificate of incorporation will provide that, for so long as Par Health Common Stock is not registered under the Exchange Act, any transactions with any related party of Par Health or its subsidiaries will be on an arm’s length basis and must be approved by a majority of the disinterested directors of the Par Health Board. Any transition services or related agreements or arrangements between Par Health and Mallinckrodt, or any ordinary course compensation arrangements with officers of Par Health, will not be subject to the foregoing.

We expect the Par Health Board to adopt a written related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions.

Credit Agreement

ST 2020, a wholly owned subsidiary of Mallinckrodt that will become a wholly owned subsidiary of Par Health, and the Borrower, a wholly owned subsidiary of ST 2020, are party to the Credit Agreement, with the lenders named therein (including certain related persons, as explained below), Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, and OPY Credit Corp., as trading agent, providing for $1,350,000,000 in aggregate principal amount of the Facilities, comprising (i) the $1,200,000,000 Term Facility and (ii) the $150,000,000 Revolving Facility.

Certain funds managed by Mallinckrodt’s four largest shareholders, GoldenTree Asset Management LP (“GoldenTree”), Silver Point Capital, L.P. (“Silver Point”), Marathon Asset Management GP, L.L.C., (“Marathon”) and Hudson Bay Capital Management (“Hudson Bay”) are lenders under the Credit Agreement. Each of GoldenTree, Silver Point, Marathon and Hudson Bay beneficially owns more than 5.0% of Mallinckrodt’s Ordinary Shares, as explained in the section of this Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management.” The percentage ownership of Par Health Common Stock following the Spin-off and upon the expiration of the Escrow Period will depend upon the number of Qualified Shareholders and Non-Qualified Shareholders that complete the Certification Form and comply with the Certification Procedures and cannot be reliably estimated at this time. However, we expect that GoldenTree, Silver Point, Marathon and Hudson Bay will, after the Spin-off, own more than 5.0% of the shares of Par Health Common Stock and will continue to be lenders under the Credit Agreement.

As of October 27, 2025, funds managed by GoldenTree, Silver Point, Marathon and Hudson Bay had the following aggregate commitments and loans under the Revolving Facility and the Term Facility.

GX Revolving Credit Facility

Manager	Commitments ($)	Commitments (%)
Golden Tree Asset Management	$38,722,222	26%
Silverpoint Capital	$23,769,688	16%
Marathon Asset Management LP	$13,333,333	9%
Hudson Bay Capital Management LP	$10,000,000	7%
Other Managers	$64,174,756	43%
Total	$150,000,000	100%

GX Term Loan Credit Facility

Manager	Loans ($)	Loans (%)
Golden Tree Asset Management	$194,671,609	16%
Silverpoint Capital	$153,555,556	13%
Marathon Asset Management LP	$41,777,778	3%
Hudson Bay Capital Management LP	-	0%
Other Managers	$809,995,058	67%
Total	$1,200,000,000	100%

As of September 26, 2025, the applicable interest rate on loans under the Facilities was approximately 11.31%, the aggregate outstanding principal amount of loans under the Term Facility was $1,200,000,000 and the Revolving Facility was undrawn.

Separation Agreement

The Separation Agreement will identify the assets transferred or to be transferred, the liabilities assumed or to be assumed and the contracts transferred or to be transferred to each of Par Health and Mallinckrodt as part of the separation of the Par Health Business from Mallinckrodt into an independent, privately held company and will provide for when and how these transfers and assumptions will occur. In particular, subject to the terms and conditions contained therein, the Separation Agreement will provide that, among other things:

•	certain assets related to the Par Health Business (“SpinCo Assets”) will be retained by or transferred to Par Health or one of its subsidiaries. Subject to certain exceptions, assets that are exclusively related to the Par Health Business will be SpinCo Assets. After giving effect to the provisions of the Separation Agreement, Par Health will be separated with approximately $230 million of cash or cash equivalents;

•	certain liabilities related to, arising out of or resulting from the Par Health Business or the SpinCo Assets (“SpinCo Liabilities”) will be retained by or transferred to Par Health or one of its subsidiaries; and

•	all of the assets and liabilities (including whether accrued, contingent or otherwise) other than SpinCo Assets and SpinCo Liabilities (“Parent Assets” and “Parent Liabilities,” respectively) will be retained by or transferred to Mallinckrodt.

Except as expressly set forth in the Separation Agreement or any ancillary agreement, neither Mallinckrodt nor Par Health will make any representation or warranty as to the assets, businesses or liabilities transferred or assumed as part of the separation, as to any consents, approvals or notifications required in connection with the transfers, as to the value of or the freedom from any security interests of any of the assets or liabilities, as to the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset, including any accounts receivable, of either of Par Health or Mallinckrodt, or as to the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred, except as expressly set forth in the Separation Agreement or any ancillary agreement. All assets will be transferred on an “as is,” “where is” basis (and, in the case of any real property, by means of a quitclaim or similar form of deed or conveyance), and the respective transferees will bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of any security interests, that any necessary approvals or notifications are not obtained or made, or that any requirements of law or judgments are not complied with.

Information in this Information Statement with respect to the assets and liabilities of Mallinckrodt and Par Health following the Redemption is based on the allocation of such assets and liabilities pursuant to the Separation Agreement, unless the context otherwise requires.

The Redemption

The Separation Agreement will also govern the rights and obligations of the parties regarding the Redemption following the completion of the Separation. Please see the section of this Information Statement entitled “Information About the Transaction” for a detailed description of the Redemption.

Conditions to the Redemption

The Separation Agreement will provide that Redemption is subject to satisfaction (or waiver by Mallinckrodt in its sole and absolute discretion) of certain conditions. These conditions are described under the sections of this Information Statement entitled “Information About the Transaction—Conditions to the Redemption.” The Mallinckrodt Board will have the sole and absolute discretion to determine (and change) the terms of, and to determine whether to proceed with, the Redemption and, to the extent that it determines to so proceed, to determine or change the Record Date for the Redemption, the Redemption Date and the Redemption Consideration.

Claims

In general, each party to the Separation Agreement will assume liability for all pending, threatened and unasserted legal matters relating to, arising out of or resulting from its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Releases

Subject to certain exceptions, the Separation Agreement will provide that Par Health and its subsidiaries (the “SpinCo Group”), and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time before the Redemption, were shareholders, stockholders, directors, officers, agents or employees of any member of the SpinCo Group (in their respective capacities as such) will release: (i) Mallinckrodt and its subsidiaries (excluding Par Health and the SpinCo Group) (the “Parent Group”) and their respective successors and assigns, (ii) all Persons who, before the Redemption, were shareholders, directors, officers, agents or employees of any member of the Parent Group (in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, and (iii) all Persons who, before the Redemption, were shareholders, stockholders, directors, officers, agents or employees of any member of the SpinCo Group and who are not, as of immediately following the Redemption, directors, officers or employees of Par Health or a member of the SpinCo Group, in each case from:

•	all SpinCo Liabilities;

•	all liabilities arising from or in connection with the transactions and all other activities to implement the Separation and the Redemption (including all decisions regarding the allocation of assets and liabilities between the Parent Group and the SpinCo Group and all agreements and arrangements implemented in connection with the Internal Reorganization); and

•	all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before the Redemption in each case to the extent relating to, arising out of or resulting from the Par Health Business, the SpinCo Assets or the SpinCo Liabilities.

Subject to certain exceptions, Mallinckrodt and each member of the Parent Group, and their respective successors and assigns, and, to the extent permitted by Law, all Persons who at any time before the Redemption were shareholders, stockholders, directors, officers, agents or employees of any member of the Parent Group (in their respective capacities as such) will release: (i) Par Health and the members of the SpinCo Group and their respective successors and assigns, and (ii) all Persons who, before the Redemption, were shareholders, stockholders, directors, officers, agents or employees of any member of the SpinCo Group and their respective heirs, executors, administrators, successors and assigns, from:

•	all Parent Liabilities;

•	all liabilities arising from or in connection with the transactions and all other activities to implement the Separation and the Redemption; and

•	all liabilities arising from or in connection with actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing before the Redemption (whether or not such liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue before, at or after the Redemption), in each case to the extent relating to, arising out of or resulting from the Mallinckrodt Business, the Parent Assets or the Parent Liabilities.

Indemnification

Subject to certain exceptions, Par Health and the other members of the SpinCo Group will indemnify, defend and hold harmless Mallinckrodt, each member of the Parent Group, and each of their respective past, present and future directors, officers, employees and agents (in their respective capacities as such) and each of the heirs, executors, successors and assigns, from and against all liabilities relating to, arising out of or resulting from, directly or indirectly:

•	any SpinCo Liabilities;

•	Par Health’s or any other Person’s failure to pay, perform or otherwise promptly discharge any of the SpinCo Liabilities in accordance with their respective terms, whether before, at or after the Redemption;

•	any breach by Par Health or any member of the SpinCo Group of the Separation Agreement or any of the ancillary agreements;

•	except to the extent relating to a Parent Liability, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of any member of the SpinCo Group by any member of the Parent Group that survives the Redemption; and

•	any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in the Separation Agreement or necessary to make the statements in the Separation Agreement not misleading, with respect to all information contained in the Information Statement (as amended or supplemented) or other related disclosure documents, except for the Specified Parent Information (as defined below).

Subject to certain exceptions, Mallinckrodt and the other members of the Parent Group will indemnify, defend and hold harmless Par Health, each member of the SpinCo Group, and each of their respective past, present and future directors, officers, employees or agents (in their respective capacities as such) and each of their heirs, executors, successors and assigns, from and against all liabilities relating to, arising out of or resulting from, directly or indirectly:

•	any Parent Liabilities;

•	Mallinckrodt’s or any other Person’s failure to pay, perform or otherwise promptly discharge any Parent Liabilities in accordance with their terms, whether before, at or after the Redemption;

•	any breach by Mallinckrodt or any member of the Parent Group of the Separation Agreement or any of the ancillary agreements;

•	except to the extent it relates to the SpinCo Liabilities, any guarantee, indemnification or contribution obligation, surety bond or other credit support agreement, arrangement, commitment or understanding for the benefit of any member of the Parent Group by any member of the SpinCo Group that survives the Redemption; and

•	any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated in the Separation Agreement or necessary to make the statements in the Separation Agreement not misleading, with respect to certain statements made explicitly in Mallinckrodt’s name and set forth on a schedule (the “Specified Parent Information”).

The Separation Agreement will also establish procedures with respect to claims subject to indemnification and related matters. Indemnification with respect to taxes, and the procedures related thereto, will be governed by the tax matters agreement.

Insurance

The Separation Agreement will provide for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences before the Redemption and set forth procedures for the administration of insured claims and related matters.

Further Assurances

In addition to the actions specifically provided for in the Separation Agreement, each of Mallinckrodt and Par Health agree to use its reasonable best efforts before, on and after the Redemption, to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation Agreement and the ancillary agreements.

Dispute Resolution

The Separation Agreement will contain provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims arising out of or relating to the Separation Agreement or any ancillary agreement. These provisions will contemplate that efforts will be made to resolve disputes, controversies and claims through a transition committee. If the efforts are not successful, then Mallinckrodt and Par Heath will attempt to resolve the dispute, controversy or claim through good-faith negotiations by executives of the parties who hold, at a minimum, the title of Senior Vice President, before escalating the matter to the Chief Executive Officers of the parties. If such efforts are not successful, one of the parties in dispute may submit the dispute, controversy or claim to mandatory mediation. If such efforts are still not successful, then either party may commence litigation; additionally, if one party fails to participate in mediation, then the other party may commence litigation, in each case, subject to or as otherwise set forth in the provisions of the Separation Agreement.

Expenses

Except as expressly set forth in the Separation Agreement or in any ancillary agreement, the party incurring the expense will be responsible for all fees, costs and expenses incurred in connection with the separation before the Redemption.

Other Matters

Other matters governed by the Separation Agreement will include, among others, approvals and notifications of transfer, termination of intercompany agreements, shared contracts, transition committee provisions, confidentiality, access to and provision of records, privacy and data protection, production of witnesses, privileged matters and financing arrangements.

Amendment and Termination

The Separation Agreement will provide that it and related ancillary agreements may be terminated, and the Redemption may be amended, modified or abandoned, at any time before the Redemption Date by Mallinckrodt in the sole and absolute discretion, without the approval or consent of any other Person, including Par Health.

The Separation Agreement will provide that no provision of the Separation Agreement or any ancillary agreement may be waived, amended, supplemented or modified by a party without the written consent of the party against whom it is sought to enforce such waiver, amendment, supplement or modification. After the Redemption, the Separation Agreement may not be terminated, except by an agreement in writing signed by both Par Health and Mallinckrodt. In the event of a termination of the Separation Agreement before the Redemption, no party, nor any of its directors, officers or employees, will have any liability or further obligation to the other party by reason of the Separation Agreement.

Transition Services Agreement

In connection with the Spin-off, Mallinckrodt and Par Health will enter into the transition services agreement pursuant to which Mallinckrodt and Par Health and their respective affiliates will provide each other, on an interim, transitional basis, various services, including, but not limited to, information technology, finance, regulatory compliance, operational, and human resources. The agreed-upon charges for such services are generally set forth on the applicable schedules to the transition service agreement and are intended to allow the servicing party to charge a price comprised of out-of-pocket costs and expenses and a predetermined profit in the form of a mark-up of such out-of-pocket expenses. The services will commence on the Redemption Date and terminate no later than the date that is the twenty-four (24) month anniversary of the Redemption Date. The transition service agreement provides for certain early termination rights for both the respective service recipient and service provider.

Subject to certain exceptions, the liabilities of the party providing services under the transition services agreement will generally be limited to the aggregate charges paid or payable to such party under the transition service agreement over the previous 12 months or since the date of the transition service agreement (if before the first anniversary of the transition service agreement) with respect to the services giving rise to such liability. The transition services agreement also will provide that the party providing services will not be liable to the recipient of such service for any lost profits, special, indirect, incidental, consequential, punitive, exemplary, remote, speculative or similar damages.

Tax Matters Agreement

In connection with the Spin-off, Mallinckrodt and Par Health will enter into a tax matters agreement that will govern the parties’ respective rights, responsibilities and obligations with respect to taxes, including responsibility for tax liabilities, entitlement to tax refunds and other tax benefits, allocation of tax attributes, preparation and filing of tax returns, control of audits and other tax proceedings and other matters relating to taxes, including cooperation and information sharing with respect to tax matters.

Under the tax matters agreement, each of Mallinckrodt and Par Health generally will be responsible for any U.S. federal, state, local or foreign taxes (and any related interest or penalties) imposed with respect to tax returns that it or its respective subsidiaries are obligated to file with respect to taxable periods (or portions thereof) that end on, before, or after the date of the Redemption (including taxes imposed on a consolidated, combined, unitary or similar tax group that includes both Mallinckrodt (and/or any of its subsidiaries), on the one hand, and Par Health (and/or any of its subsidiaries), on the other hand). However, (a) special rules will apply with respect to certain non-income taxes imposed in connection with the Separation, (b) Mallinckrodt will be responsible for any taxes resulting from any breach of any representation or covenant made by Mallinckrodt in the tax matters agreement or other separation-related agreements, and (c) Par Health will be responsible for any taxes resulting from any breach of any representation or covenant made by Par Health in the tax matters agreement or other separation-related agreements.

Pursuant to the tax matters agreement, Par Health will represent that it has no plan or intention of taking any action, or failing to take any action (or causing or permitting any of its subsidiaries to take or fail to take any action), and that it knows of no circumstance that would or could reasonably be expected to adversely affect, jeopardize or prevent the qualification of the Share Redemption (as defined in the section of this Information Statement entitled, “Material U.S. Federal Income Tax Consequences”), together with certain related transactions, from qualifying as a “reorganization” pursuant to Sections 368(a)(1)(D) and 355 of the Code.

Employee Matters Agreement

Par Health and Mallinckrodt will enter into an employee matters agreement in connection with the Spin-off to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement will govern certain compensation and employee benefit obligations with respect to the former employees of Mallinckrodt and current employees and non-employee directors of each company. The employee matters agreement will provide that, unless otherwise specified, each party will generally be responsible for liabilities associated with employees of such party and its subsidiaries for purposes of post-separation compensation and benefit matters. The employee matters agreement will also govern the treatment of equity-based awards granted by Mallinckrodt before the separation.

Manufacturing and Supply Agreement

A subsidiary of Par Health (“Supplier”) and a subsidiary of Mallinckrodt (“Buyer”) will enter into a manufacturing and supply agreement under which Supplier will manufacture, label, package and serialize certain Xiaflex and Xiaflex diluent, in accordance with Buyer’s specifications. Additionally, Supplier and Buyer may agree that Supplier will manufacture and supply additional drug products. Buyer will, at no charge, supply, or arrange for a third party to supply, all the APIs needed to manufacture the finished products, provided that Supplier use the APIs exclusively to manufacture finished products for Buyer. Additionally, the agreement will cover the type and quantity of services provided, the intellectual property rights of Buyer and Seller, and production and purchase obligations. Unless earlier terminated, the agreement will remain in effect for five years, after which, the agreement will automatic renewal for an additional two years.

Amended and Restated Multi-Tenant Lease Agreement

A subsidiary of Mallinckrodt (“Tenant”) and a subsidiary of Par Health (“Landlord”) will be parties to an amended lease agreement in connection with the Spin-off. Under the amended lease, Tenant will lease two suites, certain office space, and a building from Landlord. The initial term of the lease expires on October 31, 2027, unless earlier terminated. Tenant may terminate the lease at any time upon six month’s advance written notice. Tenant may extend the lease for up to three one-year renewal terms by giving Landlord written notice before the end of the then current term. The initial annual base rent under the lease will cover all expenses, costs, fees, impositions and taxes related to the premises, unless Tenant requests extra services. Tenant needs Landlord’s prior written consent to assign its interest under the lease. However, Tenant may assign to an affiliate without Landlord’s prior written consent.

BOARD OF DIRECTORS AND MANAGEMENT

Executive Officers Following the Spin-off

The following table sets forth information regarding individuals who are expected to serve as Par Health’s executive officers, including their positions, after the Spin-off. While some of these individuals currently serve as executive officers of Mallinckrodt, after the Spin-off, none of Par Health’s executive officers will be executive officers or directors of Mallinckrodt. Par Health also intends to appoint a Chief Scientific Officer to provide strategic direction for research and development organization. The search for Par Health’s Chief Scientific Officer is ongoing as of October 30, 2025.

Set forth below are the names, ages as of October 30, 2025, and expected positions of our executive officers.

Name	Age	Title
Stephen Welch	48	President and Chief Executive Officer
Jack Boyle	50	Chief Financial Officer
Andrew Gonce	48	Chief Operations Officer
Kass Harrold	46	Chief Administrative Officer
Jake Longenecker	48	Chief Commercial Officer, Generics
Matthew Maletta	54	Chief Legal Officer and Corporate Secretary
Mick McGuinness	62	Chief Quality Officer
Teresa Sanzottera	58	Chief Information Officer
Scott Sims	56	Chief Commercial Officer, Sterile Injectables
Jeffrey Wiegers	53	Chief Transformation Officer

Set forth below is a brief description of the position and business experience of each of our expected executive officers.

Stephen Welch serves as President and Chief Executive Officer, bringing more than 20 years of experience spanning corporate finance, strategic leadership, and pharmaceutical operations. Before leading Par Health, Mr. Welch held senior leadership roles at Mallinckrodt Pharmaceuticals, including Executive Vice President and Head of Specialty Generics, Senior Vice President and General Manager of Specialty Generics, Chief Financial Officer of Specialty Generics, Chief Transformation Officer, Chief of Staff to the President and CEO, and Vice President of Corporate Strategy. He joined Mallinckrodt in 2012 in the tax department, focused primarily on mergers and acquisitions transactions and business integrations. Before joining Mallinckrodt, Mr. Welch led the tax functions at Human Genome Sciences, Inc., a formerly publicly listed biopharmaceutical company, and PharMerica Corporation, a pharmacy services provider. He began his career at PricewaterhouseCoopers LLP. Mr. Welch holds a Juris Doctor from the Georgetown University Law Center and a Bachelor of Arts in Political Science from California State University, Bakersfield. He also completed the Advanced Management Program at Harvard Business School.

Jack Boyle serves as Chief Financial Officer, leading the global finance organization including financial planning and analysis (FP&A), accounting, reporting, and internal controls. He helps shape Par Health’s financial strategy and drives long-term value creation. Mr. Boyle has more than 25 years of financial leadership experience. Before Par Health, he held senior roles at Endo, Inc. (now known as Endo LP) and its predecessor Endo International plc, for 17 years, including Senior Vice President, Corporate Development & Treasurer, and Senior Vice President, Controller & Chief Accounting Officer. He also led functions such as FP&A, branded and international finance, and internal audit. He began his career in public accounting at Ernst & Young LLP, working in both the United States and the U.K. Mr. Boyle is a licensed Certified Public Accountant in Pennsylvania and holds an MBA from the Leonard N. Stern School of Business at New York University and a Bachelor of Science in Accounting from Bucknell University.

Andrew Gonce serves as Chief Operations Officer, leading global operations with a focus on supply chain optimization, efficiency, and manufacturing excellence. Mr. Gonce brings deep expertise in manufacturing, commercial strategy, and operational transformation across the pharmaceutical industry. Before Par Health, Mr. Gonce worked at Mallinckrodt Pharmaceuticals beginning in 2019 and most recently served as Senior Vice President, Commercial and Strategy, where he led sales, commercial operations, business development and strategic initiatives for the Mallinckrodt Specialty Generics business. Before joining Mallinckrodt, Mr. Gonce held leadership roles in strategy, quality operations, and global manufacturing at multiple pharmaceutical companies, and spent nearly a decade at McKinsey & Company in the Pharma Operations practice, focused on global manufacturing. Mr. Gonce holds an MBA from the University of Virginia Darden School of Business and two engineering degrees from Duke University.

Kass Harrold serves as Chief Administrative Officer, leading human resources, communications, compliance, and other key functions that support Par Health’s operations and risk management programs. Ms. Harrold brings more than 20 years of leadership experience across compliance, corporate affairs, and legal functions within the pharmaceutical and specialty chemical industries. Before Par Health, she worked at Mallinckrodt Pharmaceuticals beginning in 2013, where she held various senior roles, most recently serving as Executive Vice President and Chief Compliance Officer. In that capacity, she led the global integrity and compliance program and oversaw the implementation of both the Mallinckrodt OI and the Corporate Integrity Agreement. Her earlier roles at Mallinckrodt included leading trade compliance, advising senior leadership as senior staff liaison, and managing business support functions and enterprise risk management. Before Mallinckrodt, Ms. Harrold was in-house counsel at Solutia Inc., advising on labor and employment matters, litigation and global compliance. Ms. Harrold holds a Juris Doctor and Bachelor of Science in Business Administration from Duquesne University. She was recognized as Mallinckrodt’s 2016 Healthcare Businesswomen’s Association Rising Star and is a member of the Pharmaceutical Compliance Forum.

Jake Longenecker serves as Chief Commercial Officer, Generics, leading global commercial operations with a focus on revenue growth, product launch strategies, and customer partnerships across generic and API pharmaceutical markets. Mr. Longenecker brings over 24 years of industry experience at the intersection of commercial strategy and operational execution. Before Par Health, he spent more than two decades at Mallinckrodt Pharmaceuticals, progressing through a series of leadership roles, including Vice President of Sales & Commercial Operations for Generics, Vice President of Global Sales, and Executive Director of National Accounts for Specialty Generics. Earlier in his career, he held roles in product management and operations, gaining expertise in supply chain integration and demand planning. He holds an MBA from Webster University and a Bachelor of Science in Biology from the University of Missouri.

Matthew Maletta serves as Chief Legal Officer, with global responsibility for all legal matters. He also leads Par Health’s government affairs function. Mr. Maletta has 30 years of experience in legal affairs and corporate governance, with a focus on complex transactions, litigation and other strategic initiatives. From 2015 to 2025, he served as Executive Vice President and Chief Legal Officer of Endo International plc and then Endo, Inc. (now known as Endo LP), and concurrently served as Corporate Secretary of those entities from 2020 to 2025. Before joining Endo, Mr. Maletta served as Allergan plc’s (“Allergan”) primary corporate attorney from 2002 to 2015, including as Vice President from 2005 to 2015. In that role, he provided legal support for major transactions, public company compliance, and corporate governance, while also supporting business units and other corporate functions. His prior roles at Allergan included Corporate Secretary, Assistant Secretary, and Interim Head of Human Resources. Before joining Allergan, Mr. Maletta practiced law at leading law firms, focusing on corporate governance, securities, finance, and transactional matters. Mr. Maletta holds a Juris Doctor and a Bachelor of Arts in Political Science from the University of Minnesota.

Mick McGuinness serves as Chief Quality Officer, leading Par Health’s global quality strategy, advancing operational performance and a strong quality culture across all operations. Mr. McGuinness brings over 30 years of experience in quality, technical, and manufacturing leadership across multiple continents. Before Par Health, Mr. McGuinness served as Global Head of Quality and Compliance, at Endo, Inc. (now known as Endo LP) and its predecessor entity, Endo International plc, where he led the design and implementation of global quality frameworks and compliance programs to support regulatory standards and product excellence. Mr. McGuinness is a Graduate of the Royal Society of Chemistry, having studied at the University of Hertfordshire.

Teresa Sanzottera serves as Chief Information Officer, leading IT strategy, infrastructure, cybersecurity, and enterprise information initiatives while partnering across the business to align technology with strategic priorities and ensure continuity and performance. Ms. Sanzottera brings more than 25 years of experience in IT strategy, governance, operations, risk management, and emerging technologies. Her leadership roles include Vice President of IT at Barry-Wehmiller, where she led major transformation initiatives and launched the enterprise AI Committee, and Vice President and CIO for Mallinckrodt’s Specialty Generics business. She also contributes to the broader tech ecosystem through advisory board and committee assignments. Ms. Sanzottera holds an MBA from Maryville University, a bachelor’s degree in international studies from Webster University, and executive certificates in Strategy and Innovation and Leadership from the Massachusetts Institute of Technology.

Scott Sims serves as Chief Commercial Officer, Sterile Injectables, leading commercial strategy and execution across Par Health’s sterile injectables portfolio, with a focus on growth, performance, and strategic alignment. Mr. Sims has over 30 years of pharmaceutical leadership experience in commercial operations, strategic marketing, and business development. Before Par Health, he served as Senior Vice President & General Manager at Endo, Inc. (now known as Endo LP) and its predecessor Endo International plc, overseeing its injectable and generics businesses. His earlier roles include senior positions at Endo, Par Pharmaceutical, Bedford Laboratories, Fleming Pharmaceuticals, and Mallinckrodt Pharmaceuticals, where he built commercial infrastructure, launched products, and drove growth across branded and generic injectable portfolios. He studied International Business at Seton Hall University, holds a Bachelor of Science in Marketing from Southern Illinois University, and has completed executive programs at Northwestern University’s Kellogg School of Management.

Jeffrey Wiegers serves as Chief Transformation Officer, responsible for integration efforts, capturing synergies, and overseeing Environmental, Health, and Safety (EH&S) to support operational efficiency, quality excellence, and sustainable performance. Mr. Wiegers has over 25 years of leadership experience in quality and operations within complex pharmaceutical environments. Before Par Health, he served as Vice President of Quality and Global EH&S at Mallinckrodt Pharmaceuticals managing a team of over 200 professionals across the United States, Canada, and the EU, overseeing all Current Good Practices (cGxP) activities and supporting the company’s strong compliance performance. His previous roles include Vice President of Quality Operations and Senior Director of Quality and Operations Integration. Mr. Wiegers holds a Bachelor of Science in Chemistry from the University of Illinois Urbana–Champaign and is a former board member of the Missouri Valley Chapter of the Parenteral Drug Association (PDA).

Board of Directors Following the Spin-off and Director Independence

It is expected that at least three of our directors at the closing of the Redemption will be independent directors. To qualify as an “independent director,” a director must be (i) independent of Par Health as determined in good faith by the Par Health Board and consistent with the New York Stock Exchange Listing Standards and (ii) independent of any shareholder of Par Health that beneficially owns (or, following the Spin-off, is reasonably expected to beneficially own) more than 4% of the outstanding shares of Par Health Common Stock, as determined in good faith by the Par Health Board (including by not having, and not having had within the last 12 months, an employment relationship with any such shareholder), and no director whose status as an “independent director” is being assessed by the Par Health Board will have any voting power with respect to such determination.

Set forth below is a brief description of the business experience for each of our expected directors, as of October 30, 2025, other than Stephen Welch, who is expected to hold the directorship reserved for the Chief Executive Officer and whose biographical information is provided in the section of this Information Statement entitled “Executive Officers Following the Spin-off.”

Michael Heffernan, age 61, is expected to serve as the Chair of the Par Health Board and as an independent director in connection with the completion of the Spin-off. A seasoned biotech entrepreneur and operator, Mr. Heffernan founded and served as President and Chief Executive Officer of Collegium Pharmaceutical, Inc., a specialty pharmaceutical company engaged in development and commercialization of medicines for pain management, until June 2018, and later served as chairman of the board until 2025. He has successfully led multiple companies through growth stages, commercialization, and strategic transactions, including Onset Dermatologics, a dermatology company that developed and marketed prescription skincare products, which Mr. Heffernan founded and spun out of Collegium to create PreCision Dermatology, Inc., which was later sold to Valeant. Mr. Heffernan previously held positions as co-founder and CEO of Clinical Studies Ltd., a pharmaceutical contract research organization that was sold to PhyMatrix Corp., a medical practice management company, and later as CEO and Chairman of PhyMatrix Corp. He has also been an advisor, investor, and board member for a number of biopharma, medical device, and healthcare services companies.

Mr. Heffernan’s qualifications to serve on the Par Health Board include his entrepreneurial leadership, deep operational expertise in the biopharmaceutical and healthcare sectors, and a proven track record of guiding companies through commercialization and strategic transactions.

Josh Murray, age 41, is expected to serve on the Par Health Board as the Designated Director elected by the First Designating Holder in connection with the completion of the Spin-off. After earning a degree in History from Harvard College in 2006, Mr. Murray took a job at Goldman Sachs working as an analyst in the Investment Banking Division in New York. During his career at Goldman Sachs, Mr. Murray worked across a number of different business units, most recently on the Capital Markets team focused on raising equity and equity-linked capital for companies in the healthcare and technology sectors. In the Fall of 2017, Mr. Murray relocated to the San Francisco office of Goldman Sachs and became a Managing Director later that year. He eventually left the firm in May 2021 after nearly 15 years and joined a biotech company called Orca Bio. At Orca Bio, a late-stage private company focused on stem cell therapy for terminal blood cancer patients, Mr. Murray manages the firm's overall financial and strategic direction as Chief Financial Officer and Head of Strategy. In addition, Mr. Murray is a member of the board of directors of Corcept Therapeutics, a publicly-traded biotechnology company based in Menlo Park engaged in the discovery and development of medications know to treat severe endocrinologic, oncologic, metabolic and neurologic disorders, and is also a member of the board of directors of Beyond Meat, a publicly-traded plant-based meat company based in El Segundo, California, where he is also the chairman of the nominating and governance committee.

Mr. Murray’s qualifications to serve on the Par Health Board include his leadership in financial strategy, background in capital markets and equity financing for healthcare and technology companies, and extensive experience guiding both private and public companies through strategic growth, governance, and value creation.

Matthew Stober, age 58, is expected to serve on the Par Health Board as an independent director in connection with the completion of the Spin-off. Mr. Stober is a senior biologics operations executive with extensive technical and cross-functional experience in complex, challenging environments, initiating metric-driven business improvements, technical process improvements and new product launches. For the past six years, Mr. Stober has served as CEO of venture capital and private equity-backed companies in the life sciences industry. Mr. Stober currently serves as CEO of Argenta, a global animal health CRO/CDMO, a position he has held since September 2025. Mr. Stober served as Corporate Vice President of U.S. Pharmaceutical Operations of Hospira, a leading provider of injectable drugs and infusion technologies, from December 2011 to April 2013, and Senior Vice President of Operations from April 2013 until Hospira was acquired by Pfizer in September 2015. From January 2020 to December 2022, Mr. Stober served as President and CEO of Istari Oncology, a clinical-stage company focused on immune-oncology and immunotherapy. In April 2022, Mr. Stober also joined CastelVax, a development stage vaccine company, as CEO. In December 2022, Mr. Stober transitioned to the respective boards of directors of Istari and CastelVax, and became CEO of Abzena, a contract research and development services organization. Mr. Stober left Abzena in July 2025 before taking his current position at Argenta. Mr. Stober currently serves on the boards of Atlas Clinical Research and Gemini Bio, and has previously served on the boards of Leiters, Istari, CastelVax, and X-Vax Technology, Inc.

Mr. Stober’s qualifications to serve on the Par Health Board include his deep expertise in technical and cross-functional execution, leadership in biologics operations, and a strong track record of driving innovation, operational transformation, and strategic growth across clinical-stage and commercial life sciences organizations.

Jonathan Zinman, age 45, is expected to serve on the Par Health Board as an independent director in connection with the completion of the Spin-off. Mr. Zinman has served as a director of Mallinckrodt since November 2023. Mr. Zinman currently serves as the managing member of JZ Advisors LLC (JZA), a firm that invests in and provides strategic advice for businesses and investors across a diverse set of industries. Mr. Zinman has more than 17 years of industry experience, including as an investment analyst specializing in event-driven, process-intensive and post-reorganization situations, a board member for growing companies emerging from various forms of distress, and as a restructuring lawyer. Prior to founding JZA, Mr. Zinman served as a managing director at Silver Point Capital (2019 to September 2024). He has also served as a managing director at Solus Alternative Asset Management LP (2012 to 2019) and as an attorney at Kirkland & Ellis (2007 to 2012). He served as a board observer for Endo, Inc. from April 2024 to January 2025. In addition to our board, Mr. Zinman currently serves on the boards of directors of Tradesmen International, LLC, Belk, Inc, MP Topco Holdings, LLC (also known as Maker's Pride) and Azul Airlines. Mr. Zinman received his JD and MBA from the University of Michigan Law School and Stephen M. Ross School of Business, and his BA from Duke University.

Mr. Zinman's qualifications to serve on the Par Health Board include his leadership, strong track record of maximizing shareholder value, and expertise in strategies that optimize financial and operational execution and transformation for companies emerging from holistic reorganizations.

DESCRIPTION OF PAR HEALTH CAPITAL STOCK

The following briefly summarizes the material terms of Par Health’s capital stock and organizational documents, as will be contained in Par Health’s amended and restated certificate of incorporation and amended and restated bylaws following the Spin-off. These summaries do not describe every aspect of Par Health’s capital stock or organizational documents, and are subject to all the provisions of Par Health’s amended and restated certificate of incorporation and amended and restated bylaws that will be in effect at the time of the Redemption, which you should read for complete information on Par Health’s capital stock as of the time of the Redemption. Mallinckrodt will include Par Health’s amended and restated certificate of incorporation and amended and restated bylaws, as in effect at the time of the Redemption, in a Current Report on Form 8-K filed with the SEC following the Spin-off. The following also summarizes certain relevant provisions of the Delaware General Corporation Law (the “DGCL”) applicable to Par Health. As used herein, the term “Board” refers to the Board of Directors of Par Health, the term “amended and restated certificate of incorporation” refers to the amended and restated certificate of incorporation of Par Health, and the term “amended and restated bylaws” refers to the amended and restated bylaws of Par Health.

Authorized Capital Stock

As of the date of this Information Statement, the total number of shares of all classes of capital stock Par Health is authorized to issue is 1,000,025,000 shares, including 500,000,000 shares of authorized Par Health Common Stock, 25,000 shares of authorized Class A Common Stock, par value $0.01 per share and 500,000,000 shares of authorized Preferred Stock, par value $0.01 per share.

Following the Spin-off, the amended and restated certificate of incorporation will provide that Par Health’s authorized capital stock will consist of 500,000,000 shares of Par Health Common Stock, and 500,000,000 shares of preferred stock, par value $0.01 per share. The Board may establish the rights, powers and preferences of the preferred stock from time to time.

Par Health Common Stock

Voting Rights. Holders of Par Health Common Stock will be entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors, subject to the terms summarized in the section entitled “—Director Matters”. Par Health shareholders will not be entitled to cumulative voting in the election of directors. Unless a different vote is required by applicable law, any regulation applicable to Par Health or its securities, or specifically required by the amended and restated certificate of incorporation or amended and restated bylaws (including as discussed below in the section entitled “—Certain Anti-Takeover Provisions of Par Health’s Amended and Restated Certificate of Incorporation, Par Health’s Amended and Restated Bylaws and Delaware Law—Amendment of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws”), if a quorum exists at any meeting of shareholders, shareholders will have approved any matter if a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on such matter are voted in favor of such matter. Subject to the rights of the holders of any future series of preferred stock to elect directors under specified circumstances, if a quorum exists at any meeting of shareholders, shareholders will have approved the election of a director if a majority (or, if the number of nominees exceeds the number of directors to be elected at such meeting of shareholders, a plurality) of the votes cast on such matter by holders of shares present in person or represented by proxy at such meeting and entitled to vote for the election of such director are in favor of such election, subject to the terms summarized in the section entitled “—Director Matters”. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (excluding abstentions).

Dividend Rights. Subject to preferences that may be applicable to any shares of preferred stock that the Board may designate and issue in the future, holders of Par Health Common Stock will be entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor if the Board, in its discretion, determines to issue dividends and only then at the times and in the amounts that the Board may determine. The amended and restated certificate of incorporation of Par Health will provide that the Board will consult with each holder of 4% or more of the then outstanding shares of Par Health Common Stock at least 20 business days prior to declaring any dividend or distribution regarding the tax efficiency of such dividend or distribution.

Liquidation Rights. Upon liquidation, dissolution or winding up of Par Health, holders of Par Health Common Stock will be entitled to receive their ratable share of the net assets of Par Health available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock that the Board may designate and issue in the future.

Other Matters. Holders of Par Health Common Stock will have no subscription, redemption or conversion rights. Certain shareholders of Par Health will have preemptive rights, as discussed below. There will be no redemption or sinking fund provisions applicable to Par Health Common Stock. The rights, preferences and privileges of holders of Par Health Common Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Board may designate and issue in the future.

Preferred Stock

The Board will have the authority, subject to any limitations imposed by Delaware law, without any further vote or action by Par Health shareholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and relative, participating, optional and other special rights of the shares of each series, including, without limitation:

•	dividend rates;

•	conversion rights;

•	designation rights and voting power;

•	terms of repurchase or redemption, including any restrictions on repurchase or redemption as a result of arrearage in the payment of dividends or sinking fund installments;

•	liquidation preferences;

•	sinking fund terms; and

•	the number of shares constituting each series.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of Par Health Common Stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of Par Health liquidation, dissolution or winding-up before any payment is made to the holders of shares of Par Health Common Stock.

The Board may authorize the issuance of preferred stock with voting powers or conversion rights that could adversely affect the voting power or other rights of the holders of Par Health Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of Par Health outstanding voting stock, and may adversely affect the price of Par Health Common Stock and the voting and other rights of the holders of Par Health Common Stock.

Director Matters

Board Composition

It is expected that the Board will initially consist of five directors. Thereafter, the amended and restated certificate of incorporation will provide that the number of directors may be increased or decreased from time to time by the Board, subject to a floor on the number of directors, which will be the greater of five and the number of directors required to accommodate the required number of Designated Directors (as defined below), the Chief Executive Officer of Par Health and at least three independent directors (as defined below) that are not Designated Directors. To qualify as an “independent director”, a director must be (i) independent of Par Health as determined in good faith by the Board and consistent with the New York Stock Exchange Listing Standards and (ii) independent of any shareholder of Par Health that beneficially owns (or, following the Spin-off, is reasonably expected to beneficially own) more than 4% of the outstanding shares of Par Health Common Stock, as determined in good faith by the Board (including by not having, and not having had within the last 12 months, an employment relationship with any such shareholder), and no director whose status as an “independent director” is being assessed by the Board will have any voting power with respect to such determination.

The expected initial Board as of the closing of the Redemption is set forth in the section of this Information Statement entitled “Board of Directors and Management” and is anticipated to be composed of the Chief Executive Officer of Par Health, the Designated Director elected by the First Designating Holder (as defined below), and three additional independent directors.

The rights of the Designating Holders and provisions relating to Designated Directors described herein will terminate if the shares of Par Health Common Stock become registered under the Exchange Act.

The Chair of the Board will be selected by the affirmative vote of a majority of the Board.

Nominations, Election and Removal

The amended and restated certificate of incorporation will provide that the Board will nominate and recommend candidates to be elected to the Board (subject to the rights of the Designating Holders), except that the Designated Directors (as defined below) will not have any voting power in their capacity as directors regarding the nomination of candidates by the Board, or the appointment of individuals to fill vacancies on the Board or newly-created directorships.

Under the amended and restated certificate of incorporation, certain shareholders of Par Health will be entitled to elect directors to the Board. The amended and restated certificate of incorporation of Par Health will provide for such rights to shareholders who meet a specified ownership threshold of Par Health Common Stock, based on ownership of Par Health Common Stock as of the date of the Spin-off and, thereafter, any record date for an annual meeting of shareholders of Par Health (as applicable, the “Measurement Date”). Particularly, the amended and restated certificate of incorporation will provide for certain director nomination and voting rights for any person who (i) was a shareholder at the time of the Spin-off and (ii) holds 20% of the then outstanding shares of Par Health Common Stock as of the applicable Measurement Date immediately preceding the period beginning on the date immediately following the Spin-off and ending on the day immediately preceding the first annual meeting of Par Health following the Spin-off and, thereafter, the period beginning on the date of any annual meeting of Par Health and ending on the day immediately preceding the following annual meeting of Par Health (such period, the “Applicable Period”) and who, prior to the Spin-off and, thereafter on or prior to the Measurement Date immediately preceding the Applicable Period delivers a written notice to Par Health electing to be a Designating Holder for such Applicable Period (such shareholder, a “Designating Holder”). Any director whose election will be voted on only by a Designating Holder during the relevant Applicable Period, as specified below, is referred to as a “Designated Director.”

The number of individuals that each Designating Holder may elect will depend on how many shares of issued and outstanding Par Health Common Stock such shareholder beneficially owns as of the applicable Measurement Date for the Applicable Period. Specifically:

(i)            the shares beneficially owned by the Designating Holder that, as among all Designating Holders, holds the greatest number of shares of Par Health Common Stock as of the Measurement Date immediately preceding such Applicable Period (the “First Designating Holder”) will have 100% of the voting power with respect to the nomination and election of (a) one director, if the First Designating Holder beneficially owns at least 20% of Par Health Common Stock but less than 40% of Par Health Common Stock (“First Ownership Threshold”) as of the relevant Measurement Date and (b) two directors, if the First Designating Holder beneficially owns at least 40% of Par Health Common Stock (“Second Ownership Threshold”) as of the relevant Measurement Date, and all other shares of Par Health Common Stock will have no voting power on the election of such director(s); and

(ii)            the shares beneficially owned by the Designating Holder that, as among all Designating Holders, holds the second greatest number of shares of Par Health Common Stock as of the Measurement Date immediately preceding the Applicable Period (the “Second Designating Holder”) will have 100% of the voting power with respect to the nomination and election of one director, and all other shares will have no voting power on the election of such director.

No decrease in beneficial ownership of Par Health Common Stock by the First Designating Holder or the Second Designating Holder during any Applicable Period will result in it losing its status as such or as a Designating Holder for such Applicable Period, provided that (a) in the case of First Designating Holder, if such decrease in beneficial ownership results in the First Designating Holder no longer satisfying the Second Ownership Threshold, for the remainder of the Applicable Period it will only have voting power with respect to the election of one Designated Director, and if such decrease in beneficial ownership results in the First Designating Holder no longer satisfying the First Ownership Threshold, for the remainder of the Applicable Period it will not have voting power with respect to the election of any Designated Directors and (b) in the case of the Second Designating Holder, if such decrease in beneficial ownership results in the Second Designating Holder no longer satisfying the First Ownership Threshold, for the remainder of the Applicable Period it will not have voting power with respect to the election of any Designated Directors.

The amended and restated certificate of incorporation will provide that the shares of Par Health Common Stock beneficially owned by any Designating Holder will have no voting power with respect to the election of any director other than the Designated Directors elected by such Designating Holder. However, in the event a Designating Holder no longer satisfies the First Ownership Threshold, its shares will have full voting power with respect to the election or removal of all directors other than Designated Directors.

The amended and restated certificate of incorporation will also provide that no individual will be qualified for nomination, election (or reelection), or appointment as a director of Par Health if (i) such individual has previously been removed from the Board for cause, (ii) in the case of the directorship reserved for the Chief Executive Officer, such individual is not then serving as the Chief Executive Officer of Par Health, (iii) in the case of the Designated Directors other than the First Designating Holder Primary Director (as defined below), such individual is not an independent director, and (iv) in the case of any director other than the Chief Executive Officer or First Designating Holder Primary Director, the election or appointment of such person to the Board would result in the Board not being composed of a majority of independent directors. For purposes of the amended and restated certificate of incorporation, the “First Designating Holder Primary Director” shall mean the Designated Director elected by the First Designating Holder or, if the First Designating Holder has elected two Designated Directors, the Designated Director elected by the First Designating Holder and identified by the First Designating Holder as such (or, in the absence of such identification, the Designated Director elected by the First Designating Holder whose last name is alphabetically closest to the letter “A”). If the First Designating Holder has elected two Designated Directors, the Designated Director elected by the First Designating Holder that is not the First Designating Holder Primary Director shall, for purposes of the amended and restated certificate of incorporation, be deemed the “First Designating Holder Secondary Director.”

Board Vacancies and Board Size

Except as set forth below, Par Health’s amended and restated certificate of incorporation and amended and restated bylaws will provide that any vacancies, including any newly created directorships, on the Board will be filled by the affirmative vote of the majority of the remaining directors then in office, subject to the restrictions on Designated Directors set forth above, even if such directors constitute less than a quorum, or by a sole remaining director (other than directors elected by the holders of any series of preferred stock). If any Designated Director (or any Replacement Director (as defined below), if applicable) is unable or unwilling to serve as a director for any reason, resigns as a director or is removed as a director, and the Designating Holder that elected such Designated Director or Replacement Director continues to satisfy the relevant ownership threshold, the shares of Par Health Common Stock beneficially owned by such Designating Holder, and only the shares beneficially owned by such Designating Holder, will have voting power with respect to the election of a replacement director (a “Replacement Director”), and the Board will have no right to appoint an individual to the vacancy created by such resignation, removal, or inability to serve.

Terms of Office

The term for each director will end on the first annual meeting after his or her election or appointment as a director, or the earlier of such director’s death, resignation, removal or disqualification. The Chief Executive Officer of Par Health will be disqualified from serving as a director, and his or her term shall end, upon him or her ceasing to be the Chief Executive Officer of Par Health. Any Designated Director other than the First Designating Holder Primary Director will be disqualified from serving as a director, and his or her term shall end, upon a determination by the Board that such Designated Director has ceased to be an independent director. Any independent director (other than, if applicable, the First Designating Holder Primary Director) will be disqualified from serving as a director, and his or her term shall end, upon a determination by the Board that such Designated Director has ceased to be an independent director, if such determination results in the Board not being comprised of a majority of independent directors. The First Designating Holder Secondary Director will be disqualified from serving as a director, and his or her term shall end, upon the First Designating Holder no longer satisfying the Second Ownership Threshold. Any Designated Director (including the First Designating Holder Primary Director and First Designating Holder Secondary Director if the First Designating Holder fails to satisfy both the First Ownership Threshold and Second Ownership Threshold at the same time) will be disqualified from serving as a director, and his or her term shall end, in the event the Designating Holder that elected such Designated Director ceases to satisfy the First Ownership Threshold.

Director Removal

Except as set forth below, the amended and restated certificate of incorporation will provide that shareholders may remove directors with or without cause by the affirmative vote of holders of at least a majority of the voting power of Par Health then outstanding capital stock, provided that, holders of Par Health Common Stock which are not entitled to vote on the election of any director will not be entitled to vote such shares on the removal without cause of such director.

Action by Written Consent

The amended and restated certificate of incorporation will provide that any action that may be taken by the Board without a meeting may be taken by written consent, subject to customary procedures.

Stockholders Rights

Registration Rights

The amended and restated certificate of incorporation will provide that following an initial public offering of Par Health Common Stock, holders of 5% or more of Par Health Common Stock will be entitled to customary demand registration rights and all holders of 2% or more of Par Health Common Stock will be entitled to customary piggyback registration rights. These registration rights will be subject to specified conditions and limitations, including customary lockup agreements and limitations on the number of shares included in any such registration under specified circumstances.

Drag-Along Rights

The amended and restated certificate of incorporation will include provisions that provide that, to the fullest extent permitted by law, for so long as the Par Health Common Stock is not registered under the Exchange Act, if one or more Par Health shareholders that collectively hold a majority of the outstanding shares of Par Health Common Stock (each such shareholder, a “Selling Holder”) proposes to transfer all of the Par Health Common Stock owned by such Selling Holders to a third party not affiliated with such Selling Holder, then each shareholder that is not a Selling Holder (each, a “Dragged Holder”), at the election of such Selling Holders with the approval of the Board (any such transfer for which such election and approval is provided, a “Drag-Along Sale”), will include all of such Dragged Holder’s shares of Par Health Common Stock in such Drag-Along Sale, subject to certain requirements; provided that any such sale of such Dragged Holder’s shares of Par Health Common Stock will be on the same terms and conditions applicable to the other holders. No Dragged Holder will be required to agree to any restrictive covenants, other than customary confidentiality covenants.

Tag-Along Rights

Under the amended and restated certificate of incorporation, for so long as Par Health Common Stock is not registered under the Exchange Act, shareholders who hold more than 1.5% of the outstanding shares of Par Health Common Stock will have customary tag-along rights with respect to any transfer (or series of related transfers) by one or more shareholders, in one or a series of related transactions, of at least 25.0% of the outstanding shares of Par Health Common Stock (each, a “Primary Seller”), and will have the right to transfer their respective pro rata portion of the Par Health Common Stock at the same price and on the same terms as the Primary Seller, subject to certain requirements (the “Tag-Along Rights”). No shareholder exercising its tag-along rights will be required to agree to any restrictive covenants, other than customary confidentiality covenants.

Preemptive Rights

Under the amended and restated certificate of incorporation, for so long as Par Health Common Stock is not registered under the Exchange Act or except in connection with an initial public offering (if any), if Par Health or any of its subsidiaries issues any debt, equity or equity-linked securities (subject to certain exceptions and provided that in the case of debt such issuance is to a shareholder beneficially owning prior to the transaction 3% or more of the outstanding Par Health Common Stock), each shareholder that is an accredited investor and beneficially owns prior to the transaction 3% or more of the outstanding Par Health Common Stock, will have a right to purchase up to its pro rata share of such debt, equity or equity-linked securities, on the same terms and conditions based on such shareholder’s percentage ownership interest of Par Health Common Stock. In the event that any shareholder does not subscribe for its pro rata share of such equity or equity-linked securities, the other subscribing shareholders will be entitled to subscribe for such unsubscribed shares on a pro rata basis. The preemptive rights provision will include a customary ‘emergency’ exception, with a catch-up provision.

Information Rights

The amended and restated certificate of incorporation will include provisions that, for so long as Par Health Common Stock is not registered under the Exchange Act, Par Health will provide or make available to each shareholder, subject to execution of a customary confidentiality agreement, via an electronic dataroom or other electronic medium:

(i)            within 150 days after the end of the fiscal year ending on December 31, 2025, and within 120 days after the end of each fiscal year thereafter, audited consolidated financial statements and financial information as of the end of and for such year (including an income statement, balance sheet and statement of cash flows), accompanied by management’s discussion and analysis of Par Health’s performance;

(ii)           within 105 days after the end of the quarters ending on September 30, 2025, and March 31, 2026, and within 45 days after the end of the first three fiscal quarters of each fiscal year thereafter, unaudited consolidated financial statements and financial information as of the end of and for such quarter and year-to-date period (including an income statement, balance sheet, statement of cash flows);

(iii)          no later than February 15 of each calendar year, the final version of its budget setting forth commercially reasonable detailed line items and projections addressing expenses, revenue items, capital expenditures, reserves, leasing activity, operating performance, existing material projects and reserve management; and

(iv)            all information provided to Par Health’s lenders pursuant to the terms of the Credit Agreement, substantially simultaneously to its provision to the lenders, including by providing access to any quarterly earnings calls that may be held with such lenders.

Par Health will be required to hold a conference call no earlier than the business day following delivery of the information described in (i) and (ii) above with all shareholders who choose to attend such conference call to discuss and answer questions posed by shareholders with respect to the results of the previous fiscal quarter.

In addition, subject to execution of customary confidentiality agreements in form and substance reasonably acceptable to Par Health, Par Health will also make available all company information and reports made available to shareholders generally to prospective third party transferees of a selling shareholder.

Transfer Restrictions

The amended and restated certificate of incorporation of Par Health will provide that, for so long as the Par Health Common Stock is not registered under the Exchange Act, no shareholder will be permitted to sell, exchange, assign, pledge, encumber or otherwise transfer any of its Par Health Common Stock, whether in one transaction or a series of related transactions (by such shareholder and/or any other shareholder), without the consent of the Par Board, (i) to any person that is not a qualified institutional buyer (as defined in Rule 144A under the Securities Act), an institutional accredited investor (an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7), (8), (9), (12) and (13) under the Securities Act) or a director or officer of Par Health who is also an accredited investor (as defined in Rule 501(a) under the Securities Act), (ii) if, as a result of such transaction or series of related transactions, Par Health or any of its subsidiaries would be subject to reporting obligations under any applicable securities laws, (iii) to a direct or indirect competitor of Par Health identified by the Board in good faith from time to time (a “Competitor”), or to any of such Competitor’s affiliates (but not including financial sponsors that do not hold a majority of the equity of such Competitor or other portfolio companies of such sponsors), or (iv) other than in accordance with the Tag-Along Rights (as described above) to the extent applicable.

Certain Anti-Takeover Provisions of Par Health’s Amended and Restated Certificate of Incorporation, Par Health’s Amended and Restated Bylaws and Delaware Law

Authorized but Unissued Shares of Capital Stock

The authorized but unissued shares of common stock and preferred stock of Par Health will be available for future issuance without shareholder approval, subject to the applicable provisions of the DGCL.

These additional shares may be used for a variety of corporate purposes, including future public offerings to raise capital, corporate acquisitions and employee benefit plans.

One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Par Health by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Par Health management and possibly deprive Par Health shareholders of opportunities to sell their shares of common stock at a price higher than the prevailing market price.

No Cumulative Voting

Under the DGCL, shareholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The amended and restated certificate of incorporation will not provide for cumulative voting.

Shareholder Action and Special Meetings of Shareholders

Par Health’s amended and restated certificate of incorporation will provide that special meetings of Par Health shareholders may be called by (i) the Board, (ii) the Chair of the Board or (iii) the Secretary of Par Health at the written request of stockholders of record who own capital stock representing at least 15% of the voting stock of Par Health and who continue to meet such threshold at all times between the record date set by the Board to determine the stockholders of record who are entitled to deliver a special meeting request and the date of the applicable meeting of stockholders. No shareholder may submit a special meeting request unless a stockholder of record has first submitted to the Secretary a written request that the Board fix a record date to determine the stockholders of record who are entitled to deliver a special meeting request.

The amended and restated certificate of incorporation will provide that holders of Par Health Common Stock may take any action that may be taken without a meeting by written consent, subject to customary procedures. No written consent will be effective to take the action referred to therein, unless written consents signed by a sufficient number of shareholders required to take such action are delivered to and received by Par Health, in accordance with the amended and restated certificate of incorporation. Any stockholder of Par Health Common Stock of record seeking to have the shareholders act by written consent, and representing at least 15% of the voting stock of Par Health, will be required to request the Board to fix a record date, following the procedures set forth in the amended and restated certificate of incorporation, provided that this requirement will not apply to actions by Designating Holders relating to the election or removal of Designated Directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The amended and restated bylaws will establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors at Par Health’s annual meeting of shareholders and will also specify certain procedural requirements regarding the form, content and timing of such notice. Such notice must be in proper written form and must set forth certain information, as will be required under Par Health’s amended and restated bylaws, related to the shareholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the Board. Par Health shareholders may make nominations of individuals for election to any directorship upon which they have voting power, subject to advance notice bylaws, provided that Designating Holders will not have the right to make nominations of directors other than the Designated Directors.

Proxy Access

The amended and restated bylaws of Par Health will provide the shareholders of Par Health with customary proxy access rights. A shareholder, or a group of up to 20 shareholders, continuously owning for three years (or, in the case of any election of directors occurring less than three years after the Spin-off, continuing owning since the Spin-off) at least three percent of the outstanding Par Health Common Stock will be allowed to nominate and include in Par Health’s proxy materials up to the greater of two directors and 20% of the number of directors currently serving, if the shareholder(s) and nominee(s) satisfy the bylaw requirements. The notice must contain the information as will be required by Par Health’s amended and restated bylaws. Designating Holders will not, however, have such proxy access rights with respect to the Designated Directors, as such Designated Directors will be elected solely by such Designating Holders as described herein.

Amendment of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

The DGCL provides generally that the affirmative vote of a majority of the voting power of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation requires a greater percentage. Par Health’s amended and restated certificate of incorporation will provide that the amended and restated certificate of incorporation may only be amended, altered, rescinded or repealed with the approval of the Board and the approval of the holders of a majority of the then outstanding shares of Par Health capital stock entitled to vote thereon, voting together as a single class, subject to the exceptions below.

Par Health’s amended and restated bylaws may be amended, altered, rescinded or repealed by the Board or by shareholders. Any amendment, alteration, rescission or repeal of Par Health’s amended and restated bylaws by the Board will require the affirmative vote of a majority of all directors present at a meeting at which a quorum is present. Any amendment, alteration, rescission or repeal of Par Health’s amended and restated bylaws by Par Health shareholders will require the affirmative vote of holders of at least a majority of voting power of all the then outstanding shares of Par Health capital stock entitled to vote thereon, voting together as a single class.

Notwithstanding the above, the amended and restated certificate of incorporation will provide that, for so long as the Par Health Common Stock is not registered under the Exchange Act, the provisions of the amended and restated certificate of incorporation and the amended and restated bylaws with respect to the Board of Directors (including the voting power of shareholders with respect to the Board of Directors), shareholder meetings and notice thereof, preemptive rights, drag-along rights, information rights and transfer restrictions, may be amended, altered, rescinded or repealed only upon the approval of the Board and the affirmative vote of the holders of at least 80% of the voting power of the shares of Par Health Common Stock voting at a meeting of Par Health shareholders where a quorum of at least 66 2/3% shares of Par Health Common Stock entitled to vote are present.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, Par Health shareholders will have appraisal rights in connection with a merger, consolidation, conversion, transfer, domestication or continuance, in which Par Health is a constituent entity. Pursuant to the DGCL, shareholders who properly demand and perfect appraisal rights in connection with such a transaction, and do not thereafter lose their rights to appraisal under the DGCL or properly withdraw their appraisal demand, will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Shareholders’ Derivative Actions

Under the DGCL, any Par Health shareholders may seek to bring an action in Par Health’s name to procure a judgment in Par Health’s favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of Par Health Common Stock at the time of the transaction to which the action relates or such shareholder’s stock thereafter devolved by operation of law. To bring such an action, the shareholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive Forum

The amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on behalf of Par Health, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Par Health’s current or former directors, officers, employees or shareholders to Par Health or its shareholders, (iii) any action asserting a claim arising pursuant to any provision of Par Health’s amended and restated certificate of incorporation, amended and restated bylaws or the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware and (iv) any other action asserting a claim against Par Health that is governed by the internal affairs doctrine, in each case, may be brought only in specified courts in the State of Delaware. As described below, this provision will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act (to the extent applicable), or any other claim for which there is exclusive federal or concurrent federal and state jurisdiction.

The amended and restated certificate of incorporation also will provide that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act or the Exchange Act. However, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought pursuant to the Securities Act or the rules and regulations thereunder. To the extent the exclusive forum provision restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. Par Health’s amended and restated certificate of incorporation will also provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of Par Health capital stock will be deemed to have notice of and to have consented to the foregoing provisions; provided, however, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This provision does not apply to claims brought under the Exchange Act (to the extent applicable).

The forum selection clause in the amended and restated certificate of incorporation may impose additional litigation costs on shareholders in pursuing any such claims, particularly if the shareholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in Par Health’s amended and restated certificate of incorporation may limit Par Health shareholders’ ability to bring a claim in a forum that they find favorable for disputes with Par Health or its directors, officers, employees or shareholders, which may be costlier and may discourage such lawsuits against Par Health and its directors, officers, employees and shareholders even though an action, if successful, might benefit Par Health shareholders, although such shareholders will not be deemed to have waived Par Health’s compliance with federal securities laws and the rules and regulations thereunder. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to Par Health and Par Health shareholders.

Limitation of Liability and Indemnification of Directors and Officers

The amended and restated certificate of incorporation will include provisions that limit the personal liability of Par Health directors and officers, to the fullest extent permitted by the DGCL, for monetary damages for breach of their fiduciary duties as directors or officers. Such limitation will not apply to (i) any breach of a director or officer’s duty of loyalty to Par Health or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director for any unlawful payment of a dividend or unlawful stock repurchase or redemption, pursuant to Section 174 of the DGCL, (iv) any transaction from which such director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal.

The amended and restated bylaws will provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of Par Health, or, while a director or officer of Par Health, at the request of Par Health, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, liabilities and other losses reasonably incurred in connection with the defense or settlement of such action, suit or proceeding. In addition, Par Health intends to enter into indemnification agreements with each of the Par Health directors pursuant to which Par Health will agree to indemnify each such director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Corporate Opportunities and Indemnification

The amended and restated certificate of incorporation will renounce, to the fullest extent permitted by law, any interest or expectancy in any business opportunity that may be presented to a director or shareholder, such that a director or shareholder of Par Health may pursue such business opportunities, other than business opportunities presented to such directors or shareholders that are also employees, consultants or officers of Par Health or any of its subsidiaries.

Policies and Procedures for Approval of Related Persons Transactions

The Par Health amended and restated certificate of incorporation will provide that, for so long as the Par Health Common Stock is not registered under the Exchange Act, any transactions with any related party of Par Health or its subsidiaries will be on an arm’s length basis and must be approved by a majority of the disinterested directors of the Board. For purposes of the foregoing, a “related party” will mean (1) any affiliate of Par Health or (2) any other person if such other person, together with its affiliates, beneficially owns more than 5% of the then-outstanding Par Health Common Stock. Any transition services or related agreements or arrangements between Par Health and Mallinckrodt, or any ordinary course compensation arrangements with officers of Par Health, will not be subject to the foregoing.

The amended and restated certificate of incorporation will establish an initial equity pool consisting of 10% of Par Health Common Stock on a fully diluted basis at the time of the Spin-off (in addition to the shares of Par Health Common Stock underlying the outstanding RSUs of legacy Endo and Mallinckrodt executives whose employment is being transferred to Par Health). Such equity pool and the shares underlying such assumed RSUs are separate from and incremental to the right to receive 39,421,398 shares of Par Health Common Stock (being 100% of the outstanding shares of Par Health Common Stock as of the Redemption Date) being allocated in the Redemption. For so long as the Par Health Common Stock is not registered under the Exchange Act, any increase to such initial pool will require the approval of Par Health shareholders holding at least a majority of the then-outstanding shares of Par Health Common Stock. In addition, the Par Health amended and restated certificate of incorporation will provide that, for so long as the Par Health Common Stock is not registered under the Exchange Act, compensation arrangements for directors, or any material amendments or other modification thereto, shall require the approval of shareholders holding at least a majority of the then-outstanding Par Health Common Stock, other than the initial annual cash compensation for each director, which will be determined at the time of the Spin-off.

We expect the Board to adopt a written related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. All of the transactions described in the section of this Information Statement entitled “Certain Relationships and Related Party-Transactions.” occurred prior to the adoption of this policy.

Listing

The Par Health Common Stock will not be listed on any U.S. national securities exchange upon completion of the Spin-off. Par Health Common Stock will not be registered pursuant to Sections 12(b) or 12(g) or subject to reporting under Section 15(d) of the Exchange Act and Par Health Common Stock will not be subject to reporting with the SEC upon completion of the Spin-off.

Transfer Agent and Registrar

After the Redemption, it is expected that the transfer agent and registrar for Par Health common stock will be Computershare Trust Company, N.A.

ANNEXES

A-1

ANNEX 1

CERTIFICATION FORM

Annex 1-2

Mallinckrodt Pharmaceuticals

Computershare

000001

C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

www.ComputershareCAS.com/Mallinckrodt
Account Code: 1234567890
Control Code: 1234567890

SAMPLE

Step 1. Certification: This paper Certification Fo[illegible] may be [illegible]mpleted only b[illegible] registered holder of the Preferred Shares indicated above as of 5:30 PM (Eastern Time in the United States) on [illegible]ctober 2[illegible] 2025, the [illegible] for the Intended Redemption. Please check all boxes that apply to you to certify your status as a "Qualified Shareholder" [illegible] a "N[illegible]ualifie[illegible] Shareholder" for purposes of the Intended Redemption. Please refer to the Information Statement for additional details.

TO COMPLETE CERTIFICATION

To complete your Certification Form, you mu[illegible] submit your [illegible]ion Form in the f[illegible]ing way:

Option 1) Mail (Registered Holders Only) – Complete t[illegible] instructio[illegible]gn and retu[illegible]s Certification Form by FedEx, DHL or overnight mail to the address indicated below.

Option 2) Internet – Visit the Web Platform at www.ComputershareCAS.com/Mallinckrodt a[illegible]ow the instructions on the site.

Account Code: 1234567890 Co[illegible] Code: 1234567890

Qualified vs Non-Qualified Certificati[illegible]

☐ Qualified Institutional Buyer as defined in R[illegible] 144A under the Securities Act of 1933, as amended (the "Sec[illegible]ities Act").

1 2 3 4 5 6 7 8 9 0 1 2 3 4 E X O T F C O Y C C L S

0476MH

+ + . 0476MH EXOTF Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 Within USA, US territories & Canada 800 546 5141 Outside USA, US territories & Canada 781 575 2765 www.computershare.com Qualified vs Non-Qualified Certification I certify that I am a Qualified Shareholder, because I am a: Qualified Institutional Buyer as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(1) under the Securities Act). TO COMPLETE CERTIFICATION To complete your Certification Form, you must submit your Certification Form in the following way: Option 1) Mail (Registered Holders Only) – Complete the instructions, sign and return this Certification Form by FedEx, DHL or overnight mail to the address indicated below. Option 2) Internet – Visit the Web Platform at www.ComputershareCAS.com/Mallinckrodt and follow the instructions on the site. Step 1. Certification: This paper Certification Form may be completed only by the registered holder of the Preferred Shares indicated above as of 5:30 PM (Eastern Time in the United States) on October 27, 2025, the record date for the Intended Redemption. Please check all boxes that apply to you to certify your status as a “Qualified Shareholder” or a “Non-Qualified Shareholder” for purposes of the Intended Redemption. Please refer to the Information Statement for additional details. www.ComputershareCAS.com/Mallinckrodt Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(2) under the Securities Act). 12345678901234 COYC CLS MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000001 MMMMMMM C 1234567890 JNT MMMMMMMMMMMMMMMMMMMMMALGPHJFOGKANHAPMPBOKDDLLLLDLLL9800MMMMMMMMMMMMMMMMMMMMM MMMMMMM TOTAL SHARES 12345678901234 Tax ID certification on file: <Certified Y/N> Account Code: 1234567890 Control Code: 1234567890 Account Code: 1234567890 Control Code: 1234567890 SAMPLE

Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above. By signing this form, you represent and warrant that the information contained herein is accurate and complete and that Mallinckrodt and Par Health may rely on the information set forth in this form for purposes of complying with applicable securities laws and may present this form to such parties as it reasonably deems appropriate if called upon to establish its compliance with such securities laws. Signature of Owner Signature of Co-Owner (if more than one registered holder listed) Date (mm/dd/yyyy) + + I certify that I am a Non-Qualified Shareholder (i.e., I am not a Qualified Institutional Buyer, an Institutional Accredited Investor, or a director or officer of Par Health or Mallinckrodt as of the Intended Redemption who is also an accredited investor, in each case, as described above). Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(3) under the Securities Act). Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(7) under the Securities Act). Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(8) under the Securities Act). Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(9) under the Securities Act). Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(12) under the Securities Act). Institutional Accredited Investor (an accredited investor as defined in Rule 501(a)(13) under the Securities Act). Director or Officer of Par Health or Mallinckrodt as of the Intended Redemption and also an accredited investor as defined in Rule 501(a) under the Securities Act. SAMPLE

. + + Additional Instructions Send the completed Certification Form to Computershare by FedEx, DHL or overnight mail. By Mail: By Overnight Delivery: For Assistance Please Call: Computershare Trust Company, N.A. Computershare Trust Company, N.A. Information Agent PO Box 43014 150 Royall Street, Suite V COY: MKDT Georgeson Providence, RI 02940-3014 Canton, MA 02021 1-866-585-7241 Shareholder Liaison Innisfree 1-888-750-9498 Tax Forms and Backup Withholding: If your taxpayer identification number (“TIN”) is not certified in our records, we have enclosed a Form W-9. If the payee is a “U.S. person” (as defined in the instructions to Form W-9), follow the instructions on the enclosed Form W-9 for completing and signing the form. If the payee is not a U.S. person and the form W-8BEN applies to your situation, follow the instructions on the enclosed Form W-8BEN for completing and signing such form. If a different form applies to your situation within the IRS suite of W-8 forms, refer to the IRS website for instructions on completing and signing such applicable form. MMMMMMMMMMMMMMMMMMMMMALGPHJFOGKANHAPMPBOKDDLLLLDLLL9800 MMMMMMMMMMMMMMMMMMMMM SAMPLE

ANNEX 2

NOTICE OF INTENTION TO REDEEM

Annex 2-1

MALLINCKRODT PLC

(in the process of changing its name to Keenova Therapeutics plc)

(the “Company”)

College Business & Technology Park
Cruiserath,

Blanchardstown,
Dublin 15,

Ireland

NOTICE OF INTENTION TO REDEEM 2025 PREFERRED SHARES OF THE COMPANY

To: The Holders of the 2025 Preferred Shares (as defined below) as at the Record Date (as defined below)

Date: October 24, 2025

Dear Holders,

1.	We refer to the 2025 Preferred Shares of the Company of USD$0.001 each issued on or around October 10, 2025 (the “2025 Preferred Shares”), governed by the terms adopted pursuant to the resolutions of the board of directors of the Company on September 10, 2025 (the “Terms”), as filed with the Companies Registration Office of Ireland, a copy of which is available on the Company’s investor relations website at https://ir.mallinckrodt.com/financial-information/sec-filings.

2.	This notice constitutes a Notice of Intention to Redeem within the meaning of the Terms, and this notice shall be construed in accordance with the Terms, including the expressions defined therein, unless otherwise defined herein or in Appendix 1 hereto.

3.	The Company hereby gives notice of its intention to redeem, by way of share redemption pursuant to the provisions of Section 105 of the Companies Act 2014 and pursuant to Article 3(d) of the Company’s articles of association, the entire issued 2025 Preferred Share capital of the Company, comprising 1,796,196,578,472 2025 Preferred Shares (the “Intended Redemption”) on the proposed terms set out in this Notice of Intention to Redeem, including as follows:

3.1	Shares to be Redeemed: The Intended Redemption is intended to be for the entire issued share capital of 2025 Preferred Shares, comprising 1,796,196,578,472 2025 Preferred Shares;

3.2	Record Date: The “Record Date” for determining holders of 2025 Preferred Shares entitled to receive the Redemption Consideration shall be 5.30 pm (United States Eastern Standard Time) on October 27, 2025 (such date being the Redemption Record Date within the meaning of the Terms);

3.3	Redemption Date: The proposed date of the consummation of the Intended Redemption shall be November 10, 2025 or such other date as determined by the board of directors of the Company in its sole and absolute discretion and either (a) included in the Redemption Notice or (b) where the time specified in (a) would result in an Effective Time less than 12 hours after the time of issuance of the Redemption Notice, included in a notice notified on the website of the Company not less than 12 hours prior to the Effective Time (the “Redemption Date”) (such date being the Redemption Closing Date within the meaning of the Terms);

3.4	Effective Time: The “Effective Time” of the Intended Redemption shall be 5.30pm on the Redemption Date (United States Eastern Standard Time) or such other time on the Redemption Date as is approved by the Board;

3.5	Redemption: At the Effective Time, the Company intends to redeem the 2025 Preferred Shares, free and clear of all liens, claims, charges, mortgages, pledges, options, licenses, sublicenses, security interests, restrictions or other encumbrances of any kind, upon which the 2025 Preferred Shares shall automatically be cancelled and no longer outstanding;

3.6	Redemption Consideration: In consideration of the Intended Redemption of the 2025 Preferred Shares, the Company intends that each Record Holder shall receive the Redemption Consideration at the Effective Time. The Company intends that the “Redemption Consideration” shall be the right to receive (i) the Base Proceeds, plus (ii) the Excess Proceeds (if any), in each case, subject to compliance with, and satisfaction of, the Certification Procedures and the Redemption Notice (being the Redemption Consideration within the meaning of the Terms);

3.7	Compliance with Certification Procedures: Whether or not the Certification Procedures have been complied with and satisfied, whether in a specified case or as a general principle, shall be determined in the sole and absolute discretion of the Company. Where the Company or the Redemption Agent is not satisfied for any reason as to the completeness, accuracy or veracity of a Certification Form or that a completed Certification Form has not accurately, sufficiently or fully served to verify the status of the applicable Record Holder or Street Name Holder, such as to determine whether or not the Record Holder is a Qualified Shareholder or a Non-Qualified Shareholder (as the case may be), or where the Company or the Redemption Agent is not (in its absolute discretion) satisfied as to the completeness, accuracy or veracity of any certification, representation, warranty or statement made in a Certification Form (including in respect of whether or not any relevant person is a qualified institutional buyer (a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act), an institutional accredited investor (an “accredited investor” as defined in clauses (1), (2), (3), (7), (8), (9), (12) and (13) of Rule 501(a) under the Securities Act) or a director or officer of the Company or SpinCo who is also an accredited investor (as defined in Rule 501(a) under the Securities Act)), the Certification Form may (i) be rejected or queried by the Company or the Redemption Agent, and the Certification Procedures shall not be deemed to have been satisfied in respect of such Certification Form or (ii) be modified by the Company or the Redemption Agent (in its absolute discretion);

3.8	Amendment of Certification Procedures: The Company may amend the Certification Procedures at any time, including after the Effective Time, but no such amendment shall affect the validity of any allocation of SpinCo Shares or cash payments prior to such amendment to Qualified Shareholders or Non-Qualified Shareholders satisfying the Certification Procedures at the time of allocation;

3.9	Compliance with Certification Procedures prior to the Pre-Redemption Notification Deadline: To receive the aggregate Base Proceeds to which they are entitled pursuant to the Intended Redemption at or promptly following the Effective Time, Qualified Shareholders and Non-Qualified Shareholders (and, as applicable, Record Holders that are brokers, banks or similar organizations receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder) must have complied with and satisfied the applicable Certification Procedures no later than 5.30pm (United States Eastern Standard Time ) on the business day (by reference to business days in the United States) before the Redemption Date (the “Pre-Redemption Notification Deadline”);

3.10	Escrow: Any SpinCo Shares not allocated to Qualified Shareholders at the Effective Time (and not otherwise allocated previously pursuant to an Interim Excess Determination (as defined below)) shall be delivered to the Escrow Account;

3.11	Compliance with Certification Procedures during the Escrow Period: During the Escrow Period, Qualified Shareholders and Non-Qualified Shareholders that did not comply with the applicable Certification Procedures by the Pre-Redemption Notification Deadline shall be entitled to receive the aggregate Base Proceeds to which they are entitled upon compliance with and satisfaction of the applicable Certification Procedures (including, where applicable, the satisfaction of the applicable Certification Procedures by any Record Holder that is a broker, bank or similar organization receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder). The Redemption Agent shall promptly make allocations from the Escrow Account or cash payments (as applicable) to such Qualified Shareholders and Non-Qualified Shareholders that have complied with and satisfied the applicable Certification Procedures during the Escrow Period (or that returned a Certification Form after the Pre-Redemption Notification Deadline and prior to the Effective Time) (and, in each case, where an applicable Record Holder that is a broker, bank or similar organization receiving Base Proceeds for the benefit of a Qualified Shareholder or Non-Qualified Shareholder has complied with and satisfied the applicable Certification Procedures);

3.12	Expiry Date: The “Expiry Date” shall be 11:59 p.m., United States Eastern Standard Time on the twelve month anniversary of the Redemption Date, being the Expiry Date within the meaning of the Terms. Promptly following the Expiry Date:

(a)	the Redemption Agent shall allocate any Excess SpinCo Shares remaining in the Escrow Account among the Qualified Shareholders as of immediately prior to the Expiry Date in accordance with their entitlement to Excess Proceeds to the extent not previously so allocated (including pursuant to any Interim Excess Determination) (the “Final Stock Allocation”); and

(b)	the Redemption Agent shall promptly make the cash payment to all Non-Qualified Shareholders as of immediately prior to the Expiry Date in accordance with their entitlement to Excess Proceeds to the extent not previously so paid (including pursuant to any Interim Excess Determination);

3.13	Lapse: The right to receive Base Proceeds and/or Excess Proceeds, or any other consideration, shall irrevocably expire and lapse in the case of Record Holders (and/or any Street Name Holders identified by such Record Holders) that have not complied with or satisfied the applicable Certification Procedures prior to the Expiry Date, and any such right to receive Base Proceeds and/or Excess Proceeds, or any other consideration, will irrevocably be forfeited at such time, and such expiry, lapse and forfeiture shall not affect the validity of the Intended Redemption or result in the Redemption Consideration not constituting good and valuable consideration for the Intended Redemption of the 2025 Preferred Shares of such persons, and neither the Company nor SpinCo, nor any of their respective affiliates or Representatives, shall have any liability with respect thereto;

3.14	Interim Excess Determination: At any time following the Pre-Redemption Notification Deadline (including prior to the Effective Time) but prior to the Expiry Date, the Company may make a determination (by reference to the Qualified Shareholders and Non-Qualified Shareholders (and, where applicable, Record Holders that are brokers, banks or similar organizations receiving Interim Excess Proceeds for the benefit of Qualified Shareholders or Non-Qualified Shareholders) that have complied with and satisfied the Certification Procedures prior to the time of such determination) that a specified amount of Excess Proceeds has been established with certainty that will be due as part (or full) discharge of the entitlements pursuant to the Excess Proceeds, notwithstanding that the Escrow Period has not expired, and in such circumstances the Company may direct an interim discharge of part or all (as the case may be) of the Excess Proceeds in the amount specified in its determination (the “Interim Excess Proceeds” and the “Interim Excess Determination”, respectively) and where such a determination is made, paragraph 3.12 shall apply to the allocation and payment of the Interim Excess Proceeds as if references in that paragraph to Excess Proceeds were to Interim Excess Proceeds and as if the time for allocation or payment is the time as set out in the Interim Excess Determination or as otherwise agreed by the Company and the Redemption Agent. The decision as to whether to issue any (or no) Interim Excess Determinations shall be at the sole and absolute discretion of the Company. The Company may elect to issue more than one Interim Excess Determination. The Company may issue an Interim Excess Determination to coincide with the allocation of the relevant Interim Excess Proceeds at the Effective Time (by reference to the Qualified Shareholders and Non-Qualified Shareholders (and, where applicable, Record Holders that are brokers, banks or similar organizations receiving Interim Excess Proceeds for the benefit of Qualified Shareholders or Non-Qualified Shareholders) that have complied with and satisfied the Certification Procedures prior to the Pre-Redemption Notification Deadline), in which case such Interim Excess Proceeds shall be allocated and/or paid to the relevant Qualified Shareholders and Non-Qualified Shareholders at the same time as the Base Proceeds are allocated and/or paid at the Effective Time. For the avoidance of doubt, any allocation or payment of Interim Excess Proceeds constitutes a discharge of the obligations to allocate/pay Excess Proceeds to the extent of the Interim Excess Proceeds so allocated or paid, and no amount shall be double counted in any entitlement to Excess Proceeds where discharged in whole or in part by Interim Excess Proceeds;

3.15	Fractional Shares: Notwithstanding anything to the contrary herein, no fractional SpinCo Shares will be allocated or credited to book-entry accounts in connection with the Intended Redemption, nor will any cash payments be made in lieu of any such fractional share interests, and any such fractional share interests to which a Qualified Shareholder would otherwise be entitled shall not entitle such Record Holder to vote or to any other rights as a stockholder of SpinCo. If there are Excess SpinCo Shares in the Escrow Account representing fractional interests that cannot be allocated after the expiration of the Escrow Period pursuant to the Final Stock Allocation, then SpinCo shall take such action as it deems necessary to cancel such Excess SpinCo Shares;

3.16	No Assignment: The Redemption Consideration is not assignable, and no Record Holder may assign its rights to the Redemption Consideration without the express prior written consent of the Company or as expressly permitted pursuant to the Certification Procedures.

4.	For the avoidance of doubt, the Redemption Consideration comprises the right as set out in paragraph 3.6 above (as distinct from the receipt of the Base Proceeds or the Excess Proceeds themselves), which is subject in all respects to compliance with, and satisfaction of, the Certification Procedures and the Redemption Notice, and accrues and is paid and discharged in full for all purposes at the Effective Time (irrespective of when or if the Base Proceeds and/or Excess Proceeds are allocated or paid to the relevant recipient thereof), and shall constitute good and valuable consideration for the Intended Redemption at the Effective Time (and the sole entitlement to consideration in respect of the Intended Redemption) irrespective of whether or not the Certification Procedures are complied with and satisfied by the relevant recipient thereof, or the time that such Certification Procedures are complied with and satisfied (including if complied with and satisfied after the Pre-Redemption Notification Deadline or after the Effective Time), and any subsequent lapse or expiry of such right, due to non-compliance with, or non-satisfaction of, the Certification Procedures in the time required or otherwise, shall not in any way affect the effectiveness of the Intended Redemption at the Effective Time or the position of such right as good and valuable consideration for the Intended Redemption irrespective of whether or not the right comprised by the Redemption Consideration results in the person entitled to such right receiving Base Proceeds or Excess Proceeds.

5.	The Company may, at any time and from time to time until the consummation of the Intended Redemption, modify or change the terms of the Intended Redemption in accordance with the Company’s articles of association, the 2025 Preferred Shares Terms and the Companies Act 2014, including by accelerating or delaying the timing of the consummation of all or part of the Intended Redemption or by amending the Redemption Consideration.

6.	The Company is not obligated to proceed with the Intended Redemption and the board of directors of the Company may abandon the Intended Redemption at any time prior to the Redemption Date. If the Company is to proceed with the Intended Redemption on the Redemption Date, a notice of redemption (being a Redemption Notice within the meaning of the Terms) will be sent to all holders of 2025 Preferred Shares effecting the Intended Redemption (a “Redemption Notice”, being a Redemption Notice within the meaning of the Terms). The Intended Redemption is conditional on the issuance of the Redemption Notice and is subject always to the terms of such Redemption Notice. This Notice of Intention to Redeem is not a Redemption Notice.

7.	For the avoidance of doubt, (i) the Company shall have no liability to any person for the value of SpinCo differing in any respect from the SpinCo Value (or the Valuation Advice), whether at any time before, on or subsequent to the SpinCo Value (or Valuation Advice) being established, and (ii) any entitlements to cash payments of Non-Qualified Shareholders shall not be subject to adjustment or fluctuation by reason of the value of SpinCo at any time (whether before, on or subsequent to the SpinCo Value (or the Valuation Advice) being established) being greater or lesser than the SpinCo Value (or the Valuation Advice), and neither the Company or SpinCo, nor any of their respective affiliates or Representatives, shall have any liability for any such difference, adjustment or fluctuation.

8.	Notwithstanding anything herein to the contrary, the Company, the Redemption Agent and any other applicable withholding agent shall be entitled to deduct and withhold with respect to any consideration payable pursuant to the Intended Redemption such amounts as it is required to deduct or withhold with respect to the making of such payment under any applicable tax Law. To the extent that any amounts are so deducted or withheld, such amounts shall be treated for all purposes of the Intended Redemption as having been paid to the Person in respect of which such deduction or withholding was made.

9.	This letter shall be governed by and construed in accordance with the laws of Ireland, with any disputes being subject to the exclusive jurisdiction of the courts of Ireland.

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APPENDIX 1

Definitions

Term	Meaning
Base Proceeds	(i) in the case of Qualified Shareholders, the number of SpinCo Shares equal to the number of 2025 Preferred Shares held of record or beneficially, as applicable, by the relevant Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Stock Amount, rounded down to the nearest whole number; and

(ii) in the case of Non-Qualified Shareholders, a cash amount equal to the number of 2025 Preferred Shares held of record or beneficially, as applicable, by the relevant Non-Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Cash Amount
Certification Form	the certification form to be made available by the Redemption Agent (as may be amended from time to time), that requires each Record Holder (and/or Street Name Holder, where applicable) to certify, among other things, whether such Person is a Qualified Shareholder or a Non-Qualified Shareholder as of the Record Date (provided that any such certification may be executed in paper or by electronic format (as may be determined by the Company), including through a website, by PDF and/or using electronic signatures)
Certification Procedures

(a) the return by a Qualified Shareholder or a Non-Qualified Shareholder (and by a Record Holder that is a bank, broker or similar organization in the case of sub-paragraph (ii)), and the receipt thereof by the Company, of:

(i) a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto (provided that any such certification may be executed in paper or by electronic format (as may be determined by the Company), including through a website, by PDF and/or using electronic signatures),

(ii) a validly executed appropriate IRS Form W-8 or IRS Form W-9, as applicable, and any other documentation and attachments as may be required to establish that any payment made to such Qualified Shareholder or Non-Qualified Shareholder (and any Record Holder that is a bank, broker or similar organization receiving such payment for the benefit of such Qualified Shareholder or Non-Qualified Shareholder, if applicable) is not subject to U.S. backup withholding tax, and

(iii) such other documents or confirmations as may be reasonably required by the Redemption Agent or the Company to facilitate the allotment or payment of the Redemption Consideration, in each case, prior to the Expiry Date;

(b) the procedures of the Redemption Agent as approved by the Company from time to time relating to the verification of the satisfaction of the requirements described in sub-paragraph (a) and the authenticity or veracity of a Certification Form or its contents; and

(c) such other procedures as may be approved by the Company from time to time for the purposes of facilitating or securing compliance with applicable Law in connection with the Intended Redemption
Company Register of Members	the relevant statutory register of members of the Company under applicable Laws, denoting the registered shareholders of the Company
Company Shares	the Ordinary Shares and the 2025 Preferred Shares, together
Escrow Account	the escrow account established by the Company with the Redemption Agent to receive any SpinCo Shares that have not been allocated to Qualified Shareholders at the Effective Time and any such replacement account as may be approved by the Company for such purposes from time to time
Escrow Period	the period of time beginning immediately after the Effective Time and ending on the Expiry Date
Excess Proceeds	(i) in the case of Qualified Shareholders, the number of SpinCo Shares equal to the number of 2025 Preferred Shares held of record or beneficially, as applicable, by the relevant Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Excess Stock Amount, rounded down to the nearest whole number; and

(ii) in the case of Non-Qualified Shareholders, a cash amount equal to the number of 2025 Preferred Shares held of record or beneficially, as applicable, by the relevant Non-Qualified Shareholder as of the Record Date and certified on the Certification Form multiplied by the Per Share Excess Cash Amount
Excess SpinCo Shares	the SpinCo Shares not allocated to Qualified Shareholders prior to the Expiry Date, being the SpinCo Shares that (a) would otherwise have been allocated to Non-Qualified Shareholders had they been Qualified Shareholders; or (b) would otherwise have been allocated to other Record Holders that have not satisfied the applicable Certification Procedures as Qualified Shareholders prior to the Expiry Date
Governmental Authority	any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof
Information Statement	the information statement (including a copy of the Certification Form and this Notice of Intention to Redeem) to be made available to the holders of the Ordinary Shares and 2025 Preferred Shares in connection with the Intended Redemption, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K of the Company, as such information statement may be amended or supplemented from time to time prior to the Effective Time

Law	any national, supranational, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any income tax treaty), license, Permit, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued or entered by a Governmental Authority
Non-Qualified Shareholder	a Record Holder or Street Name Holder as of the Record Date that has complied with the Certification Procedures and that has returned a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto, certifying (among other things) that such Record Holder or Street Name Holder (as the case may be) is not a Qualified Shareholder
Ordinary Shares	the ordinary shares, nominal value $0.01 per share, of the Company
Per Share Cash Amount	an amount in cash that the board of directors of the Company determines is equal to the value of the Per Share Stock Amount as of the Redemption Date, being the SpinCo Value divided by the total number of 2025 Preferred Shares at the Record Date
Per Share Excess Cash Amount	an amount in cash that the board of directors of the Company determines is equal to the value of the Per Share Excess Stock Amount as of the Redemption Date, being (a) (i) the SpinCo Value divided by (ii) the total number of 2025 Preferred Shares on the Record Date held by Qualified Shareholders that have satisfied the applicable Certification Procedures prior to the Expiry Date less (b) the Per Share Cash Amount
Per Share Excess Stock Amount	the number (“A”) of shares of SpinCo Shares derived from the following formula:

A = B/C

where:

“B” is the total number of Excess SpinCo Shares;

“C” is the total number of 2025 Preferred Shares on the Record Date held by Qualified Shareholders that have satisfied the applicable Certification Procedures prior to the Expiry Date
Per Share Stock Amount	0.0000219471513 shares of a SpinCo Share
Permit	permits, approvals, authorizations, consents, licenses or certificates issued by any Governmental Authority
Person	an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority
Qualified Shareholder	a Record Holder or Street Name Holder as of the Record Date that has complied with the Certification Procedures and that has returned a Certification Form, duly, truthfully and accurately completed and validly executed in accordance with the instructions thereto, certifying (among other things) that such Record Holder or Street Name Holder (as the case may be) is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “Qualified Institutional Buyer”), an institutional accredited investor (an “accredited investor” as defined in clauses (1), (2), (3), (7), (8), (9), (12) and (13) of Rule 501(a) under the Securities Act) or director or officer of the Company or SpinCo as of the Intended Redemption who is also an accredited investor (as defined in Rule 501(a) under the Securities Act)

Record Holders	holders of record of 2025 Preferred Shares as of the Record Date, as reflected in the Company Register of Members
Redemption Agent	Computershare Trust Company, N.A., or such other trust company or bank duly appointed by the Company to act as distribution agent, transfer agent and/or registrar for the SpinCo Shares in connection with the Intended Redemption
Representatives	with respect to any Person, any of such Person’s directors, officers, employees, agents, consultants, advisors, accountants, attorneys or other representatives
Securities Act	Securities Act of 1933, as amended
SpinCo	Par Health, Inc., a Delaware corporation
SpinCo Shares	the shares of common stock, par value $0.01 per share, of SpinCo
SpinCo Value	the value ascribed by the board of directors of the Company to SpinCo prior to the Effective Time for the purposes of determining the Per Share Cash Amount and the Per Share Excess Cash Amount (if any) to which Non-Qualified Shareholders are entitled pursuant to the Intended Redemption
Street Name Holder	a Person identified by a Record Holder (which Record Holder is a broker, bank or similar organization) as the beneficial holder of 2025 Preferred Shares held by such Record Holder in such capacity on the Record Date
Valuation Advice	any third-party valuation analysis that may be received with respect to SpinCo

Yours faithfully

Signed by: Mark Tyndall
For and on behalf of
Mallinckrodt plc